AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of April 9, 2014 (this “Amendment”), of that certain Credit Agreement referenced below is by and among EURONET WORLDWIDE, INC., a Delaware corporation (“EWI”), certain Subsidiaries and Affiliates of EWI identified herein, as Borrowers and Guarantors, the undersigned Lenders, Bank of America, N.A., as Administrative Agent (in such capacity, acting through its agency offices in the United States in respect of the Loan Obligations other than the India Revolving Loan Obligations where it is acting through its agency offices in Mumbai) and Collateral Agent.

W I T N E S S E T H

WHEREAS, a multicurrency revolving and term loan credit facility has been established pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of August 18, 2011 (as amended and modified, the “Credit Agreement”), among EWI and certain Subsidiaries, as Borrowers, the Subsidiaries and Affiliates identified therein, as Guarantors, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the revolving commitments under the Credit Agreement were increased as provided in that Commitment Increase Agreement dated as of October 11, 2012;

WHEREAS, certain modifications to the Credit Agreement have been requested, including, among other things, an increase in the revolving loan commitments and the term loan commitments, and a reduction in pricing;

WHEREAS, EWI and the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1.Defined Terms.
1.1    Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Parallel Debt Agreement” means the parallel debt agreement governed by German law dated 1 August 2007 as amended on 11 November 2011 and as further amended, modified or supplemented from time to time between, inter alia, the obligors listed therein and the Foreign Collateral Agent acting for itself and in the name of the Secured Lenders.

“Secured Lenders” means the lenders listed in Schedule 1 (The Secured Lenders) of the Parallel Debt Agreement and each New Secured Lender (as defined in teh Parallel Debt Agreement).

1.2    Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement. Section references are to sections and subsections in the Credit Agreement.

CHAR1\1315949v12

Section 2.    Establishment of Incremental Credit Facilities. Subject to the terms and conditions provided herein, the following Incremental Facilities are hereby established and the Credit Agreement shall be modified in the following respects.
2.1    Increase in Master Revolving Commitments and Revolving Commitments Thereunder. The Master Revolving Commitments which include the Australian Revolving Commitments, the USD Revolving Commitments and the European Revolving Commitments, shall be increased as shown below:

	Before Giving Effect to Increase	Amount of Increase	After Giving Effect to Increase
Master Revolving Commitments	$390,000,000	$200,000,000	$590,000,000
USD Revolving Commitments	$390,000,000	$200,000,000	$590,000,000
European Revolving Commitments	$382,500,000	$78,000,000	$460,500,000
Australian Revolving Commitments	$365,000,000	$75,000,000	$440,000,000

The India Revolving Commitments which are not part of the Master Revolving Commitments are not affected by this Amendment.

2.2    Increase in Term Loan A. On the Closing Date, the aggregate amount of the Term Loan A was Eighty Million Dollars ($80,000,000). Principal amortization payments of Fourteen Million Dollars ($14,000,000) have been made and on the date hereof the Outstanding Amount of the Term Loan A is Sixty-Six Million ($66,000,000). The next principal amortization payment date is May 31, 2014. The aggregate amount of the Term Loan A shall be increased by Nine Million Dollars ($9,000,000) to SEVENTY-FIVE MILLION DOLLARS ($75,000,000), and the principal amortization schedule shall be amended as hereafter provided.

2.2    Update of Schedule of Lenders and Commitments. Schedule 2.01 (Lenders and Commitments) shall be amended to reflect establishment of the incremental revolving and term loan commitments, and reallocation thereof, as attached.
2.3    Assignment of Interests. The Lenders shall purchase and sell assignment interests in the loans and commitments under the Credit Agreement to give effect to the foregoing increases and reallocations as provided herein and as reflected on Schedule 2.01, as revised, attached hereto.
Section 3.    Amendments to the Credit Agreement. The Credit Agreement is amended in the following respects:
3.1    As of the Amendment No. 1 Effective Date (as referenced and defined herein and in the Credit Agreement), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.
3.2    Schedule 1.01 is deleted in its entirety.
3.3    Schedule 2.01 (Lenders and Commitments) is amended to read as attached.

2

Section 4.    Release. The thresholds for the joinder of Subsidiaries as Guarantors under the Credit Agreement, Grantors under the Security Agreements and Pledgors under the Pledge Agreements and the interests pledged thereunder, have been raised pursuant to this Amendment.
4.1    Release of Various Subsidiaries. Consent is given to the release of the following Subsidiaries as Guarantors under the Credit Agreement, Grantors under the Security Agreements and Pledgors under the Pledge Agreements:
(a)    Euronet USA, Inc.;
(b)    RIA Envia Financial Services, GmbH;
(c)    Euronet Banktechnikai Szolgaltato Korlatolt Felelossegu Tarsasag;
(d)    Euronet Services Korlatolt Felelossegu Tarsasag;
(e)    Euronet Pay & Transaction Services S.R.L.;
(f)    RIA Italia SRL;
(g)    RIA Financial Services Limited;
(h)    Telecomnet, Inc.;
(i)    Pure Commerce Pty Limited; and
(j)    RIA Financial Services Australia Pty Ltd.

4.2    Release of Certain Pledged Interests. The following pledged interests under the Pledge Agreements are released:
(a)    Euronet USA, Inc.;
(b)    RIA Italia SrL;
(c)    Telecomnet, Inc.; and
(d)    Pure Commerce Pty Ltd.

4.3    Release of Personal Property Collateral. Consent is given to the release of the liens granted by the following Persons in the personal property of such Persons:
(a)    Euronet USA, Inc.;
(b)    RIA Financial Services Limited;
(c)    Pure Commerce Pty Limited;
(d)    E-Pay Limited; and
(e)    E-Pay Limited.

4.4    Release of Certain Borrowers. Consent is hereby given to the release of the following Subsidiaries as Borrowers under the Credit Agreement (it being understood that each shall continue as a Foreign Guarantor):
(a)    Delta Euronet GmbH; and
(b)    E-Pay Holdings Ltd.

4.5    Effectiveness of Release. The releases in this Section 4 will become effective when this Amendment becomes effective whereupon the foregoing releases shall be effective and the collateral interests pledged shall be terminated and released and EWI and its representatives are authorized to file terminations, releases and partial releases, as appropriate, under the Uniform Commercial Code to give effect thereto. In the event that the foregoing release is not effective under the laws of any jurisdiction outside the United States, the release will become effective upon

3

the execution of such documents as may be reasonably required under applicable law, which the Credit Parties and the Administrative Agent agree to execute with reasonable promptness following the effective date of this Amendment.
4.6    Other Credit Documents Not Affected. Except as expressly provided above, the consents and releases provided hereby do not affect any other Credit Parties or any other Credit Documents.
Section 5.    Representations and Warranties. Each of EWI and the other Credit Parties hereby represents and warrants that:
5.1    It has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby;

5.2    It has executed and delivered this Amendment and this Amendment constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by Debtor Relief Laws and subject to equitable principles.

5.3    As of the date hereof, (i) the representations and warranties in Article VI of the Credit Agreement are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) that for purposes hereof, the representations and warranties in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent annual audited and company-prepared quarterly financial statements furnished pursuant to Sections 7.01(a) and (b); and

5.4    No Default or Event of Default exists immediately before, or will exist immediately after, giving effect to this Amendment and the establishment of the incremental commitments hereunder pursuant to Sections 2.1 and 2.2 on a Pro Forma Basis (assuming for purposes hereof that the entire amount of the Commitments, including the incremental commitments established hereby pursuant to Sections 2.1 and 2.2, are fully drawn and funded).

Section 6.    Acknowledgment, Reaffirmation and Confirmation.
6.1    Each of the Guarantors acknowledges and consents to the terms and conditions of this Amendment, affirms its guaranty obligations under the Credit Agreement and other Credit Documents (including separate guaranty and indemnity agreements given), as amended and modified hereby, including the incremental loans and commitments established hereby. Nothing contained herein or in any related documents will operate to reduce or discharge any of the obligations of the Guarantors under the Credit Agreement and other Credit Documents (including separate guaranty and indemnity agreements given).

6.2    Each of the Credit Parties (i) reaffirms the Liens and security interests under the Collateral Documents and other Credit Documents, including, but not limited to, in particular the registered pledges established under Polish law; (ii) agrees that nothing contained herein or in any related documents will operate to impair or adversely affect the Liens and security interests thereunder as security for the Obligations under the Credit Agreement and the other Credit Documents (including separate guaranty and indemnity agreements given), as amended and modified hereby; and (iii) confirms that the establishment and provision of the Incremental

4

Facilities was expressly contemplated by and within the general purview of the Credit Agreement and the other Credit Documents.

6.3    EFT Services Holding B.V. affirms all of its obligations under the parallel debt agreement dated 15 November, 2011.

Section 7.    Establishment of Incremental Commitments by the Lenders.
7.1    The Lenders providing incremental commitments hereunder (the “Incremental Commitment Lenders”) acknowledge and agree to an increase in their respective commitments as shown on Schedule 2.01, as revised and attached hereto.
7.2    Each of the Incremental Commitment Lenders that were not already Lenders under the Credit Agreement prior to giving effect to this Amendment hereby represents and warrants, and acknowledges and agrees that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby to become a Lender under the Credit Agreement and that the Credit Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by Debtor Relief Laws and subject to equitable principles , (ii) it meets all of the requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Amendment No. 1 Effective Date, it shall be bound by the terms of the Credit Agreement as a Lender with all of the rights and benefits and all of the obligations of a Lender thereunder with the loans and commitments shown, (iv) it has received a copy of the Credit Agreement, as modified and amended, together with copies of the most recent financial statements available under Sections 7.01(a) and (b) thereunder and such other documents and such other information as it has deemed appropriate to make its own credit decision to enter into this Amendment, and based on such information, has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has duly completed and delivered to the Administrative Agent and the Borrowers all forms and documentation required.
Section 8.    Accession of Incremental Commitment Lenders to Parallel Debt Agreement.
8.1    Each Incremental Commitment Lender that is not already a party to the Parallel Debt Agreement hereby agrees with the Foreign Collateral Agent (acting for itself and for and on behalf of the Secured Lenders) that with effect on and from the Amendment No. 1 Effective Date (defined below) each such Incremental Commitment Lender will be bound by the Parallel Debt Agreement as a Secured Lender as if such Incremental Commitment Lender had been party originally to the Parallel Debt Agreement in that capacity.

8.2    The Foreign Collateral Agent hereby acknowledges the accession of each Incremental Commitment Lender to the Parallel Debt Agreement (acting for itself and on behalf of the other Secured Lenders).

8.3    Each Incremental Commitment Lender that is not already a party to the Parallel Debt Agreement hereby ratifies and approves any acts done by the Foreign Collateral Agent on its behalf before execution hereof.

5

Section 9.    Conditions Precedent. This Amendment shall become effective upon satisfaction of the following conditions:
9.1    Receipt by the Administrative Agent of signature pages from EWI and the other Credit Parties, the Lenders and the Administrative Agent.
9.2    Receipt by the Administrative Agent of executed promissory notes and amendments to the Collateral Documents or such amendments, additional documents and reaffirmations, as may be required under applicable law, as appropriate, evidencing and giving effect to this Amendment.
9.3    Receipt by the Administrative Agent of legal opinions regarding, among other things, existence, corporate power and authority, due authorization, execution, delivery and enforceability of the Credit Documents, no conflicts with organizational documents, material debt agreements or applicable law, compliance with Federal Reserve margin regulations, the non-applicability of the Investment Company Act, and attachment and perfection of security interests, if appropriate.
9.4    Receipt by the Administrative Agent for EWI and each of the other Credit Parties of supporting resolutions and certified copies, or “no change” certifications in respect, of articles of incorporation or organization, bylaws or operating agreement, and certificates of good standing or existence and an officer’s certificate including incumbency.
9.5    Confirmation of payment of all fees and expenses owing in connection herewith, including the fees and expenses of counsel for the Administrative Agent.
Subject to Section 10, this Amendment will not become effective until the Administrative Agent shall have confirmed satisfaction of all of the foregoing conditions. The “Amendment No. 1 Effective Date”, as referenced and defined herein and in the Credit Agreement, shall be the date when this Amendment shall become effective.

Section 10.    Post-Closing Covenants. The Borrowers agree to deliver, or cause to be delivered, the following documents within the number of days indicated below following the Amendment No. 1 Effective Date:
10.1    Spanish Deliverables. Within thirty days following the Amendment No. 1 Effective Date (a) such amendments, additional documents and reaffirmations, as may be required under Spanish law, as appropriate, evidencing and giving effect to this Amendment, (b) such legal opinions as are appropriate and as are reasonably requested by the Administrative Agent and (c) supporting resolutions and certified copies, or “no change” certifications in respect, of articles of incorporation or organization, bylaws or operating agreement, and certificates of good standing or existence and an officer’s certificate including incumbency, with respect to each Spanish Credit Party.

It is understood and agreed that failure to comply with the provisions of this Section 10 shall constitute an Event of Default under the Credit Agreement.

Section 11.    Break-Funding Indemnity. The Borrowers acknowledge that upon the effectiveness of this Amendment and the establishment of incremental commitments hereunder, the commitment percentages of the Lenders in the respective credit facilities will change and a break-funding event may occur as to existing Fixed Rate LIBOR Rate Loans thereunder entitling the Lenders to

6

compensation under Section 3.05 of the Credit Agreement depending on circumstances. Further, in the event the Borrowers should submit a Borrowing notice for Fixed LIBOR Rate Loans in the credit facilities as to which the incremental commitments established hereby shall relate prior to the effective date of this Amendment and in anticipation of closing and funding on or after the effective date of this Amendment, the Borrowers acknowledge and agree that in the event this Amendment shall not have become effective by the date for the Borrowing in the notice, then the Lenders (including the Incremental Commitment Lenders) may be entitled to compensation under Section 3.05 of the Credit Agreement depending on circumstances for the entire amount of the requested Fixed LIBOR Rate Loans (including the portion, if any, that was to be made under the incremental commitments established hereby).
Section 12.    Effectiveness of Amendment. On and after the date hereof, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. For purposes of clarification, all financial covenant calculations with respect to periods prior to the Amendment No. 1 Effective Date will be made using the financial definitions and covenants as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
Section 13.    Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.
Section 14.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile or electronic mail shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered.
Section 15.    Fees and Expenses. The Credit Parties agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.
Section 16.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York; provided, that Section 8 (Accession of Incremental Commitment Lenders to Parallel Debt Agreement) of this Amendment shall be governed by, and construed in accordance with, the law of the Federal Republic of Germany.

[SIGNATURES ON FOLLOWING PAGES]

7

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

DOMESTIC BORROWERS:            EURONET WORLDWIDE, INC.

By:    /s/ Michael J. Brown
Name:    Michael J. Brown
Title:    Chairman and Chief Executive Officer

CONTINENTAL EXCHANGE SOLUTIONS, INC.

By:    /s/ Juan Bianchi
Name:    Juan Bianchi
Title:    President and Chief Executive Officer

RIA ENVIA, INC.

By:    /s/ Juan Bianchi
Name:    Juan Bianchi
Title:    President and Chief Executive Officer

AMENDMENT NO. 1
EURONET WORLDWIDE, INC.

DOMESTIC GUARANTORS:        EURONET WORLDWIDE, INC.

By:    /s/ Michael J. Brown
Name:    Michael J. Brown
Title:    Chairman and Chief Executive Officer

CONTINENTAL EXCHANGE SOLUTIONS, INC.

By:    /s/ Juan Bianchi
Name:    Juan Bianchi
Title:    President and Chief Executive Officer

PAYSPOT, INC.

By:    /s/ Eric T. Mettemeyer
Name:    Eric T. Mettemeyer
Title:    President

RIA ENVIA, INC.

By:    /s/ Juan Bianchi
Name:    Juan Bianchi
Title:    President and Chief Executive Officer

AMENDMENT NO. 1
EURONET WORLDWIDE, INC.

FOREIGN BORROWERS:            EFT SERVICES HOLDING B.V.

By:    /s/ Andre Van Daatselaar
Name:     Andre Van Daatselaar
Title:     Director A

By:    /s/ Desmond Acosta
Name:     Desmond Acosta
Title:     Director B

E-PAY AUSTRALIA HOLDINGS PTY. LTD.
ABN 74 104 012 900

By:    /s/ Matthew Blayney
Name:    Matthew Blayney
Title:    Attorney authorized under Power of Attorney dated April 7, 2014

RIA NETHERLANDS HOLDING B.V.

By:    /s/ Andre Van Daatselaar
Name:     Andre Van Daatselaar
Title:     Director A

By:    /s/ Desmond Acosta
Name:     Desmond Acosta
Title:     Director B

AMENDMENT NO. 1
EURONET WORLDWIDE, INC.

FOREIGN GUARANTORS:	E-PAY AUSTRALIA HOLDINGS PTY LTD ABN 74 104 012 900

By:    /s/ Matthew Blayney
Name:    Matthew Blayney
Title:    Attorney authorized under Power of Attorney dated April 7, 2014

E-PAY AUSTRALIA PTY LTD.
ABN 71 093 566 057

By:    /s/ Matthew Blayney
Name:    Matthew Blayney
Title:    Attorney authorized under Power of Attorney dated April 7, 2014

RIA TELECOMMUNICATIONS OF CANADA INC.
By:    /s/ Juan Bianchi
Name:    Juan Bianchi
Title:    President and Chief Executive Officer

TRANSACT ELEKTRONISCHE ZAHLUNGSSYTEME GMBH

By:    /s/ Marc Ehler
Name: Marc Ehler
Title:    Managing Director

CADOOZ GMBH

By:    /s/ Marc Ehler
Name:    Marc Ehler
Title:    Managing Director

CADOOZ REWARDS GMBH

By:    /s/ Benjamin Stoffels
Name:    Benjamin Stoffels
Title:    Managing Director

AMENDMENT NO. 1
EURONET WORLDWIDE, INC.

RIA NETHERLANDS HOLDING B.V.

By:    /s/ Andre Van Daatselaar
Name:     Andre Van Daatselaar
Title:     Director A

By:    /s/ Desmond Acosta
Name:     Desmond Acosta
Title:     Director B

EFT SERVICES HOLDINGS B.V.

By:    /s/ Andre Van Daatselaar
Name:     Andre Van Daatselaar
Title:     Director A

By:    /s/ Desmond Acosta
Name:     Desmond Acosta
Title:     Director B

E-PAY NEW ZEALAND LIMITED

By:    /s/ Roger Smith
Name:    Roger Smith
Title:    Managing Director
By:    /s/ Desmond Acosta
Name:    Desmond Acosta
Title:    Director

EURONET POLSKA SP. Z.O.O. (formerly known as BANKOMAT 24/EURONET SP. Z.O.O.)

By:    /s/ Marek Szafirski
Name:    Marek Szafirski
Title:    President of the Management Board

EURONET TELERECARGA, S.L., SOCIEDAD UNIPERSONAL
By:    /s/ Eduardo Gonzales Cristos
Name:    Eduardo Gonzalez Cristos
Title:    Sole Director

AMENDMENT NO. 1
EURONET WORLDWIDE, INC.

EURONET BUSINESS HOLDINGS S.L.
By:    /s/ Eduardo Gonzales Cristos
Name:    Eduardo Gonzalez Cristos
Title:    Sole Director

DELTA EURONET GmbH
By:    /s/ Marc Ehler
Name:    Marc Ehler
Title:    Managing Director

RIA SPAIN HOLDINGS, S.L.
By:    /s/ Sebastian Plubins Malfanti
Name:    Sebastian Plubins Malfanti
Title:    Sole Director

RIA PAYMENT INSTITUTION EP, S.A.
By:    /s/ Eduardo Gonzales Cristos
Name:    Eduardo Gonzalez Cristos
Title:    Representative

E-PAY LIMITED
By:    /s/ David Hammond
Name:    David Hammond
Title:    Director

E-PAY HOLDINGS LIMITED
By:    /s/ David Hammond
Name:    David Hammond
Title:    Director

AMENDMENT NO. 1
EURONET WORLDWIDE, INC.

INDIA BORROWER:            EURONET SERVICES INDIA PVT LTD.

By:    /s/ Jeffrey B. Newman
Name:    Jeffrey B. Newman
Title:    Director

AMENDMENT NO. 1
EURONET WORLDWIDE, INC.

ADMINISTRATIVE AGENT
(FOR MASTER REVOLVING
LOAN OBLIGATIONS AND
TERM LOAN A):                BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:    /s/ Liliana Claar
Name:    Liliana Claar
Title:    Vice President

ADMINISTRATIVE AGENT

(FOR INDIA OBLIGATIONS):	BANK OF AMERICA, N.A., acting through its Mumbai Branch, as Administrative Agent for all India related credit facilities
By:    /s/ Namita Chhabra
Name:    Namita Chhabra
Title:    VP, Corporate Credit Risk

CHAR1\1315949v12

LENDERS:                    BANK OF AMERICA, N.A.,
as USD L/C Issuer, USD Swingline Lender, European Swingline Lender and as a Lender
By:    /s/ Jeffrey P. Yoakum
Name:    Jeffrey P. Yoakum
Title:    Senior Vice President
U.S. Bank National Association as a Lender
By:    /s/ Timothy Landro
Name:    Timothy Landro
Title:    Vice President
BMO Harris Bank N.A.
By:    /s/ Catherine Blaesing
Name:    Catherine Blaesing
Title:    Director
Bank of Montreal, London Branch
By:    /s/ A.L. Eboon
Name:    A.L. Eboon
Title:    Managing Director
By:    /s/ L. Rodriguez
Name:    L. Rodriguez
Title:    Managing Director
Wells Fargo Bank N.A.
By:    /s/ Ariana Fahrney
Name:    Ariana Fahrney
Title:    Vice President

iii
CHAR1\1346423v~~1~~12

Compass Bank
By:    /s/ Jay S. Tweed
Name:    Jay S. Tweed
Title:    Senior Vice President
Keybank National Association
By:    /s/ David A. Wild
Name:    David A. Wild
Title:    Senior Vice President
Regions Bank
By:    /s/ Knight Kieffer
Name:    Knight Kieffer
Title:    Vice President
Barclays Bank PLC
By:    /s/ Tom Burton
Name:    Tom Burton
Title:    Authorised Signatory
Fifth Third Bank
By:    /s/ Stephen C. Watts
Name:    Stephen C. Watts
Title:    Vice President
Lloyds Bank PLC
By:    /s/ Stephen Giacolone
Name:    Stephen Giacolone
Title:    Assistant Vice President - G011
By:    /s/ Julia R. Franklin
Name:    Julia R. Franklin
Title:    Vice President -F014

iv
CHAR1\1346423v~~1~~12

BOKF, NA dba Bank of Kansas City
By:    /s/ William Fox
Name:    William Fox
Title:    Senior Vice President
The Bank of Nova Scotia
By:    /s/ Thane Rattew
Name:    Thane Rattew
Title:    Managing Director
Citizens Bank & Trust Company
By:    /s/ Janelle Hersperger
Name:    Janelle Hersperger
Title:    Vice President
BANK OF AMERICA, N.A., acting through its Mumbai Branch, as India Revolving Lender for all India L/C Issuer
By:    /s/ Namita Chhabra
Name:    Namita Chhabra
Title:    VP, Corporate Credit Risk

v
CHAR1\1346423v~~1~~12

Exhibit A

Credit Agreement

CHAR1\1346423v~~1~~12

Published CUSIP Number: 29873RAA1
REFLECTING CHANGES IN COMMITMENT INCREASE AGREEMENT DATED OCTOBER 11, 2012 and PROSPECTIVE AMENDMENT NO. 1 DATED APRIL 9, 2014

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of August 18, 2011
among
EURONET WORLDWIDE, INC.,
and
CERTAIN SUBSIDIARIES AND AFFILIATES,
as Borrowers,
CERTAIN SUBSIDIARIES AND AFFILIATES,
as Guarantors,
THE LENDERS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent
U.S. BANK NATIONAL ASSOCIATION,
BMO CAPITAL MARKETS
and
BBVA COMPASS BANK,
as Co-Syndication ~~Agent~~Agents
and
WELLS FARGO BANK ~~OF MONTREAL~~,
~~BBVA COMPASS BANK,KEYBANK~~ NATIONAL ASSOCIATION,
as ~~Co-~~Documentation ~~Agents~~Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
~~and~~
U.S. BANK NATIONAL ASSOCIATION
and
BMO CAPITAL MARKETS
as
Joint Lead Arranger and Joint Book Manager

CHAR1\1346423v~~1~~12

TABLE OF CONTENTS
Article and Section
Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1

1.01	Defined Terms. 1

1.02	Interpretive Provisions. ~~44~~46

1.03	Accounting Terms and Provisions. ~~45~~47

1.04	Rounding. ~~46~~48

1.05	Exchange Rates; Currency Equivalents. ~~46~~48

1.06	Additional Alternative Currencies. ~~47~~49

1.07	Change of Currency. ~~47~~50

1.08	Times of Day. ~~48~~50

1.09	Letter of Credit Amounts. ~~48~~50

1.10	Limitation on Obligations of Foreign Credit Parties. ~~48~~51

1.11	Amendment and Restatement. ~~48~~51

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS	~~51~~53

2.01	Commitments. ~~51~~53

2.02	Borrowings, Conversions and Continuations. ~~56~~58

2.03	Additional Provisions with respect to Letters of Credit. ~~59~~61

2.04	Additional Provisions with respect to Swingline Loans. ~~66~~69

2.05	Repayment of Loans. ~~71~~74

2.06	Prepayments. ~~72~~75

2.07	Termination or Reduction of Commitments. ~~74~~77

2.08	Interest. ~~75~~77

2.09	Fees. ~~75~~78

2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. ~~77~~80

2.11	Payments Generally; Administrative Agent’s Clawback. ~~78~~80

2.12	Sharing of Payments By Lenders. ~~80~~82

2.13	Evidence of Debt. ~~80~~83

2.14	Designated Borrowers. ~~81~~83

2.15	Joint and Several Liability of the Domestic Borrowers; Several Obligations of the Foreign Borrowers. ~~82~~85

2.16	Cash Collateral. ~~84~~86

2.17	Defaulting Lenders. ~~85~~87

CHAR1\1346423v~~1~~12

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY	~~87~~90

3.01	Taxes. ~~87~~90

3.02	Illegality~~. 92~~ and Designated Lenders. 95

3.03	Inability to Determine Rates. ~~93~~96

3.04	Increased Cost; Capital Adequacy. ~~93~~97

3.05	Compensation for Losses. ~~95~~99

3.06	Mitigation Obligations; Replacement of Lenders. ~~95~~99

3.07	Survival Losses. ~~96~~100

ARTICLE IV GUARANTY	~~96~~100

4.01	The Guaranty. ~~96~~100

4.02	Obligations Unconditional. ~~96~~100

4.03	Reinstatement. ~~97~~101

4.04	Certain Waivers. ~~98~~102

4.05	Remedies. ~~98~~102

4.06	Rights of Contribution. ~~98~~102

4.07	Guaranty of Payment; Continuing Guaranty. ~~99~~102

4.08	Keepwell. 103

ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	~~99~~103

5.01	Conditions of Effectiveness. ~~99~~103

5.02	Conditions to all Credit Extensions. ~~100~~105

ARTICLE VI REPRESENTATIONS AND WARRANTIES	~~101~~105

6.01	Existence, Qualification and Power. ~~101~~105

6.02	Authorization; No Contravention. ~~101~~106

6.03	Governmental Authorization; Other Consents. ~~102~~106

6.04	Binding Effect. ~~102~~106

6.05	Financial Statements. ~~102~~106

6.06	No Material Adverse Effect. ~~102~~107

6.07	Litigation. ~~102~~107

6.08	No Default. ~~103~~107

6.09	Ownership of Property; Liens. ~~103~~107

6.10	Environmental Compliance. ~~103~~107

6.11	Insurance. ~~103~~107

6.12	Taxes. ~~103~~107

6.13	ERISA Compliance. ~~103~~108

CHAR1\1346423v~~1~~12

6.14	Subsidiaries. ~~104~~108

6.15	Margin Regulations; Investment Company Act. ~~104~~109

6.16	Disclosure. ~~104~~109

6.17	Compliance with Laws. ~~105~~109

6.18	Taxpayer Identification Number; Other Identifying Information. ~~105~~109

6.19	Solvency. ~~105~~109

6.20	Intellectual Property; Licenses, Etc. ~~105~~110

6.21	Representations as to Foreign Obligors. ~~105~~110

6.22	Security Agreement. ~~106~~111

6.23	Pledge Agreement. ~~107~~111

6.24	Sanctions. 112

ARTICLE VII AFFIRMATIVE COVENANTS	~~108~~112

7.01	Financial Statements. ~~108~~112

7.02	Certificates; Other Information. ~~109~~113

7.03	Notification. ~~111~~115

7.04	Payment of Obligations. ~~111~~115

7.05	Preservation of Existence, Etc. ~~112~~116

7.06	Maintenance of Properties. ~~112~~116

7.07	Maintenance of Insurance. ~~112~~116

7.08	Compliance with Laws. ~~112~~116

7.09	Books and Records. ~~112~~117

7.10	Inspection Rights. ~~113~~117

7.11	Use of Proceeds. ~~113~~117

7.12	Approvals and Authorizations. ~~113~~117

7.13	Joinder of Subsidiaries as Guarantors. ~~113~~117

7.14	Pledge of Capital Stock. ~~115~~119

7.15	Pledge of Other Property. ~~116~~120

7.16	Further Assurances. ~~117~~121

7.17	Limitation on Guaranties, Liens and the Pledge of Capital Stock. ~~118~~122

ARTICLE VIII NEGATIVE COVENANTS	~~118~~122

8.01	Liens. ~~119~~122

8.02	Investments. ~~121~~124

8.03	Indebtedness. ~~123~~126

8.04	Mergers and Dissolutions. ~~125~~128

CHAR1\1346423v~~1~~12

8.05	Dispositions. ~~126~~129

8.06	Restricted Payments. ~~126~~129

8.07	Change in Nature of Business. ~~127~~129

8.08	Transactions with Affiliates. ~~127~~130

8.09	Covenants Regarding Subordinated Debt. ~~128~~130

8.10	Subsidiary Dividend Restrictions. ~~128~~131

8.11	Use of Proceeds. ~~129~~131

8.12	Financial Covenants. ~~129~~131

8.13	Sanctions. 132

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES	~~129~~132

9.01	Events of Default. ~~129~~132

9.02	Remedies Upon Event of Default. ~~131~~134

9.03	Application of Funds. ~~131~~134

9.04	Collection Allocation Mechanism. ~~132~~135

ARTICLE X ADMINISTRATIVE AGENT AND COLLATERAL AGENT	~~133~~136

10.01	Appointment and Authorization of Administrative Agent. ~~133~~136

10.02	Rights as a Lender. ~~134~~137

10.03	Exculpatory Provisions. ~~134~~137

10.04	Reliance by Administrative Agent. ~~135~~138

10.05	Delegation of Duties. ~~135~~138

10.06	Resignation of the Administrative Agent. ~~135~~138

10.07	Non-Reliance on Administrative Agent and Other Lenders. ~~136~~139

10.08	No Other Duties. ~~136~~139

10.09	Administrative Agent May File Proofs of Claim. ~~136~~140

10.10	Collateral and Guaranty Matters. ~~137~~140

10.11	Swap Contracts and Treasury Management Agreements. ~~137~~141

ARTICLE XI MISCELLANEOUS	~~138~~141

11.01	Amendments, Etc. ~~138~~141

11.02	Notices; Effectiveness; Electronic Communication. ~~140~~143

11.03	No Waiver; Cumulative Remedies; Enforcement. ~~142~~145

11.04	Expenses; Indemnity; Damage Waiver. ~~143~~146

11.05	Payments Set Aside. ~~145~~148

11.06	Successors and Assigns. ~~145~~148

11.07	Treatment of Certain Information; Confidentiality. ~~150~~153

CHAR1\1346423v~~1~~12

11.08	Right of Setoff. ~~150~~154

11.09	Interest Rate Limitation. ~~151~~154

11.10	Counterparts; Integration; Effectiveness. ~~151~~154

11.11	Survival of Representations and Warranties. ~~151~~154

11.12	Severability. ~~151~~155

11.13	Replacement of Lenders. ~~152~~155

11.14	Governing Law; Jurisdiction; Etc. ~~153~~156

11.15	Waiver of Jury Trial. ~~154~~157

11.16	No Advisory or Fiduciary Responsibility. ~~154~~157

11.17	USA PATRIOT Act Notice. ~~154~~157

11.18	Judgment Currency. ~~155~~158

11.19	Electronic Execution of Assignments and Certain Other Documents. ~~155~~158

11.20	Designation as Senior Debt. ~~155~~158

11.21	Limitations of the German Obligors’ Liability (Preservation of German Obligors’ share capital - Stammkapital). ~~155~~158

11.22	Limitations of the German Obligors’ Liability (Compliance with Regulatory Requirements). ~~157~~160

SCHEDULES

~~Schedule 1.01        Mandatory Cost Formulae~~
Schedule 2.01        Lenders and Commitments
Schedule 2.03        Existing Letters of Credit
Schedule 2.14        Designated Borrowers
Schedule 5.01        Schedule of Closing Deliverables
Schedule 6.14        Subsidiaries
Schedule 6.18        Taxpayer Identification Numbers
Schedule 8.01        Existing Liens
Schedule 8.02        Existing Investments
Schedule 8.03        Existing Indebtedness
Schedule 8.08        Transactions with Affiliates
Schedule 11.02        Notice Addresses

EXHIBITS

Exhibit 2.01        Form of Lender Joinder Agreement
Exhibit 2.02        Form of Loan Notice
Exhibit 2.13-1        Form of USD Revolving Note
Exhibit 2.13-2        Form of USD Swingline Note
Exhibit 2.13-3        Form of European Revolving Note
~~Exihibit~~Exhibit 2.13-4        Form of European Swingline Note

CHAR1\1346423v~~1~~12

~~Exihibit~~Exhibit 2.13-5        Form of Australian Revolving Note
Exhibit 2.13-6        Form of India Revolving Note
Exhibit 2.13-7        Form of Term Loan A Note
Exhibit 2.14-1        Form of Designated Borrower Request and Assumption Agreement
Exhibit 2.14-2        Form of Designated Borrower Notice
Exhibit 7.02(b)        Form of Compliance Certificate
Exhibit 7.13        Form of Joinder Agreement
Exhibit 11.06        Form of Assignment and Assumption

CHAR1\1346423v~~1~~12

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (this “Credit Agreement”) is entered into as of August 18, 2011, among EURONET WORLDWIDE, INC., a Delaware corporation, certain subsidiaries and affiliates identified herein, as Borrowers and Guarantors, the Lenders and L/C Issuers identified herein, and BANK OF AMERICA, N.A., as Administrative Agent.
WHEREAS, revolving credit and term loan facilities were established pursuant to the terms of that credit agreement dated as of April 4, 2007 (as amended and modified, the “Existing Credit Agreement”) among EWI and the other Borrowers and Guarantors identified therein, the Lenders identified therein (the “Existing Lenders”) and Bank of America, N.A., as Administrative Agent; and
WHEREAS, this Credit Agreement is given in amendment to, restatement of and replacement for the Existing Credit Agreement;
NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
Article I

DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Credit Agreement, the following terms have the meanings provided below:
“Acquisition” means a purchase or acquisition by any Person (a) that after giving effect thereto first results in such Person owning more than 50% of the Capital Stock with ordinary voting power of another Person or (b) of all or any substantial portion of the property (other than Capital Stock) of another Person, or all or any substantial portion of the property (other than Capital Stock) of any business or geographic unit or division of another Person, whether or not involving a merger or consolidation with such Person. “Acquire” shall have a correlative meaning. For the avoidance of doubt, once a Person owns more than 50% of the Capital Stock with ordinary voting power of another Person, additional purchases or acquisitions of additional Capital Stock of such other Person will be considered Investments and not Acquisitions.
“Acquisition Consideration” means, with respect to any Acquisition, the aggregate cash and non-cash consideration for such Acquisition. The “Acquisition Consideration” for any Acquisition expressly includes Indebtedness assumed in such Acquisition and the good faith estimate by the Borrower of the maximum amount of any deferred purchase price obligations (including contingent consideration payments) incurred in connection with such Acquisition.
“Adequate Assurance” means (i) with respect to L/C Obligations, such assurance as the applicable L/C Issuer may require in its discretion, and (ii) with respect to Swingline Loans, such assurance as the applicable Swingline Lender may require in its discretion, in each case, that any

CHAR1\1346423v~~1~~12

Defaulting Lender will be capable of honoring its obligations to fund its portion of L/C Obligations and Swingline Loans, as appropriate, and participation interests therein, including existing and future obligations hereunder and under the other Credit Documents. Adequate Assurance may be in the form of cash collateral, posting of letters of credit or other arrangement, in each case in form, amount and other respects satisfactory to the applicable L/C Issuer or applicable Swingline Lender, as applicable, in their discretion.
“Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders under any of the Credit Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 (as may be updated from time to time) with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire for the Lenders in a form supplied by the Administrative Agent.
“ADT” means automated deposit teller machines or other similar devices capable of accepting deposits, but that cannot dispense cash, that are owned, leased, operated or serviced by members of the Consolidated Group.
“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the aggregate principal amount of the Commitments.
“Aggregate Australian Revolving Committed Amount” has the meaning provided in Section 2.01(c)(i).
“Aggregate European Revolving Committed Amount” has the meaning provided in Section 2.01(b)(i).
“Aggregate India Revolving Commitment” means the India Revolving Commitments of all the Lenders.
“Aggregate India Revolving Committed Amount” has the meaning provided in Section 2.01(d)(i).
“Aggregate Master Revolving Commitments” means the Master Revolving Commitments of all the Lenders.
“Aggregate Master Revolving Committed Amount” means an amount equal to the Aggregate USD Revolving Committed Amount. The Aggregate Master Revolving Committed Amount on the

CHAR1\1346423v~~1~~12

~~Closing~~Amendment No. 1 Effective Date is ~~Two~~Five Hundred ~~Sixty-Five~~Ninety Million Dollars ($~~265,000,000~~590,000,000).
“Aggregate Revolving Commitments” means the Aggregate Master Revolving Commitments and the Aggregate India Revolving Commitment.
“Aggregate USD Revolving Committed Amount” has the meaning provided in Section 2.01(a)(i).
“Agreement Currency” has the meaning provided in Section 11.18.
“Alternative Currency” means
(i)    for USD Letters of Credit, Australian Dollars, Brazilian Reals, British Pounds Sterling, Canadian Dollars, Euros, Hungarian Forints, Indian Rupees, New Zealand Dollars, Polish New Zlotys and each other currency (other than Dollars) that is approved in accordance with Section 1.06;
(ii)    for European Revolving Loans, British Pounds Sterling, Euros and each other currency (other than Dollars) that is approved in accordance with Section 1.06;
(iii)    for European Swingline Loans, British Pounds Sterling, Euros and each other currency (other than Dollars) that is approved in accordance with Section 1.06; and
(iv)    for Australian Revolving Loans, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable foreign currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such foreign currency with Dollars.
“Amendment No. 1 Effective Date” means the date of Amendment No. 1 dated as of April 9, 2014.
“Applicable Foreign Obligor Documents” has the meaning provided in Section 6.21(a).
“Applicable Percentage” means the following percentages per annum based on the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent in accordance with the provisions of Section 7.02(b):
(v)    USD Revolving Loan Obligations. For USD Revolving Loan Obligations:

CHAR1\1346423v~~1~~12

		USD Revolving Loan Obligations
Pricing Level	Consolidated Total Leverage Ratio	Fixed LIBOR Rate Loans	Letter of Credit Fee	Base Rate Loans	Floating LIBOR Rate Loans	Commitment Fee
I	< 2.00:1.00	~~1.50~~1.375%	~~1.50~~1.375%	~~0.50~~0.375%	~~1.50~~1.375%	0.25%
II	≥ 2.00:1.00 but < 2.50:1.00	~~1.75~~1.625%	~~1.75~~1.625%	~~0.75~~0.625%	~~1.75~~1.625%	0.30%
III	≥ 2.50:1.00 but < 3.00:1.00	~~2.00~~1.875%	~~2.00~~1.875%	~~1.00~~0.875%	~~2.00~~1.875%	0.35%
IV	≥ 3.00:1.00 but < 3.50:1.00	~~2.25~~2.125%	~~2.25~~2.125%	~~1.25~~1.125%	~~2.25~~2.125%	0.40%
V	≥ 3.50:1.00	~~2.50~~2.375%	~~2.50~~2.375%	~~1.50~~1.375%	~~2.50~~2.375%	0.45%

(vi)    European Revolving Loan Obligations. For European Revolving Loan Obligations:

		European Revolving Loan Obligations
Pricing Level	Consolidated Total Leverage Ratio	Fixed LIBOR Rate Loans	Letter of Credit Fee	Overnight Rate Loans	Commitment Fee
I	< 2.00:1.00	~~1.50~~1.375%	~~1.50~~1.375%	~~1.50~~1.375%	0.25%
II	≥ 2.00:1.00 but < 2.50:1.00	~~1.75~~1.625%	~~1.75~~1.625%	~~1.75~~1.625%	0.30%
III	≥ 2.50:1.00 but < 3.00:1.00	~~2.00~~1.875%	~~2.00~~1.875%	~~2.00~~1.875%	0.35%
IV	≥ 3.00:1.00 but < 3.50:1.00	~~2.25~~2.125%	~~2.25~~2.125%	~~2.25~~2.125%	0.40%
V	≥ 3.50:1.00	~~2.50~~2.375%	~~2.50~~2.375%	~~2.50~~2.375%	0.45%

(vii)    Australian Revolving Loan Obligations. For Australian Revolving Loan Obligations:

CHAR1\1346423v~~1~~12

		Australian Revolving Loan Obligations
Pricing Level	Consolidated Total Leverage Ratio	Fixed LIBOR Rate Loans	Commitment Fee
I	< 2.00:1.00	~~1.50~~1.375%	0.25%
II	≥ 2.00:1.00 but < 2.50:1.00	~~1.75~~1.625%	0.30%
III	≥ 2.50:1.00 but < 3.00:1.00	~~2.00~~1.875%	0.35%
IV	≥ 3.00:1.00 but < 3.50:1.00	~~2.25~~2.125%	0.40%
V	≥ 3.50:1.00	~~2.50~~2.375%	0.45%

(viii)    India Revolving Loan Obligations. For India Revolving Loan Obligations:

		India Revolving Loan Obligations
Pricing Level	Consolidated Total Leverage Ratio	Fixed LIBOR Rate Loans	Letter of Credit Fee	Commitment Fee
I	< 2.00:1.00	~~1.50~~1.375%	~~1.50~~1.375%	0.25%
II	≥ 2.00:1.00 but < 2.50:1.00	~~1.75~~1.625%	~~1.75~~1.625%	0.30%
III	≥ 2.50:1.00 but < 3.00:1.00	~~2.00~~1.875%	~~2.00~~1.875%	0.35%
IV	≥ 3.00:1.00 but < 3.50:1.00	~~2.25~~2.125%	~~2.25~~2.125%	0.40%
V	≥ 3.50:1.00	~~2.50~~2.375%	~~2.50~~2.375%	0.45%

(ix)    Term Loan A. For the Term Loan A, the following percentages per annum based on the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent in accordance with the provisions of Section 7.02(b):

Term Loan A
Pricing Level	Consolidated Total Leverage Ratio	Fixed LIBOR Rate Loans	Base Rate Loans
I	< 2.00:1.00	~~1.50~~1.375%	~~0.50~~0.375%
II	≥ 2.00:1.00 but < 2.50:1.00	~~1.75~~1.625%	~~0.75~~0.625%
III	≥ 2.50:1.00 but < 3.00:1.00	~~2.00~~1.875%	~~1.00~~0.875%
IV	≥ 3.00:1.00 but < 3.50:1.00	~~2.25~~2.125%	~~1.25~~1.125%
V	≥ 3.50:1.00	~~2.50~~2.375%	~~1.50~~1.375%

CHAR1\1346423v~~1~~12

(x)    Incremental Credit Facilities. For Incremental Credit Facilities established after the ~~Closing~~Amendment No. 1 Effective Date, the percentages specified in the applicable joinder agreement or other loan documentation whereby the Incremental Credit Facilities are established.
(xi)    Changes in Pricing Levels. Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Total Leverage Ratio shall become effective not later than the date five Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(b); provided, however that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date not later than five Business Days immediately following delivery thereof. ~~The Applicable Percentage in effect from the Closing Date through the date of delivery of the Compliance Certificate for the fiscal quarter ending December 31, 2011 shall be determined based on Pricing Level III.~~ Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Percentage for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning provided in Section 2.14(b).
“Approved Bank” means (a) any Lender, (b) any commercial bank of recognized standing having capital and surplus in excess of $500 million in the case of a domestic commercial bank and $250 million (or the U.S. Dollar equivalent as of the date of determination) in the case of a foreign bank, or (c) any bank whose short‑term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Jurisdictions” means (a) the United States and any state or commonwealth thereof, and (b) any jurisdiction other than a jurisdiction set forth on a listing of sanctioned jurisdictions by the United States Office of Foreign Assets Control Restrictions, as set forth at http://www.treas.gov/offices/enforcement/ofac/programs/ or any successor webpage, where the sanctions are directed at the government of such jurisdiction or all nationals of such jurisdiction.

CHAR1\1346423v~~1~~12

“Arrangers” means MLPF&S ~~and~~, U.S. Bank National Association and BMO Capital Markets, in their capacity as joint lead arrangers and joint book managers.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06) and accepted by the Administrative Agent, in substantially the form of Exhibit 11.06 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.
“ATM” means automated teller machines or other similar devices capable of dispensing cash that are owned, leased, operated or serviced by members of the Consolidated Group.
“ATM Cash Supply Arrangements” means “vault cash” supply arrangements, banknote leasing arrangements, ATM sponsorship arrangements and other similar arrangements pursuant to which banks or other financial institutions provide members of the Consolidated Group with electronic or physical currency to fill ATMs and such electronic or physical currency is segregated from any other cash of members of the Consolidated Group.
“Attributable Principal Amount” means (a) in the case of Capital Leases, the amount of capital lease obligations determined in accordance with GAAP, (b) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, (c) in the case of a Securitization Transaction, at any time, an amount equal to the outstanding principal amount of the financing, including commitments relating thereto, provided pursuant to a Securitization Transaction (including, in the case of a Securitization Transaction established to facilitate the issuance of letters of credit and bank guarantees, the maximum amount available to be drawn under all such letters of credit and bank guarantees outstanding thereunder, and the commitments relating thereto) determined by the Administrative Agent in its reasonable discretion, and (d) in the case of sale and leaseback transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease).
“Australian Dollars” and “AUS$” means the lawful currency of Australia.
“Australian Loan Obligations” means the Australian Revolving Loan Obligations and any Incremental Credit Facilities established hereunder that are denominated in Alternative Currencies therefor.
“Australian Revolving Commitment” means, for each Australian Revolving Lender, the commitment of such Lender to make Australian Revolving Loans (and to share in Australian Revolving Loan Obligations) hereunder.

CHAR1\1346423v~~1~~12

“Australian Revolving Commitment Percentage” means, for each Australian Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Lender’s Australian Revolving Committed Amount and the denominator of which is the Aggregate Australian Revolving Committed Amount. The initial Australian Revolving Commitment Percentages are set out in Schedule 2.01.
“Australian Revolving Committed Amount” means, for each Australian Revolving Lender, the amount of such Lender’s Australian Revolving Commitment. The initial Australian Revolving Committed Amounts are set out in Schedule 2.01.
“Australian Revolving Lenders” means those Lenders with Australian Revolving Commitments, together with their successors and permitted assigns. The initial Australian Revolving Lenders are identified on the signature pages hereto and are set out in Schedule 2.01.
“Australian Revolving Loan” has the meaning provided in Section 2.01(c)(i).
“Australian Revolving Loan Obligations” means the Australian Revolving Loans.
“Australian Revolving Notes” means the promissory notes, if any, given to evidence the Australian Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of Australian Revolving Note is attached as Exhibit 2.13-3.
“Auto‑Extension Letter of Credit” has the meaning provided in Section 2.03(b)(iii).
“Auto-Reinstatement Letter of Credit” has the meaning provided in Section 2.03(b)(iv).
“Bank of America” means Bank of America, N.A., together with its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to:
(xii)    in the case of Loan Obligations denominated in Dollars, the highest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the Prime Rate and (c) except during a Fixed LIBOR Rate Unavailability Period, the Fixed LIBOR Rate for Dollars plus one percent (1.0%); and
(xiii)    in the case of Loan Obligations denominated in Indian Rupees, the rate publicly announced from time to time by the India Revolving Lender as its base rate in effect in India.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Borrowers” means:

CHAR1\1346423v~~1~~12

(xiv)    for Australian Revolving Loans, EWI and those Designated Borrowers identified as such on Schedule 2.14;
(xv)    for USD Revolving Loans, EWI and those Designated Borrowers identified as such on Schedule 2.14;
(xvi)    for USD Letters of Credit, EWI and those Designated Borrowers identified as such on Schedule 2.14;
(xvii)    for USD Swingline Loans, EWI and those Designated Borrowers identified as such on Schedule 2.14;
(xviii)    for European Revolving Loans, EWI and those Designated Borrowers identified as such on Schedule 2.14;
(xix)    for European Swingline Loans, EWI and those Designated Borrowers identified as such on Schedule 2.14;
(xx)    for India Revolving Loans and India Letters of Credit, Euronet Services India PVT Ltd., a corporation organized and existing under the laws of India; and
(xxi)    for the Term Loan A, the Term Loan A Borrower.
“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type, in the same currency and, in the case of Fixed LIBOR Rate Loans, having the same Interest Period, or (b) a borrowing of Swingline Loans, as appropriate.
“Brazilian Reals” means the lawful currency of Brazil.
“British Pounds Sterling”, “Sterling” and “£” means the lawful currency of the United Kingdom.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Loan Obligations denominated in Dollars is located or in the State of New York, and:
(a)    if such day relates to any interest rate settings as to a Fixed LIBOR Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Fixed LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such Fixed LIBOR Rate Loan, means any such day ~~on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market~~that is also a London Banking Day;
(b)    if such day relates to any interest rate settings as to a Fixed LIBOR Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect

CHAR1\1346423v~~1~~12

of any such Fixed LIBOR Rate Loan, or any other dealings in Euro to be carried out pursuant to this Credit Agreement in respect of any such Fixed LIBOR Rate Loan, means a TARGET Day;
(c)    if such day relates to any interest rate settings as to a Fixed LIBOR Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Fixed LIBOR Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Credit Agreement in respect of any such Fixed LIBOR Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“CAM Exchange” means the exchange of the Lenders’ interests as provided in Section 9.04.
“CAM Exchange Date” means the date on which an Event of Default under Section 9.01(f) or (g) shall occur.
“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent of the sum of (i) the Specified Obligations owed to such Lender and (ii) such Lender’s participations in undrawn amounts of Letters of Credit, in each case immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent of the sum of (i) the Specified Obligations owed to all the Lenders and (ii) the aggregate undrawn amount of all outstanding Letters of Credit, in each case immediately prior to the CAM Exchange Date.
“Canadian Dollars” and “CDN$” means the lawful currency of Canada.
“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee that is required to be accounted for as a capital lease on the balance sheet of that Person in accordance with GAAP as in effect on the date hereof (without regard to any change in GAAP after the date hereof).
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, L/C Issuers or Swingline Lenders (as applicable)

CHAR1\1346423v~~1~~12

and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances ~~or,~~, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the L/C Issuer, and/or (c) if the applicable L/C Issuer or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to ~~(a)~~ the Administrative Agent and ~~(b)~~ the applicable L/C Issuer or the applicable Swingline Lender (as applicable). ~~Derivatives of such term have corresponding meanings~~ “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) time deposits and certificates of deposit of any Approved Bank, in each case with maturities of (i) if such deposits may be withdrawn at any time without penalty, any duration and (ii) in all other cases, not more than thirteen (13) months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A‑2 (or the equivalent thereof) or better by S&P or P‑2 (or the equivalent thereof) or better by Moody’s and maturing within thirteen (13) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500 million for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500 million and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof and (f) any cash collateral permitted under Section 8.01(o).
“Change in Law” means the occurrence, after the ~~date of this Credit Agreement~~Amendment No. 1 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

CHAR1\1346423v~~1~~12

“Change of Control” means, with respect to EWI, an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d‑3 and 13d‑5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clauses (ii) and (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors)~~; or~~
~~(c)    the occurrence of a “Change of Control” under any of the Convertible Debentures~~.
“Closing Date” means the first date all conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01.
“Collateral” means the collateral identified in, and at any time covered by, the Collateral Documents.
“Collateral Agent” means the Domestic Collateral Agent, the Foreign Collateral Agent and/or the India Collateral Agent, as appropriate.
“Collateral Documents” means the Domestic Collateral Documents, the Foreign Collateral Documents and/or the India Collateral Documents, as appropriate.

CHAR1\1346423v~~1~~12

“Commitment Period” means the period from and including the ~~Closing~~Amendment No. 1 Effective Date to the earlier of (a)(i) in the case of Revolving Loans and Swingline Loans, the Revolving Termination Date or (ii) in the case of the Letters of Credit, the L/C Expiration Date, or (b) in each case, the date on which the Revolving Commitments shall have been terminated as provided herein.
“Commitments” means the Revolving Commitments and the Term Loan Commitments.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a certificate substantially in the form of Exhibit 7.02(b).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, for any period for the Consolidated Group, all additions to plant, property and equipment as determined in accordance with GAAP, but excluding, in any event, (i) expenditures made in connection with Permitted Acquisitions, (ii) expenditure of insurance proceeds or condemnation awards made in repair or replacement of plant, property and equipment that has been lost, damaged, destroyed or condemned, and (iii) reinvestment of net cash proceeds from plant, property and equipment that has been sold or otherwise disposed of. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.
“Consolidated EBITDA” means, for any period for the Consolidated Group, without duplication, the sum of (i) operating income, plus (ii) depreciation, plus (iii) amortization, plus (iv) interest income from the operations of the epay Segment, plus (v) to the extent deducted in the calculation of operating income, one-time non-cash charges ~~with the consent of the Administrative Agent~~, plus (vi) non-cash expenses recognized pursuant to FASB ASC Topic 718 (Compensation – Stock Compensation) plus (vii) net income from joint ventures and other minority interests owned by members of the Consolidated Group when and as earned and received plus (viii) charges (gains) resulting from adjustments to acquisition-related contingent consideration and adjustments to other acquisition-related contingent assets and liabilities pursuant to FASB ASC Topic 805 (Business Combinations); provided that appropriate adjustments will be made in subsequent periods where cash payments are subsequently made in respect of non-cash charges previously excluded under clauses (v) and (vi). Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.
“Consolidated Fixed Charge Coverage Ratio” means, for the Consolidated Group for the period of four consecutive fiscal quarters then ending, the ratio of (i) the sum of Consolidated EBITDA minus Consolidated Capital Expenditures (other than those financed with Indebtedness permitted under Section 8.03(d) hereof) minus cash taxes paid in the period minus Restricted Payments paid in cash in the period to (ii) Consolidated Fixed Charges.
“Consolidated Fixed Charges” means, for any period for the Consolidated Group, without duplication, the sum of (i) the portion of interest expense paid in cash in the period (provided that, for

CHAR1\1346423v~~1~~12

purposes of this calculation, payments required under ATM Cash Supply Arrangements that constitute interest expense for purposes of GAAP shall not constitute interest expense), plus (ii) scheduled payments of principal on Funded Debt (other than loans and obligations owing hereunder) made in the period of determination (provided that, for purposes of this calculation, obligations under letters of credit, bank guaranties and surety bonds shall not constitute Funded Debt), plus (iii) scheduled payments of principal on the Term Loan A made in the period of determination (but not, in any event, less than an amount equal to 5% of the original principal amount of the Term Loan A), minus (iv) interest income received in cash from any Designated Deposit during such period. Except as otherwise expressly provided, the applicable period shall be the four consecutive fiscal quarters ending as of the date of determination.
“Consolidated Funded Debt” means Funded Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP, provided that for purposes hereof (i) obligations in respect of letters of credit and bank guaranties will be net of cash collateral provided therefore and (ii) obligations in respect of Loans will be net of the amount of any Designated Deposit.
“Consolidated Group” means EWI and its subsidiaries determined on a consolidated basis in accordance with GAAP.
~~“Consolidated Senior Funded Debt” means Consolidated Funded Debt less and except Consolidated Subordinated Debt.~~
~~“Consolidated Senior Secured Funded Debt” means Consolidated Senior Funded Debt that is secured by a pledge of collateral interest (including the Loans and Obligations under this Credit Agreement).~~
~~“Consolidated Senior Secured Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (i) Consolidated Senior Secured Funded Debt as of such day, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.~~
~~“Consolidated Subordinated Debt” means Subordinated Debt of the Consolidated Group determined on a consolidated basis in accordance with GAAP.~~
“Consolidated Total Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (i) Consolidated Funded Debt as of such day, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

CHAR1\1346423v~~1~~12

~~“Convertible Debentures” means those 3.50% Convertible Subordinated Debentures due 2025 of EWI issued under and governed by that Indenture dated as of October 4, 2005 between EWI, as issuer, and U.S. Bank National Association, as trustee.~~
“Credit Agreement” has the meaning provided in the recitals hereto, as the same may be amended and modified from time to time.
“Credit Documents” means this Credit Agreement, the Notes, the Collateral Documents, the Fee Letter, the Guaranties, each Designated Borrower Request and Assumption Agreement, the Issuer Documents, each Designated Borrower Notice, the Joinder Agreements, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Credit Agreement and the Lender Joinder Agreements.
“Credit Extension” means each of the following: (a) a Borrowing, (b) the conversion or continuation of a Borrowing, and (c) an L/C Credit Extension.
“Credit Parties” means, collectively, the Borrowers and the Guarantors.
“Credit Party Materials” has the meaning provided in Section 7.02.
“CTA” means the Corporation Tax Act 2009.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions (including the Indian Recovery of Debt due to Banks and Financial Institutions Act, 1993) from time to time in effect and affecting the rights of creditors generally.
“Delta Euronet” means Delta Euronet GmbH, limited liability company organized and existing under the laws of Germany.
“Default” means any event, act or condition that constitutes an Event of Default or that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Default Rate” means
(a)    in the case of the Letter of Credit Fee, an interest rate equal to the sum of (i) the Applicable Percentage, plus (ii) two percent (2.0%) per annum;
(b)    in the case of Fixed LIBOR Rate Loans, an interest rate equal to the sum of (i) the Fixed LIBOR Rate therefor, plus (ii) the Applicable Percentage, plus (iii~~) Mandatory Cost, if any, plus (iv~~) two percent (2.0%) per annum;

CHAR1\1346423v~~1~~12

(c)    in the case of Floating LIBOR Rate Loans, an interest rate equal to the sum of (i) the Floating LIBOR Rate therefor, plus (ii) the Applicable Percentage, plus (iii~~) Mandatory Cost, if any, plus (iv~~) two percent (2.0%) per annum;
(d)    in the case of Overnight Rate Loans, an interest rate equal to the sum of (i) the Overnight Rate therefor, plus (ii) the Applicable Percentage, plus (iii~~) Mandatory Cost, if any, plus (iv~~) two percent (2.0%) per annum; and
(e)    in all other cases, including Base Rate Loans, an interest rate equal to the sum of (i) the Base Rate, plus (ii) the Applicable Percentage, plus (iii) two percent (2.0%) per annum.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, an L/C Issuer, a Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, an L/C Issuer or a Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender ~~upon delivery of~~as of the date established therefor by the Administrative Agent in a written notice of such determination which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuers, the Swingline Lenders and the Lenders promptly following such determination.
“Defaulting Lender Account” has the meaning provided in Section 2.17(a)(v).
“Designated Borrower Limit” means, for any Borrower, the amount shown on Schedule 2.14 as its “Designated Borrower Limit”, and for any Applicant Borrower that becomes a Borrower hereunder in

CHAR1\1346423v~~1~~12

accordance with the provisions of Section 2.14(b), the amount identified in the Designated Borrower Request and Assumption Agreement. The Designated Borrower Limit is part of, and not in addition to, the Aggregate Commitments.
“Designated Borrower Notice” has the meaning provided in Section 2.14(b).
“Designated Borrower Request and Assumption Agreement” has the meaning provided in Section 2.14(b).
“Designated Borrowers” means the Borrowers identified on Schedule 2.14 and any Applicant Borrower that becomes a Borrower hereunder in accordance with the provisions of Section 2.14(b).
“Designated Deposit” means amounts on deposit in one or more designated blocked accounts maintained by EWI or any Domestic Subsidiary with the Administrative Agent containing cash or Cash Equivalents.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.
“Direction” has the meaning provided in Section 3.01(a).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar”, “U.S. Dollar”, “$” and “USD$” means the lawful currency of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such other currency.
“Domestic Borrower” means a Borrower that is organized under the laws of any State of the United States or the District of Columbia.
“Domestic Collateral Agent” means Bank of America in its capacity as collateral agent for the holders of the Domestic Obligations, the guaranties relating thereto and the other secured obligations identified in the collateral documents, and any successor in such capacity.
“Domestic Collateral Documents” means the Domestic Security Agreement, the Domestic Pledge Agreement and any other documents executed and delivered in connection with the attachment and perfection of security interests granted to secure the Domestic Obligations.

CHAR1\1346423v~~1~~12

“Domestic Credit Party” means a Credit Party that is organized under the laws of any State of the United States or the District of Columbia.
“Domestic Guarantors” means (i) EWI, (ii) the Domestic Borrowers (for purposes of the obligations of subsidiaries and affiliates under Swap Contracts and Treasury Management Agreements and any Swap Obligations of a Specified Credit Party, determined before giving effect to Sections 4.01 and 4.08 under the Guaranty), (iii) the Domestic Subsidiaries identified on the signature pages hereto as “Domestic Guarantors”, and (iv) each other Domestic Subsidiary which after the Closing Date becomes a Domestic Guarantor pursuant to a Joinder Agreement or other documentation in form and substance reasonably acceptable to the Administrative Agent, in each case together with their respective successors and permitted assigns.
“Domestic Obligations” means Obligations of the Domestic Credit Parties.
“Domestic Pledge Agreement” means the pledge agreement dated as of the Closing Date, and any other pledge agreement, given by the Domestic Credit Parties, as pledgors, to the Domestic Collateral Agent to secure the obligations identified therein, in each case as the same may be amended, modified, extended, renewed or replaced from time to time.
“Domestic Security Agreement” means the security agreement dated as of the Closing Date, and any other security agreement, given by the Domestic Credit Parties, as grantors, to the Domestic Collateral Agent to secure the obligations identified therein, in each case as the same may be amended, modified, extended, renewed or replaced from time to time.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any State of the United States or the District of Columbia, provided that ~~Telecomnet, Inc., a Delaware corporation that is expected to be converted into a Delaware~~any limited liability company~~,~~ organized under the laws of any State of the United States or the District of Columbia and that is a Wholly Owned Subsidiary of a Foreign Subsidiary shall be considered to be a Foreign Subsidiary rather than a Domestic Subsidiary for all purposes of this Credit Agreement and the other Credit Documents.
“Dutch Obligor” means any Borrower or any Guarantor incorporated in the Netherlands.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided, however, that for loans and commitments in respect of the European Revolving Loan Obligations, the Australian Revolving Loan Obligations and the India Revolving Loan Obligations, an Eligible Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies without the imposition of any additional Indemnified Taxes, as the case may be.
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

CHAR1\1346423v~~1~~12

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“English Obligor” means any Borrower or any Guarantor organized and existing under the laws of England and Wales.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrowers, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“epay Segment” means the reportable “epay” segment as referenced and reported in Form 10-K and Form 10-Q filed by EWI with the SEC.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with EWI within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by EWI or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by EWI or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon EWI or any ERISA Affiliate.

CHAR1\1346423v~~1~~12

“Euro”, “EUR” or “€” mean the single lawful currency of the Participating Member States ~~introduced in accordance with the EMU Legislation~~.
“European Loan Obligations” means the European Revolving Loan Obligations and any Incremental Credit Facilities established hereunder that are denominated in Alternative Currencies.
“European Revolving Commitment” means, for each European Revolving Lender, the commitment of such Lender to make European Revolving Loans (and to share in European Revolving Loan Obligations) hereunder.
“European Revolving Commitment Percentage” means, for each European Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Lender’s European Revolving Committed Amount and the denominator of which is the Aggregate European Revolving Committed Amount. The initial European Revolving Commitment Percentages are set out in Schedule 2.01.
“European Revolving Committed Amount” means, for each European Revolving Lender, the amount of such Lender’s European Revolving Commitment. The initial European Revolving Committed Amounts are set out in Schedule 2.01.
“European Revolving Lenders” means those Lenders with European Revolving Commitments, together with their successors and permitted assigns. The initial European Revolving Lenders are identified on the signature pages hereto and are set out in Schedule 2.01.
“European Revolving Loan” has the meaning provided in Section 2.01(b)(i).
“European Revolving Loan Obligations” means the European Revolving Loans and the European Swingline Loans.
“European Revolving Notes” means the promissory notes, if any, given to evidence the European Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of European Revolving Note is attached as Exhibit 2.13-3.
“European Swingline Commitment” means, with respect to each European Revolving Lender, the commitment of such Lender to purchase its pro rata share of participation interests in European Swingline Loans.
“European Swingline Lender” means Bank of America in its capacity as such, together with any successor in such capacity.
“European Swingline Loan” has the meaning provided in Section 2.01(b)(iii). All European Swingline Loans will be denominated in Alternative Currencies therefor, being British Pounds sterling and Euro on the Closing Date.

CHAR1\1346423v~~1~~12

“European Swingline Note” means the promissory note given to evidence the European Swingline Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of European Swingline Note is attached as Exhibit 2.13-4.
“European Swingline Sublimit” has the meaning provided in Section 2.01(b)(iii). The European Swingline Sublimit is a part of, and not in addition to, the Aggregate European Revolving Commitments.
“Event of Default” has the meaning provided in Section 9.01.
“EWI” means Euronet Worldwide, Inc., a Delaware corporation.
“Excluded Property” means (a) unless reasonably requested by the Administrative Agent or the Required Lenders on thirty (30) days’ prior written notice, any personal Property (other than cash collateral required hereunder) in respect of which perfection of a Lien may not be effected by either (i) the filing of one or more financing statements under the UCC or (ii) the filing of appropriate notices or other evidence of Lien with the United States Copyright Office or the United States Patent and Trademark Office, (b) unless reasonably requested by the Collateral Agent or the Required Lenders on thirty (30) days’ prior written notice, any leasehold interests, (c) any Property that is subject to a Lien permitted under Sections 8.01(c),(j) or (k) or a Refinancing Lien relating thereto permitted under Section 8.01(r) pursuant to documents that prohibit such Credit Party from granting any other Liens in such Property (or give rise to a right of termination or other remedies), provided that in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Sections 9-407 and 9-408) or other applicable law, (d) restricted cash or other funds that are held in trust and not property of members of the Consolidated Group and (e) any Property (including, without limitation, any permit, lease, license, contract or instrument now or hereafter in effect) of a Credit Party if the grant of a security interest in such Property in a manner contemplated by this Credit Agreement or the other Credit Documents, would violate applicable Law or is prohibited under applicable Law or the terms of the relevant permit, lease, license, contract, instrument or other document, and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise materially and adversely alter such Credit Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both, provided that in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Sections 9-407 and 9-408) or other applicable law); provided that notwithstanding the foregoing or anything to the contrary contained herein or in any of the other Credit Documents, neither (i) cash collateral or Adequate Assurance, nor (ii) the pledge of any Capital Stock, required or otherwise provided hereunder or in connection herewith shall constitute “Excluded Property” nor be subject to the advance notice requirement referenced above, and it is understood and agreed that all Capital Stock that is certificated will be delivered to the Collateral Agent, together with appropriate undated transfer powers executed in blank, regardless whether perfection may be obtained by the filing of one or more financing statements under the UCC.
“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty by such Credit Party of, or the grant under a Credit Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Support Obligation in respect thereof) is or becomes illegal under the Commodity Exchange Act (or the

CHAR1\1346423v~~1~~12

application or official interpretation thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 hereunder and any other “keepwell”, support or other agreement for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties) at the time the Guaranty by such Credit Party, or grant by such Credit Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means~~,~~ any of the following Taxes imposed on or with respect to ~~the Administrative Agent, any Lender, an L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes~~any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by ~~its overall~~ net income (however denominated), ~~and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which~~franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office ~~is located~~ or, in the case of any Lender, ~~in which~~ its ~~applicable~~ Lending Office ~~is located or with which the recipient has a present or former connection (other than a connection resulting from the execution, delivery, performance, filing, recording and enforcement of, and other activities related to, this Agreement), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from~~located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to ~~a~~or for the account of such Lender ~~that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee~~with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to ~~a~~an assignment request by the ~~Borrowers under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new~~Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office~~) or~~, (~~ii~~c) ~~is~~Taxes attributable to such ~~Foreign Lender~~Recipient’s failure ~~or inability (other than as a result of a Change in Law)~~ to comply with ~~clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Sections 3.01(a)(ii) or (c), and (e) any Taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012 to establish that such payment is exempt from withholding under~~Section 3.01(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

CHAR1\1346423v~~1~~12

“Existing Credit Agreement” shall have the meaning provided in the recitals.
“Existing Credit Documents” has the meaning provided in Section 1.11(e).
“Existing USD Letters of Credit” means those letters of credit outstanding on the Closing Date and identified as such on Schedule 2.03.
“Existing India Letters of Credit” means those letters of credit outstanding on the Closing Date and identified as such on Schedule 2.03.
“Existing Lenders” shall have the meaning provided in the recitals.
“Existing Letters of Credit” means the Existing USD Letters of Credit and the Existing India Letters of Credit.
“Exposure” means, with respect to any Lender, the sum at such time, without duplication, of (a) such Lender’s Australian Revolving Commitment Percentage of the Outstanding Amount of the Australian Revolving Loan Obligations plus (b) such Lender’s USD Revolving Commitment Percentage of the Outstanding Amount of the USD Revolving Loan Obligations (including any participation interests in USD Letters of Credit and USD Swingline Loans) plus (c) such Lender’s European Revolving Commitment Percentage of the Outstanding Amount of the European Revolving Loan Obligations (including any participation interests in European Swingline Loans) plus (d) such Lender’s India Revolving Commitment Percentage of the Outstanding Amount of the India Revolving Loan Obligations (including any participation interests in India Letters of Credit) plus (e) such Lender’s Term Loan A Commitment Percentage of the Outstanding Amount of the Term Loan A.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100th of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

CHAR1\1346423v~~1~~12

“Fee Letter” means (i) as regards Bank of America and MLPF&S, the letter agreement, dated June 3, 2011, among EWI, Bank of America and MLPF&S, (ii) as regards U.S. Bank National Association, as joint lead arranger and joint book manager, any such letter agreement between EWI and U.S. Bank National Association in respect thereof, and (iii) for any L/C Issuer, any letter agreement between EWI and the L/C Issuer, in each such case, as amended, modified, extended, renewed or replaced.
“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is owned directly by a Domestic Credit Party.
“Fixed LIBOR Base Rate” means:
(a)    for any interest calculation with respect to a Fixed LIBOR Rate Loan on any date:
~~(a)    in the case of Loans~~ (i) denominated in Indian Rupees, the rate published by the National Stock Exchange (NSE) of India (sometimes referred to as the “MIBOR Rate”)~~;~~ or a successor thereto approved by the Administrative Agent, provided that if such rate is not available at such time for any reason, then the “MIBOR Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Indian Rupees for delivery on the first day of such Interest Period in same day funds in the approximate amount of the subject Loan being made, continued or converted with a term equivalent to such Interest Period would be offered by the Mumbai branch of Bank of America to major banks in the Mumbai interbank market at their request at approximately 11:00 a.m. (Mumbai time) on the first day of the commencement of such Interest Period; provided that, notwithstanding anything to the contrary contained in this Credit Agreement, the Fixed LIBOR Rate pertaining to Loans denominated in Indian Rupees shall at no time be lower than the Base Rate and the Base Rate shall be subject to change in interest rates made by the Reserve Bank of India from time to time;
~~(b)    for any Interest Period with respect to a Fixed LIBOR Rate Loan other than Loans denominated in Indian Rupees, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined~~
(ii)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor thereto which is approved by the Administrative Agent (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations as may be designated by the

CHAR1\1346423v~~1~~12

Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m. (London time) on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;
(iii)    denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate or a comparable or successor rate thereto which is approved by the Administrative Agent (“BBSY”) as published by Reuters (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period; and
(iv)    denominated in any Non-LIBOR Quoted Currency, the rate per annum designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent ~~to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Fixed LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliates) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and~~and the Lenders pursuant to Section 1.06 (a) (or such other commercially available source providing quotations as may be designated by the Administrative Agent from time to time); and
~~(c)~~ (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to ~~(i) BBA~~the LIBOR~~,~~ Rate at ~~approximately~~or about 11:00 a.m.~~,~~ (London time) determined two ~~London Banking~~Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one month commencing that day ~~or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurocurrency market at their request at the date and time of determination.~~;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practices; provided further that to the extent that such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Fixed LIBOR Rate” means (a) for any Interest Period with respect to any Fixed LIBOR Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Fixed LIBOR Base Rate for such Fixed LIBOR Rate Loan for such Interest Period by (ii) one minus the Fixed LIBOR Rate Reserve Percentage for such Fixed LIBOR Rate Loan for such Interest

CHAR1\1346423v~~1~~12

Period and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Fixed LIBOR Rate, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Fixed LIBOR Base Rate for such Base Rate Loan for such day by (ii) one minus the Fixed LIBOR Rate Reserve Percentage for such Base Rate Loan for such day.
“Fixed LIBOR Rate Loan” means a Loan that bears interest at a rate based on ~~clauses~~clause (a~~) or (b~~) of the definition of “Fixed LIBOR Base Rate”. Fixed LIBOR Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Fixed LIBOR Rate Loans.
“Fixed LIBOR Rate Reserve Percentage” means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Fixed LIBOR Rate for each outstanding Fixed LIBOR Rate Loan and for each outstanding Base Rate Loan bearing interest at a rate based on the Fixed LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Fixed LIBOR Rate Reserve Percentage.
“Fixed LIBOR Rate Unavailability Period” means any period of time during which a notice delivered to the Borrower in accordance with clauses (a) and (b) of Section 3.03 shall remain in force and effect.
“Floating LIBOR Rate” means a fluctuating rate of interest set on the first Business Day of each month equal to the ~~one (1) month British Bankers Association LIBOR Rate for Dollar deposits as published by Reuters (or such other commercially available source providing quotations for such BBA LIBOR rate as may be designated by the Administrative Agent from time to time) on such Business Day~~LIBOR Rate at approximately 11:00 a.m. (London time) determined two Business Days prior thereto for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day (expressed as a decimal and rounded upward if the number shown in the last decimal place is 5 or greater) adjusted from time to time in the sole discretion of the Administrative Agent for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.
“Floating LIBOR Rate Loans” means a Loan that bears interest at a rate based on the Floating LIBOR Rate. Floating LIBOR Rate Loans may be denominated in Dollars only.
“Foreign Borrower” means a Borrower that is not a Domestic Borrower.
“Foreign Collateral Agent” means Bank of America in its capacity as collateral agent for the holders of the Foreign Obligations, the guaranties relating thereto and the other secured obligations identified in the collateral documents, and any successor in such capacity.
“Foreign Collateral Documents” means the Domestic Security Agreement, the Domestic Pledge Agreement, the Foreign Security Agreements, the Foreign Pledge Agreements and any other documents

CHAR1\1346423v~~1~~12

executed and delivered in connection with the attachment and perfection of security interests granted to secure the Foreign Obligations.
“Foreign Credit Party” means a Credit Party that is not a Domestic Credit Party.
“Foreign Guarantors” means (i) EWI, (ii) the Domestic Guarantors, (iii) the Foreign Borrowers (other than the India Borrower), (iv) the Foreign Subsidiaries identified on the signature pages hereto as “Foreign Guarantors”, (v) each Person who gives a Guaranty in regards to the Foreign Obligations and (vi) each other Foreign Subsidiary which after the Closing Date becomes a Foreign Guarantor pursuant to a Joinder Agreement or other documentation in form and substance reasonably acceptable to the Administrative Agent, in each case together with their respective successors and permitted assigns.
“Foreign Lender” means, with respect to any Borrower, ~~any Lender that is~~(a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the ~~Laws~~laws of a jurisdiction other than that in which the Borrower is resident for tax purposes ~~(including such a Lender when acting in the capacity of the L/C Issuer)~~. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Obligations” means Obligations of the Foreign Subsidiaries of EWI, including the Revolving Loan Obligations and Term Loans owing by the Foreign Borrowers, but excluding, in any event, any Obligation owing by any Domestic Borrower or Domestic Subsidiary.
“Foreign Obligor” means a Credit Party that is a Foreign Subsidiary.
“Foreign Pledge Agreement” means the pledge agreement dated as of the Closing Date, and any other pledge agreement, given by the Foreign Credit Parties (other than the India Borrower and its Subsidiaries organized and existing under the laws of India), as pledgors, to the Foreign Collateral Agent to secure the Foreign Obligations, in each case as the same may be amended, modified, extended, renewed or replaced from time to time.
“Foreign Security Agreement” means ~~the security agreement dated as of the Closing Date, and any other security agreement, given by the Foreign Credit Parties (other than the India Borrower and its Subsidiaries organized and existing under the laws of India), as grantors, to the Foreign Collateral Agent to secure the Foreign Obligations, in each case as the same may be amended, modified, extended, renewed or replaced from time to time.~~[Released per terms of Amendment No. 1].
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s ~~Revolving Commitment Percentage~~pro rata share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b)

CHAR1\1346423v~~1~~12

with respect to the Swingline Lenders, such Defaulting Lender’s ~~Revolving Commitment Percentage~~pro rata share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations for borrowed money, whether current or long-term (including the Obligations hereunder), and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business) and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable incurred in the ordinary course of business and payable on customary trade terms, (ii) unpaid expenses accrued in the ordinary course of business and (iii) contingent consideration in connection with Acquisitions);
(c)    all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties and surety bonds);
(d)    the Attributable Principal Amount of Capital Leases and Synthetic Leases;
(e)    the Attributable Principal Amount of Securitization Transactions (but without regard to unfunded or undrawn commitments);
(f)    all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments;
(g)    Support Obligations in respect of Funded Debt of another Person;
(h)    Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.
For the avoidance of doubt, Funded Debt shall not include ~~obligations arising solely out of banknote leasing or the conversion of “vault cash” supplied pursuant to ATM Cash Supply Arrangements for operating requirements of the relevant ATMs into obligations of members of the Consolidated Group according to such ATM Cash Supply Arrangements so long as the proceeds of such obligations are used solely in the relevant ATMs, and for no other purpose.~~:

CHAR1\1346423v~~1~~12

(A)    obligations arising out of banknote leasing, “vault cash” supply, ATM sponsorship and similar arrangements under ATM cash supply arrangements consistent with past practice, and loans and lines of credit serving the same purpose; provided, in each case, (1) the proceeds from any such arrangements (including, for purposes hereof, such loans and lines of credit) are used solely to service ATMs and for no other purpose, (2) the associated cash and currency that are the subject of such arrangements will be kept strictly segregated and apart from other cash and currency not associated with the operation and settlement of the respective ATM network, and (3) any liens relating thereto will be limited to the cash and currency provided and/or any segregated bank accounts relating to the operation and settlement of the respective ATM network; or
(B)    obligations under or in respect of surety bonds, unless and until drawn; or
(C)    obligations under or in respect of letters of credit to vendors or suppliers of products, content or services distributed or provided through processing networks of the Consolidated Group, unless and until drawn, provided that, in each such case (1) a trust account or segregated account has been established therefor for the benefit of such vendors and suppliers (whether for the benefit of a single vendor or supplier or multiple vendors and/or suppliers), (2) all cash generated from the distribution or provision of such products, content and services through the respective processing networks of the Consolidated Group is deposited in or subject to such trust account or segregated account, and (3) such cash will be kept segregated and apart from cash not associated with the distribution or provision of such products, content and services through the respective processing networks of the Consolidated Group.
For purposes hereof, the amount of Funded Debt shall be determined (i) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (ii) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), (iii) in the case of a Securitization Transaction established to facilitate the issuance of letters of credit and bank guaranties, without duplication for the letters of credit and bank guaranties issued in connection therewith, and (iv) based on the amount of Funded Debt that is the subject of the Support Obligations in the case of Support Obligations under clause (g).
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to the provisions of Section 1.03.
“German Obligor” means any Credit Party organized under the laws of Germany.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” shall have the meaning provided in Section 4.01.

CHAR1\1346423v~~1~~12

“Guarantors” means the Domestic Guarantors, the Foreign Guarantors and/or the India Guarantors, as appropriate.
“Guaranty” means (a) the guaranty provided pursuant to Article IV hereof, and/or (b) any other guaranty agreement in respect of the Obligations given by any Person, whether by way of Joinder Agreement or otherwise, in each case as the same may be amended and modified from time to time.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos‑containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“HMRC DT Treaty Passport Scheme” means the HM Revenue & Customs Double Taxation Treaty Passport Scheme for overseas corporate lenders which commenced on 1 September 2010.
“Honor Date” has the meaning provided in Section 2.03(c)(i).
“Hungarian Forints” means the lawful currency of Hungary.
“IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board and in effect from time to time.
“Incremental Credit Facilities” has the meaning provided in Section 2.01(f).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all Funded Debt;
(b)    all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties and surety bonds);
(c)    net obligations under any Swap Contract;
(d)    Support Obligations in respect of Indebtedness of another Person; and
(e)    Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.
For the avoidance of doubt, Indebtedness shall not include:
(A)    obligations arising out of banknote leasing, “vault cash” supply, ATM sponsorship and similar arrangements under ATM cash supply arrangements consistent with past practice, and loans and lines of credit serving the same purpose; provided, in each case, (1) the proceeds from any

CHAR1\1346423v~~1~~12

such arrangements (including, for purposes hereof, such loans and lines of credit) are used solely to service ATMs and for no other purpose, (2) the associated cash and currency that are the subject of such arrangements will be kept strictly segregated and apart from other cash and currency not associated with the operation and settlement of the respective ATM network, and (3) any liens relating thereto will be limited to the cash and currency provided and/or any segregated bank accounts relating to the operation and settlement of the respective ATM network;
(B)    obligations under or in respect of surety bonds, unless and until drawn; or
(C)    obligations under or in respect of letters of credit to vendors or suppliers of products, content or services distributed or provided through processing networks of the Consolidated Group, unless and until drawn, provided that, in each such case (1) a trust account or segregated account has been established therefor for the benefit of such vendors and suppliers (whether for the benefit of a single vendor or supplier or multiple vendors and/or suppliers), (2) all cash generated from the distribution or provision of such products, content and services through the respective processing networks of the Consolidated Group is deposited in or subject to such trust account or segregated account, and (3) such cash will be kept segregated and apart from cash not associated with the distribution or provision of such products, content and services through the respective processing networks of the Consolidated Group.
For purposes hereof, the amount of Indebtedness shall be determined (i) based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c) and (ii) based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (d).
“Indemnified Taxes” means (a) Taxes ~~other than Excluded~~, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning provided in Section 11.04(b).
“India Borrower” means Euronet Services India Pvt. Ltd., a corporation organized and existing under the laws of India.
“India Collateral Agent” means Bank of America, N.A., acting through its branch in Mumbai, India, in its capacity as collateral agent to secure the India Revolving Loan Obligations, the guaranty obligations relating thereto and the other secured obligations identified in the India Collateral Documents.
“India Collateral Documents” means the India Security Agreements, the India Pledge Agreements and any other documents executed and delivered in connection with the attachment and perfection of security interests granted to secure the India Revolving Loan Obligations.
“India Guarantors” means (i) EWI, (ii) the Domestic Guarantors, (iii) the Foreign Guarantors, (iv) the India Borrowers (if there is more than one such Borrower), (v) the parties identified on the signature pages hereto as “India Guarantors”, if any, and (vi) each Person who after the Closing Date becomes a India Guarantor pursuant to a Joinder Agreement or other documentation in form and substance

CHAR1\1346423v~~1~~12

reasonably acceptable to the Administrative Agent, in each case together with their respective successors and permitted assigns.
“India L/C Advance” means, with respect to each India Revolving Lender, such Lender’s funding of its participation in any India L/C Borrowing. All India L/C Advances will be denominated in Indian Rupees.
“India L/C Application” means an application and agreement for the issuance or amendment of an India Letter of Credit in the form from time to time in use by the India L/C Issuer.
“India L/C Borrowing” means any extension of credit resulting from a drawing under any India Letter of Credit that has not been reimbursed or refinanced as a Borrowing of India Revolving Loans. All India L/C Borrowings must be denominated in Rupees.
“India L/C Commitment” means, with respect to the India L/C Issuer, the commitment of the India L/C Issuer to issue and to honor payment obligations under India Letters of Credit, and, with respect to each India Revolving Lender, the commitment of such Lender to purchase participation interests in India L/C Obligations up to such Lender’s India Revolving Commitment Percentage thereof.
“India L/C Credit Extension” means, with respect to any India Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“India L/C Issuer” means (a) as to Existing India Letters of Credit, those lenders identified as an issuer on Schedule 2.03 and (b) Bank of America in its capacity as issuer of Letters to Credit hereunder, together with its successors in such capacity.
“India L/C Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under India Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all India L/C Unreimbursed Amounts, including India L/C Borrowings. For purposes of computing the amount available to be drawn under any India Letter of Credit, the amount of such India Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Credit Agreement, if on any date of determination an India Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such India Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“India L/C Sublimit” has the meaning provided in Section 2.01(b)(ii).
“India L/C Unreimbursed Amount” means an L/C Unreimbursed Amount in respect of an India Letter of Credit.
“India Letter of Credit” means each standby letter of credit issued or existing by the India L/C Issuer under Section 2.01(d)(ii). India Letters of Credit will be issued in Indian Rupees.
“India Obligations” means the Obligations of the India Borrower and its subsidiaries.

CHAR1\1346423v~~1~~12

“India Pledge Agreements” means any pledge agreement, given by the India Borrower and its Subsidiaries organized and existing under the laws of India, as pledgors, to the India Collateral Agent to secure the India Obligations, in each case as the same may be amended, modified, extended, renewed or replaced from time to time.
“India Revolving Commitment” means, for each India Revolving Lender, the commitment of such Lender to make India Revolving Loans (and to share in India Revolving Loan Obligations) hereunder.
“India Revolving Commitment Percentage” means, for each India Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Lender’s India Revolving Committed Amount and the denominator of which is the Aggregate India Revolving Committed Amount. The initial India Revolving Commitment Percentages are set out in Schedule 2.01.
“India Revolving Committed Amount” means, for each India Revolving Lender, the amount of such Lender’s India Revolving Commitment. The initial India Revolving Committed Amounts are set out in Schedule 2.01.
“India Revolving Lenders” means those Lenders with India Revolving Commitments, together with their successors and permitted assigns. The initial India Revolving Lenders are identified on the signature pages hereto and are set out in Schedule 2.01.
“India Revolving Loan” has the meaning provided in Section 2.01(d)(i).
“India Revolving Loan Obligations” means the India Revolving Loans and the India L/C Obligations.
“India Revolving Notes” means the promissory notes, if any, given to evidence the India Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of India Revolving Note is attached as Exhibit 2.13-6.
“India Security Agreement” means ~~the security agreement dated as of the Closing Date, if any, and any other security agreement, given by the India Borrower and its Subsidiaries organized and existing under the laws of India, as grantors, to the India Collateral Agent to secure the India Obligations, in each case as the same may be amended, modified, extended, renewed or replaced from time to time.~~[Released per terms of Amendment No. 1].
“Indian Rupee” and “Rupee” means the lawful currency of India.
“Information” has the meaning specified in Section 11.07.
“Interest Payment Date” means, (a) as to any Base Rate Loan and any Floating LIBOR Rate Loan (including USD Swingline Loans), the last Business Day of each March, June, September and December, the Revolving Termination Date and the date of the final principal amortization payment on any Term Loan and, in the case of any Swingline Loan, any other dates as may be mutually agreed upon by the

CHAR1\1346423v~~1~~12

applicable Borrowers and the Swingline Lender, (b) as to any Fixed LIBOR Rate Loan, the last ~~Business Day~~day of each Interest Period ~~for~~applicable to such Loan, the date of repayment of principal of such Loan, the Revolving Termination Date and the date of the final principal amortization payment on any Term Loan, and in addition, where the applicable Interest Period exceeds three months, the date every three months after the beginning of such Interest Period, provided that notwithstanding anything to the contrary contained in this Credit Agreement, the Interest Payment Date in relation to the India Loan Obligations shall always mean the last Business Day of each Interest Period; and (c) as to any European Swingline Loan and Overnight Rate Loan, the last day of each Interest Period applicable thereto and the Revolving Termination Date. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.
“Interest Period” means, (i) as to each Fixed LIBOR Rate Loan, the period commencing on the date such Fixed LIBOR Rate Loan is disbursed or converted to or continued as a Fixed LIBOR Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Loan Notice and (ii) as to each European Swingline Loan and Overnight Rate Loan, the period commencing on the date such Loan is disbursed and ending on the date as may be offered by the applicable Lender or Lenders and agreed to by the Borrower; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    no Interest Period with respect to any Revolving Loan shall extend beyond the Revolving Termination Date;
(d)    no Interest Period with respect to any Term Loan shall extend beyond any principal amortization payment date, except to the extent that the portion of such Loan comprised of Fixed LIBOR Rate Loans that is expiring prior to the applicable principal amortization payment date plus the portion comprised of Base Rate Loans equals or exceeds the principal amortization payment then due; and
(e)    notwithstanding anything to the contrary contained in this Credit Agreement, the Interest Period in relating to the India Loan Obligations shall be the period commending on the date such Fixed LIBOR Rate Loan is disbursed or converted to or continued as a Fixed LIBOR Rate Loan and ending on the date one month thereafter.
“Internal Revenue Code” means the Internal Revenue Code of ~~1986.~~1986, as amended.

CHAR1\1346423v~~1~~12

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor undertakes any Support Obligation with respect to Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually loaned or invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning provided in Section 6.20.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).
“Issuer Documents” means, with respect to any Letter of Credit, the L/C Application and any other document, agreement or instrument (including such Letter of Credit) entered into by a Borrower (or any Subsidiary) and the applicable L/C Issuer (or in favor of the applicable L/C Issuer), relating to such Letter of Credit.
“ITA” means the Income Tax Act 2007.
“Joinder Agreement” means (a) with respect to any Domestic Guarantor, a joinder agreement substantially in the form of Exhibit 7.13 executed and delivered in accordance with the provisions of Section 7.13 and (b) with respect to any Foreign Guarantor or any India Guarantor, a joinder agreement reasonably acceptable to the Administrative Agent.
“Judgment Currency” has the meaning provided in Section 11.18.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means a USD L/C Advance and/or an India L/C Advance, as appropriate.
“L/C Application” means a USD L/C Application and/or an India L/C Application, as appropriate.
“L/C Borrowing” means a USD L/C Borrowing and/or an India L/C Borrowing, as appropriate.

CHAR1\1346423v~~1~~12

“L/C Commitment” means the USD L/C Commitment and/or the India L/C Commitment, as appropriate.
“L/C Credit Extension” means a USD L/C Credit Extension and/or an India L/C Credit Extension, as appropriate.
“L/C Expiration Date” means the day that is seven days prior to the Revolving Termination Date then in effect (or, if such day is not a Business Day, the immediately preceding Business Day).
“L/C Issuer” means the USD L/C Issuer and/or the India L/C Issuer, as appropriate.
“L/C Obligations” means the USD L/C Obligations and/or the India L/C Obligations, as appropriate.
“L/C Sublimit” means the USD L/C Sublimit and/or the India L/C Sublimit, as appropriate.
“L/C Unreimbursed Amount” has the meaning provided in Section 2.03(c)(i).
“Lender Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit 2.01, executed and delivered in accordance with the provisions of Section 2.01(f).
“Lenders” means the Australian Revolving Lenders, the USD Revolving Lenders, the European Revolving Lenders, the India Revolving Lenders and/or the Term Loan A Lenders, as appropriate.
“Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.
“Letter of Credit” means a USD Letter of Credit and/or an India Letter of Credit, as appropriate.
“Letter of Credit Fee” has the meaning provided in Section 2.09(b)(i).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, the ownership or other interests of counterparties in “vault cash” they supply pursuant to ATM Cash Supply Agreements are not Liens.
“LIBOR Quoted Currency” means Dollars, Euro and Sterling, in each case, for so long as there is a published LIBOR rate with respect thereto.
“LIBOR Rate” means a Fixed LIBOR Rate or Floating LIBOR Rate, or both, as appropriate.

CHAR1\1346423v~~1~~12

“LIBOR Rate Loans” means a Fixed LIBOR Rate Loan or Floating LIBOR Rate Loan, or both, as appropriate.
“Liquidity” means, at any time for the Consolidated Group, the sum of (i) unrestricted cash and Cash Equivalents on hand, and (ii) undrawn availability under the Aggregate Revolving Commitments.
“Loan Notice” means a notice of (a) a Borrowing of Loans (including Swingline Loans), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Fixed LIBOR Rate Loans, which, if in writing, shall be substantially in the form of Exhibit 2.02.
“Loan Obligations” means the Revolving Loan Obligations and the Term Loans.
“Loans” means any Revolving Loan and/or any Term Loan, and the Fixed LIBOR Rate Loans, Floating LIBOR Rate Loans, Base Rate Loans and Overnight Rate Loans comprising such Loans.
“London Banking Day” means any day on which dealings in deposits in the applicable currency are conducted by and between banks in the London interbank ~~eurodollar~~eurocurrency market.
“~~Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.~~Master Agreement” shall have the meaning provided in the definition of “Swap Contract”.
“Master L/C Obligations” means the USD L/C Obligations.
“Master Revolving Commitments” means the Australian Revolving Commitments, the USD Revolving Commitments and the European Revolving Commitments.
“Master Revolving Committed Amount” means, for any Lender, an amount equal to its USD Revolving Committed Amount; provided that for BMO Harris Bank N.A. and Bank of Montreal – London, and any other affiliated Lenders which split their respective Master Revolving Commitments hereunder, such affiliated Lenders shall be regarded as a single combined Lender for purposes of determining the “Master Revolving Committed Amount” (and availability thereunder) and determining the commitment fee payable under Section 2.09(a)(i).
“Master Revolving Loan Obligations” means the Australian Revolving Loan Obligations, the USD Revolving Loan Obligations and the European Revolving Loan Obligations.
“Master Swingline Loans” means the USD Swingline Loans and the European Swingline Loans.
“Master Swingline Sublimit” means an amount equal to the USD Swingline Sublimit. The Master Swingline Sublimit on the Closing Date is Twenty-Five Million Dollars ($25,000,000).
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, financial condition, results of operations or assets of the Consolidated Group, taken as a whole; (b) a material impairment of the ability of the Credit Parties, taken as a whole, to perform their

CHAR1\1346423v~~1~~12

obligations under the Credit Documents to which they are parties; or (c) a material adverse effect upon the legality, validity, binding effect or the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, taken as a whole.
“Material Domestic Subsidiary” means (i) each of the Domestic Borrowers (other than EWI), and (ii) each Domestic Subsidiary which becomes, or is required to become, a Guarantor in accordance with the provisions of Section 7.13(a).
“Material First-Tier Foreign Subsidiary” means each First-Tier Foreign Subsidiary that is a Material Foreign Subsidiary.
“Material Foreign Subsidiary” means (i) each of the Foreign Borrowers (other than the India Borrower for purposes of the pledge of interests under Section 7.14(a)(ii) hereof), and (ii) each ~~of the Specified Material Foreign Subsidiaries, and (iii) each of the~~ other Foreign Subsidiary which becomes, or is required to become, a Guarantor in accordance with the provisions of Section 7.13(b).
“Material Permitted Acquisition” means a Permitted Acquisition with Acquisition Consideration in excess of $75 million.
“Maximum Rate” has the meaning specified in Section 11.09.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.
“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, together with its successors.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which EWI or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“New Zealand Dollars” and “NZD” means the lawful currency of New Zealand.
“Non-Consenting Lender” ~~has the meaning provided in~~means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders, or all Lenders or all affected Lenders in a particular facility, as appropriate, in accordance with the terms of Section ~~11.13.~~11.01 and (b) has been approved by the Required Lenders.

CHAR1\1346423v~~1~~12

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender.
“Non-Extension Notice Date” has the meaning provided in Section 2.03(b)(iii).
“Non-Guarantor Domestic Subsidiary” has the meaning provided in Section 7.13(a).
“Non-Guarantor Foreign Subsidiary” has the meaning provided in Section 7.13(b).
“Non-Guarantor India Subsidiary” has the meaning provided in Section 7.13(c).
“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.
“Non-Reinstatement Deadline” has the meaning provided in Section 2.03(b)(iv).
“Notes” means the Revolving Notes, the Swingline Notes and the Term Loan Notes.
“Obligations” means, with respect to each of the Credit Parties, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, and all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the reasonable fees, charges and disbursements of counsel, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof ~~of~~pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Swap Contract between ~~any Credit Party~~EWI or any of its Subsidiaries, on the one hand, and any Lender or Affiliate of a Lender (or a Person who, at the time the Swap Contract was entered into, was a Lender or an Affiliate of a Lender), on the other hand, to the extent permitted hereunder and (c) all obligations under any Treasury Management Agreement between ~~any Credit Party~~EWI or any of its Subsidiaries, on the one hand, and any Lender or Affiliate of a Lender (or a Person who, at the time the Treasury Management Agreement was entered into, was a Lender or an Affiliate of a Lender), on the other hand; provided that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non‑U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

CHAR1\1346423v~~1~~12

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes” means all present or future stamp, court or documentary ~~taxes or any other excise or property taxes, charges~~, intangible, recording, filing or similar ~~levies arising~~Taxes that arise from any payment made ~~hereunder or~~ under ~~any other Credit Document or~~, from the execution, delivery ~~or~~, performance, enforcement ~~of~~or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, ~~this Credit Agreement or any other Credit Document~~any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (i) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swingline Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of L/C Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) the overnight rate determined by the Administrative Agent, the L/C Issuer or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with any amount denominated in any other currency, the greater of (i) an overnight rate determined by the Administrative Agent, the L/C Issuer or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (ii) the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Overnight Rate Loans” means a Loan that bears interest based on the Overnight Rate.
“Participant” has the meaning specified in Section 11.06(d).
“Participating Member State” means ~~each state so described in any EMU Legislation~~any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

CHAR1\1346423v~~1~~12

“Patriot Act” has the meaning provided in Section 11.17.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by EWI or any ERISA Affiliate or to which EWI or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Acquisitions” means any Acquisition that satisfies the following conditions:
(a)    in the case of Acquisitions of an enterprise, an entity or property any part of which is not located in an Approved Jurisdiction, (i) that portion of the enterprise, entity or property that is the subject of such Acquisition (or series of related Acquisitions) that is not located in an Approved Jurisdiction will not exceed $15 million, (ii) the aggregate amount of all such enterprises, entities or properties not located in an Approved Jurisdiction Acquired in any calendar year will not exceed $30 million, and (iii) EWI can demonstrate compliance with the financial covenants in Section 8.12 after giving effect thereto on a Pro Forma Basis;
(b)    in the case of an Acquisition of Capital Stock, such Acquisition is not opposed by the board of directors (or other comparable governing body) of the selling Person or the Person whose Capital Stock is being acquired; provided that members of the Consolidated Group may Acquire additional Capital Stock in those Persons identified in Schedule 8.02 regardless of whether such Acquisition is opposed by the board of directors (or other comparable governing body) of the selling Person or the Person whose Capital Stock is being acquired; and
(c)    no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, and where the Acquisition Consideration is greater than $~~10~~50 million, not less than five days before consummation of the Acquisition, a Responsible Officer of EWI shall provide a written description of the Acquisition, the Acquisition Consideration therefor and a compliance certificate, in form and detail satisfactory to the Administrative Agent.
“Permitted Dispositions” means:
(a)    Dispositions of cash and Cash Equivalents;
(b)    Dispositions by and between members of the Consolidated Group, provided that such Dispositions are made for fair value or, if not for fair value, the difference would constitute an Investment permitted under Section 8.02;
(c)    Dispositions consisting of the sale and leaseback of ADTs, ATMs or POS terminals in the ordinary course of business when such sale and leaseback is entered into in connection with an agreement between any member of the Consolidated Group and a customer

CHAR1\1346423v~~1~~12

for the provision of services, such as the outsourced operation of the ADTs, ATMs or POS terminals or the licensing and maintenance of software for the operation of such ADTs, ATMs or POS terminals;
(d)    Dispositions consisting of the contribution of all or any portion of the assets of, or the equity interests in, certain subsidiaries organized and operating in Spain (including Euronet Movilcarga S.L. and Euronet Telerecarga, S.L.) into a non-wholly owned joint venture otherwise permitted hereunder;
(e)    Dispositions consisting of the sale or transfer of Securitization Receivables (or interests therein) in connection with a Securitization Transaction permitted hereunder;
(f)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(g)    Dispositions of inventory in the ordinary course of business and the licensing or sublicensing of software and IP Rights consistent with past practices;
(h)    Dispositions resulting from the lease of terminal equipment, ADTs or ATMs in the ordinary course of business of members of the Consolidated Group;
(i)    Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(j)    Dispositions of Property in connection with casualty, condemnation or similar events;
(k)    Dispositions resulting from the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims;
(l)    Dispositions resulting from the leasing, subleasing or assignment of Property in the ordinary course of business;
(m)    Dispositions of accounts receivable in connection with the collection or compromise thereof;
(n)    Dispositions resulting from the abandonment of IP Rights which are not material to the conduct of the business of the Consolidated Group, taken as a whole; and
(o)    other Dispositions by the members of the Consolidated Group in any fiscal year in an aggregate amount (calculated using book value) of up to seven and one-half percent (7.5%) of total tangible assets for the Consolidated Group as of the last day of the immediately preceding

CHAR1\1346423v~~1~~12

fiscal year, provided that no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect thereto on a Pro Forma Basis.
“Permitted Liens” means Liens permitted pursuant to Section 8.01.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by EWI or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning provided in Section 7.02.
“Pledge Agreement” means the Domestic Pledge Agreements, the Foreign Pledge Agreements and the India Pledge Agreements.
“Polish New Zlotys” means the lawful currency of Poland.
“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Pro Forma Basis” means, with respect to any transaction, for purposes of determining the applicable pricing level under the definition of “Applicable Percentage” and determining compliance with the financial covenants hereunder, that such transaction shall be deemed to have occurred as of the first day of the period of four consecutive fiscal quarters ending as of the end of the most recent fiscal quarter for which annual or quarterly financial statements shall have been delivered in accordance with the provisions hereof. Further, for purposes of making calculations on a “Pro Forma Basis” hereunder, (a) in the case of any Disposition, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject of such Disposition shall be excluded to the extent relating to any period prior to the date thereof and (ii) Indebtedness paid or retired in connection with such Disposition shall be deemed to have been paid and retired as of the first day of the applicable period; and (b) in the case of any Acquisition, merger or consolidation, (i) income statement items (whether positive or negative) attributable to the property, entities or business units that are the subject thereof shall be included to the extent relating to any period prior to the date thereof and (ii) Indebtedness incurred in connection with such Acquisition, merger or consolidation, shall be deemed to have been incurred as of the first day of the applicable period (and interest expense shall be imputed for the applicable period assuming prevailing interest rates hereunder).

CHAR1\1346423v~~1~~12

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Public Lender” has the meaning specified in Section 7.02.
“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Lender” shall mean a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document and is:
(a)    a Lender: (i) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Credit Document; or (ii) in respect of an advance made under a Credit Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made, and (in either case) which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or
(b)    a Lender which is (i) a company resident in the United Kingdom for United Kingdom tax purposes; (ii) a partnership each member of which is (A) a company so resident in the United Kingdom; or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of the company; or
(c)    a Treaty Lender.
“Rate Determination Date” means, with respect to any Interest Period, two Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

CHAR1\1346423v~~1~~12

“Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to extend, renew, replace, defease, refund or refinance existing Indebtedness (the “Refinanced Debt”) but only if (a) the aggregate principal amount of the Refinancing Indebtedness shall be less than or equal to the sum of (i) the aggregate amount of the Refinanced Debt (including principal and accrued interest), (ii) the aggregate amount of unused commitments under the Refinanced Debt, (iii) prepayment fees or premiums, tender or consent fees and/or other reasonable costs and expenses directly related to the Refinanced Debt and (iv) reasonable fees, expenses and costs directly related to the entering into of the Refinanced Debt, (b) the Refinancing Indebtedness shall have an average weighted maturity equal to or greater than the average weighted maturity of the Refinanced Debt (calculated at the time of the refinancing) and (c) if the Refinanced Debt is Subordinated Debt, such Refinancing Indebtedness shall be subordinated to the Obligations on terms, taken as a whole, that are not less favorable to the holders of the Obligations, in any material respect, than the subordination terms of such Refinanced Debt, determined by the Administrative Agent in its reasonable discretion.
“Refinancing Investment” means an Investment made (including by means of the extension or renewal of an existing Investment) to extend, renew, replace, defease, refund or refinance an existing Investment (the “Refinanced Investment”), but only if the amount of the Refinancing Investment is less than or equal to the sum of (1) the aggregate principal amount of the Refinanced Investment (including accrued interest or dividends, as applicable), (2) prepayment fees or premiums, tender or consent fees and/or other costs and expenses directly related to the Refinanced Investment and (3) fees, expenses and costs directly related to the entering into the Refinancing Investment.
“Refinancing Lien” means a Lien granted to extend, renew or replace an existing Lien (the “Refinanced Lien”), but only if (a) the amount of the Indebtedness or other obligations secured or benefited thereby is not increased except as contemplated by Section 8.03, (b) the direct or any contingent obligor with respect thereto is not changed and (c) any renewal or extension of the Indebtedness or other obligations secured or benefited thereby is permitted by Section 8.03.
“Register” has the meaning provided in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees ~~and~~, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing of Loans (including Swingline Loans) or the conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, an L/C Application.
“Required European Revolving Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate European Revolving Commitments, or if the European Revolving

CHAR1\1346423v~~1~~12

Commitments have expired or been terminated, Lenders holding in the aggregate more than 50% of the European Revolving Loan Obligations (including, in each case, the aggregate amount of each Lender’s risk participation and funded participation in European Swingline Loans); provided that the commitments of, and the portion of the European Revolving Loan Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of “Required European Revolving Lenders”.
“Required India Revolving Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate India Revolving Commitments, or if the India Revolving Commitments have expired or been terminated, Lenders holding in the aggregate more than 50% of the India Revolving Loan Obligations (including, in each case, the aggregate amount of each Lender’s risk participation and funded participation in India L/C Obligations); provided that the commitments of, and the portion of the India Revolving Loan Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of “Required India Revolving Lenders”.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the Commitments shall have expired or been terminated, Lenders holding in the aggregate more than 50% of the Loan Obligations (including, in each case, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swingline Loans); provided that the commitments of, and the portion of the Loan Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required USD Revolving Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate USD Revolving Commitments, or if the USD Revolving Commitments have expired or been terminated, Lenders holding in the aggregate more than 50% of the USD Revolving Loan Obligations (including, in each case, the aggregate amount of each Lender’s risk participation and funded participation in USD L/C Obligations and USD Swingline Loans); provided that the commitments of, and the portion of the USD Revolving Loan Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of “Required USD Revolving Lenders”.
“Responsible Officer” means the chief executive officer, president, chief financial officer, managing director, director, treasurer or assistant treasurer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property) by EWI in respect of its Capital Stock, or any payment (whether in cash, securities or other property) including any sinking fund payment or similar deposit, for or on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of EWI or any option, warrant or other right to acquire such Capital Stock of EWI.

CHAR1\1346423v~~1~~12

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Fixed LIBOR Rate Loan denominated in a currency other than Dollars, (ii) each date of a continuation of a Fixed LIBOR Rate Loan denominated in a currency other than Dollars pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the respective Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment increasing the amount or extension of a Letter of Credit denominated in a currency other than Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in a currency other than Dollars, (iv) in the case of the Existing Letters of Credit, the Closing Date and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the respective Required Lenders shall require.
“Revolving Commitment Percentage” means the Australian Revolving Commitment Percentage, the USD Revolving Commitment Percentage, the European Revolving Commitment Percentage and/or the India Revolving Commitment Percentage, as appropriate.
“Revolving Commitments” means the Australian Revolving Commitments, the USD Revolving Commitments, the European Revolving Commitments and the India Revolving Commitments.
“Revolving Committed Amount” means the Australian Revolving Committed Amount, the USD Revolving Committed Amount, the European Revolving Committed Amount and/or the India Revolving Committed Amount, as appropriate.
“Revolving Lenders” means the Australian Revolving Lenders, the USD Revolving Lenders, the European Revolving Lenders and/or the India Revolving Lenders, as appropriate.
“Revolving Loan Obligations” means the Australian Revolving Loan Obligations, the USD Revolving Loan Obligations, the European Revolving Loan Obligations and/or the India Revolving Loan Obligations, as appropriate.
“Revolving Loans” means the Australian Revolving Loans, the USD Revolving Loans, the European Revolving Loans and/or the India Revolving Loans, as appropriate.
“Revolving Notes” means the Australian Revolving Notes, the USD Revolving Notes, the European Revolving Notes and/or the India Revolving Notes.
“Revolving Termination Date” means ~~August 18, 2016.~~April 9, 2019.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw‑Hill Companies, Inc. and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in a currencies other than Dollars, same day or other funds as may be determined by the Administrative Agent or the applicable

CHAR1\1346423v~~1~~12

L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant currency.
“Sanction(s)” means any international economic sanction(s) program (for the avoidance of doubt, excluding any penalties relating to taxes) administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securitization Transaction” means any financing, factoring or similar transaction (or series of transactions) entered into by any member of the Consolidated Group pursuant to which any such member of the Consolidated Group may sell, convey or otherwise transfer, or pledge or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment (the “Securitization Receivables”) to a special purpose entity (a “Securitization SPE”) or other Person; provided that the granting of Liens in specific accounts receivable to secure specific letters of credit and other obligations covered in clause (c) of the definition of Funded Debt will not constitute a Securitization Transaction for purposes hereof.
“Security Agreements” means the Domestic Security Agreement, the Foreign Security Agreement and the India Security Agreement.
“Special Notice Currency” means at any time a currency other than Dollars, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified ~~Material Foreign Subsidiaries” means each of the Foreign Borrowers, Bankomat 24/Euronet Sp.z.o.o., incorporated in Poland, e-pay Limited, existing under the laws of England and Wales, e-pay Australia Pty Ltd, existing under the laws of New South Wales, Australia, Euronet Adminisztracios Szolgaltato Kft., existing under the laws of Hungary, and Euronet Banktechnikai Szolgaltato Kft., existing under the laws of Hungary.~~Credit Party” means any Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 4.08).
“Specified Obligations” means Obligations consisting of principal of and interest on the Loans, reimbursement obligations in respect of Letters of Credit and fees.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as

CHAR1\1346423v~~1~~12

of the date of determination a spot buying rate for any such currency; and provided further that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in a currency other than Dollars.
“Subordinated Debt” means ~~(i) the Convertible Debentures, and (ii)~~ any Indebtedness that by its terms is expressly subordinated in right of payment to the prior payment of the Loan Obligations hereunder on terms and conditions, and evidenced by documentation, satisfactory to the Administrative Agent and the Required Lenders.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of EWI.
“Support Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Funded Debt or other Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Funded Debt or other Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Funded Debt or other Indebtedness of the payment or performance of such Funded Debt or other Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Funded Debt or other Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Funded Debt or other Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Funded Debt or other Indebtedness of any other Person, whether or not such Funded Debt or other Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Funded Debt or other Indebtedness to obtain any such Lien); provided that “Support Obligation” shall not include obligations relating to the endorsement of checks, drafts or other items for collection in the ordinary course of business. The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related Funded Debt or other Indebtedness, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward

CHAR1\1346423v~~1~~12

foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross‑currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark‑to‑market values for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swingline Borrowing” means a borrowing of a Swingline Loan hereunder.
“Swingline Commitment” means the USD Swingline Commitment, the European Swingline Commitment and/or any other commitments to make Swingline Loans established in respect of other Revolving Commitments hereunder.
“Swingline Lender” means the USD Swingline Lender, the European Swingline Lender and/or the lender identified as the swingline lender in the case of any other Swingline Loans established hereunder.
“Swingline Loans” means the USD Swingline Loans, the European Swingline Loans and/or any other swingline loan established in respect of the other Revolving Commitments hereunder.
“Swingline Notes” means the USD Swingline Note, the European Swingline Note and/or any other promissory notes given to evidence Swingline Loans hereunder.
“Swingline Sublimit” means the USD Swingline Sublimit, the European Swingline Sublimit, the Master Swingline Sublimit and/or any other sublimit for other swingline loans established hereunder.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

CHAR1\1346423v~~1~~12

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which ~~the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system~~TARGET2 (or, if such payment system ceases to be operative, such other payment system, ~~(~~if any~~)~~, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Confirmation” shall mean a confirmation by the Administrative Agent, Lender or L/C Issuer, as applicable, that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company.
~~“Tax Deduction” shall mean a deduction or withholding for or on account of Taxes from a payment under a Credit Document or Swap Contract.~~
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means the Term Loan A and any term loan established under the Incremental Credit Facilities.
“Term Loan A” has the meaning provided in Section 2.01(e).
“Term Loan A Borrower” means EFT Services Holdings BV, a corporation organized and existing under the laws of the Netherlands.
“Term Loan A Commitment” means, for each Term Loan A Lender, the commitment of such Lender to make a portion of the Term Loan A hereunder; provided that, at any time after funding of the Term Loan A, determinations of “Required Lenders” shall be based on the Outstanding Amount of the Term Loan A.
“Term Loan A Commitment Percentage” means, for each Term Loan A Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding of the Term Loan A, such Lender’s Term Loan A Committed Amount, and after funding of the Term Loan A, is the principal amount of such Lender’s Term Loan A, and the denominator of which is, prior to

CHAR1\1346423v~~1~~12

funding of the Term Loan A, the aggregate principal amount of the Term Loan A Commitments, and after funding of the Term Loan A, the Outstanding Amount of the Term Loan A. The initial Term Loan A Commitment Percentages are set out in Schedule 2.01.
“Term Loan A Committed Amount” means, for each Term Loan A Lender, the amount of such Lender’s Term Loan A Commitment. The initial Term Loan A Committed Amounts are set out in Schedule 2.01.
“Term Loan A Lender” means those Lenders with Term Loan A Commitments, together with their successors and permitted assigns. The initial Term Loan A Lenders are identified on the signature pages hereto and are set out in Schedule 2.01.
“Term Loan A Note” means the promissory notes substantially in the form of Exhibit 2.13-7, if any, given to evidence the Term Loan As, as amended, restated, modified, supplemented, extended, renewed or replaced.
“Term Loan Commitments” means (i) the Term Loan A Commitments, and (ii) any term loan commitments established under the Incremental Credit Facilities, provided that in any such case, at any time after funding of the respective term loan, determinations of “Required Lenders” and required lenders for the particular tranche of term loan thereby established shall be based on the Outstanding Amount of the term loan.
“Term Loan Notes” means the Term Loan A Note and any other promissory notes given to evidence Term Loans hereunder.
“Tranche” means, for purposes of Section 9.04, each of (i) the Australian Revolving Commitments and the Australian Revolving Loan Obligations, (ii) the USD Revolving Commitments and the USD Revolving Loan Obligations, (iii) the European Revolving Commitments and European Revolving Loan Obligations, (iv) the India Revolving Commitments and the India Revolving Loan Obligations, (v) the Term Loan A Commitments and the Term Loan A, and (vi) any other commitments relating to Incremental Credit Facilities established after the ~~Closing~~Amendment No. 1 Effective Date and the loans and obligations relating thereto.
“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services.
“Treaty Lender” shall mean a Lender which (a) is treated as a resident of a Treaty State for the purposes of the Treaty and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected.

CHAR1\1346423v~~1~~12

“Treaty State” shall mean a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“Type” means, with respect to any Revolving Loan or any Term Loan, its character as a Base Rate Loan, a Floating LIBOR Rate Loan or a Fixed LIBOR Rate Loan.
“UCC” means the Uniform Commercial Code in effect in any applicable jurisdiction from time to time.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.
“United States” or “U.S.” means the United States of America.
“USD L/C Advance” means, with respect to each USD Revolving Lender, such Lender’s funding of its participation in any USD L/C Borrowing. All USD L/C Advances must be denominated in Dollars.
“USD L/C Application” means an application and agreement for the issuance or amendment of a USD Letter of Credit in the form from time to time in use by the USD L/C Issuer.
“USD L/C Borrowing” means any extension of credit resulting from a drawing under any USD Letter of Credit that has not been reimbursed or refinanced as a Borrowing of USD Revolving Loans. All USD L/C Borrowings will be denominated in Dollars.
“USD L/C Commitment” means, with respect to the USD L/C Issuer, the commitment of the USD L/C Issuer to issue and to honor payment obligations under USD Letters of Credit, and, with respect to each USD Revolving Lender, the commitment of such Lender to purchase its pro rata share of participation interests in USD L/C Obligations. The USD L/C Commitment of BMO Harris Bank N.A., in its capacity as a USD L/C Issuer, is limited to One Hundred Million Dollars ($100,000,000). The USD L/C Commitment of any USD L/C Issuer may not be increased or extended without the prior written consent of such USD L/C Issuer.
“USD L/C Credit Extension” means, with respect to any USD Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“USD L/C Issuer” means (a) as to Existing USD Letters of Credit, those lenders identified as an issuer on Schedule 2.03, (b) in the case of USD Letters of Credit denominated in Dollars, Bank of America in its capacity as issuer of such Letters of Credit, together with its successors in such capacity, (c) in the case of USD Letters of Credit denominated in Alternative Currencies other than Brazilian Reals, Bank of America in its capacity as issuer of such Letters of Credit hereunder, together with its successors in such capacity, and (d) in the case of USD Letters of Credit denominated in Brazilian Reals, Bank of

CHAR1\1346423v~~1~~12

America~~, Compass Bank~~ and BMO Harris Bank N.A., in their capacity as issuer of such Letters of Credit hereunder, together with its successors in such capacity.
“USD L/C Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under USD Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all USD L/C Unreimbursed Amounts, including USD L/C Borrowings. For purposes of computing the amount available to be drawn under any USD Letter of Credit, the amount of such USD Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Credit Agreement, if on any date of determination a USD Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such USD Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“USD L/C Sublimit” has the meaning provided in Section 2.01(a)(ii).
“USD L/C Unreimbursed Amount” means an L/C Unreimbursed Amount in respect of a USD Letter of Credit.
“USD Letter of Credit” means each standby letter of credit issued or existing by a USD L/C Issuer under Section 2.01(a)(ii). USD Letters of Credit will be issued in Dollars and Alternative Currencies.
“USD Loan Obligations” means the USD Revolving Loan Obligations, the Term Loan A and any Incremental Credit Facilities established hereunder that are denominated in Dollars.
“USD Revolving Commitment” means, for each USD Revolving Lender, the commitment of such Lender to make USD Revolving Loans (and to share in USD Revolving Loan Obligations that are not USD Revolving Loans) hereunder.
“USD Revolving Commitment Percentage” means, for each USD Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Lender’s USD Revolving Committed Amount and the denominator of which is the Aggregate USD Revolving Committed Amount. The initial USD Revolving Commitment Percentages are set out in Schedule 2.01.
“USD Revolving Committed Amount” means, for each USD Revolving Lender, the amount of such Lender’s USD Revolving Commitment. The initial USD Revolving Committed Amounts are set out in Schedule 2.01.
“USD Revolving Lenders” means those Lenders with USD Revolving Commitments, together with their successors and permitted assigns. The initial USD Revolving Lenders are identified on the signature pages hereto and are set out in Schedule 2.01.
“USD Revolving Loan” has the meaning provided in Section 2.01(a)(i).

CHAR1\1346423v~~1~~12

“USD Revolving Loan Obligations” means the USD Revolving Loans, the USD L/C Obligations and the USD Swingline Loans.
“USD Revolving Loans” has the meaning provided in Section 2.01(a)(i).
“USD Revolving Notes” means the promissory notes, if any, given to evidence the USD Revolving Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of USD Revolving Note is attached as Exhibit 2.13-1.
“USD Swingline Commitment” means, with respect to each USD Revolving Lender, the commitment of such Lender to purchase its pro rata share of participation interests in USD Swingline Loans.
“USD Swingline Lender” means Bank of America in its capacity as such, together with any successor in such capacity.
“USD Swingline Loan” has the meaning provided in Section 2.01(a)(iii).
“USD Swingline Note” means the promissory note given to evidence the USD Swingline Loans, as amended, restated, modified, supplemented, extended, renewed or replaced. A form of USD Swingline Note is attached as Exhibit 2.13-2.
“USD Swingline Sublimit” has the meaning provided in Section 2.01(a)(iii). The USD Swingline Sublimit is a part of, and not in addition to, the Aggregate USD Revolving Commitments.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“Wholly Owned Subsidiary” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Capital Stock with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by applicable Law) is beneficially owned, directly or indirectly, by such Person.
1.02    Interpretive Provisions. With reference to this Credit Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Credit Documents and any Organization Document) shall be construed

CHAR1\1346423v~~1~~12

as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented ~~or otherwise modified~~from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein”, “hereof” and “hereunder”, and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to “Articles”, “Sections”, “Exhibits” and “Schedules” shall be construed to refer to articles and sections of, and exhibits and schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and property of whatever kind, real and personal, tangible and intangible, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.
(d)    In this Credit Agreement, where it relates to a Dutch Obligor, a reference to:
(i)    a winding-up, administration or dissolution includes a Dutch Obligor being:
(A)    declared bankrupt (failliet verklaard); or
(B)    dissolved (ontbonden);
(ii)    a moratorium or rearrangement includes surseance van betaling;
(iii)    insolvency includes a bankruptcy, a moratorium, the issue of a notice under section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) and emergency regulations (noodregeling) under the Dutch Financial Supervision Act (Wet op het Financieel Toezicht);
(iv)    a trustee in bankruptcy includes a curator;
(v)    an administrator includes a bewindvoerder;

CHAR1\1346423v~~1~~12

(vi)    “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(vii)    an attachment includes a beslag; and
(viii)    a subsidiary includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code.
1.03    Accounting Terms and Provisions.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements for the fiscal year ending December 31, 2010, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 (Financial Instruments) and FASB ASC 470-20 (Debt) on financial liabilities shall be disregarded.
(b)    Notwithstanding any provision herein to the contrary, determinations of (i) the applicable pricing level under the definition of “Applicable Percentage” and (ii) compliance with the financial covenants shall be made on a Pro Forma Basis.
(c)    To the extent not otherwise described in the financial statements delivered pursuant to Section 7.01(a) or (b) or the other materials and information provided pursuant to Section 7.02, EWI will provide a written summary of material changes in GAAP or in the consistent application thereof and material changes in accounting policies or financial reporting practices with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(b). If there is any change in GAAP or in the consistent application thereof after the date hereof that would affect the computation of any financial covenant, ratio or requirement set forth in any Credit Document, and either EWI or the Required Lenders shall so request, then the Administrative Agent, the Required Lenders and EWI agree to endeavor, in good faith, to agree upon an amendment to this Credit Agreement that would adjust such financial covenants, ratio or requirement in a manner that would preserve the original intent thereof, but would allow compliance therewith to be determined in accordance with the most recent financial statements delivered pursuant to Section 7.01(a) or (b), provided that, until so amended such financial covenants, ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding the forgoing, whenever in this Credit Agreement it is

CHAR1\1346423v~~1~~12

necessary to determine whether a lease is a Capital Lease or an operating lease, such determination shall be made on the basis of GAAP as in effect on the date hereof.
(d)    All references herein to consolidated financial statements of the Consolidated Group or to the determination of any amount for the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that EWI is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.
(e)    At any time after the Closing Date, EWI may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references in the Credit Documents to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Credit Agreement); provided that (1) any such election, once made, shall be irrevocable, (2) any calculation or determination in any Credit Document that requires the application of GAAP for any period that includes any fiscal quarter(s) ended prior to such election will be subject to the provisions of Section 1.03(c) above, (3) EWI may not make such election unless all other members of the Consolidated Group simultaneously make such election and (4) EWI will provide a reconciliation statement identifying the changes based on application of IFRS. EWI shall give the Administrative Agent at least thirty (30) days prior written notice of any such election.
1.04    Rounding. Any financial ratios required to be maintained pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding‑up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in currencies other than Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder, for determining compliance with the affirmative and negative covenants hereof, for calculating financial covenants hereunder or as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.
(b)    Wherever in this Credit Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Fixed LIBOR Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Fixed LIBOR Rate Loan or Letter of Credit is

CHAR1\1346423v~~1~~12

denominated in currencies other than Dollars, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
1.06    Additional Alternative Currencies.
(a)    EWI may from time to time request that Fixed LIBOR Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Fixed LIBOR Rate Loans, such request shall be subject to the approval of the Administrative Agent and the respective Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer, and with respect to Swingline Loans, such request shall be subject to the approval of the Administrative Agent and the applicable Swingline Lender, in each such case in their discretion.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ~~20~~ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit or Swingline Loans, the applicable L/C Issuer or Swingline Lender, in any such case, in its or their sole discretion). In the case of any such request pertaining to Fixed LIBOR Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit or Swingline Loans, the Administrative Agent shall promptly notify the applicable L/C Issuer or Swingline Lender, respectively, thereof. Each Lender (in the case of any such request pertaining to Fixed LIBOR Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) or Swingline Lender (in the case of a request pertaining to Swingline Loans) shall notify the Administrative Agent, not later than 11:00 a.m., ~~ten~~five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Fixed LIBOR Rate Loans, the issuance of Letters of Credit or Swingline Loans, as the case may be, in such requested currency.
(c)    Any failure by a Lender, the applicable L/C Issuer or the applicable Swingline Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender, the applicable L/C Issuer or the applicable Swingline Lender, as the case may be, to permit Fixed LIBOR Rate Loans to be made, Letters of Credit to be issued or Swingline Loans to be made in such requested currency. If the Administrative Agent and all the Lenders consent to making Fixed LIBOR Rate Loans in such requested currency, the Administrative Agent shall so notify EWI and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Fixed LIBOR Rate Loans; if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative

CHAR1\1346423v~~1~~12

Agent shall so notify EWI and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances, and if the Administrative Agent and the applicable Swingline Lender shall consent to making Swingline Loans in the requested currency, the Administrative Agent shall notify EWI and such currency shall thereupon be deemed for all purposes to be an Alternative Currency for any such Swingline Loan Borrowings. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify EWI.
1.07    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Credit Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Credit Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Credit Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight savings or standard, as applicable).
1.09    Letter of Credit Amounts. Unless otherwise specified herein (including, without limitation, as otherwise specified in Sections 1.05(a) and (b)), the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

CHAR1\1346423v~~1~~12

1.10    Limitation on Obligations of Foreign Credit Parties. Notwithstanding anything set forth in this Credit Agreement or any other Credit Document to the contrary, no Foreign Credit Party and/or Foreign Subsidiary shall at any time be liable, directly or indirectly, for any portion of the Domestic Obligations, including, without limitation, the principal of any Loan Obligations of the Domestic Borrowers or any interest thereon or fees payable with respect thereto (and the Domestic Credit Parties are solely liable for such Obligations), and no Property of any Foreign Credit Party and/or Foreign Subsidiary shall at any time serve, directly or indirectly, as Collateral or any other type of collateral or security for any portion of the Domestic Obligations.
1.11    Amendment and Restatement. In order to facilitate the amendment and restatement of the Existing Credit Agreement and otherwise to effectuate the desires of the Credit Parties, the Administrative Agent, the Lenders and the L/C Issuers agree as follows:
(a)    As of the Closing Date (immediately prior to the effectiveness of this Credit Agreement) (i) the Revolving Commitments under (and as defined in) the Existing Credit Agreement are $100,000,000, (ii) the principal amount of the Domestic Revolving Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is $0, (iii) the principal amount of the F/X Revolving Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is $0, (iv) the principal amount of the India Revolving Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is $0, (v) the principal amount of Domestic Swingline Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is $0, (vi) the aggregate amount of the Domestic L/C Obligations (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is $41,229,535, (vii) the aggregate amount of the F/X L/C Obligations (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is $0, (viii) the aggregate amount of the India L/C Obligations (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is $1,043,548, and (ix) the principal amount of the Tranche B Term Loan (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement is $126,000,000.
(b)    Simultaneously with the Closing Date, but immediately prior to giving effect to Section 1.11(e), the parties hereby agree that (i) the Domestic Revolving Committed Amount of each Lender and its Domestic Revolving Commitment Percentage shall be as set forth in Schedule 2.01, and the Outstanding Amounts of Domestic Revolving Loans, F/X Revolving Loans, Domestic L/C Obligations and the F/X L/C Obligations under the Existing Credit Agreement (each as defined in the Existing Credit Agreement) shall be reallocated as outstanding Domestic Revolving Loans hereunder in accordance with such Domestic Revolving Committed Amounts, and the requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender (and, if necessary, to Lenders from Existing Lenders who elect not to become Lenders under this Credit Agreement or who reduce their commitments in connection with this Credit Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the

CHAR1\1346423v~~1~~12

Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee, and (ii) the India Revolving Committed Amount of each Lender and its India Revolving Commitment Percentage shall be as set forth in Schedule 2.01, and the Outstanding Amounts of India Revolving Loans and the India L/C Obligations under the Existing Credit Agreement (each as defined in the Existing Credit Agreement) shall be reallocated as outstanding India Revolving Loans hereunder in accordance with such India Revolving Committed Amounts, and the requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender (and, if necessary, to Lenders from Existing Lenders who elect not to become Lenders under this Credit Agreement or who reduce their commitments in connection with this Credit Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee.
(c)    The parties hereby consent to all reallocations and assignments of Commitments and Outstanding Amounts effected pursuant to Sections 1.11(b) and (c) and subject to Article V hereof, waive any requirement for any other document or instrument, including any Assignment and Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or Assignment and Assumption hereunder, necessary to give effect to any reallocation or assignment. On the Closing Date the Lenders shall make full cash settlement with each other (and with the Existing Lenders who elect not to become Lenders under this Credit Agreement or who reduce their commitments in connection with this Credit Agreement) through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations in Commitments as reflected in this Section 1.11 such that after giving effect to such settlements, (i) each Lender’s USD Revolving Commitment Percentage of the USD Revolving Commitments equals (with customary rounding) its USD Revolving Commitment Percentage of (A) the Outstanding Amount of all USD Revolving Loans, (B) the Outstanding Amount of all F/X Revolving Loans, (C) the Outstanding Amount of all Domestic L/C Obligations, and (D) the Outstanding Amount of all F/X L/C Obligations (each as defined in the Existing Credit Agreement); and (ii) each Lender’s India Revolving Commitment Percentage of the India Revolving Commitments equals (with customary rounding) its India Commitment Percentage of (A) the Outstanding Amount of all India Revolving Loans, and (B) the Outstanding Amount of all India L/C Obligations (each as defined in the Existing Credit Agreement).
(d)    The parties hereto hereby agree that upon the effectiveness of this Credit Agreement, the terms and provisions of the Existing Credit Agreement which in any manner govern or evidence the Obligations, the obligations of the Borrowers, Guarantors and the other Credit Parties, the rights and interests of the Administrative Agent, the Lenders and the L/C Issuers and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Credit Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein or therein, shall be superseded by this Credit Agreement.

CHAR1\1346423v~~1~~12

(e)    Notwithstanding this amendment and restatement of the Existing Credit Agreement, including anything in this Section 1.11, and in any related Credit Documents (as defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Credit Documents”), (i) all of the indebtedness, liabilities and obligations owing by any Person under the Existing Credit Agreement and other Existing Credit Documents shall continue as Obligations hereunder, and (ii) each of this Credit Agreement and the Notes and any other Credit Document (as defined herein) that is amended and restated in connection with this Credit Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrowers, Guarantors or any other Credit Party under the Existing Credit Agreement or any Existing Credit Document and neither the execution and delivery of such documents nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Existing Credit Documents or any obligations thereunder. Upon the effectiveness of this Credit Agreement, unless otherwise agreed to and arranged by the Administrative Agent, (x) all Domestic Revolving Loans and F/X Revolving Loans (as defined in the Existing Credit Agreement) owing and outstanding under the Existing Credit Agreement shall be converted to and, subject to conversion after the Closing Date, shall continue as Fixed Rate LIBOR Rate Loans and Base Rate Loans, as the Borrowers may elect hereunder and shall constitute advances hereunder, (y) all India Revolving Loans (as defined in the Existing Credit Agreement) owing and outstanding under the Existing Credit Agreement shall be converted to, and, subject to conversion after the Closing Date, shall continue as Fixed LIBOR Rate loans as the Borrower may elect hereunder and shall constitute advances hereunder, and (z) all Letters of Credit (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement and any of the Existing Credit Documents, if any, shall continue as Letters of Credit hereunder; provided, that on and after the Closing Date, the Applicable Percentage and fees applicable to Revolving Loans and Letters of Credit hereunder shall apply without regard to any margins or fees otherwise applicable thereto under the Existing Credit Agreement prior to the Closing Date (which fees and margins applicable prior to the Closing Date shall be paid in full on the Closing Date).
ARTICLE II

COMMITMENTS AND CREDIT EXTENSIONS
2.01    Commitments.
(a)    USD Revolving Commitments. During the Commitment Period,
(i)    USD Revolving Loans. The USD Revolving Lenders severally agree to make revolving credit loans (the “USD Revolving Loans”) to the applicable Borrowers in Dollars, from time to time, on any Business Day, in an aggregate principal amount of up to ~~TWO~~FIVE HUNDRED ~~SIXTY-FIVE~~NINETY MILLION DOLLARS ($~~265,000,000~~590,000,000) (as such amount may be increased or decreased in

CHAR1\1346423v~~1~~12

accordance with the provisions hereof, the “Aggregate USD Revolving Committed Amount”);
(ii)    USD Letters of Credit. (A) The USD L/C Issuer, in reliance upon the commitments of the USD Revolving Lenders set forth herein, agrees (I) to issue USD Letters of Credit denominated in Dollars and in Alternative Currencies for the account of the applicable Borrowers and other members of the Consolidated Group on any Business Day, (II) to amend or extend USD Letters of Credit previously issued hereunder, and (III) to honor drawings under USD Letters of Credit; and (B) the USD Revolving Lenders severally agree to purchase from the USD L/C Issuer a participation interest in the Existing USD Letters of Credit and USD Letters of Credit issued hereunder in an amount equal to such Lender’s USD Revolving Commitment Percentage thereof, in an aggregate principal amount up to TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “USD L/C Sublimit”), provided that (i) the Outstanding Amount of USD L/C Obligations shall not exceed the USD L/C Sublimit, and (ii) for any USD L/C Issuer, the Outstanding Amount of USD L/C Obligations shall not exceed the amount of such USD L/C Issuer’s USD L/C Commitment;
(iii)    USD Swingline Loans. Unless (i) any USD Revolving Lender is a Defaulting Lender and (ii) the USD Swingline Lender has not entered into arrangements satisfactory to it with the applicable Borrowers or such Defaulting Lender to eliminate the Swingline Lender’s exposure with respect thereto, the USD Swingline Lender may in its sole discretion, make revolving credit loans (the “USD Swingline Loans”) to the applicable Borrowers in Dollars on any Business Day in an aggregate principal amount of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “USD Swingline Sublimit”), provided that (i) the Outstanding Amount of USD Swingline Loans shall not exceed the USD Swingline Sublimit, and (ii) the Outstanding Amount of Master Swingline Loans shall not exceed the Master Swingline Sublimit;
and, provided further that, in each case, (A) the aggregate Outstanding Amount of USD Revolving Loan Obligations shall not exceed the Aggregate USD Revolving Committed Amount, (B) the aggregate Outstanding Amount of Master Revolving Loan Obligations shall not exceed the Aggregate Master Revolving Committed Amount, (C) with regard to each USD Revolving Lender individually, (i) such Lender’s USD Revolving Commitment Percentage of USD Revolving Loan Obligations shall not exceed its respective USD Revolving Committed Amount, and (ii) such Lender’s USD Revolving Commitment Percentage of USD Revolving Obligations plus its European Revolving Commitment Percentage of European Revolving Loan Obligations plus its Australian Revolving Commitment Percentage of its Australian Revolving Loan Obligations shall not exceed its respective Master Revolving Committed Amount, and (D) for any particular Borrower, the aggregate Outstanding Amount of all USD Revolving Loan Obligations to or for such Borrower will not exceed its respective Designated Borrower Limit.
(iv)    Additional Provisions Relating to USD Revolving Loans. USD Revolving Loans may consist of Base Rate Loans, Floating LIBOR Rate Loans and Fixed

CHAR1\1346423v~~1~~12

LIBOR Rate Loans, or a combination thereof, as the applicable Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.
(v)    Additional Provisions Relating to USD Letters of Credit. Subject to the terms and conditions hereof, each applicable Borrower’s ability to obtain USD Letters of Credit shall be fully revolving, and accordingly each such applicable Borrower may obtain USD Letters of Credit to replace USD Letters of Credit that have expired or that have been drawn upon and reimbursed. Existing USD Letters of Credit shall be deemed to have been issued hereunder and shall be subject to and governed by the terms and conditions hereof.
(vi)    Additional Provisions Relating to USD Swingline Loans. USD Swingline Loans shall be comprised solely of Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon the making of a USD Swingline Loan, each USD Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the USD Swingline Lender a participation interest in such USD Swingline Loan in an amount equal to the product of such Lender’s USD Revolving Commitment Percentage thereof.
(b)    European Revolving Commitments. During the Commitment Period,
(i)    European Revolving Loans. The European Revolving Lenders severally agree to make revolving credit loans (the “European Revolving Loans”) to the applicable Borrowers in Alternative Currencies, from time to time, on any Business Day, in an aggregate principal amount of up to ~~TWO~~FOUR HUNDRED ~~FIFTY-SEVEN~~SIXTY MILLION FIVE HUNDRED THOUSAND DOLLARS ($~~257,500,000~~460,500,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate European Revolving Committed Amount”);
(ii)    European Swingline Loans. Unless (i) any European Revolving Lender is a Defaulting Lender and (ii) the European Swingline Lender has not entered into arrangements satisfactory to it with the applicable Borrowers or such Defaulting Lender to eliminate the Swingline Lender’s exposure with respect thereto, the European Swingline Lender may in its sole discretion, make revolving credit loans (the “European Swingline Loans”) to the applicable Borrowers in Alternative Currencies, on any Business Day in an aggregate principal amount of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “European Swingline Sublimit”), provided that (i) the Outstanding Amount of European Swingline Loans shall not exceed the European Swingline Sublimit and (ii) the Outstanding Amount of Master Swingline Loans shall not exceed the Master Swingline Sublimit;
and, provided further that, in each case, (A) the aggregate Outstanding Amount of European Revolving Loan Obligations shall not exceed the Aggregate European Revolving Committed Amount, (B) the

CHAR1\1346423v~~1~~12

aggregate Outstanding Amount of Master Revolving Loan Obligations shall not exceed the Aggregate Master Revolving Committed Amount, (C) with regard to each European Revolving Lender individually, (i) such Lender’s European Revolving Commitment Percentage of European Revolving Loan Obligations shall not exceed its respective European Revolving Committed Amount and (ii) such Lender’s USD Revolving Commitment Percentage of USD Revolving Obligations plus its European Revolving Commitment Percentage of European Revolving Loan Obligations plus its Australian Revolving Commitment Percentage of its Australian Revolving Loan Obligations shall not exceed its respective Master Revolving Committed Amount, and (D) for any particular Borrower, (1) Credit Extensions will be limited to those currencies specified for such Borrower in Schedule 2.14(b) or the relevant Designated Borrower Request and Assumption Agreement and (2) the aggregate Outstanding Amount of all European Revolving Loan Obligations to or for such Borrower will not exceed its respective Designated Borrower Limit.
(iii)    Additional Provisions Relating to European Revolving Loans. European Revolving Loans shall consist of Fixed LIBOR Rate Loans, as the applicable Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.
(iv)    Additional Provisions Relating to European Swingline Loans. European Swingline Loans shall be comprised solely of Overnight Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof. Immediately upon the making of a European Swingline Loan, each European Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the European Swingline Lender a participation interest in such European Swingline Loan in an amount equal to the product of such Lender’s European Revolving Commitment Percentage thereof.
(c)    Australian Revolving Commitments. During the Commitment Period,
(i)    Australian Revolving Loans. The Australian Revolving Lenders severally agree to make revolving credit loans (the “Australian Revolving Loans”) to the applicable Borrowers in Alternative Currencies, from time to time, on any Business Day, in an aggregate principal amount of up to ~~TWO~~FOUR HUNDRED FORTY~~-TWO~~ MILLION ~~FIVE HUNDRED THOUSAND~~ DOLLARS ($~~242,500,000~~440,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Australian Revolving Committed Amount”);
and, provided further that, in each case, (A) the aggregate Outstanding Amount of Australian Revolving Loan Obligations shall not exceed the Aggregate Australian Revolving Committed Amount, (B) the aggregate Outstanding Amount of Master Revolving Loan Obligations shall not exceed the Aggregate Master Revolving Committed Amount, (C) with regard to each Australian Revolving Lender individually, (i) such Lender’s Australian Revolving Commitment Percentage of Australian Revolving Loan Obligations shall not exceed its respective Australian Revolving Committed Amount, and (ii) such Lender’s USD Revolving Commitment Percentage of USD Revolving Obligations plus its European Revolving Commitment Percentage of European Revolving Loan Obligations plus its Australian Revolving Commitment Percentage of its Australian Revolving Loan Obligations shall not exceed its respective Master Revolving Committed Amount, and (D) for any particular Borrower, (1) Credit

CHAR1\1346423v~~1~~12

Extensions will be limited to those currencies specified for such Borrower in Schedule 2.14(b) or the relevant Designated Borrower Request and Assumption Agreement and (2) the aggregate Outstanding Amount of all Australian Revolving Loan Obligations to or for such Borrower will not exceed its respective Designated Borrower Limit.
(ii)    Additional Provisions Relating to Australian Revolving Loans. Australian Revolving Loans shall consist of Fixed LIBOR Rate Loans, as the applicable Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof.
(d)    India Revolving Commitments. During the Commitment Period,
(i)    India Revolving Loans. The India Revolving Lenders severally agree to make revolving credit loans (the “India Revolving Loans”) to the India Borrower in Indian Rupees, from time to time, on any Business Day, in an aggregate principal amount of up to TEN MILLION DOLLARS ($10,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate India Revolving Committed Amount”);
(ii)    India Letters of Credit. (A) The India L/C Issuer, in reliance upon the commitments of the India Revolving Lenders set forth herein, agrees (I) to issue India Letters of Credit denominated in Indian Rupees for the account of the India Borrower on any Business Day, (II) to amend or extend India Letters of Credit previously issued hereunder, and (III) to honor drawings under India Letters of Credit; and (B) the India Revolving Lenders severally agree to purchase from the India L/C Issuer a participation interest in the Existing India Letters of Credit and India Letters of Credit issued hereunder in an amount equal to such Lender’s India Revolving Commitment Percentage thereof, in an aggregate principal amount up to TEN MILLION DOLLARS ($10,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “India L/C Sublimit”), provided that the Outstanding Amount of India L/C Obligations shall not exceed the India L/C Sublimit;
and, provided further that, in each such case, (A) the aggregate Outstanding Amount of India Revolving Loan Obligations shall not exceed the Aggregate India Revolving Committed Amount, and (B) with regard to each India Revolving Lender individually, such Lender’s India Revolving Commitment Percentage of India Revolving Loan Obligations shall not exceed its respective India Revolving Committed Amount.
(iii)    Additional Provisions Relating to India Revolving Loans. India Revolving Loans may be comprised of Fixed LIBOR Rate Loans only and may be repaid and reborrowed in accordance with the provisions hereof.
(iv)    Additional Provisions Relating to India Letters of Credit. Subject to the terms and conditions hereof, the India Borrower’s ability to obtain India Letters of Credit shall be fully revolving, and accordingly the India Borrower may obtain India Letters of

CHAR1\1346423v~~1~~12

Credit to replace India Letters of Credit that have expired or that have been drawn upon and reimbursed. Existing India Letters of Credit shall be deemed to have been issued hereunder and shall be subject to and governed by the terms and conditions hereof.
(e)    Term Loan A. On the Closing Date, ~~each of the Term Loan A Lenders severally agrees to make its portion of a term loan (in the amount of its respective Term Loan A Committed Amount)~~a term loan (the “Term Loan A”) was made to the Term Loan A Borrower in ~~Dollars in a single advance in~~ an aggregate principal amount of ~~EIGHTY MILLION DOLLARS ($80,000,000) (the “Term Loan A”)~~Eighty Million Dollars ($80,000,000). Principal amortization payments of Fourteen Million Dollars ($14,000,000) have been made and on the Amendment No. 1 Effective Date the Outstanding Amount of the Term Loan A is Sixty-Six Million Dollars ($66,000,000). The aggregate amount of the Term Loan A shall be increased by Nine Million Dollars ($9,000,000) to SEVENTY-FIVE MILLION DOLLARS ($75,000,000). The schedule of Term Loan A Lenders and their interests in the Term Loan A, as increased, is set out in Schedule 2.01, as updated and amended. The Term Loan A may consist of Base Rate Loans, Fixed LIBOR Rate Loans or a combination thereto, as the Term Loan A Borrower may request. Amounts repaid on the Term Loan A may not be reborrowed.
(f)    Incremental Credit Facilities. At any time on or after the Closing Date, EWI may, on written notice to the Administrative Agent, establish additional credit facilities (collectively, the “Incremental Credit Facilities”) by increasing the Aggregate Revolving Commitments for Australian Revolving Obligations, USD Revolving Obligations, European Revolving Obligations or India Revolving Obligations or the amount of the Term Loan A as provided in Section 2.01(f), or establishing one or more new revolving loans or term loans, or some combination thereof; provided that:
(i)    the aggregate amount of loans and commitments for all Incremental Loan Facilities established after the ~~Closing~~Amendment No. 1 Effective Date hereunder shall not exceed ~~Two~~One Hundred ~~Five~~ Million Dollars ($~~205,000,000~~100,000,000);
(ii)    (A) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto, (B) the Credit Parties shall be in compliance with the financial covenants under Section 8.12 after giving effect thereto on a Pro Forma Basis (assuming for purposes hereof that the entire amount of the Incremental Loan Facility is fully drawn and funded), (C) the conditions for Credit Extensions under subsections (a) and (b) of Section 5.02 are or can be satisfied on such date, and (D) the Credit Parties shall demonstrate compliance with the sizing condition for the Incremental Loan Facility in clause (i) hereinabove;
(iii)    EWI will provide (A) a compliance certificate from a Responsible Officer confirming that no Default shall exist immediately before or immediately after giving effect to the establishment of the Incremental Credit Facility and demonstrating compliance with the financial covenants hereunder after giving effect to the Incremental

CHAR1\1346423v~~1~~12

Credit Facility (assuming, for purposes hereof, that the Incremental Credit Facility is fully drawn and funded), and (b) supporting resolutions, legal opinions, promissory notes and other items as may be reasonably required by the Administrative Agent and the Lenders providing the commitments for the Incremental Credit Facility;
(iv)    lenders providing loans and commitments for such Incremental Loan Facility will provide a Lender Joinder Agreement and such other agreements reasonably acceptable to the Administrative Agent;
(v)    upfront and/or arrangement fees, if any, in respect of the new commitments or loans so established, shall be paid; and
(vi)    to the extent necessary in the reasonable judgment of the Administrative Agent, amendments to each of the Collateral Documents, if any, and related documents or agreements shall have been made, in each case in a manner reasonably satisfactory to the Administrative Agent.
In connection with establishment of any Incremental Credit Facility, (A) none of the Lenders or their affiliates shall have any obligation to provide commitments or loans for any Incremental Credit Facility without their prior written approval, (B) neither the Administrative Agent nor the Arranger shall have any responsibility for arranging any such additional commitments without their prior written consent and subject to such conditions, including fee arrangements, as they may provide in connection therewith and (C) Schedule 2.01 will be deemed to be revised to reflect the Lenders, Loans, Commitments and pro rata shares after giving effect to establishment of any Incremental Credit Facility.
(g)    Additional Conditions for Incremental Credit Facilities. Subject to Section 2.01(f), the Borrowers may establish Incremental Credit Facilities; provided that:
(i)    any such increase shall be in a minimum amount of $5 million and integral multiples of $1 million in excess thereof, in the case of Revolving Commitments, and $25 million and integral multiples of $5 million in excess thereof, in the case of Term Loan Commitments;
(ii)    any new lender providing additional commitments pursuant to this subsection must be reasonably acceptable to the Administrative Agent and, in the case of an increase in the Revolving Commitments, also to the L/C Issuers and the ~~Swing Line~~Swingline Lender, as appropriate;
(iii)    if any Revolving Loans or Term Loans, as appropriate, are outstanding at the time of any such increase, the Borrowers will make such payments and adjustments on the subject Loans (including payment of any break-funding amounts owing under Section 3.05) as may be necessary to give effect to the revised commitment amounts and percentages; and

CHAR1\1346423v~~1~~12

(iv)    in the case of an increase in the amount of the Term Loan A after the first principal amortization payment date, adjustments will be made to the schedule of amortization payment provided in Section 2.05(d), as appropriate, to give effect thereto such that the interest in payments of principal, interest and other amounts will be made on the same basis as for the Term Loan A such that the principal amortization payments made to the holders of the Term Loan A will be not less than that which was payable prior to giving effect to the Incremental Credit Facility.
2.02    Borrowings, Conversions and Continuations.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Fixed LIBOR Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which ~~may be given by telephone~~shall be submitted (x) as a written Loan Notice appropriately completed and signed by a Responsible Officer of EWI or the applicable Borrower, (y) by electronic mail from the electronic mail address of a Responsible Officer of EWI designated in a certificate delivered to the Administrative Agent by EWI as being an authorized address and authorized Person to submit such notices, which electronic mail message is promptly (and in any event, within twenty-four hours) confirmed in a written Loan Notice appropriately completed and signed by a Responsible Officer of EWI, or (z) by telephone promptly confirmed in writing as provided in clause (b) hereof. Each such notice must be received by the Administrative Agent not later than
(i)    USD Revolving Loans. (A) 1:00 p.m. on the day of the requested Borrowing, in the case of a Borrowing of, or conversion into, USD Revolving Loans in Dollars that are Base Rate Loans or Floating LIBOR Rate Loans; and (B) 11:00 a.m. three Business Days prior to the requested date of a Borrowing of, or conversion into, USD Revolving Loans in Dollars that are Fixed LIBOR Rate Loans.
(ii)    European Revolving Loans. (A) 11:00 a.m. four Business Days prior to the requested date of a Borrowing of, or conversion into, European Revolving Loans in currencies other than Special Notice Currencies, and (B) 11:00 a.m. five Business Days prior to the requested date of a Borrowing of, or conversion into, European Revolving Loans in Special Notice Currencies.
(iii)    Australian Revolving Loans. (A) 11:00 a.m. four Business Days prior to the requested date of a Borrowing of, or conversion into, Australian Revolving Loans in currencies other than Special Notice Currencies, and (B) 11:00 a.m. five Business Days prior to the requested date of a Borrowing of, or conversion into, Australian Revolving Loans in Special Notice Currencies.
(iv)    India Revolving Loans. 11:00 a.m. (Mumbai time) three Business Days prior to the requested date of a Borrowing of, or conversion into, India Revolving Loans in Rupees that are Fixed LIBOR Rate Loans.

CHAR1\1346423v~~1~~12

(v)    Term Loans. 11:00 a.m. (A) on the day of the requested Borrowing, in the case of a Borrowing of, or conversion into, Term Loans in Dollars that are Base Rate Loans or Floating LIBOR Rate Loans; and (B) three Business Days prior to the requested date of a Borrowing of, or conversion into, Term Loans in Dollars that are Fixed LIBOR Rate Loans.
(b)    Each telephonic notice by a Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Except as provided in Sections 2.03(c) and 2.04(a), each Borrowing, conversion or continuation shall be a minimum principal amount of:
(i)    USD Revolving Loans. (A) $500,000 ~~and whole multiples of $100,000 in excess thereof~~ in the case of USD Revolving Loans that are Base Rate Loans or Floating LIBOR Rate Loans, and (B) $2 million ~~and whole multiples of $1 million in excess thereof~~ in the case of USD Revolving Loans that are Fixed LIBOR Rate Loans.
(ii)    European Revolving Loans. $1 million ~~and whole multiples of $500,000 in excess thereof~~ in the case of European Revolving Loans.
(iii)    Australian Revolving Loans. $1 million ~~and whole multiples of $500,000 in excess thereof~~ in the case of Australian Revolving Loans.
(iv)    India Revolving Loans. $1 million ~~and whole multiples of $500,000 in excess thereof~~ in the case of India Revolving Loans.
(v)    Term Loans. $5 million ~~and whole multiples of $1 million in excess thereof~~ in the case of Term Loans.
Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower’s request is with respect to Revolving Loans or Term Loans, and which Type, (ii) whether such request is for a Borrowing, conversion, or continuation, (iii) the requested date of such Borrowing, conversion or continuation (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed, converted or continued, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) the currency of the Loans to be borrowed. If a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in currencies other than Dollars, such Loans shall be continued as Fixed LIBOR Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Fixed LIBOR Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Fixed LIBOR Rate Loans in any Loan Notice, but fails to specify an Interest Period, the Interest Period will be deemed to be one month. No Loan may

CHAR1\1346423v~~1~~12

be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(c)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its pro rata share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by a Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. (or 2 hours after delivery of the Loan Notice by the Borrower as provided above, if later), in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in currencies other than Dollars, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent ~~either~~ by ~~(i)~~ crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds ~~or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower~~; provided, however, that if, on the date of such Borrowing denominated in Dollars there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to such Borrower as provided above.
(d)    Except as otherwise provided herein, without the consent of the Required Lenders for the respective class of Loan Obligations, (i) a Fixed LIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such Fixed LIBOR Rate Loan and (ii) any conversion into, or continuation as, a Fixed LIBOR Rate Loan may be made only if the conditions to Credit Extensions in Section 5.02 have been satisfied. During the existence of a Default or Event of Default, (i) no Loan may be requested as, converted to or continued as a Fixed LIBOR Rate Loan (whether in Dollars or any other currency) and (ii) at the request of the Required Lenders, any outstanding USD Revolving Loan that is a Fixed LIBOR Rate Loan shall be converted to a Base Rate Loan on the last day of the Interest Period with respect thereto.
(e)    The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Fixed LIBOR Rate Loans upon determination of such interest rate. The determination of the Fixed LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans or Floating LIBOR Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change, in the

CHAR1\1346423v~~1~~12

case of Base Rate Loans, and of the Floating LIBOR Rate established at the beginning of each month and any changes made to such rate during the month promptly on establishment or change, as appropriate.
(f)    After giving effect to all Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, at any time there shall not be more than (i) ten Interest Periods in effect, in the case of USD Revolving Loans, (ii) three Interest Periods in effect, in the case of European Revolving Loans, (iii) three Interest Periods in effect, in the case of Australian Revolving Loans, (iv) three Interest Periods in effect, in the case of India Revolving Loans, and (v) four Interest Periods in effect, in the case of the Term Loan A.
2.03    Additional Provisions with respect to Letters of Credit.
(a)    Obligation to Issue or Amend.
(i)    The L/C Issuers shall not issue any Letter of Credit if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders for the respective facility hereunder have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all the respective Lenders have approved such expiry date;
(ii)    The L/C Issuers shall not be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C Issuer from issuing such Letter of Credit, or any Law applicable to applicable L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable L/C Issuer shall prohibit, or request that the applicable L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that the applicable L/C Issuer in good faith deems material to it;

CHAR1\1346423v~~1~~12

(B)    the issuance of such Letter of Credit would violate any Law or one or more policies of the applicable L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent, such Letter of Credit is to be denominated in a currency other than (i) Dollars or Alternative Currencies, in the case of Letters of Credit issued under the USD Revolving Commitments, and (ii) Indian Rupees, in the case of Letters of Credit issued under the India Revolving Commitments;
(D)    the applicable L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(E)    any Lender is at such time a Defaulting Lender, unless Adequate Assurance shall have been provided, including arrangements to eliminate an L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(viii)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the applicable L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iii)    The L/C Issuers shall not amend any Letter of Credit if the applicable L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(iv)    The L/C Issuers shall not be under any obligation to amend any Letter of Credit if:
(A)    the applicable L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or
(B)    the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(v)    The L/C Issuers shall act on behalf of the Lenders with respect to any Letters of Credit issued by them and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by them or proposed to be issued by them and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)    Procedures for Issuance and Amendment; Auto-Extension Letters of Credit.

CHAR1\1346423v~~1~~12

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer. Such L/C Application must be received by the applicable L/C Issuer and the Administrative Agent (not later than (A) 11:00 a.m. at least two Business Days prior to the proposed date of the issuance, extension or amendment, in the case of Letters of Credit denominated in Dollars, and (B) 11:00 a.m. at least ten Business Days prior to the proposed date of the issuance, extension or amendment, in the case of Letters of Credit denominated in currencies other than Dollars (or, in each case, such later date and time as the applicable L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion). In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may require. Additionally, such Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any L/C Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the applicable Borrower and, if not, the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from the Administrative Agent, any Lender or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C

CHAR1\1346423v~~1~~12

Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Revolving Commitment Percentage thereof.
(iii)    If a Borrower so requests in any applicable L/C Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto‑Extension Letter of Credit”); provided that any such Auto‑Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve‑month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve‑month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, such Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto‑Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the applicable L/C Issuer has determined that it would not be permitted or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the applicable L/C Issuer not to permit such extension.
(iv)    If a Borrower so requests in any applicable L/C Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the applicable L/C Issuer, such Borrower shall not be required to make a specific request to the applicable L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the applicable L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business

CHAR1\1346423v~~1~~12

Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the applicable L/C Issuer not to permit such reinstatement.
(v)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under any Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in a currency other than Dollars, the applicable Borrower shall reimburse the applicable L/C Issuer in the same such currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, such Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in a currency other than Dollars, the applicable L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in a currency other than Dollars (each such date, an “Honor Date”), the applicable Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the applicable Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “L/C Unreimbursed Amount”), and the amount of such Lender’s Revolving Commitment Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans or Fixed LIBOR Rate Loans with an Interest Period of one month, as appropriate, to be disbursed on the Honor Date in an amount equal to the L/C Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for such Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set

CHAR1\1346423v~~1~~12

forth in Section 5.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Commitment Percentage of the L/C Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each of the respective Lenders that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan or Fixed LIBOR Rate Loan with an Interest Period of one month, as appropriate, to the respective Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in the applicable currency (or, if requested by the applicable L/C Issuer, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate as of the funding date).
(iii)    With respect to any L/C Unreimbursed Amount that is not fully refinanced by a Borrowing because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the L/C Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each respective Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Commitment Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(v)    Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuers for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against any L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of

CHAR1\1346423v~~1~~12

the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section is subject to the conditions set forth in Section 5.02 (other than delivery of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the applicable L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related L/C Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Commitment Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such

CHAR1\1346423v~~1~~12

Lender, at a rate per annum equal to the Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.
(e)    Obligations Absolute. The obligation of each Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Credit Agreement or any other Credit Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that a Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor‑in‑possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any adverse change in the relevant exchange rates or in the availability of the relevant currency to the Borrowers or any Subsidiary or in the relevant currency markets generally; or
(iv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.
Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to such Borrower and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the applicable L/C

CHAR1\1346423v~~1~~12

Issuer. A Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of the L/C Issuers in such Capacity. Each of the Lenders and the Borrowers agrees that, in paying any drawing under a Letter of Credit, the L/C Issuers shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders for the respective credit facility hereunder, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to such Borrower’s use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower’s pursuing such rights and remedies as such Borrower may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer, and the applicable L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower that such Borrower proves were caused by the applicable L/C Issuer’s willful misconduct or gross negligence or the applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason.
(g)    Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and a Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit
(h)    Letters of Credit Issued for Members of Consolidated Group.
(A)    USD Letters of Credit. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the

CHAR1\1346423v~~1~~12

account of, any Subsidiary, the applicable Borrower shall be obligated to reimburse the applicable L/C Issuer for any and all drawings under such Letter of Credit. Each applicable Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiary inures to the benefit of such applicable Borrower, and that such applicable Borrower’s business derives substantial benefits from the businesses of such Domestic Subsidiary.
(B)    India Letters of Credit. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any Subsidiary of the India Borrower existing under the laws of India, the applicable India Borrower shall be obligated to reimburse the applicable L/C Issuer for any and all drawings under such Letter of Credit. The India Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiary of the India Borrower inures to the benefit of such India Borrower, and that such India Borrower’s business derives substantial benefits from the businesses of such Subsidiary of the India Borrower.
(i)    Letter of Credit Fees. The Borrowers shall pay Letter of Credit fees as set forth in Section 2.09(b).
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
2.04    Additional Provisions with respect to Swingline Loans.
(a)    Borrowing Procedures.
(i)    USD Swingline Loans. Each USD Swingline Borrowing shall be made in Dollars upon a Borrower’s irrevocable notice to the USD Swingline Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the USD Swingline Lender and the Administrative Agent not later than ~~3~~4:~~30~~00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the USD Swingline Lender and the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Promptly after receipt by the USD Swingline Lender of any telephonic Loan Notice, the USD Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Loan Notice and, if not, the USD Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the USD Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to ~~3~~4:~~30~~00 p.m. on the date of the proposed USD Swingline Borrowing (A) directing the USD Swingline Lender not to make such USD Swingline Loan as a result of

CHAR1\1346423v~~1~~12

the limitations set forth in this Article II, or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the USD Swingline Lender will, not later than 5:00 p.m. on the borrowing date specified in such Loan Notice, make the amount of its USD Swingline Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the USD Swingline Lender in immediately available funds.
(ii)    European Swingline Loans. Each European Swingline Borrowing shall be made upon a Borrower’s irrevocable written notice to the European Swingline Lender and the Administrative Agent, which shall be signed by a Responsible Officer of the Borrower and which may be given by facsimile. Each such notice must be received by the European Swingline Lender and the Administrative Agent not later than 11:00 a.m. (London time) on the requested borrowing date, and shall specify (i) the Alternative Currency and amount to be borrowed, which shall be a minimum of $100,000 or equivalent thereof, as appropriate, and integral multiples in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such facsimile notice must be confirmed promptly by delivery of the executed notice to the European Swingline Lender. Unless the European Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 10:00 a.m. (London time) on the date of the proposed European Swingline Borrowing (A) directing the European Swingline Lender not to make such European Swingline Loan as a result of the limitations set forth in this Article II, or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the European Swingline Lender will, not later than 2:00 p.m. (London time) on the borrowing date specified in such Loan Notice, make the amount of its European Swingline Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the European Swingline Lender (or otherwise transfer amounts per the Borrower’s payment instructions) in Same Day Funds.
(b)    Refinancing.
(i)    USD Swingline Loans.
(A)    The USD Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrowers (which hereby irrevocably authorizes the USD Swingline Lender to so request on its behalf), that each USD Revolving Lender make a USD Revolving Loan that is a Base Rate Loan or a Fixed LIBOR Rate Loan with an Interest Period of one month, as appropriate, in an amount equal to such Lender’s pro rata share of USD Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the

CHAR1\1346423v~~1~~12

minimum and multiples specified therein, but subject to the unutilized portion of the Aggregate USD Revolving Commitments and the conditions set forth in Section 5.02. The USD Swingline Lender shall furnish the applicable Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each USD Revolving Lender shall make an amount equal to its pro rata share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the USD Swingline Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(i)(B), each USD Revolving Lender that so makes funds available shall be deemed to have made a USD Revolving Loan that is a Base Rate Loan or a Fixed LIBOR Rate Loan with an Interest Period of one month, as appropriate, in such amount. The Administrative Agent shall remit the funds so received to the USD Swingline Lender.
(B)    If for any reason any USD Swingline Loan cannot be refinanced by such a Borrowing of USD Revolving Loans in accordance with Section 2.04(b)(i)(A), the request for USD Revolving Loans submitted by the USD Swingline Lender as set forth herein shall be deemed to be a request by the USD Swingline Lender that each of the USD Revolving Lenders fund its risk participation in the relevant USD Swingline Loan and each USD Revolving Lender’s payment to the Administrative Agent for the account of the USD Swingline Lender pursuant to Section 2.04(c)(i)(A)shall be deemed payment in respect of such participation.
(C)    If any USD Revolving Lender fails to make available to the Administrative Agent for the account of the USD Swingline Lender any amount required to be paid by such USD Revolving Lender pursuant to the foregoing provisions of this Section 2.04(b)(i) by the time specified in Section 2.04(b)(i)(A), the USD Swingline Lender shall be entitled to recover from such USD Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the USD Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the USD Swingline Lender in connection with the foregoing. If such USD Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s USD Revolving Loan included in the relevant Borrowing or funded participation in the relevant USD Swingline Loan, as the case may be. A certificate of the USD Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

CHAR1\1346423v~~1~~12

(D)    Each USD Revolving Lender’s obligation to make USD Revolving Loans or to purchase and fund risk participations in USD Swingline Loans pursuant to this Section 2.04(b)(i) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the USD Swingline Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each USD Revolving Lender’s obligation to make Loans pursuant to this Section 2.04(b)(i) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay USD Swingline Loans, together with interest as provided herein.
(ii)    European Swingline Loans.
(A)    The European Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the applicable Borrowers (which hereby irrevocably authorizes the European Swingline Lender to so request on its behalf), that each European Revolving Lender make a European Revolving Loan in the applicable currency that is a Fixed LIBOR Rate Loan with an Interest Period of one month, as appropriate, in an amount equal to such Lender’s pro rata share of European Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein, but subject to the unutilized portion of the Aggregate European Revolving Commitments and the conditions set forth in Section 5.02. The European Swingline Lender shall furnish the applicable Borrowers with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each European Revolving Lender shall make an amount equal to its pro rata share of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the European Swingline Lender at (i) the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, or (ii) the Administrative Agent’s office for the applicable currency not later than the Applicable Time specified by the Administrative Agent, as applicable, whereupon, subject to Section 2.04(c)(ii)(B), each European Revolving Lender that so makes funds available shall be deemed to have made a European Revolving Loan that is a Fixed LIBOR Rate Loan with an Interest Period of one month, as appropriate, in such amount. The Administrative Agent shall remit the funds so received to the European Swingline Lender.

CHAR1\1346423v~~1~~12

(B)    If for any reason any European Swingline Loan cannot be refinanced by such a Borrowing of European Revolving Loans in accordance with Section 2.04(b)(ii)(A), the request for European Revolving Loans submitted by the European Swingline Lender as set forth herein shall be deemed to be a request by the European Swingline Lender that each of the European Revolving Lenders fund its risk participation in the relevant European Swingline Loan and each European Revolving Lender’s payment to the Administrative Agent for the account of the European Swingline Lender pursuant to Section 2.04(c)(ii)(A)shall be deemed payment in respect of such participation.
(C)    If any European Revolving Lender fails to make available to the Administrative Agent for the account of the European Swingline Lender any amount required to be paid by such European Revolving Lender pursuant to the foregoing provisions of this Section 2.04(b)(ii) by the time specified in Section 2.04(b)(ii)(A), the European Swingline Lender shall be entitled to recover from such European Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the European Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the European Swingline Lender in connection with the foregoing. If such European Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s European Revolving Loan included in the relevant Borrowing or funded participation in the relevant European Swingline Loan, as the case may be. A certificate of the European Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.
(D)    Each European Revolving Lender’s obligation to make European Revolving Loans or to purchase and fund risk participations in European Swingline Loans pursuant to this Section 2.04(b)(ii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the European Swingline Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, (C) non-compliance with the conditions set forth in Section 5.02, or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided however, that each European Revolving Lender’s obligation to make Loans pursuant to this Section 2.04(b)(ii) is subject to the conditions set forth in Section 5.02. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay European Swingline Loans, together with interest as provided herein.

CHAR1\1346423v~~1~~12

(c)    Repayment of Participations.
(i)    USD Swingline Loans.
(A)    At any time after any USD Revolving Lender has purchased and funded a risk participation in a USD Swingline Loan, if the USD Swingline Lender receives any payment on account of such USD Swingline Loan, the USD Swingline Lender will distribute to such Lender its pro rata share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the USD Swingline Lender.
(B)    If any payment received by the USD Swingline Lender in respect of principal or interest on any USD Swingline Loan is required to be returned by the USD Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the USD Swingline Lender in its discretion), each USD Revolving Lender shall pay to the USD Swingline Lender its pro rata share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate. The Administrative Agent will make such demand upon the request of the USD Swingline Lender. The obligations of the USD Revolving Lenders under this clause shall survive the payment in full of the USD Revolving Loan Obligations and the termination of this Credit Agreement.
(ii)    European Swingline Loans.
(A)    At any time after any European Revolving Lender has purchased and funded a risk participation in a European Swingline Loan, if the European Swingline Lender receives any payment on account of such European Swingline Loan, the European Swingline Lender will distribute to such Lender its pro rata share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the European Swingline Lender.
(B)    If any payment received by the European Swingline Lender in respect of principal or interest on any European Swingline Loan is required to be returned by the European Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the European Swingline Lender in its discretion), each European Revolving Lender shall pay to the European Swingline Lender its pro rata share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the

CHAR1\1346423v~~1~~12

Overnight Rate. The Administrative Agent will make such demand upon the request of the European Swingline Lender. The obligations of the European Revolving Lenders under this clause shall survive the payment in full of the European Revolving Loan Obligations and the termination of this Credit Agreement.
(d)    Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrowers for interest on the Swingline Loans. Until each Lender funds its Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Revolving Commitment Percentage of any Swingline Loan, interest in respect thereof shall be solely for the account of the Swingline Lender.
(e)    Payments Directly to Swingline Lender. The Borrowers shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
2.05    Repayment of Loans.
(a)    Revolving Loans. The Outstanding Amount of Revolving Loans shall be repaid in full on the Revolving Termination Date.
(b)    USD Swingline Loans. The Outstanding Amount of USD Swingline Loans shall be repaid in full on the earlier to occur of (i) the date of demand by the USD Swingline Lender, and (ii) the Revolving Termination Date.
(c)    European Swingline Loans. The Outstanding Amount of European Swingline Loans shall be repaid in full on the earlier to occur of (i) the date ten Business Days after the loan is made, (ii) the date of demand by the European Swingline Lender, and (iii) the Revolving Termination Date.
(d)    Term Loan A. The Outstanding Amount of the Term Loan A shall be repaid as follows:

~~Payment Date~~	~~Amount~~	~~Percent~~	~~Payment~~ Date	Amount ($)	Percent	Balance ($)
						75,000,000.00
~~Nov 30, 2011~~	~~$1,000,000.00~~	~~1.250%~~1	May 31, 2014	~~$2,000,000.00~~937,500.00	~~2.500~~1.250%	74,062,500.00
~~Feb 29, 2012~~	~~$1,000,000.00~~	~~1.250%~~2	Aug 31, 2014	~~$2,000,000.00~~937,500.00	~~2.500~~1.250%	73,125,000.00

CHAR1\1346423v~~1~~12

~~May 31, 2012~~	~~$1,000,000.00~~	~~1.250%~~3	Nov 30, 2014	~~$2,500,000.00~~937,500.00	~~3.125~~1.250%	72,187,500.00
~~Aug 31, 2012~~	~~$1,000,000.00~~	~~1.250%~~4	Feb 28, 2015	~~$2,500,000.00~~937,500.00	~~3.125~~1.250%	71,250,000.00
~~Nov 30, 2012~~	~~$1,500,000.00~~	~~1.875%~~5	May 31, 2015	~~$2,500,000.00~~1,406,250.00	~~3.125~~1.875%	69,843,750.00
~~Feb 28, 2013~~	~~$1,500,000.00~~	~~1.875%~~6	Aug 31, 2015	~~$2,500,000.00~~1,406,250.00	~~3.125~~1.875%	68,437,500.00
~~May 31, 2013~~	~~$1,500,000.00~~	~~1.875%~~7	Nov 30, 2015	~~$4,000,000.00~~1,406,250.00	~~5.000~~1.875%	67,031,250.00
~~Aug 31, 2013~~	~~$1,500,000.00~~	~~1.875%~~8	Feb 29, 2016	~~$4,000,000.00~~1,406,250.00	~~5.000~~1.875%	65,625,000.00
~~Nov 30, 2013~~	~~$2,000,000.00~~	~~2.500%~~9	May 31, 2016	~~$4,000,000.00~~1,875,000.00	~~5.000~~2.500%	63,750,000.00
~~Feb 28, 2014~~	~~$2,000,000.00~~	~~2.500%~~10	Aug 18, 2016	~~$40,000,000.00~~1,875,000.00	~~50.000~~2.500%	61,875,000.00
		11	Nov 30, 2016	1,875,000.00	2.500%	60,000,000.00
		12	Feb 28, 2017	1,875,000.00	2.500%	58,125,000.00
		13	May 31, 2017	2,343,750.00	3.125%	55,781,250.00
		14	Aug 31, 2017	2,343,750.00	3.125%	53,437,500.00
		15	Nov 30, 2017	2,343,750.00	3.125%	51,093,750.00
		16	Feb 28, 2018	2,343,750.00	3.125%	48,750,000.00
		17	May 31, 2018	3,750,000.00	5.000%	45,000,000.00
		18	Aug 18, 2018	3,750,000.00	5.000%	41,250,000.00
		19	Nov 30, 2018	3,750,000.00	5.000%	37,500,000.00
		20	Feb 28, 2019	3,750,000.00	5.000%	33,750,000.00
		21	April 9, 2019	33,750,000.00	45.000%
				~~$80,000,000.00~~75,000,000.00	100.000%

2.06    Prepayments.

CHAR1\1346423v~~1~~12

(a)    Voluntary Prepayments. The Loans may be repaid in whole or in part without premium or penalty (except, in the case of Loans other than Base Rate Loans and Floating Rate LIBOR Loans, amounts payable pursuant to Section 3.05); provided that:
(i)    in the case of Loans other than Swingline Loans, (A) notice thereof must be received by 11:00 a.m. by the Administrative Agent at least three Business Days prior to the date of prepayment, in the case of Fixed LIBOR Rate Loans denominated in Dollars, (B) four Business Days (or five in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment, in the case of Fixed LIBOR Rate Loans denominated in currencies other than Dollars, and (C) on the date of prepayment, in the case of Base Rate Loans and Floating LIBOR Rate Loans, and in each case, any such prepayment shall be a minimum principal amount of $5 million and integral multiples of $1 million in excess thereof, in the case of Fixed LIBOR Rate Loans and $500,000 and integral multiples of $100,000 in excess thereof, in the case of Base Rate Loans or Floating LIBOR Rate Loans, or, in each case, the entire remaining principal amount thereof, if less;
(ii)    in the case of USD Swingline Loans, (A) notice thereof must be received by the USD Swingline Lender by 1:00 p.m. on the date of prepayment (with a copy to the Administrative Agent), and (B) any such prepayment shall be in the same minimum principal amounts as for advances thereof (or any lesser amount that may be acceptable to the USD Swingline Lender); and
(iii)    in the case of European Swingline Loans, (A) notice thereof must be received by the European Swingline Lender by 10:00 a.m. (London time) on the date of prepayment, and (B) any such prepayment shall be in the same minimum principal amounts as for advances thereof (or lesser amount that may be acceptable to the European Swingline Lender);
(iv)    any voluntary prepayments on the Term Loan A must be applied to the Term Loan A as the Borrower may direct, or, in the absence of such direction, pro rata to remaining principal amortization installments.
Each such notice of voluntary prepayment hereunder shall be irrevocable and shall specify the date and amount of prepayment and the Loans and Type(s) of Loans that are being prepaid and, if Fixed LIBOR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender’s interest therein. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Prepayments of Fixed LIBOR Rate Loans hereunder shall be accompanied by accrued interest on the amount prepaid and breakage or other amounts due, if any, under Section 3.05.
(b)    Mandatory Prepayments.

CHAR1\1346423v~~1~~12

(i)    Master Revolving Commitments. If at any time (A) the Outstanding Amount of Australian Revolving Obligations shall exceed the Aggregate Australian Revolving Committed Amount, (B) the Outstanding Amount of USD Revolving Obligations shall exceed the Aggregate USD Revolving Committed Amount, (C) the Outstanding Amount of European Revolving Obligations shall exceed the Aggregate European Revolving Committed Amount, (D) the Outstanding Amount of Master Revolving Loan Obligations shall exceed the Aggregate Master Revolving Committed Amount, (E) the Outstanding Amount of Master Swingline Obligations shall exceed the Master Swingline Sublimit, (F) the aggregate principal amount of Master Revolving Loan Obligations owing by any Designated Borrower shall exceed its respective Designated Borrowing Limit, (G) the Outstanding Amount of USD L/C Obligations shall exceed the USD L/C Sublimit, (H) the Outstanding Amount of USD Swingline Loans shall exceed the USD Swingline Sublimit or (I) the Outstanding Amount of European Swingline Loans shall exceed the European Swingline Sublimit, then the applicable Borrowers shall make an immediate prepayment on or in respect of the respective Revolving Loan Obligations in an amount equal to the difference; provided, however, that, except with respect to clause (G), L/C Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans in respect thereof have been paid in full.
(ii)    India Revolving Commitments. If at any time (A) the Outstanding Amount of India Obligations shall exceed the Aggregate India Revolving Committed Amount, (B) the aggregate principal amount of India Revolving Loan Obligations owing by any Designated Borrower shall exceed its respective Designated Borrowing Limit, or (C) the Outstanding Amount of India L/C Obligations shall exceed the India L/C Sublimit, then the India Borrower shall make an immediate prepayment on or in respect of the India Revolving Loan Obligations in an amount equal to the difference; provided, however, that except with respect to clause (C), India L/C Obligations will not be Cash Collateralized hereunder until the India Revolving Loans have been paid in full.
(c)    Application. Within each Loan, prepayments will be applied first to Base Rate Loans and Floating LIBOR Rate Loans, then to Fixed LIBOR Rate Loans in direct order of Interest Period maturities. In addition:
(i)    Voluntary Prepayments. Voluntary prepayments shall be applied as specified by the Borrowers; provided that any voluntary prepayments on the Term Loan A shall be applied on the Term Loan A as the Borrower may direct, or, in the absence of any such direction, pro rata to remaining principal amortization installments. Voluntary prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein
(ii)    Mandatory Prepayments. Mandatory prepayments on the Loan Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein; provided that:

CHAR1\1346423v~~1~~12

(A)    Mandatory prepayments in respect of the Revolving Commitments under subsection (b)(i)(A) above shall be applied to the respective Revolving Loan Obligations as appropriate.
(B)    Mandatory prepayments in respect of the India Revolving Commitments under subsection (b)(i)(C) above shall be applied to the respective India Revolving Loan Obligations, as appropriate.
2.07    Termination or Reduction of Commitments.
(a)    Voluntary Reductions. The Commitments hereunder may be permanently reduced in whole or in part by notice from the Borrowers to the Administrative Agent; provided that (i) any such notice thereof must be received by 11:00 a.m. at least five Business Days prior to the date of reduction or termination and any such prepayment shall be in a minimum principal amount of $5 million and integral multiples of $1 million in excess thereof; (ii) the Commitments may not be reduced to an amount less than the Loan Obligations then outstanding thereunder, and (iii) if, after giving effect to any reduction of the Aggregate Commitments, the L/C Sublimit, the Designated Borrower Limit or the Swingline Sublimit exceeds the amount of the Aggregate Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will give prompt notice to the Lenders of any such reduction in Commitments. Any reduction of the Aggregate Commitments shall be applied ratably to the Commitments of the respective Lenders, as appropriate. All commitment or other fees accrued with respect thereto through the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(b)    Mandatory Reductions. Unless waived or modified by the Required USD Revolving Lenders, each of the Aggregate Australian Revolving Committed Amount, the Aggregate USD Revolving Committed Amount, the Aggregate European Revolving Committed Amount and the Aggregate Master Revolving Committed Amount will be permanently reduced in an amount equal to, at any time, 100% of the Attributable Principal Amount of any Securitization Transaction (including, for purposes hereof, unfunded or undrawn commitments), net of costs associated with closing and taking into account reserve amounts and residual investments, as appropriate determined by the Administrative Agent in its reasonable discretion..
2.08    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Fixed LIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Fixed LIBOR Rate for such Interest Period plus the Applicable Percentage ~~plus (in the case of a Fixed LIBOR Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost~~; (ii) each Floating Rate LIBOR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Floating LIBOR Rate plus the Applicable Percentage, (iii) each Loan that is a Base Rate Loan (including USD Swingline

CHAR1\1346423v~~1~~12

Loans) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage; and (iv) each European Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Overnight Rate plus the Applicable Percentage for Fixed LIBOR Rate Loans.
(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.
(i)    If any amount (other than principal of any Loan) payable under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.
(ii)    Upon the occurrence and during the continuation of an Event of Default under Section 9.01(f), the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.
(iii)    Upon the occurrence and during the continuation of an Event of Default other than an Event of Default under Section 9.01(f), then upon the request of the Required Lenders, the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable law.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due amounts) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.
(a)    Commitment Fees.
(i)    Master Revolving Commitment. The Domestic Borrowers shall pay to the Administrative Agent for the account of each Lender with Master Revolving

CHAR1\1346423v~~1~~12

Commitments its USD Revolving Commitment Percentage of a commitment fee, in Dollars, equal to the Applicable Percentage of the actual daily amount by which the Aggregate Master Revolving Committed Amount exceeds the Outstanding Amount of all Master Revolving Loan Obligations (other than Master Swingline Loans). For purposes hereof, Master Swingline Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Master Revolving Commitments.
(ii)    India Revolving Commitment. The India Borrowers shall pay to the Administrative Agent for the account of each India Revolving Lender in accordance with its India Revolving Commitment Percentage, a commitment fee, in Dollars, equal to the Applicable Percentage of the actual daily amount by which the Aggregate India Revolving Committed Amount exceeds the Outstanding Amount of all India Revolving Loan Obligations.
(iii)    Payments. The foregoing commitment fees shall accrue at all times during the Commitment Period, including at any time during which one or more of the conditions in Article V is not met, and
(A)    with respect to the commitment fees under the immediately foregoing clause (i), (1) shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, on the Revolving Termination Date (and, if applicable, thereafter on demand) and (2) shall be calculated quarterly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect; and
(B)    with respect to the commitment fees under the immediately foregoing clause (ii), (1) shall be due and payable monthly in arrears on the first Business Day after the end of each calendar month, commencing with the first such date to occur after the Closing Date, on the Revolving Termination Date (and, if applicable, thereafter on demand) and (2) shall be calculated monthly in arrears, and if there is any change in the Applicable Percentage during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect.
(b)    Letter of Credit Fees.
(i)    Letter of Credit Fees. The applicable Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its respective Revolving Commitment Percentage, in Dollars, a Letter of Credit fee for each Letter of Credit equal to the Applicable Percentage multiplied by the Dollar Equivalent of the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) (the “Letter of Credit Fee”). The Letter of Credit Fees with respect to USD Letters of Credit shall be computed on a quarterly basis in arrears, and shall be due and payable on the first

CHAR1\1346423v~~1~~12

Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. The Letter of Credit Fees with respect to the India Letters of Credit shall be computed on a monthly basis in arrears, and shall be due and payable on the first Business Day after the end of each calendar month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Percentage during any quarter (with respect to the USD Letters of Credit) or any month (with respect to the India Letters of Credit), the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Percentage separately for each period during such quarter that such Applicable Percentage was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required USD Revolving Lenders or the Required India Revolving Lenders, as appropriate, while any Event of Default exists, all such Letter of Credit Fees shall accrue at the Default Rate.
(ii)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The applicable Borrowers shall pay directly to each L/C Issuer for its own account, in Dollars (except for with respect to the India Letters of Credit, which shall be paid in Rupees), a fronting fee with respect to each Letter of Credit, at the rate and at the times specified in the Fee Letter multiplied by the Dollar Equivalent of the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect payable on the first Business Day after the end of each March, June, September and December (except with respect to the India Letters of Credit, which shall be payable on the first Business Day following the end of each calendar month), commencing with the first such date to occur after the issuance of such Letter of Credit, the L/C Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the applicable Borrowers shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(c)    Other Fees.
(i)    The applicable Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

CHAR1\1346423v~~1~~12

(ii)    The applicable Borrowers shall pay to the Lenders, in Dollars (or in Rupees, with respect to any fees payable in connection with the India Obligations), such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Fixed LIBOR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360‑day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365‑day year), or, in the case of interest in respect of Loans denominated in currencies other than Dollars as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrowers or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(j), 2.08(b), 2.09 or under Article IX. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in currencies other than Dollars, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such

CHAR1\1346423v~~1~~12

payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in a currency other than Dollars shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such other currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Credit Agreement be made in the United States. If, for any reason, a Borrower is prohibited by any Law from making any required payment hereunder in the applicable currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent thereof. The Administrative Agent will promptly distribute to each Lender its pro rata share of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in currencies other than Dollars, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Fixed LIBOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans or Floating LIBOR Rate Loans, prior to 1:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans or Floating LIBOR Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fee customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such

CHAR1\1346423v~~1~~12

Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or any L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to a Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligation of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.12    Sharing of Payments By Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans

CHAR1\1346423v~~1~~12

made by it, or the participations in L/C Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Credit Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
2.13    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each applicable Borrower shall execute and deliver to the Administrative Agent a Note for such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

CHAR1\1346423v~~1~~12

(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.14    Designated Borrowers.
(a)    Effective as of the date hereof, each Borrower set forth on Schedule 2.14 shall be a “Designated Borrower” hereunder and may receive Revolving Loan Obligations for its account on the terms and conditions set forth in this Credit Agreement.
(b)    The Borrowers may at any time, upon not less than 15 Business Days’ notice from EWI to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Loan Obligations hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit 2.14-1 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein, (i) in the case of any Applicant Borrower that is a Foreign Subsidiary, the Administrative Agent shall have received the written consent of the Lenders to such Foreign Subsidiary being made Designated Borrower and (ii) the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent and the Required Australian Revolving Lenders, the Required USD Revolving Lenders, the Required European Revolving Lenders or Required India Revolving Lenders, as applicable, in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and the Required Australian Revolving Lenders, the Required USD Revolving Lenders, the Required European Revolving Lenders or Required India Revolving Lenders, as applicable, agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit 2.14-2 (a “Designated Borrower Notice”) to the Borrowers and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Loan Obligations hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Credit Agreement;

CHAR1\1346423v~~1~~12

provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
(c)    The Obligations of the Domestic Borrowers shall be joint and several in nature. The Obligations of each Foreign Borrower shall be several, and not joint, in nature. The Obligations of the India Borrowers and each Designated Borrower that is an India Subsidiary shall be several, and not joint, in nature.
(d)    Each Subsidiary that is or becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints (i) with respect to any requested Credit Extension of Master Revolving Loan Obligations, EWI as its agent and (ii) with respect to any requested Credit Extension of India Revolving Loans or India L/C Obligations, EWI as its agent, in each case for all purposes relevant to this Credit Agreement and each of the other Credit Documents, including (1) the giving and receipt of notices, (2) except for amendments, waivers and consents covered by Section 11.01, the execution and delivery of all documents, instruments and certificates contemplated herein, and (3) the receipt of the proceeds of any Loans made by the Lenders, to any such Designated Borrower hereunder. Except for amendments, waivers and consents covered by Section 11.01, any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the respective party set forth in clauses (i) and (ii) above, whether or not any such other Borrower joins therein. Any such notice, demand, consent, acknowledgement, direction, certification or other communication delivered to such agent, as applicable, for the Designated Borrower in accordance with the terms of this Credit Agreement shall be deemed to have been delivered to each Designated Borrower.
(e)    The Borrowers may from time to time, upon not less than 15 Business Days’ notice from the Borrowers to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
2.15    Joint and Several Liability of the Domestic Borrowers; Several Obligations of the Foreign Borrowers.
(a)    Domestic Borrowers.
(i)    Each Domestic Borrower accepts joint and several liability hereunder in consideration of the financial accommodation to be provided by the Administrative Agent and the Lenders under this Credit Agreement and the other Credit Documents, for the mutual benefit, directly and indirectly, of such Domestic Borrowers and in consideration

CHAR1\1346423v~~1~~12

of the undertakings of such Domestic Borrowers to accept joint and several liability for the obligations of the Domestic Borrowers.
(ii)    Each Domestic Borrower shall be jointly and severally liable for all Obligations (whether borrowed by an applicable Borrower that is a Domestic Borrower or by an applicable Borrower that is a Foreign Borrower), regardless of which Borrower actually receives Credit Extensions hereunder or the amount of such Credit Extensions received or the manner in which the Administrative Agent or any Lender accounts for such Credit Extensions on its books and records. Each Domestic Borrower’s obligations with respect to Credit Extensions made to it, and each Domestic Borrower’s obligations arising as a result of the joint and several liability of such Domestic Borrower hereunder, with respect to Credit Extensions made to and other Obligations owing by the other Borrowers hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each such Domestic Borrower.
(iii)    The obligations of each Domestic Borrower arising as a result of the joint and several liability of such Domestic Borrower hereunder with respect to Credit Extensions made to and other Obligations owing by the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (A) the validity or enforceability, avoidance or subordination of the obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the obligations of any other Borrower, (B) the absence of any attempt to collect the Obligations from any other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (C) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument evidencing the obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Administrative Agent or any Lender, (D) the failure by the Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the obligations of any other Borrower, (E) the Administrative Agent’s or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (F) any borrowing or grant of a security interest by any other Borrower, as Debtor In Possession under Section 364 of the Bankruptcy Code, (G) the disallowance of all or any portion of the Administrative Agent’s or any Lender’s claim(s) for the repayment of the obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (H) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to each Domestic Borrower’s obligations arising as a result of the joint and several liability of such Domestic Borrower hereunder with respect to Credit Extensions made to the other Borrowers hereunder, such Domestic Borrower waives, until the Obligations shall have been paid in full and this Credit Agreement and the other Credit Documents shall have been terminated, any right to enforce any right of subrogation or any remedy which

CHAR1\1346423v~~1~~12

the Administrative Agent or any Lender now has or may hereafter have against such Domestic Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Administrative Agent or any Lender.
(iv)    Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent and the Lenders may proceed directly and at once, without notice, against any Domestic Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Domestic Borrower consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.
(b)    Foreign Borrowers. The obligations of the Foreign Borrowers under this Credit Agreement and the other Credit Documents shall be several, and not joint, in nature, provided that the Foreign Borrowers expressly waive any requirement that the Administrative Agent or any holder of the respective Obligations, or any of their officers, agents or representatives, exhaust any right, power or remedy or first proceed under any of the Credit Documents or against any other Credit Party, any other Person or any Collateral with respect to such Obligations.
2.16    Cash Collateral.
(a)    Certain Credit Support Events. Upon the request of the Administrative Agent or an L/C Issuer (i) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, ~~or~~ (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, ~~the applicable~~(iii) the Borrowers~~, shall, in each case, immediately Cash Collateralize the then Outstanding Amount of the L/C Obligations~~ shall be required to provide Cash Collateral pursuant to Section 9.02(c) or otherwise, or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or L/C Issuer provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the L/C Sublimit then in effect, then, within two Business Days after receipt of such notice, the applicable Borrowers shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the L/C Sublimit. The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. At any time that there shall exist a Defaulting Lender,

CHAR1\1346423v~~1~~12

immediately upon the request of the Administrative Agent, an L/C Issuer or a Swingline Lender, the applicable Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(viii) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. Each Borrower providing such Cash Collateral, and to the extent provided by any Lender, such Lender, hereby grants to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuers and the applicable Lenders (including the applicable Swingline Lenders), and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the ~~applicable Fronting Exposure and other obligations secured thereby~~Minimum Collateral Amount, the applicable Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.06 or 9.02 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of an Event of Default (and following application as provided in this Section 2.16 shall be applied in accordance with Section 9.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.17    Defaulting Lenders.

CHAR1\1346423v~~1~~12

~~(a)~~ (a) Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as ~~such~~that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
~~(i)    the L/C Issuers may require the applicable Borrowers or Defaulting Lender to provide Adequate Assurance for the Defaulting Lender’s share of the L/C Obligations as a condition to the issuance, extension, renewal or increase of Letters of Credit;~~
~~(ii)    the Swingline Lenders may require the applicable Borrowers or Defaulting Lender to provide Adequate Assurance for the Defaulting Lender’s share of Swingline Loans as a condition to the making or extension of Swingline Loans;~~

~~(iii)    the~~(i)    Waivers and Amendments. Such Defaulting Lender shall not be entitled to vote~~,~~ or participate in amendments, waivers or consents hereunder or in respect of the other ~~Credit~~Loan Documents, except as ~~may be~~ expressly provided ~~herein~~in the definition of “Required Lenders” and Section 11.01;
~~(iv)    the Defaulting Lender may be replaced and its interests assigned as provided in Section 11.13;~~

~~(v)    all payments~~(ii)    Defaulting Lender Waterfall. Any payment of principal, interest ~~and other amounts owing to a Defaulting Lender will be paid into an account or subaccount with~~, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent ~~(collectively, the “Defaulting Lender Account”) to secure the Defaulting Lender’s obligations under this Credit Agreement. Amounts held in the Defaulting Lender Account~~from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by ~~that~~such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by ~~that~~such Defaulting Lender to the L/C ~~Issuers~~Issuer or Swingline ~~Lenders~~Lender hereunder; third, ~~if so determined by the Administrative Agent or requested by an L/C Issuer or a Swingline Lender, to be held as Cash Collateral for future funding obligations of that~~to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender ~~of any participation in any Swingline Loan or Letter of Credit~~in accordance with Section 2.16; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which ~~that~~such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in ~~an interest bearing~~a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations ~~of that Defaulting Lender to fund~~with respect to Loans under this Credit Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders, the L/C ~~Issuers~~Issuer or Swingline ~~Lenders~~Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, ~~an~~the L/C Issuer or ~~a~~the Swingline Lender against ~~that~~such Defaulting Lender as a result of ~~that~~such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so

CHAR1\1346423v~~1~~12

long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against ~~that~~such Defaulting Lender as a result of ~~that~~such Defaulting Lender~~’~~'s breach of its obligations under this Credit Agreement; and eighth, to ~~that~~such Defaulting Lender or ~~as~~ otherwise as may be required under the Credit Documents in connection with any Lien conferred hereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which ~~that~~such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans ~~or L/C Borrowings~~ were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C ~~Borrowings~~Obligations owed to, all ~~non~~Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C ~~Borrowings owed to, that Defaulting Lender.~~ Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section ~~2.17~~2.15(a)(~~v~~ii) shall be deemed paid to and redirected by ~~that~~such Defaulting Lender, and each Lender irrevocably consents hereto~~;~~.
~~(vi)    the Defaulting Lenders shall not be entitled to receive any Commitment Fee, facility fee, letter of credit fee or other fees hereunder (which fees may be retained by the Borrowers rather than paid into the Defaulting Lender Account);~~

(iii)    (A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.

(C)    With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders with the applicable Revolving Commitments in accordance with their respective pro rata share (calculated without regard to such Defaulting

CHAR1\1346423v~~1~~12

Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause any Non-Defaulting Lender’s share of the Outstanding Amount of Revolving Obligations to exceed its Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(vi)    Replacement. The Defaulting Lender may be replaced and its interests assigned as provided in Section 11.13.

~~(vii)~~ (vii)    Termination of Commitments. So long as no Event of Default shall exist immediately before or immediately after giving ~~affect~~effect thereto, the Borrowers may, with the consent of the Administrative Agent ~~(which consent will not be unreasonably withheld or delayed)~~, in its discretion, elect to terminate the commitments of the Defaulting Lender, and repay its share of outstanding ~~Revolving~~ Loan Obligations (and reallocate its participation interests in L/C Obligations and Swingline Loans), on a non-pro rata basis.
~~(viii)    During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.03 and 2.04, the “Revolving Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Event of Default exists; and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loan Obligations of that Lender.~~

~~(b)~~ (b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swingline ~~Lenders~~Lender and the L/C ~~Issuers~~Issuer agree in writing ~~in their sole discretion~~ that a ~~Defaulting~~ Lender ~~should~~is no longer ~~be deemed to be~~ a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and

CHAR1\1346423v~~1~~12

funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section ~~2.17~~2.15(a)(~~viii~~iv)), whereupon ~~that~~such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided; further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
~~(i)~~ (i) Any and all payments by or on account of any obligation of ~~the~~any Credit ~~Parties hereunder or~~Party under any ~~other~~ Credit Document shall ~~to the extent permitted by applicable Laws~~ be made ~~free and clear of and~~ without ~~reduction~~deduction or withholding for any Taxes, except as required by applicable Laws. If~~, however,~~ any applicable Laws ~~require any Credit Party or~~(as determined in the good faith discretion of the Administrative Agent ~~to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Credit Party or~~) require the deduction or withholding of any Tax from any such payment by the Administrative Agent~~, as the case may be~~ or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

~~(ii)~~ (ii) If ~~the~~any Credit ~~Parties~~Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States ~~Federal~~federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified ~~Taxes or Other~~ Taxes, the sum payable by the applicable Credit ~~Parties~~Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section~~) the Administrative Agent, any Lender or any L/C Issuer, as the case may be,~~ 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

~~(iii)~~ (iii) If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall

CHAR1\1346423v~~1~~12

withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount ~~so~~ withheld or deducted ~~by it~~ to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes ~~or Other Taxes~~, the sum payable by ~~such~~the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section~~) the Administrative Agent, Lender or L/C Issuer, as the case may be,~~ 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iv) Notwithstanding the foregoing, the Foreign Borrowers and the India Borrower are not required to make an increased payment to the Administrative Agent, a Lender or an L/C Issuer under this Section 3.01(a) for a ~~Tax Deduction~~deduction in respect of a ~~tax~~Tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

~~(b)~~ (A) the payment could have been made to the Administrative Agent, Lender or L/C Issuer without a deduction for such Tax ~~Deduction~~ if such Administrative Agent, Lender or L/C Issuer was a Qualifying Lender, but on that date such Administrative Agent, Lender or L/C Issuer, as applicable, is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became the Administrative Agent, a Lender or an L/C Issuer under this Credit Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

~~(c)~~ (B) the relevant Administrative Agent, Lender or L/C Issuer is a Qualifying Lender solely under sub-paragraph (b) of the definition of Qualifying Lender; (B) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA (as that provision has effect on the date on which the Administrative Agent, Lender or L/C Issuer became a party to this Credit Agreement) which relates to that payment and that Administrative Agent, Lender or L/C Issuer has received from the Foreign Borrower or India Borrower, as applicable, a certified copy of that Direction; and (C) the payment could have been made ~~to~~by the Foreign Borrower or India Borrower, as applicable, without any deduction for such Tax ~~Deduction~~ in the absence of that Direction; or

~~(d)~~ (C) the Administrative Agent, Lender or L/C Issuer, as applicable, is a Qualifying Lender solely under sub-paragraph (b) of the definition of Qualifying Lender and it has not, other than by reason of any change after the date of this Credit Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the Foreign Borrowers and India Borrower; or

~~(e)~~ (D) the Administrative Agent, Lender or L/C Issuer, as applicable, is a Treaty Lender and the Foreign Borrower or India Borrower, as applicable, making the payment is able to demonstrate that the payment could have been made to the Administrative Agent, Lender or L/C Issuer, as applicable, without the deduction for such Tax ~~Deduction~~

CHAR1\1346423v~~1~~12

had that Administrative Agent, Lender or L/C Issuer complied with its obligations under Section 3.01(e)(v) below.
(b)    ~~(f)~~ Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay ~~any Other Taxes~~ to the relevant Governmental Authority in accordance with applicable ~~Laws~~law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    ~~(g)~~ Tax Indemnification.
~~(i)    Without limiting the provisions of subsection (a) or (b) above, each~~(i)    Each of the Credit ~~Party~~Parties shall, and does hereby, jointly and severally indemnify ~~the Administrative Agent, each Lender and each L/C Issuer~~each Recipient, and shall make payment in respect thereof within ~~ten~~thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes ~~or Other Taxes~~ (including Indemnified Taxes ~~or Other Taxes~~ imposed or asserted on or attributable to amounts payable under this Section~~) withheld or deducted by such Credit Party or the Administrative Agent~~ 3.01) payable or paid by ~~the Administrative Agent, such Lender or such L/C Issuer, as the case may be~~such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified ~~Taxes or Other~~ Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. ~~Each Credit Party~~A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Credit Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ~~ten~~thirty (30) days after demand therefor, for any amount which a Lender or ~~an~~the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required ~~by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error~~pursuant to Section 3.01(c)(ii) below.

~~(ii)    Without limiting the provisions of subsection (a) or (b) above, each~~(ii)    Each Lender and ~~each~~the L/C Issuer shall, and does hereby, severally indemnify ~~each Credit Party and the Administrative Agent,~~ and shall make payment in respect thereof within ~~ten~~thirty (30) days after demand therefor, (A) the Administrative Agent against any ~~and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the reasonable fees, charges and disbursements of any counsel for such Credit Party or the Administrative Agent) incurred by or asserted against such Credit Party or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to such Credit Party or~~Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (B) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of

CHAR1\1346423v~~1~~12

a Participant Register and (C) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent ~~pursuant to subsection (e)~~shall be conclusive absent manifest error. Each Lender and ~~each~~the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or ~~such~~the L/C Issuer, as the case may be, under this ~~Credit~~ Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii). ~~The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.~~

(d)    ~~(h)~~ Evidence of Payments. Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by any Credit Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver ~~(or cause the applicable Credit Party to deliver)~~ to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by ~~Law~~Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.
(e)    ~~(i)~~ Status of Lenders; Tax Documentation.
~~(i)    Each Lender shall deliver to the Borrowers and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction, provided that no Lender shall have any obligation to provide copies or access to any tax returns (including any schedules) of such Lender.~~
~~(ii)    Without limiting the generality of the foregoing, if a Borrower is a resident for tax purposes in the United States,~~

CHAR1\1346423v~~1~~12

~~(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to such Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and~~
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

~~(B)    each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Credit Document~~(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the ~~Borrowers~~Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this ~~Credit~~ Agreement (and from time to time thereafter upon the reasonable request of the ~~Borrowers~~Borrower or the Administrative Agent~~, but only if such Foreign Lender is legally entitled to do so~~), whichever of the following is applicable:

(~~I)    executed originals of Internal Revenue Service Form W-8BEN~~1)    in the case of a Foreign Lender claiming ~~eligibility for~~the benefits of an income tax treaty to which the United States is a party~~,(II)    executed originals of~~

CHAR1\1346423v~~1~~12

~~Internal Revenue Service Form W-8ECI,~~ (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(~~III~~2)    executed originals of ~~Internal Revenue Service~~IRS Form W-8~~IMY and all required supporting documentation,~~ECI;

(~~IV~~3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under ~~section~~Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit M‑1 to the effect that such Foreign Lender is not ~~(A)~~ a “bank” within the meaning of ~~section~~Section 881(c)(3)(A) of the Internal Revenue Code, ~~(B)~~ a “10 percent shareholder” of ~~any~~the Borrower within the meaning of ~~section~~Section 881(c)(3)(B) of the Internal Revenue Code, or ~~(C)~~ a “controlled foreign corporation” described in ~~section~~Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of ~~Internal Revenue Service~~IRS Form W-8BEN~~,~~; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M‑2 or Exhibit M‑3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M‑4 on behalf of each such direct and indirect partner;

(~~V)~~    C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable ~~Laws~~Law as a basis for claiming exemption from or a reduction in ~~United States Federal~~U.S. federal withholding ~~tax~~Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable ~~Laws~~Law to permit ~~a~~the Borrower or the Administrative Agent to determine the withholding or deduction required to be made~~.~~; and

~~(C)    each~~(D)    if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent ~~and~~

CHAR1\1346423v~~1~~12

~~the Borrowers such documentation reasonably requested by the Administrative Agent or the Borrowers sufficient for the Administrative Agent and the Borrowers~~ at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine ~~whether payments to such Lender are subject to withholding tax under FATCA~~that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

~~(iii)    Each Lender shall promptly (A) notify the Borrowers and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid or reduce any requirement of applicable Laws of any jurisdiction that the Borrowers or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.~~(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

~~(iv)~~ (iv) Each Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Credit Documents, with respect to such jurisdiction.

~~(v)    None of the foregoing provisions of this Section 3.01(e) shall apply in respect of United Kingdom withholding tax.~~ (v) A Treaty Lender and the relevant Borrower which makes a payment to which that Treaty Lender is entitled shall cooperate in promptly completing any procedural formalities necessary for the relevant Borrower to obtain authorization to make that payment without the application of United Kingdom withholding tax. A Treaty Lender which holds a passport under the HMRC DT Treaty Passport Scheme and wishes that scheme to apply to this Credit Agreement shall discharge its obligation under this Section 3.01(e) (with respect to United Kingdom withholding tax only) by providing the relevant Borrower with a notification of its scheme reference number and its jurisdiction of tax residence as soon as practicable after becoming a party to this Credit Agreement, unless the provision of such notification is materially disadvantageous to such Treaty Lender. Nothing in this Section 3.01(e) shall require any Lender to register under the HMRC DT Treaty Passport Scheme. Where a Treaty Lender provides the notification described above any Borrower whose interest payments could be subject to United Kingdom withholding tax shall file a duly completed form DTTP2 in

CHAR1\1346423v~~1~~12

respect of such Lender with HM Revenue & Customs within 30 days of the date of this Credit Agreement and shall promptly provide the relevant Lender with a copy of that filing.

(f)    ~~(j)~~ Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or ~~any~~ L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or ~~such~~ L/C Issuer, as the case may be. If ~~the Administrative Agent, any Lender or any L/C Issuer~~any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes ~~or Other Taxes~~ as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section~~,~~ 3.01, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 3.01 with respect to the Taxes ~~or Other Taxes~~ giving rise to such refund), net of all out-of-pocket expenses ~~and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or such L/C Issuer~~(including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Credit Party, upon the request of the ~~Administrative Agent, such Lender or such L/C Issuer~~Recipient, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the ~~Administrative Agent, such Lender or such L/C Issuer~~Recipient in the event the ~~Administrative Agent, such Lender or such L/C Issuer~~Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require ~~the Administrative Agent, any Lender or any L/C Issuer~~any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to ~~the~~any Credit ~~Parties, any of their Subsidiaries~~Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality and Designated Lenders.
(a)    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Fixed LIBOR Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Fixed LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative

CHAR1\1346423v~~1~~12

Currency in the applicable interbank market, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Fixed LIBOR Rate Loans in the affected currency or currencies or, in the case of Fixed LIBOR Rate Loans in Dollars, to convert Base Rate Loans to Fixed LIBOR Rate Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Fixed LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Fixed LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all of such Lender’s Fixed LIBOR Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Fixed LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Fixed LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Fixed LIBOR Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Fixed LIBOR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Fixed LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Fixed LIBOR Rate. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

(b)    Designated Lenders and Illegality. Each Lender at its option may make any Credit Extension to any Borrower by causing any domestic or foreign branch or Affiliate of such Lender (each a “Designated Lender”) to make such Credit Extension (and in the case of an Affiliate, the provisions of Sections 3.01 through 3.05 and 11.04 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Credit Extension in accordance with the terms of this Agreement; provided, however, if any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Designated Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia then, on notice thereof by such Lender to EWI through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Credit Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

3.03    Inability to Determine Rates. ~~3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason~~
(a)    If in connection with any request for a Fixed LIBOR Rate Loan or a conversion to or continuation thereof (i) the Administrative Agent determines that (~~a~~A) deposits in the applicable currency are not being offered to banks in the applicable offshore interbank market for the applicable currency, the applicable amount or the applicable Interest Period for such Fixed LIBOR Rate Loan, (~~b~~B) adequate and reasonable means do not exist for determining the Fixed LIBOR Base Rate for any requested Interest

CHAR1\1346423v~~1~~12

Period with respect to a proposed Fixed LIBOR Rate Loan~~, or (c)~~ or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Fixed LIBOR Rate for the applicable currency for any requested Interest Period with respect to a proposed Fixed LIBOR Rate Loan, or in connection with an existing or proposed Base Rate Loan which is based on the Fixed LIBOR Rate, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly notify the affected Borrowers and Lenders. Thereafter, (x) the obligation of the Lenders to make or maintain such Fixed LIBOR Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Fixed LIBOR Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Fixed LIBOR Rate component of the Base Rate, the utilization of the Fixed LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Fixed LIBOR Rate Loans in the affected currency or currencies in respect thereof or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans or unaffected Fixed LIBOR Rate Loans, as appropriate, in the amount specified therein.

(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section, the Administrative Agent in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrowers that such alternative interest rate does not adequately and fairly reflect the cost of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.

3.04    Increased Cost; Capital Adequacy.
(a)    Increased Costs Generally. If any Change in Law shall:
~~(i)~~ (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except ~~(A)~~ any reserve requirement reflected in the Fixed LIBOR Rate) or ~~contemplated by Section 3.04(e) hereof) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or an~~ the L/C Issuer;

~~(ii)    subject any Lender or L/C Issuer to any tax of any kind whatsoever with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Fixed LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or L/C Issuer);~~(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes

CHAR1\1346423v~~1~~12

described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
~~(iii)    result in a failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Fixed LIBOR Rate Loans; or~~

~~(iv)~~ (iii) impose on any Lender or L/C Issuer or the London interbank market any other condition, cost or expense affecting this ~~Credit~~ Agreement or Fixed LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan~~,~~ the interest on which is determined by reference to the Fixed LIBOR Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the ~~applicable~~ Borrower will pay~~,~~ (or cause ~~to be paid,~~the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time upon request of such Lender or L/C Issuer, the applicable Borrower will pay (or cause the applicable Designated Borrower to pay) to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth in reasonable detail (i) a description of the Change in Law, (ii) the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and (iii) the calculation of such amount or amounts and delivered to the Borrowers shall be conclusive absent manifest error. Each Lender and L/C Issuer will calculate such

CHAR1\1346423v~~1~~12

amount or amounts in good faith and in a commercially reasonable manner. The Borrowers shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Fixed LIBOR Rate Loans. The Borrowers shall pay, or cause to be paid, to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Fixed LIBOR Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate, or cause to be compensated, such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Fixed LIBOR Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Fixed LIBOR Rate Loan on the date or in the amount notified by such Borrower;
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

CHAR1\1346423v~~1~~12

(d)    any assignment of a Fixed LIBOR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 11.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or redeployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrowers shall also pay, or cause to be paid, any customary administrative fees charged by such Lender in connection with the foregoing. Any demand for compensation shall set forth in reasonable detail the amount and calculation of the loss, cost or expenses claimed. Each Lender will calculate such amounts in good faith and in a commercially reasonable manner.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Fixed LIBOR Rate Loan made by it at the Fixed LIBOR Rate used in determining the Fixed LIBOR Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Fixed LIBOR Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any Indemnified Taxes or additional ~~amount~~amounts to any Lender (including any L/C Issuer) or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender (including any L/C Issuer) gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay, or cause to be paid, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional ~~amount~~amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section ~~3.01,~~3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.
3.07    Survival Losses. All of the Borrowers’ obligations under this Article III shall survive termination of the commitments hereunder and repayment of the Loan Obligations.
ARTICLE IV

GUARANTY
4.01    The Guaranty.

CHAR1\1346423v~~1~~12

(a)    Each of the Domestic Guarantors hereby jointly and severally guarantees to the Administrative Agent and each of the holders of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Domestic Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Domestic Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
(b)    Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents ~~or~~, Swap Contracts, Treasury Management Agreements or other documents relating to the Guaranteed Obligations, (i) the obligations of each Guarantor (in its capacity as such) under this Credit Agreement and the other Credit Documents shall be limited (~~i~~A) as provided in Section 7.17 and (~~ii~~B) to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable Law and (ii) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.
4.02    Obligations Unconditional.
(a)    The obligations of the Domestic Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Domestic Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Domestic Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrowers or any other Guarantor for amounts paid under this Article IV until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or terminated.
(b)    Without limiting the generality of the foregoing subsection, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Domestic Guarantor hereunder, which shall remain absolute and unconditional as described above:

CHAR1\1346423v~~1~~12

(i)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of any of the Credit Documents, or other documents relating to the Obligations or any other agreement or instrument referred to therein shall be done or omitted;
(iii)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other documents relating to the Obligations or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien granted to, or in favor of, the Administrative Agent or any holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(v)    any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).
(c)    With respect to its obligations hereunder, each Domestic Guarantor hereby expressly waives diligence, presentment, demand of payment, protest, notice of acceptance of the guaranty given hereby and of extensions of credit that may constitute obligations guaranteed hereby, notices of amendments, waivers, consents and supplements to the Credit Documents and other documents relating to the Obligations, or the compromise, release or exchange of collateral or security, and all other notices whatsoever, and any requirement that the Administrative Agent or any holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other documents relating to the Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.
4.03    Reinstatement. Neither the Domestic Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrowers, by reason of any Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Obligations. In addition, the obligations of each Domestic Guarantor under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Domestic Guarantor agrees that it will indemnify the Administrative Agent and each holder of the Obligations on

CHAR1\1346423v~~1~~12

demand for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
4.04    Certain Waivers. Each Domestic Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrowers hereunder or against any collateral securing the Obligations or otherwise, and (b) it will not assert any right to require the action first be taken against the Borrowers or any other Person (including any co‑guarantor) or pursuit of any other remedy or enforcement any other right, and (c) nothing contained herein shall prevent or limit action being taken against the Borrowers hereunder, under the other Credit Documents or the other documents and agreements relating to the Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrowers nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Domestic Guarantors’ obligations hereunder unless as a result thereof, the Obligations shall have been paid in full and the commitments relating thereto shall have expired or terminated, it being the purpose and intent that the Domestic Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances. Each Domestic Guarantor agrees that it shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.
4.05    Remedies. The Domestic Guarantors agree that, to the fullest extent permitted by Law, as between the Domestic Guarantors, on the one hand, and holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Domestic Guarantors for purposes of Section 4.01. The Domestic Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
4.06    Rights of Contribution. The Domestic Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Domestic Guarantor shall have a right of contribution from each other Domestic Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or

CHAR1\1346423v~~1~~12

been terminated, and none of the Domestic Guarantors shall exercise any such contribution rights until the Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.
4.07    Guaranty of Payment; Continuing Guaranty. The guarantee given by the Domestic Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
4.08    Keepwell. Subject to the limitations set forth in Section 1.10, each Credit Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a security interest under the Credit Documents, in either case, by any Specified Credit Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under the Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 4.08, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 4.08 shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the commitments relating thereto have expired or terminated. Subject to the limitations set forth in Section 1.10, each Credit Party intends this Section 4.08 to constitute, and this Section 4.08 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act. For the avoidance of doubt, no Foreign Credit Party shall have any obligation under this Section 4.08 to provide funds or other support to any Specified Credit Party that is a Domestic Borrower or a Domestic Subsidiary and this Section 4.08 shall not constitute a “keepwell, support, or other agreement” by any Foreign Credit Party for the benefit of any Specified Credit Party that is a Domestic Borrower or a Domestic Subsidiary.
ARTICLE V

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
5.01    Conditions of Effectiveness. This Credit Agreement shall be effective upon satisfaction of the following conditions precedent in each case in manner satisfactory to the Administrative Agent and each Lender:
(a)    Credit Documents. Receipt by the Administrative Agent of executed counterparts of this Credit Agreement and the other Credit Documents (other than the Guaranties and Collateral Documents to be delivered by Material Foreign Subsidiaries, which shall be delivered as specified in Section 7.16), in each case, duly executed by the appropriate parties thereto.

CHAR1\1346423v~~1~~12

(b)    Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Credit Parties, in form, scope and substance reasonably satisfactory to the Administrative Agent and the Lenders, and including, among other things, due authorization, execution, delivery of the Credit Documents, and the enforceability thereof and the attachment and perfection of security interests relating thereto.
(c)    Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:
(i)    copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its organization or formation, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Credit Documents to which such Credit Party is a party; and
(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, in good standing (where applicable) and qualified to engage in business in its jurisdiction of organization or formation.
(d)    Personal Property Collateral. Receipt by the Administrative Agent of the following:
(i)    searches of UCC filings in the jurisdiction of formation of each Domestic Credit Party and each other jurisdiction deemed appropriate by the Administrative Agent;
(ii)    all certificates evidencing any certificated Capital Stock or equity interests pledged to secure the Loan Obligations, together with undated stock powers duly executed in blank attached thereto;
(iii)    searches of ownership of, and Liens on, United States registered intellectual property of each Domestic Credit Party in the appropriate governmental offices; and
(iv)    duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s sole discretion, to

CHAR1\1346423v~~1~~12

perfect the security interest in the United States registered intellectual property of the Domestic Credit Parties.
(e)    Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Credit Parties evidencing liability and property insurance meeting the requirements set forth in the Credit Documents, and including affirmative flood insurance coverage where appropriate.
(f)    Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of EWI as of the Closing Date certifying that the conditions specified in subsections (a) and (b) of Section 5.02 have been satisfied as of the Closing Date.
(g)    Fees. Payment of all fees and expenses required to be paid on or before the Closing Date, including the reasonable and documented fees and expenses of counsel for the Administrative Agent, the Arrangers and Foreign Collateral Agent. As used herein, “documented” means such documentation as may be customary, reasonable and appropriate in light of the circumstances, but which, for purposes of closing, may include a summary statement with estimates of fees and expenses through a reasonable post-closing period.
Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
5.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:
(a)    The representations and warranties of each Credit Party contained in Article VI or any other Credit Document, or that are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.
(b)    No Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis.
(c)    The Administrative Agent, L/C Issuer and/or Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

CHAR1\1346423v~~1~~12

(d)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to other Types of Loans, or a continuation of Fixed LIBOR Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
Except with respect to (a) the representations and warranties in Sections 6.05, 6.06 and 6.08 (which are made only by EWI) and (b) the representations and warranties in Section 6.21 (which are made only by the Foreign Obligors that are a party to this Credit Agreement), each of the Credit Parties that is a party to this Credit Agreement represents and warrants to the Administrative Agent and the Lenders that:
6.01    Existence, Qualification and Power. Such Credit Party and each of its Subsidiaries (a) is duly organized or formed and validly existing and (where applicable) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which it is a party and (c) is duly qualified and is licensed and (where applicable) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, in each case (other than (A) with respect to clause (a), as to the valid existence of the Borrowers and (B) with respect to clause (b)(ii)), except where, individually or in the aggregate, the failure to be so organized or formed, validly existing or in good standing, or to have such power and authority, license, authorization, consent or approval, or to be so qualified, would not reasonably be expected to have a Material Adverse Effect.
6.02    Authorization; No Contravention. The execution, delivery and performance by such Credit Party of each Credit Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental

CHAR1\1346423v~~1~~12

Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect to clauses (b) or (c), to the extent, individually or in the aggregate, that such contravention, violation, conflict, breach or creation of any Lien or requirement for payment would not reasonably be expected to result in a Material Adverse Effect. Such Credit Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Credit Party of this Credit Agreement or any other Credit Document to which such Credit Party is a party (other than (a) as have already been obtained and are in full force and effect and (b) filings to perfect security interests granted pursuant to the Credit Documents).
6.04    Binding Effect. This Credit Agreement has been, and each other Credit Document to which such Credit Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Credit Party. This Credit Agreement constitutes, and each other Credit Document to which such Person is party when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and subject to equitable principles.
6.05    Financial Statements.
(a)    The audited consolidated and consolidating balance sheet of the Consolidated Group for the most recent fiscal year ended, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group as of the date thereof, including liabilities for taxes, material commitments and indebtedness.
(b)    The unaudited consolidated and consolidating balance sheet of the Consolidated Group for the most recent fiscal quarter ended, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Consolidated Group as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year‑end audit adjustments, and (iii) show, in accordance with GAAP, all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group as of

CHAR1\1346423v~~1~~12

the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.
6.06    No Material Adverse Effect. Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
6.07    Litigation. There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, proceedings, claims or disputes pending or, to the knowledge of such Credit Party after due and diligent investigation or threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against such Credit Party, any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
6.08    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement or any other Credit Document.
6.09    Ownership of Property; Liens. Such Credit Party and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of such Credit Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.
6.10    Environmental Compliance. Such Credit Party and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof such Credit Party has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.11    Insurance. The properties of such Credit Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Credit Party or any of its Subsidiaries operates.
6.12    Taxes. Such Credit Party and each of its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those returns, reports, assessments, fees and other governmental charges (i) that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) the non-

CHAR1\1346423v~~1~~12

filing or non-payment of which would not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against such Credit Party or any of its Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect. Neither any Credit Party nor any Subsidiary thereof is party to any tax sharing agreement, except for customary tax sharing agreements among EWI and its Subsidiaries entered into in the ordinary course of business.
6.13    ERISA Compliance.
(a)    Each Plan of such Credit Party and its Subsidiaries is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws, except where a failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Plan of such Credit Party and its Subsidiaries that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently pending before the IRS with respect thereto and, to the best knowledge of EWI, nothing has occurred that would prevent, or cause the loss of, such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such Credit Party and each of its ERISA Affiliates have made all required contributions to each Plan of such Credit Party and its Subsidiaries subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to such Plan.
(b)    There are no pending or, to the best knowledge of EWI, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan of such Credit Party and its Subsidiaries that would be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan of such Credit Party and its Subsidiaries that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur with respect to such Credit Party and its Subsidiaries; (ii) no Pension Plan of such Credit Party and its Subsidiaries has any Unfunded Pension Liability; (iii) neither such Credit Party nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan of such Credit Party and its Subsidiaries (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither such Credit Party nor any of its ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan of such Credit Party and its Subsidiaries; and (v) neither Such Credit Party nor any of its ERISA Affiliates has engaged in a transaction that would reasonably be expected to subject such Credit Party and its Subsidiaries to Sections 4069 or 4212(c) of ERISA.

CHAR1\1346423v~~1~~12

6.14    Subsidiaries. As of the ~~Closing~~Amendment No. 1 Effective Date, set forth on Schedule 6.14, is the jurisdiction of organization, classes of Capital Stock (including options, warrants, rights of subscription, conversion, exchangeability and other similar rights), and ownership and ownership percentages of each Subsidiary of such Credit Party. The outstanding Capital Stock of each Subsidiary of such Credit Party has been validly issued, is owned by such Credit Party free of Liens other than Permitted Liens; if any Subsidiary of such Credit Party is a corporation, the outstanding shares of Capital Stock of such Subsidiary have been validly issued and are fully paid and non-assessable; and except as identified on Schedule 6.14, none of the outstanding shares of Capital Stock of any Subsidiary of such Credit Party are subject to any buy-sell, voting trust or other shareholder agreement. As of the ~~Closing~~Amendment No. 1 Effective Date, such Credit Party has no Subsidiaries other than those specifically disclosed on Schedule 6.14.
6.15    Margin Regulations; Investment Company Act.
(a)    Such Credit Party is not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying “margin stock” (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    Neither such Credit Party, any Person Controlling such Credit Party, nor any of its Subsidiaries are or are required to be registered as an “investment company” under the Investment Company Act of 1940.
6.16    Disclosure. Such Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of such Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, (a) with respect to projected financial information, such Credit Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) with respect to general industry information, the foregoing representation is only to the best of such Credit Party’s knowledge.
6.17    Compliance with Laws. Such Credit Party and its Subsidiaries are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions, settlements or other agreements with any Governmental Authority and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

CHAR1\1346423v~~1~~12

6.18    Taxpayer Identification Number; Other Identifying Information. If such Credit Party is a Borrower, the true and correct U.S. taxpayer identification number, if any, of such Credit Party is set forth on Schedule 6.18.
6.19    Solvency. Immediately after giving effect to the initial Credit Extensions made on the Closing Date, (a) the fair value of the assets of such Credit Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Credit Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; and (c) such Credit Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
6.20    Intellectual Property; Licenses, Etc. Such Credit Party and each of its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to own or possess such right or the conflict with the rights of others, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of such Credit Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Credit Party and its Subsidiaries infringes upon any rights held by any other Person, except where such infringement, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of such Credit Party, threatened, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
6.21    Representations as to Foreign Obligors. Each of the Foreign Credit Parties and Foreign Obligors represents and warrants to the Administrative Agent and the Lenders that:
(a)    Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Credit Agreement and the other Credit Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to

CHAR1\1346423v~~1~~12

ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, (ii) the requirement of notarization of those Foreign Pledge Agreement by which the shares in the German Obligor are pledged and (iii) any charge or tax as has been timely paid.
(c)    There is no material tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.
(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
(e)    If such Foreign Credit Party or Foreign Obligor is a Dutch Obligor, such Foreign Credit Party or Foreign Obligor has given any works council (ondernemingsraad) that under the Works Councils Act (Wet op de ondernemingsraden) has the right to give advice in relation to the entry into and performance of the Credit Documents, the opportunity to give such advice and has obtained unconditional positive advice from such works council.
6.22    Security Agreement.
(a)    Domestic Security Agreement. The Domestic Security Agreement is effective to create in favor of the Domestic Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal, valid and enforceable security interest in the Collateral of such Credit Party identified therein in which a security interest may be created by execution of the Domestic Security Agreement under Article 9 of the UCC, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when UCC financing statements (or other appropriate notices) in appropriate form are duly filed at the locations identified in the Domestic Security Agreement, the

CHAR1\1346423v~~1~~12

Domestic Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral to the extent such security interest can be perfected by filing under the UCC, in each case prior and superior in right to any other Lien (other than Permitted Liens).
(b)    ~~Foreign Security Agreement. The Foreign Security Agreement is effective to create in favor of the Foreign Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal, valid and enforceable Lien in the Collateral of such Credit Party identified therein in which a Lien may be created by the execution of the Foreign Security Agreement under applicable law, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when appropriate notices and filings have been made in the appropriate jurisdictions, the Foreign Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Lien (other than Permitted Liens).~~[Intentionally Omitted].
(c)    ~~India Security Agreement. The India Security Agreement, if any, is effective to create in favor of the India Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal, valid and enforceable Lien in the Collateral of such Credit Party identified therein in which a Lien may be created by the execution of the India Security Agreement under applicable law, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and, when appropriate notices and filings have been made in the appropriate jurisdictions, the India Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Lien (other than Permitted Liens).~~[Intentionally Omitted].
6.23    Pledge Agreement.
(a)    Domestic Pledge Agreement. The Domestic Pledge Agreement is effective to create in favor of the Domestic Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal, valid and enforceable security interest in the Collateral of such Credit Party identified therein in which a security interest may be created by execution of the Domestic Pledge Agreement under Article 9 of the UCC, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and the Domestic Pledge Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Lien (other than Permitted Liens) (i) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Collateral Agent with duly

CHAR1\1346423v~~1~~12

executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor or when “control” (as such term is defined in the UCC) is established by the Collateral Agent over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor.
(b)    Foreign Pledge Agreement. The Foreign Pledge Agreement is effective to create in favor of the Foreign Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal, valid and enforceable Lien in the Collateral of such Credit Party identified therein in which a Lien may be created by the execution of the Foreign Pledge Agreement under applicable law, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and the Foreign Pledge Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Lien (other than Permitted Liens).
(c)    India Pledge Agreement. The India Pledge Agreement, if any, is effective to create in favor of the India Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal, valid and enforceable Lien in the Collateral of such Credit Party identified therein in which a Lien may be created by the execution of the India Pledge Agreement under applicable law, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law) and the India Pledge Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Lien (other than Permitted Liens).
6.24    Sanctions. No Credit Party, nor any Subsidiary of a Credit Party, nor to the knowledge of the Credit Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof is an individual or entity currently the subject of any Sanctions, nor is any Credit Party or any Subsidiary of a Credit Party unlawfully located, organized or resident in a Designated Jurisdiction.

ARTICLE VII

AFFIRMATIVE COVENANTS
Until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated (and in the case of Sections 7.13, 7.14,

CHAR1\1346423v~~1~~12

7.15 and 7.16, subject to Section 7.17), each of the Credit Parties will, and (except in the case of the covenants set forth in Sections 7.01, 7.02 and 7.03) will cause each of its Subsidiaries to:
7.01    Financial Statements. Deliver to the Administrative Agent for further distribution to the Lenders, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)    not later than the earlier of (i) the date such deliveries are required by the SEC and (ii) ninety days after the end of each fiscal year of EWI, consolidated balance sheets of the Consolidated Group as at the end of such fiscal year (beginning with the fiscal year ending December 31, 2011), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)    not later than (i) the date such deliveries are required by the SEC and (ii) forty-five days after the end of each of the first three fiscal quarters of each fiscal year of EWI (beginning with the fiscal quarter ending after the Closing Date), consolidated balance sheets of the Consolidated Group as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of EWI’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of EWI as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year‑end audit adjustments and the absence of footnotes and such statements to be certified by a Responsible Officer of EWI to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of EWI and its Subsidiaries.
(c)    promptly after receipt, the results of an annual review conducted by a third party reasonably acceptable to the Administrative Agent with respect to the anti-money laundering and (where applicable) bank secrecy (or similar) program of Continental Exchange Solutions, Inc. (on a consolidated basis including RIA Telecommunications of Canada, Inc.), RIA Italia SRL, Envia Telecomunicaciones, S.A. and RIA Financial Services Australia Pty. Ltd.; provided such reviews are required under the country/local jurisdiction where members of the Consolidated Group actively operate as money transmitters (or similar designation) or as mutually agreed by the Administrative Agent and EWI.
As to any information contained in materials furnished pursuant to Section 7.02(d), such Credit Party shall not be separately required to furnish such information under clauses (a) or (b) above, but the

CHAR1\1346423v~~1~~12

foregoing shall not be in derogation of the obligation of such Credit Party to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
7.02    Certificates; Other Information. Deliver to the Administrative Agent for further distribution to the Lenders, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of EWI’s independent certified public accountant certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;
(b)    concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), (beginning with the fiscal quarter ending after the Closing Date), a duly completed Compliance Certificate signed by a Responsible Officer of EWI (i) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants contained herein, (ii) certifying that no Default or Event of Default exists as of the date thereof (or the nature and extent thereof and proposed actions with respect thereto) and (iii) including a summary of all material changes in GAAP or in the consistent application thereof and material changes in accounting policies or financial reporting practices, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants (and determination of the applicable pricing level under the definition of “Applicable Percentage”) before and after giving effect to such changes;
(c)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of EWI by independent accountants in connection with the accounts or books of EWI or any Subsidiary, or any audit of any of them;
(d)    promptly after the same are available, notice of each annual report, proxy or financial statement or other report or communication sent to the stockholders of EWI, and copies of all annual, regular, periodic and special reports and registration statements that EWI may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities, the outstanding principal balance of which exceeds the amount specified in Section 9.01(e), of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 7.01 or any other clause of this Section 7.02;

CHAR1\1346423v~~1~~12

(f)    promptly, and in any event within five Business Days after receipt thereof by such Credit Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of such Credit Party or any of its Subsidiaries; and
(g)    promptly, such additional information regarding the business, financial or corporate affairs of such Credit Party or any of its Subsidiaries, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which EWI posts such documents, or provides a link thereto on EWI’s website on the Internet at the website address listed on Schedule 11.02 (as may be updated from time to time); or (ii) on which such documents are posted on EWI’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third‑party website or whether sponsored by the Administrative Agent); provided that: (A) EWI shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests EWI to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) EWI shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance EWI shall be required to provide paper copies of the Compliance Certificates required by Section 7.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by EWI with any such request for delivery, and each Lender shall be solely responsible for requesting delivery by it or maintaining its copies of such documents.
Such Credit Party hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Credit Party Materials”) by posting the Credit Party Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Such Credit Party hereby agrees that (w) all Credit Party Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Credit Party Materials “PUBLIC,” such Credit Party shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Credit Party Materials as not containing any material non-public information with respect to such Credit Party or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Credit Party Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Credit Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled

CHAR1\1346423v~~1~~12

to treat any Credit Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
7.03    Notification. Deliver to the Administrative Agent for further distribution to the Lenders, promptly after a Responsible Officer of EWI obtains knowledge thereof, notice of any of the following:
(a)    the occurrence of any Default or Event of Default;
(b)    any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non‑performance of, or any default under, a Contractual Obligation of such Credit Party or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between such Credit Party or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation, investigation or proceeding affecting such Credit Party or any of its Subsidiaries, including pursuant to any applicable Environmental Laws; and
(c)    the occurrence of any ERISA Event with respect to any Credit Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of EWI setting forth details of the occurrence referred to therein and stating what EWI has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Credit Agreement and any other Credit Document that have been breached.
7.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained or (ii) the failure to pay any such obligations and liabilities would not reasonably be expected to have a Material Adverse Effect.
7.05    Preservation of Existence, Etc.
(a)    Preserve, renew and maintain in full force and effect its legal existence and (where applicable) good standing under the Laws of the jurisdiction of its organization (except in connection with a transaction permitted by Section 8.04 or 8.05 or where (other than with respect to the existence of a Borrower) failure to do so would not reasonably be expected to result in a Material Adverse Effect); (b) take all commercially reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non‑preservation of which would reasonably be expected to have a Material Adverse Effect.

CHAR1\1346423v~~1~~12

7.06    Maintenance of Properties.
(a)    Maintain, preserve and protect all of its Property and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted unless (i) such Credit Party or Subsidiary of such Credit Party determines in good faith that the continued maintenance of such Property is no longer economically desirable, necessary or useful to its business, (ii) the Disposition of such Property is a Permitted Disposition or (iii) the failure to so maintain, preserve or protect such Property would not be expected to have a Material Adverse Effect;
(b)    make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and
(c)    use the standard of care typical in the industry in the operation and maintenance of its facilities, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.
7.07    Maintenance of Insurance. Maintain in full force and effect with financially sound and reputable insurance companies that are not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons. Such insurance shall identify the Collateral Agent as sole loss payee as its interest may appear, with respect to flood hazard and property insurance, and as additional insured, with respect to liability insurance and provide for not less than thirty days’ prior notice to the Collateral Agent of the cancellation of any such insurance. EWI will notify the Administrative Agent promptly after a Responsible Officer of EWI obtains knowledge of any cancellation, termination or lapse of any such insurance.
7.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
7.09    Books and Records. Maintain (a) proper books of record and account, in which entries that are true and correct in all material respects shall be made in accordance with GAAP, of all financial transactions and matters involving its assets and business and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.
7.10    Inspection Rights. With respect to such Credit Party and its Subsidiaries, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and

CHAR1\1346423v~~1~~12

inspect any of their properties, to conduct field audits, to examine their corporate, financial, operating, statutory and regulatory compliance, audit and supervisory examination records, and make copies thereof or abstracts therefrom, and to discuss their affairs, finances, accounts, compliance programs and initiatives, audits, and supervisory examinations with their directors, officers, and independent public accountants, all at the expense of such Credit Party and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Credit Party; provided, however, that so long as no Event of Default has occurred and is continuing such Credit Party’s obligation to pay the expenses of any of the foregoing will be limited to (A) one inspection per year (measured from the date of this Credit Agreement and each anniversary thereof) at the Administrative Agent’s discretion and (B) any further inspections resulting from the Administrative Agent’s good faith belief that conditions exist that could reasonably be expected to result in a Material Adverse Effect; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
7.11    Use of Proceeds. Use the proceeds of the Credit Extensions to refinance the loans and obligations existing under the Existing Credit Agreement and for general corporate purposes not in contravention of any Law or of any Credit Document, including Permitted Acquisitions.
7.12    Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Credit Documents to which it is a Party.
7.13    Joinder of Subsidiaries as Guarantors.
(a)    Domestic Guarantors. If a Domestic Subsidiary that is not a Domestic Guarantor hereunder (each a “Non-Guarantor Domestic Subsidiary”) shall at any time:
(i)    in any case (considered with its Subsidiaries on a consolidated basis) represent ~~more than 7.5% of the consolidated assets or account for~~ more than 7.5% of consolidated revenues for the Consolidated Group (in each such case determined as of the end of each fiscal quarter for the period of four consecutive fiscal quarters then ended), or
(ii)    together with all other such Non-Guarantor Domestic Subsidiaries as a group, represent more than ~~20~~27.5% of the consolidated ~~assets or account for more than 20% of the Consolidated~~ revenues for the Consolidated Group (in each such case determined as of the end of each fiscal quarter for the period of four consecutive fiscal quarters then ended), then, in any such instance, EWI will, subject to the provisions hereof, promptly, but in any event within forty-five (45) days after the delivery date for annual and quarterly financial statements under subsections (a) and (b) of Section 7.01 as to which a determination has been made that such a joinder is required (with

CHAR1\1346423v~~1~~12

extensions as may be deemed necessary or appropriate by the Administrative Agent in its discretion), cause the joinder of such Domestic Subsidiary as a Domestic Guarantor hereunder pursuant to a Joinder Agreement (or such other documentation reasonably acceptable to the Administrative Agent) accompanied by Organization Documents and favorable opinions of counsel to such Domestic Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent, such that after giving effect thereto the Non-Guarantor Domestic Subsidiaries will not, individually or as a group, exceed the foregoing threshold requirements.
(b)    Foreign Guarantors. EWI will cause each of the ~~Specified Material~~ Foreign ~~Subsidiaries~~Borrowers to be a Foreign Guarantor hereunder in accordance with the provisions hereof, and in addition, if a Foreign Subsidiary (other than the India Borrower or a Foreign Subsidiary of the India Borrower) that is not a Foreign Guarantor hereunder (each a “Non-Guarantor Foreign Subsidiary”) shall at any time:
(i)    in any case (considered with its Subsidiaries on a consolidated basis) represent more than 7.5% of ~~the consolidated assets or account for more than 7.5% of the~~ consolidated revenues for the Consolidated Group (in each such case determined as of the end of each fiscal quarter for the period of four consecutive fiscal quarters then ended), or
(ii)    together with all other such Non-Guarantor Foreign Subsidiaries as a group, represent more than ~~20% of the consolidated assets or account for more than 20% of the~~27.5% of consolidated revenues for the Consolidated Group (in each such case determined as of the end of each fiscal quarter for the period of four consecutive fiscal quarters then ended);
then, in any such instance, EWI will, subject to the provisions hereof, promptly, but in any event within 120 days after the delivery date for annual and quarterly financial statements under subsections (a) and (b) of Section 7.01 as to which a determination has been made that such a joinder is required (with extensions as may be deemed necessary or appropriate by the Administrative Agent in its discretion), cause the joinder of such Foreign Subsidiary as a Foreign Guarantor hereunder by execution of a Joinder Agreement or Guaranty (or such other documentation reasonably acceptable to the Administrative Agent), in each case accompanied by Organization Documents and favorable opinions of counsel to such Foreign Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent, such that after giving effect thereto, such Non-Guarantor Foreign Subsidiaries will not, individually or as a group, exceed the foregoing threshold requirements; provided that in any such case, the Administrative Agent shall, in consultation with EWI, perform an analysis of the relative benefits associated with the prospective guaranty and where, in its reasonable discretion, the Administrative Agent shall make a determination, taking into account local custom and practice, that the costs, circumstances and requirements under local law associated with the guaranty outweigh the relative benefits of the guaranty then, in any such case, the guaranty shall not be required. For the avoidance of doubt, in no event will any guaranty provided by any Foreign Guarantor cover any of the Domestic Obligations.
(c)    India Obligations. In the case of any India Borrower and its Foreign Subsidiaries, where any Foreign Subsidiary of an India Borrower is not a Guarantor hereunder (each a “Non-Guarantor India Subsidiary”), such India Borrower shall cause the joinder of such Foreign Subsidiary as an India Guarantor hereunder pursuant to a Joinder Agreement (or such

CHAR1\1346423v~~1~~12

other documentation reasonably acceptable to the Administrative Agent) accompanied by Organization Documents and favorable opinions of counsel to such Foreign Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent, such that after giving effect thereto, such Non-Guarantor India Subsidiary shall become an India Guarantor; provided that in any such case, the Administrative Agent shall, in consultation with EWI, perform an analysis of the relative benefits associated with the prospective guaranty and where, in its reasonable discretion, the Administrative Agent shall make a determination, taking into account local custom and practice, that the costs, circumstances and requirements under local law associated with the guaranty outweigh the relative benefits of the guaranty then, in any such case, the guaranty shall not be required. For the avoidance of doubt, in no event will any guaranty provided by any India Guarantor cover any of the Domestic Obligations or any of the Foreign Obligations that are not India Obligations.
7.14    Pledge of Capital Stock.
(a)    Pledge. EWI will pledge or cause to be pledged to the Administrative Agent:
(i)    to secure the Obligations (including the Foreign Obligations and India Obligations), (A) 100% of the issued and outstanding Capital Stock of each Material Domestic Subsidiary, and (B) 65% (or, if less, the full amount owned) of the issued and outstanding Capital Stock of each Material First-Tier Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% (or if less, the full amount owned) of the issued and outstanding Capital Stock of each Material First-Tier Foreign Subsidiary not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)); and
(ii)    to secure the Foreign Obligations and the India Obligations, (A) the remaining 35% of the issued and outstanding Capital Stock of each Material First-Tier Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)), and (B) 100% of the issued and outstanding Capital Stock of each Material Foreign Subsidiary (other than First-Tier Foreign Subsidiaries);
provided that the requirement pursuant to clause (a)(i)(B) for the pledge of not more than 65% of the Capital Stock in each Material First-Tier Foreign Subsidiary entitled to vote to secure the Obligations is intended to avoid treatment of the undistributed earnings of a Foreign Subsidiary as a deemed dividend to its United States parent for United States federal income tax purposes. Accordingly, notwithstanding the provisions of clauses (i) and (ii) above, such Credit Party shall, at the request of the Administrative Agent and after consultation with the Borrowers, pledge or cause to be pledged any greater percentage of its interest in a First-Tier Foreign Subsidiary that, as the result of a Change in Law, (1) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary to be treated as a deemed dividend to the United States parent of such Foreign Subsidiary, as determined for United States federal income tax purposes, and (2) would not otherwise reasonably be expected to result in material adverse tax consequences to such Foreign Subsidiary or its United States parent, to secure the Obligations, and shall pledge any remaining interests therein to secure the Foreign Obligations.

CHAR1\1346423v~~1~~12

(b)    Deliveries. In connection with the foregoing pledges, EWI will or will cause to be delivered to the Administrative Agent:
(i)    Domestic Guarantors. The pledge of Capital Stock of the Material Domestic Subsidiaries will be made pursuant to a Pledge Agreement or pledge joinder agreement(s), together with such filings and deliveries necessary or appropriate to perfect the security interests therein (including, where appropriate, delivery of original share certificates evidencing the pledged interests and undated transfer powers executed in blank), and opinions of counsel relating thereto, all in form, substance and scope reasonably satisfactory to the Administrative Agent, and will be made (A) on the Closing Date, in the case of Material Domestic Subsidiaries existing on the Closing Date, and (B) otherwise within 45 days (with extensions as may be deemed necessary or appropriate by the Administrative Agent in its discretion) of formation or acquisition or the date when the subject interests are first required to be pledged hereunder.
(ii)    Foreign Guarantors. The pledge of Capital Stock of the Material Foreign Subsidiaries will be made pursuant to a Pledge Agreement or pledge joinder agreement(s), together with such filings and deliveries necessary or appropriate to perfect the security interests therein (including, where appropriate, notarization and recordation of local pledge agreements, parallel debt agreements and such other acts necessary or appropriate to give effect to the pledge under local law), and opinions of counsel relating thereto, all in form, substance and scope reasonably satisfactory to the Administrative Agent, and will be made (A) on the Closing Date, in the case of pledged interests in Material First-Tier Foreign Subsidiaries, and (B) otherwise within 120 days (with extensions as may be deemed necessary or appropriate by the Administrative Agent in its discretion) of formation, acquisition or the date when the subject interests are first required to be pledged hereunder; provided that the Administrative Agent shall, in consultation with EWI, prepare an analysis of the relative benefits associated with the prospective pledge and where, in its reasonable discretion, the Administrative Agent shall make a determination, taking into account local custom and practice, that the costs, circumstances and requirements under local law associated with the pledge outweigh the relative benefits of the pledge, then in any such case the pledge will not be required.
7.15    Pledge of Other Property.
(a)    Domestic Personal Property. The Obligations will be secured by a grant of a security interest in substantially all personal property (including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses, machinery and equipment, but not the pledge of Capital Stock which shall be governed by the provisions of Section 7.14 and the Pledge Agreements relating thereto) of the Domestic Credit Parties (the “Domestic Grantors”) located in the United States in which a security interest may be created by the execution of the Domestic Security Agreement under Article 9 of the UCC and which may be perfected by filing financing

CHAR1\1346423v~~1~~12

statements under the UCC or by filing notices of security interests in respect of intellectual property with the United States Copyright Office or the United States Patent and Trademark Office. The scope of the personal property covered by this subsection will not include Excluded Property. In connection with any grant of security interest under this subsection, there will be delivered to the Administrative Agent (A) on the Closing Date, in the case of Domestic Grantors existing on the Closing Date, and (B) within forty-five (45) days (with extensions as may be deemed necessary or appropriate by the Administrative Agent in its discretion) of formation, acquisition or the date when the subject interests are first required to be pledged hereunder, (i) a security agreement in form and substance reasonably satisfactory to the Administrative Agent, executed in multiple counterparts, (ii) notices of grant of security interest in respect of intellectual property with the United States Copyright Office or the United States Patent and Trademark Office reasonably satisfactory to the Administrative Agent, executed in multiple counterparts, (iii) such opinions of counsel as the Administrative Agent may deem necessary or appropriate, in form and substance reasonably satisfactory to the Administrative Agent, (iv) evidence of property insurance (consistent with the requirements for insurance hereunder) on personal property showing the Collateral Agent as loss payee (if insurance is provided by a commercial insurer), and (v) such other filings and deliveries as may be necessary or appropriate as determined by the Administrative Agent in its reasonable discretion.
(b)    ~~Foreign Personal Property. Except as may be agreed by the Administrative Agent, the Foreign Obligations will be secured by a grant of a Lien in all material personal property (including all accounts, contract rights, deposit accounts, chattel paper, insurance proceeds, inventory, investments and financial assets, general intangibles, intellectual property, licenses, machinery and equipment, but not the pledge of Capital Stock which shall be governed by the provisions of Section 7.14 and the Pledge Agreements relating thereto) of the Foreign Credit Parties (other than the India Borrower or any Foreign Subsidiaries of the India Borrower) located outside the United States in which a Lien may be created by the execution of the Foreign Security Agreement under applicable Law with a fair value in excess of $5 million in any instance (or otherwise determined to be material in the reasonable discretion of the Administrative Agent). The scope of the Liens will contain exceptions and qualifications reasonably acceptable to the Administrative Agent, and will not include Excluded Property. Further, the Administrative Agent shall, in consultation with EWI, perform an analysis of the relative benefits associated with the prospective pledge and where, in its reasonable discretion, the Administrative Agent shall make a determination, taking into account local custom and practice, that the costs, circumstances and requirements under local law associated with the pledge outweigh the relative benefits of the Lien, then, in any such case, the Lien will not be required. In connection with the a grant of Liens under this subsection, there will be delivered to the Administrative Agent within 120 days (with extensions as may be deemed necessary or appropriate by the Administrative Agent in its discretion) of formation, acquisition or the date when the subject interests are first required to be pledged hereunder, (i) a security agreement in form and substance reasonably satisfactory to the Administrative Agent, executed in multiple counterparts, (ii) filings and notices of grant of Lien in respect of such personal property as may be necessary or appropriate to perfect the subject interests and otherwise reasonably satisfactory to the Administrative Agent, (iii) such opinions of~~

CHAR1\1346423v~~1~~12

~~counsel as the Administrative Agent may deem necessary or appropriate, in form and substance reasonably satisfactory to the Administrative Agent, (iv) evidence of property insurance (consistent with the requirements for insurance hereunder) on personal property showing the Collateral Agent and loss payee (if insurance is provided by a commercial insurer), and (v) such other deliveries as may be customary, necessary or appropriate in the subject jurisdiction as determined by the Administrative Agent in its reasonable discretion. For the avoidance of doubt, in no event will any Lien granted by any Foreign Credit Party secure any of the Domestic Obligations.~~[Intentionally Omitted].
7.16    Further Assurances.
(a)    Delivery of Guaranties from Material Foreign Subsidiaries. Within 90 days of the Closing Date (or such later date as may be acceptable to the Administrative Agent in its discretion), EWI will provide or cause to be provided, Guaranties from the Material Foreign Subsidiaries required hereunder (including as set forth on Schedule 5.01 hereto) but which were not provided on the Closing Date, including conforming changes in respect of local law and related instruments, where necessary or appropriate under local law, and together with opinions of local counsel relating thereto, in form and substance acceptable to the Administrative Agent in its discretion.
(b)    Pledge of Material First-Tier Foreign Subsidiaries. Within 90 days of the Closing Date (or such later date as may be acceptable to the Administrative Agent in its discretion), EWI will provide or cause to be provided, a pledge of those ownership interests in Material First-Tier Foreign Subsidiaries required to be pledged hereunder (including as set forth on Schedule 5.01 hereto) but which were not provided on the Closing Date, including local pledge agreements and related instruments, where necessary or appropriate under local law, and together with opinions of local counsel relating thereto, in form and substance acceptable to the Administrative Agent in its discretion.
(c)    Pledge of Material Foreign Subsidiaries. Within 90 days of the Closing Date (or such later date as may be acceptable to the Administrative Agent in its discretion), EWI will provide or cause to be provided, a pledge of those ownership interests in Material Foreign Subsidiaries (other than the Material First-Tier Foreign Subsidiaries) required to be pledged hereunder (including as set forth on Schedule 5.01 hereto) but which were not provided on the Closing Date, including local pledge agreements and related instruments, where necessary or appropriate under local law, and together with opinions of local counsel relating thereto, in form and substance acceptable to the Administrative Agent in its discretion.
(d)    ~~Liens in Personal Property of Foreign Credit Parties. Within 90 days of the Closing Date (or such later date as may be acceptable to the Administrative Agent in its discretion), EWI will provide or cause to be provided, Liens in material personal property of the Foreign Credit Parties required hereunder (including as set forth on Schedule 5.01 hereto) but which were not provided on the Closing Date, including local security agreements and related instruments, where necessary or appropriate under local law, and together with opinions of local~~

CHAR1\1346423v~~1~~12

~~counsel relating thereto, in form and substance acceptable to the Administrative Agent in its discretion.~~[Intentionally Omitted].
(e)    Amendments to Credit Agreement with Respect to the India Obligations. As soon as practicable, but in any event within 90 days of the Closing Date (or such later date as may be acceptable to the Administrative Agent in its discretion), EWI and the other Credit Parties will deliver duly executed counterparts to an amendment to this Credit Agreement that, in the reasonable judgment of local counsel in India upon consultation with the India Borrower’s local India counsel, are necessary or advisable to comply with the law of India (including any mandates or requirements of the Reserve Bank of India).
(f)    Process Agent Appointment Letter. Within 20 days of the Closing Date (or such later date as may be acceptable to the Administrative Agent in its discretion), each English Obligor will provide or cause to be provided, evidence that the relevant process agent has accepted its appointment, for such English Obligor, to acts as its agent for service of process in relation to the proceedings before the Courts of the State of New York in connection with any Credit Document.
7.17    Limitation on Guaranties, Liens and the Pledge of Capital Stock. Notwithstanding anything contained herein to the contrary, guaranties, Liens and the pledge of Capital Stock will not be required where they would (i) give rise to material adverse tax or regulatory consequences under applicable Law that cannot be avoided by appropriate limitations on such guaranty, Lien or pledge of Capital Stock (determined in the reasonable judgment of the Administrative Agent), (ii) with respect to joint ventures and non-wholly-owned Subsidiaries, require the consent of one or more third parties or (iii) relate to restricted cash or other funds that are held in trust and not the property of members of the Consolidated Group.
ARTICLE VIII

NEGATIVE COVENANTS
Until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, each of the Credit Parties that is a party to this Credit Agreement will not, and will not permit any of its Subsidiaries to:
8.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Credit Document securing the Loan Obligations;
(b)    Liens in favor of a Lender or an Affiliate of a Lender (or a Person who, at the time of the Swap Contract or Treasury Management Agreement was entered into, was a Lender of an Affiliate of a Lender) securing a Swap Contract or Treasury Management Agreement permitted hereunder, but only to the extent that (i) the obligations under such Swap Contract or Treasury Management Agreement are permitted under Section 8.03, (ii) such Liens are on the same

CHAR1\1346423v~~1~~12

collateral that secures the Loan Obligations and (iii) the obligations under such Swap Contract or Treasury Management Agreement and the Loan Obligations share pari passu (subject to Section 9.03) in the collateral that is subject to such Liens;
(c)    Liens existing on the ~~date hereof~~Amendment No. 1 Effective Date and listed on Schedule 8.01;
(d)    Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(e)    Liens in favor of carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(f)    Liens resulting from pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(g)    Liens resulting from (i) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business or (ii) earnest money deposits or indemnification holdbacks made in connection with Permitted Acquisitions or Permitted Dispositions;
(h)    Liens consisting of (i) easements, rights‑of‑way, restrictions and other similar encumbrances affecting real property that, in the aggregate, are not substantial in amount, or (ii) licenses, sublicenses, leases or subleases entered into in the ordinary course of business and in each case in clauses (i) and (ii) do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(i)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h) or securing appeal or other surety bonds related to such judgments;
(j)    Liens securing, or in respect of, obligations under Capital Leases or Synthetic Leases and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

CHAR1\1346423v~~1~~12

(k)    Liens ~~existing~~ on Property that is the subject of an Acquisition permitted hereunder at the time ~~it is Acquired by a member~~ of the ~~Consolidated Group~~Acquisition (including, without limitation, Property Acquired in connection with a Permitted Acquisition); provided that such Liens ~~are not created in contemplation thereof and~~ do not extend to any other Property ~~of any other member of the Consolidated Group~~;
(l)    Liens ~~resulting from~~in (1) cash deposited with banks that participate in the Consolidated Group’s ATM network in the ordinary course of business to secure cash contributed by such banks for use in the ATM network ~~and~~, (2) cash and currency supplied under arrangements that are excluded from the definition of Funded Debt and Indebtedness under clause (A) of the “For the avoidance of doubt” paragraph at the end of each such definition and/or any segregated bank accounts relating to the operation and settlement of the respective ATM network and (3) cash deposited with vendors or suppliers of PIN’s or mobile phone time to members of the Consolidated Group in the ordinary course of business to secure accounts payable to such vendors or suppliers;
(m)    Liens or other rights granted (whether for the benefit of a single ~~provider~~Person or multiple ~~providers~~Persons) to (1) vendors or suppliers of products, content or services distributed or provided through processing networks of the Consolidated Group in the products, content or services supplied and proceeds thereof (including, without limitation, any trust accounts or restricted cash accounts associated with the purchase or sale of such products, content or services) or (2) customers or correspondent payout agents (including, without limitation, those arising from the deposit or prefunding of amounts~~) to~~ with or by a member of the Consolidated Group) to secure or facilitate money transfers or foreign exchange transactions;
(n)    Liens and customary rights of set-off, revocation, refund or chargeback and similar rights under deposit, disbursement or concentration account agreements or under UCC (or comparable foreign Law) or otherwise arising by operation of Law in favor of any bank or other financial institution at which such Credit Party or its Subsidiaries maintains a deposit, disbursement or concentration account in the ordinary course of business and Liens arising due to any cash pooling, netting or composite accounting arrangements;
(o)    Liens resulting from cash collateral in an aggregate amount of up to $75 million at any time to secure letters of credit or bank guarantees permitted by Section 8.03(k);
(p)    Liens in Securitization Receivables in a Securitization Transaction permitted hereunder;
(q)    Liens, as permitted under German law, resulting from property ownership transfers made for security purposes (Sicherungseigentum), retention of title arrangements (Eigentumsvorbehalt) and assignments of claims, rights and receivables made for security purposes (Sicherungsabtretungen), in each case made in the ordinary course of business;

CHAR1\1346423v~~1~~12

(r)    Refinancing Liens with granted in respect of Liens permitted by Sections 8.01(c), (j), (k), (r) or (s); and
(s)    other Liens securing aggregate Indebtedness of not more than $25 million at any time.
For purposes of determining compliance with this Section 8.01: (i) in the event that a Lien (or any portion thereof) meets the criteria of more than one of the categories of Liens permitted in this Section 8.01, the relevant Credit Party or Subsidiary, in its sole discretion, may classify (and may from time to time thereafter reclassify) such Lien (or any portion thereof) and will only be required to include such Lien in one of the categories of Liens permitted in this Section 8.01; and (ii) at the time of incurrence or upon any later reclassification, the relevant Credit Party or Subsidiary, in its sole discretion, may divide and classify a Lien in more than one of the categories of Liens permitted in this Section 8.01.
~~For purposes of determining compliance with Section 8.01, the U.S. dollar-equivalent amount of cash collateral or Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such cash collateral was granted, or on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt.~~
8.02    Investments. Make or permit to exist any Investments, except:
(a)    Investments in cash and Cash Equivalents;
(b)    Investments (including intercompany Investments) existing on the ~~date hereof~~Amendment No. 1 Effective Date and listed on Schedule 8.02, and extensions, renewals and, in the case of loans and advances, refinancings thereof, so long as no such extension, renewal or refinancing results in any increase in the principal amount thereof~~, except for amounts referenced in clauses (i), (ii) and (iii) of the proviso in the next-to-last paragraph of this Section 8.02~~;
(c)    Investments, to the extent not prohibited by applicable Law, consisting of payroll advances or other advances to officers, directors, managers, consultants and employees of the members of the Consolidated Group in an aggregate amount not to exceed $~~2~~5 million at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)    Investments by members of the Consolidated Group in and to:
(i)    EWI and its wholly-owned Subsidiaries (including Persons that would be wholly-owned Subsidiaries following such Investment) that are organized under the laws of an Approved Jurisdiction, without limit;

CHAR1\1346423v~~1~~12

(ii)    non-wholly-owned Subsidiaries that are organized under the laws of an Approved Jurisdiction in an aggregate principal amount not to exceed $50 million at any time;
(iii)    Subsidiaries that are not organized under the laws of an Approved Jurisdiction (other than China), whether or not wholly-owned, in an aggregate principal amount not to exceed $50 million at any time; and
(iv)    Subsidiaries that are organized under the laws of the Peoples Republic of China, whether or not wholly-owned, in an aggregate principal amount not to exceed an amount at any time equal to the remainder of $50 million minus the aggregate amount of Indebtedness outstanding under Sections 8.03(d)(ii)(A) and 8.03(q)(iii);
(f)    Investments resulting from Support Obligations permitted by Section 8.03(m);
(g)    Investments made as part of, or acquired as a result of, Permitted Acquisitions, and extensions, renewals and, in the case of loans and advances a part thereof, refinancings thereof, so long as in such case the refinancing is between the same parties and otherwise complies with the requirements hereunder, including the provisions of Section 8.08 and so long as no such extension, renewal or refinancing results in any increase in the principal amount thereof, except for amounts referenced in clauses (i), (ii) and (iii) of the proviso in the next-to-last paragraph of this Section 8.02;
(h)    Investments in seller “take-back” notes and other non-cash consideration received in connection with a Disposition of assets not prohibited by this Credit Agreement; provided that 75% of the aggregate amount of consideration given by the seller in such Disposition shall have cash or Cash Equivalents;
(i)    Investments resulting from upfront payments, signing bonuses and similar payments to agents and guarantees of agent commissions, in each case in the ordinary course of business and consistent with past practice;
(j)    Investments received in return for the contribution of all or any portion of the assets of, or the equity interests in, certain Subsidiaries organized and operating in Spain (including Euronet Movilcarga, S.L. and Euronet Telerecarga, S.L.) to a non-wholly owned joint venture otherwise permitted hereunder;
(k)    Refinancing Investments made in respect of Investments permitted by Sections 8.02(h), (j), (k) or (l), provided that in the case of Refinancing Investment under (j), such Refinancing Investments remain in Subsidiaries, joint ventures or investments in entities organized and operating in Spain; and
(l)    other Investments of a type not contemplated in the foregoing clauses of this Section in an aggregate principal amount not to exceed $75 million at any time.

CHAR1\1346423v~~1~~12

For purposes of determining compliance with this Section 8.02, (i) in the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of Investments permitted in this Section 8.02, the relevant Credit Party or Subsidiary, in its sole discretion, may classify (and may from time to time thereafter reclassify) such Investment (or any portion thereof) and will only be required to include such Investment in one of the categories of Investments permitted in this Section 8.02; and (ii) at the time of incurrence or upon any later reclassification, the relevant Credit Party or Subsidiary, in its sole discretion, may divide and classify an Investment in more than one of the categories of Investments permitted in this Section 8.02.
Accrual of interest or dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Investments will not be deemed to be the making of an Investment for purposes of this Section 8.02.
~~For purposes of determining compliance with any U.S. dollar-denominated restriction on the making of Investments, the U.S. dollar-equivalent amount of an Investment denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Investment was made, in the case of an Investment consisting of term debt, or first committed, in the case an Investment consisting of revolving credit debt; provided that if any Refinancing Investment otherwise permitted by Section 8.02(k) is denominated in the same foreign currency as the relevant Refinanced Investment and would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Investment does not exceed an amount equal to the sum of (i) the aggregate amount of the Refinanced Investment (including principal and accrued interest or dividends), (ii) prepayment fees or premiums, tender or consent fees and/or other reasonable costs and expenses directly related to the Refinanced Investment and (iii) reasonable fees, expenses and costs directly related to the entering into of the Refinancing Investment.~~
~~The principal amount of any Refinancing Investment denominated in a currency other than that in which the Refinanced Investment is denominated shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Investment and Refinanced Investment are denominated that is in effect on the date of such refinancing.~~
8.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Credit Documents;
(b)    Indebtedness of EWI under ~~the Convertible Debentures~~high yield notes, subordinated debt (including convertible debentures) and other unsecured indebtedness in an aggregate principal amount of up to $~~175~~300 million;
(c)    Indebtedness outstanding on the ~~date hereof~~Amendment No, 1 Effective Date and listed on Schedule 8.03;
(d)    Indebtedness under Capital Leases, Synthetic Lease obligations and purchase money obligations incurred to provide all or a portion of the purchase price (or cost of construction or acquisition), in each case for capital assets, provided that (i) when incurred such Indebtedness shall not exceed the purchase price or cost of construction of the subject asset and

CHAR1\1346423v~~1~~12

(ii) the aggregate principal amount of all such Indebtedness shall not exceed (A) in the case of members of the Consolidated Group organized and operating in the Peoples Republic of China, an amount, at any time, equal to the remainder of $50 million minus the aggregate amount of Investments under Section 8.02(e)(iv) and the aggregate amount of Indebtedness outstanding under Section 8.03(q)(iii), and (B) in the case of members of the Consolidated Group other than members that are organized and operating in the Peoples Republic of China, $60 million at any time;
(e)    Indebtedness or other obligations (contingent or otherwise) of any member of the Consolidated Group existing or arising under any Swap Contract, provided that (i) such obligations are entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non‑defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(f)    intercompany Indebtedness among members of the Consolidated Group to the extent permitted by Section 8.02;
(g)    Indebtedness in respect of performance bonds and surety bonds incurred in the ordinary course of business;
(h)    Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the Acquisitions or Dispositions otherwise permitted hereunder;
(i)    Indebtedness consisting of guaranties by EWI and other members of the Consolidated Group to secure the performance of financial and contractual obligations of members of the Consolidated Group in the ordinary course of business consistent with past practice;
(j)    Indebtedness ~~secured by Liens permitted by Section 8.01(k) and any Refinancing Liens related thereto permitted by Section 8.01(r) and unsecured~~ that is:
(i)    Indebtedness acquired or assumed in connection with a Permitted Acquisition~~; provided that~~, including secured indebtedness to the extent permitted under Section 8.01, so long as such Indebtedness was not incurred in anticipation or contemplation of ~~such Permitted Acquisition;~~the acquisition, and
(ii)    in addition to Indebtedness permitted under the foregoing subclause (i), Indebtedness incurred, acquired or assumed in connection with and in anticipation or contemplation of a Permitted Acquisition, subject, in each case under this subclause (ii), to demonstration after giving effect thereto on a Pro Forma Basis (A) of compliance with

CHAR1\1346423v~~1~~12

the financial covenants under Section 8.12 and (B) that the Consolidated Total Leverage Ratio will be at least 0.50:1.0 less than (a half-turn inside) the maximum otherwise allowed under Section 8.12(a), and, in all such cases under this clause (j), Refinancing Indebtedness and Refinancing Liens relating thereto to the extent permitted by subsections (k) and (r) of Section 8.01;

(k)    Indebtedness of up to $75 million at any time under letters of credit or bank guaranties (net of cash collateral provided therefor) required by (1) vendors or suppliers of products, content or services distributed or provided through processing networks of the Consolidated Group or (2) correspondent payout agents to facilitate money transfers;
(l)    Indebtedness of up to $75 million at any time in overdraft protection;
(m)    Support Obligations by members of the Consolidated Group in respect of Indebtedness otherwise permitted hereunder, provided that if the Support Obligations relate to Subordinated Debt, the Support Obligations relating thereto shall be subordinated on the same basis as the Subordinated Debt to which it relates;
(n)    Indebtedness of up to $200 million in connection with a Securitization Transaction (but, for purposes hereof, without regard to unfunded or undrawn commitments and which, in the case of a Securitization Transaction established to facilitate the issuance of letters of credit and bank guaranties, is without duplication for the letters of credit and bank guaranties issued in connection therewith);
(o)    Indebtedness arising from the honoring by a bank ~~or other financial institution~~ of a check, draft, payment order or other debit drawn or presented against insufficient funds in the ordinary course of business; provided (i) one or more members of the Consolidated Group have deposits in other accounts at such bank in an aggregate amount at least equal to the amount of such Indebtedness or (ii) such Indebtedness is extinguished within ~~five~~ten Business Days of its incurrence;
(p)    Indebtedness or other obligations (contingent or otherwise) of any member of the Consolidated Group existing or arising (i) in respect of deposits or payments made by customers or clients in the ordinary course of business, (ii) as a result of any cash pooling, netting or composite accounting arrangement or (iii) under any Treasury Management Agreements;
(q)    Indebtedness in an aggregate principal amount not to exceed (i) $10 million at any time, in the case of any member of the Consolidated Group other than EWI and members of the Consolidated Group that are organized and operating in the Peoples Republic of China, (ii) $50 million at any time in the aggregate for all members of the Consolidated Group other than EWI and members of the Consolidated Group that are organized and operating in the Peoples Republic of China, and (iii) an amount, at any time, equal to the remainder of $50 million minus the aggregate amount of Investments under Section 8.02(e)(iv) and the aggregate amount of

CHAR1\1346423v~~1~~12

Indebtedness outstanding under Section 8.03(d)(ii)(A), in the aggregate for all members of the Consolidated Group that are organized and operating in the Peoples Republic of China;
(r)    Refinancing Indebtedness incurred in respect of Indebtedness under Sections 8.03(b), (c), (d), (j), (k), (l), (q), (r) or (s); and
(s)    Indebtedness of EWI, provided that EWI can demonstrate that it will be in compliance with the financial covenants in Section 8.12 after giving effect thereto on a Pro Forma Basis.
For purposes of determining compliance with this Section 8.03, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness permitted in this Section 8.03, the relevant Credit Party or Subsidiary, in its sole discretion, may classify (and may from time to time thereafter reclassify) such item of Indebtedness (or any portion thereof) and will only be required to include such Indebtedness (or any portion thereof) in one of the categories of Indebtedness permitted in this Section 8.03; and (ii) at the time of incurrence or upon any later reclassification, the relevant Credit Party or Subsidiary, in its sole discretion, may divide and classify an item of Indebtedness (or any portion thereof) in more than one of the categories of Indebtedness permitted in this Section 8.03.
Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.03.
~~For purposes of determining compliance with any U.S. dollar-denominated restriction on the amount of any Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if any Refinancing Indebtedness otherwise permitted by Section 8.03(r) is denominated in the same foreign currency as the relevant Refinanced Debt and would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed an amount equal to the sum of (i) the aggregate amount of the Refinanced Debt (including principal and accrued interest), (ii) the aggregate amount of unused commitments under the Refinanced Debt, (iii) prepayment fees or premiums, tender or consent fees and/or other reasonable costs and expenses directly related to the Refinanced Debt and (iv) reasonable fees, expenses and costs directly related to the entering into of the Refinanced Debt.~~
~~The principal amount of any Refinancing Indebtedness denominated in a currency other than that in which the Refinanced Debt is denominated shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness and Refinanced Debt are denominated that is in effect on the date of such refinancing.~~
8.04    Mergers and Dissolutions.
(a)    Enter into a transaction of merger or consolidation; provided that so long as no Default or Event of Default then exists or would result therefrom:

CHAR1\1346423v~~1~~12

(i)    EWI and other members of the Consolidated Group that are Domestic Subsidiaries may merge or consolidate with other members of the Consolidated Group, provided that (A) if EWI is a party to the merger or consolidation, it shall be the surviving entity, (B) if a Domestic Subsidiary that is a Borrower hereunder shall be a party to the merger or consolidation, then it shall be the surviving entity (unless EWI or another Domestic Subsidiary that is a Borrower is also a party to the merger or consolidation, in which case EWI or the other Domestic Subsidiary that is a Borrower shall be the surviving entity), and (C) if the transaction of merger or consolidation involves both a Domestic Subsidiary and a Foreign Subsidiary, then the Domestic Subsidiary shall be the surviving entity;
(ii)    members of the Consolidated Group that are Foreign Subsidiaries may merge or consolidate with other members of the Consolidated Group, provided that (A) if EWI is a party to the merger or consolidation, it shall be the surviving entity, (B) if a Foreign Subsidiary that is a Borrower hereunder is a party to a merger or consolidation, then it shall be the surviving entity (unless EWI or a Domestic Subsidiary that is a Borrower are a party to the merger or consolidation, in which case EWI or the Domestic Subsidiary that is a Borrower shall be the surviving entity), (C) if the transaction of merger or consolidation involves both a Domestic Subsidiary and a Foreign Subsidiary, then the Domestic Subsidiary shall be the surviving entity, and (D) if the transaction of merger or consolidation involves two or more Foreign Subsidiaries and one or more of the Foreign Subsidiaries are organized under the laws of an Approved Jurisdiction, then the surviving entity shall be a Foreign Subsidiary that is organized under the laws of an Approved Jurisdiction; and
(iii)    members of the Consolidated Group may merge or consolidate with Persons that are not members of the Consolidated Group, provided that (A) if EWI is a party to the merger or consolidation, it shall be the surviving entity, (B) if a Subsidiary of EWI that is a Borrower, Domestic or Foreign, is a party to the merger or consolidation, the Subsidiary that is a Borrower will be the surviving entity, and (C) the transaction shall be a Permitted Acquisition or a Permitted Disposition.
(b)    Except for EWI and Subsidiaries that are Borrowers hereunder, members of the Consolidated Group may be dissolved, liquidated or otherwise have their existence terminated.
8.05    Dispositions. Make or permit Dispositions, except for Permitted Dispositions.
8.06    Restricted Payments. EWI will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    EWI may declare and make dividend payments or other distributions payable solely in its common stock or other equity interests;

CHAR1\1346423v~~1~~12

(b)    EWI may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issuance of new shares of its common stock or other common equity interests;
(c)    EWI may make payment on, in respect of, or in connection with (i) a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement or (ii) Capital Stock, options, warrants and other rights to acquire Capital Stock issued or granted in connection with any Permitted Acquisition (including, without limitation, the issuance of equity interests, including Capital Stock, as consideration in connection with any acquisition permitted hereunder, whether as original purchase consideration or in satisfaction of subsequent contingent consideration obligations, and the sale of equity interests, including Capital Stock, for the sole purpose of financing any acquisition permitted hereunder);
(d)    EWI may make other Restricted Payments; provided that after giving effect thereto on a Pro Forma Basis, (i) no Default or Event of Default shall exist, ~~(ii) each of the Consolidated Total Leverage Ratio and the Consolidated Senior Secured Leverage Ratio will be at least 0.25:1.00 lower than (or, one quarter turn inside) the maximum ratio permitted under Section 8.12(a) and (b), respectively, and (iii~~and (ii) the Consolidated Group will have minimum Liquidity of at least $100 million; and
(e)    EWI may make other Restricted Payments only with the prior written consent of the Administrative Agent and the Required Lenders.
8.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Consolidated Group on the ~~date hereof~~Amendment No. 1 Effective Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto or any reasonable extension thereof.
8.08    Transactions with Affiliates. EWI will not, nor will it permit any of its Subsidiaries to, make payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of any Affiliate, except:
(a)    on terms not materially less favorable to EWI or such Subsidiary as EWI or such Subsidiary would obtain in comparable arms length transaction, and in connection with such transaction or series of related transactions involving aggregate annual payments or consideration in excess of $10 million EWI delivers to the Administrative Agent a resolution adopted by the disinterested members of the board of directors of EWI approving such transaction and set forth in an officer’s certificate certifying that such transaction complies with this clause (a);
(b)    any Restricted Payments permitted under Section 8.06.;

CHAR1\1346423v~~1~~12

(c)    reasonable and customary fees, expenses and indemnities provided in the ordinary course of business to officers, directors, managers, employees or consultants of EWI or any of its Subsidiaries;
(d)    customary tax sharing agreements among EWI and its Subsidiaries entered into in the ordinary course of business;
(e)    transactions expressly permitted hereunder or under the other Credit Documents;
(f)    transactions among Credit Parties not expressly prohibited under this Credit Agreement;
(g)    any transaction or series of transactions involving consideration of less than $1 million;
(h)    transactions in existence as of the ~~Closing~~Amendment No. 1 Effective Date set forth in all material respects on Schedule 8.08;
(i)    payments or loans (or cancellation of loans) to employees of EWI or any of its Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees which, in each case, are approved by the disinterested members of the board of directors of EWI in good faith that are not otherwise prohibited by this Credit Agreement; and
(j)    the payment of reasonable charges for travel in the ordinary course of business by any officer, director, manager, employee, agent, consultant, Affiliate or advisor of EWI or any of its Subsidiaries.
8.09    Covenants Regarding Subordinated Debt. EWI will not, nor will it permit any other members of the Consolidated Group to:
(a)    amend, modify or waive, or permit the amendment, modification or waiver of, the indentures or other governing documents relating to any Subordinated Debt that would be adverse to the interests of the Lenders in any material respect; or
(b)    make or offer to make any sinking fund payment, payment, prepayment, redemption, defeasance, purchase or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or otherwise segregate funds with respect to any Subordinated Debt, other than:
(i)    regularly scheduled payments of principal and interest (including contingent interest, if any) required to be made in cash;
(ii)    conversions of the Subordinated Debt into common stock of EWI;

CHAR1\1346423v~~1~~12

(iii)    the redemption, retirement, repurchase, acquisition for value or payments of cash in connection with (A) exercise by the holder of the right to cause a repurchase the Subordinated Debt at the holders’ option generally, or (B) exercise by the holder of the right cause a repurchase of the Subordinated Debt at the holder’s option on a “change of control”, in each case in accordance with the terms of the indentures or other governing documents relating thereto;
(iv)    the redemption, retirement, repurchase, or acquisition for value of the Subordinated Debt, at any time and from time to time, (A) in connection with a refinancing, refunding, renewal or extension of the Subordinated Debt otherwise permitted under Section 8.03(r), (B) in exchange for Capital Stock of EWI issued directly to the holders of the Subordinated Debt or (C) with the cash proceeds resulting from the issuance of Capital Stock of EWI permitted for such purpose hereunder;
(v)    payments on or in respect of cash redemption of fractional interests on exercise of rights of conversion under the Subordinated Debt; and
(vi)    any other such payment, prepayment, redemption, retirement, repurchase, or acquisition for value; provided that (i) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, and (ii) after giving effect thereto on a Pro Forma Basis, (A) ~~both~~ the Consolidated Total ~~Leverage Ratio and the Consolidated Senior Secured~~ Leverage Ratio will be at least 0.25:1.00 lower than (or, one quarter turn inside) the maximum ratio permitted under Section 8.12(a) and (b), respectively, and (B) the Consolidated Group will have minimum Liquidity of at least $100 million.
8.10    Subsidiary Dividend Restrictions. Other than this Credit Agreement ~~and the indentures or other governing documents relating to the Convertible Debentures~~, the Domestic Subsidiaries of EWI will not enter into any Contractual Obligation that limits the ability of any such Domestic Subsidiary to declare or make dividend payments.
8.11    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
8.12    Financial Covenants.
(a)    Consolidated Total Leverage Ratio. As of the end of each fiscal quarter, permit the Consolidated Total Leverage Ratio to be greater than 4.00:1.00; provided that for any period of four consecutive fiscal quarters following a Material Permitted Acquisition, the Consolidated Total Leverage Ratio will be not greater than 4.50:1.00.

CHAR1\1346423v~~1~~12

~~(b)    Consolidated Senior Secured Leverage Ratio. As of the end of each fiscal quarter, permit the Consolidated Senior Secured Leverage Ratio to be greater than 3.00:1.00.~~
(b)    ~~(c)~~ Consolidated Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50:1.00.
8.13    Sanctions. Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to unlawfully fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non‑Payment. Any Credit Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Credit Document; or
(b)    Specific Covenants. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.03 or Article VIII; or
(c)    Other Defaults. Any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice from the Administrative Agent to EWI or such Credit Party; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be false or misleading in any material respect when made or deemed made; or
(e)    Cross‑Default. (i) Any member of the Consolidated Group (A) fails (and such failure continues beyond any applicable grace period and provided that any default or event of default resulting therefrom has not been cured or waived by the holder or holders of such

CHAR1\1346423v~~1~~12

Indebtedness or the beneficiary or beneficiaries of such Support Obligation) to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Support Obligations (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $~~25~~50 million, or (B) fails and such failure continues beyond any applicable grace period and provided that any default or event of default resulting therefrom has not been cured or waived by the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Support Obligation) to observe or perform any other agreement or condition relating to any such Indebtedness or Support Obligations or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Support Obligations (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Support Obligations to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which EWI or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which EWI or any Subsidiary is an Affected Party (as so defined) and, in either event, such Early Termination Date is not rescinded or such Termination Event is not waived and the Swap Termination Value owed as a result thereof is greater than $~~25~~50 million; or
(f)    Insolvency Proceedings, Etc. Any member of the Consolidated Group institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any member of the Consolidated Group becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within forty-five (45) days after its issue or levy; or

CHAR1\1346423v~~1~~12

(h)    Judgments. There is entered against any member of the Consolidated Group (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $~~25~~50 million (to the extent not covered by independent third‑party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non‑monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment (if not otherwise satisfied or discharged before the end of such period), by reason of a pending appeal or otherwise, is not in effect; or
(l)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or would reasonably be expected to result in liability of a Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $25 million, or (ii) a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25 million; or
(j)    Invalidity of Credit Documents. Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Loan Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; or
(k)    Change of Control. There occurs any Change of Control.
9.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitments of the Lenders to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Borrowers Cash Collateralize their respective L/C Obligations (in each case, in an amount equal to the then Outstanding Amount thereof); and

CHAR1\1346423v~~1~~12

(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it or to the Lenders under the Credit Documents or applicable Law;
provided, however, that upon the occurrence of an Event of Default under Section 9.01(f), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
9.03    Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including all reasonable fees, expenses and disbursements of any law firm or other counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including all reasonable fees, expenses and disbursements of any law firm or other counsel to the respective Lenders and the respective L/C Issuers and amounts payable under Article III), ratably among the Lenders in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders, the Swingline Lender and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Swap Contract between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted hereunder, (c) payments of amounts due under any Treasury Management Agreement between any Credit Party and any Lender, or any Affiliate of a Lender and (d) the Administrative Agent for the account of the applicable L/C Issuers, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either

CHAR1\1346423v~~1~~12

been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or such Credit Party’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
9.04    Collection Allocation Mechanism.
(a)    On the CAM Exchange Date, the Lenders shall automatically and without further action be deemed to have exchanged interests in the Specified Obligations under the Tranches (and participation interests in Letters of Credit) such that, in lieu of the interest of each Lender in the Specified Obligations under each Tranche in which it shall participate as of such date (including the principal, reimbursement, interest and fee obligations of each Credit Party in respect of each such Tranche) and, if such Lender holds a Revolving Commitment as of such date, such Lender’s participation interests in Letters of Credit, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Specified Obligations under each of the Tranches (including the principal, reimbursement, interest and fee obligations of each Credit Party in respect of each such Tranche) and hold a participation interest in each Letter of Credit equal to its CAM Percentage thereof. Each Lender, each Participant, each Credit Party and the Administrative Agent hereby consents and agrees to the CAM Exchange. Each Lender and each Credit Party hereby agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by such Lender to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided, however, that the failure of any Credit Party to execute and deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. On the CAM Exchange Date, each Lender whose funded Exposures after giving effect to the CAM Exchange shall exceed its funded Exposures before giving effect thereto shall pay to the Administrative Agent the amount of such excess in the applicable currency or currencies (or, if requested by the Administrative Agent, in Dollars), and the Administrative Agent shall pay to each of the Lenders, out of the amount so received by it, the amount by which such Lender’s funded Exposures before giving effect to the CAM Exchange exceeds such funded Exposures after giving effect to the CAM Exchange.
(b)    Each Lender’s obligation to exchange its interests pursuant to the CAM Exchange shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default, (iii) any adverse change in the condition (financial or otherwise) of any member of the Consolidated Group or any other Person, (iv) any breach of this Credit Agreement by any Credit Party, any Lender or any other

CHAR1\1346423v~~1~~12

Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
ARTICLE X

ADMINISTRATIVE AGENT AND COLLATERAL AGENT
10.01    Appointment and Authorization of Administrative Agent.
(a)    Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions unless they or their Property are expressly referred to in this Article.
(b)    Each Lender hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Credit Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any Collateral Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Credit Documents with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Collateral or the Collateral Documents as fully as if the term “Administrative Agent” as used in such Credit Documents included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein or in the Collateral Documents with respect to the Collateral Agent.
10.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless

CHAR1\1346423v~~1~~12

otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with EWI or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
10.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Credit Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to EWI or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
~~The~~Neither the Administrative Agent nor any of its Related Parties shall ~~not~~ be liable for any action taken or not taken by ~~it~~the Administrative Agent under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender or an L/C Issuer.
~~The~~Neither the Administrative Agent nor any of its Related Parties shall ~~not~~ be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate,

CHAR1\1346423v~~1~~12

report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent may presume that electronic messages received in accordance with Section 2.02(a) are genuine and to have been sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
10.06    Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the

CHAR1\1346423v~~1~~12

Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swingline Lender, (b) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
10.07    Non-Reliance on Administrative Agent and Other Lenders. Each of the Lenders and the L/C Issuers acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each of the Lender and the L/C Issuers also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

CHAR1\1346423v~~1~~12

10.08    No Other Duties. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Joint Book Managers, Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in their respective capacities, as applicable, as Administrative Agent, Lender or L/C Issuer hereunder.
10.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
10.10    Collateral and Guaranty Matters. The Lenders and the L/C Issuers irrevocably authorize and direct the Administrative Agent,
(a)    to release any Lien on any Property of any member of the Consolidated Group granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent

CHAR1\1346423v~~1~~12

indemnification obligations, (B) Obligations described in clause (b) of the definition thereof, and (C) Obligations described in clause (c) of the definition thereof) and the expiration or termination of all Letters of Credit, (ii) that is Disposed of or to be Disposed of as part of or in connection with any Permitted Disposition, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)    to subordinate any Lien on any Property of any member of the Consolidated Group granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such Property that is permitted by Section 8.01(c), (j) or (k) or a Refinancing Lien relating thereto permitted under Section 8.01(r); and
(c)    to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by the Administrative Agent or any Credit Party at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent to release any Guarantor from its obligations hereunder pursuant to this Section 10.10.
10.11    Swap Contracts and Treasury Management Agreements. No Lender or any Affiliate of a Lender that is party to any Swap Contract or any Treasury Management Agreement permitted hereunder that obtains the benefits of Section 9.03 or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Swap Contracts and Treasury Management Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate of a Lender that is party to such Swap Contract or such Treasury Management Agreement, as the case may be.
ARTICLE XI

MISCELLANEOUS
11.01    Amendments, Etc. Except as expressly provided hereinbelow, no amendment or waiver of, or any consent to deviation from, any provision of this Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Required Lenders (or by the Administrative Agent on behalf of the Required Lenders upon receipt of a consent and direction letter from the Required Lenders) and the applicable Borrowers and Credit Parties, as the case may be, and acknowledged by the Administrative Agent, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided, however, that:

CHAR1\1346423v~~1~~12

(a)    no such amendment, waiver or consent (however characterized) shall be effective without the written consent of each Lender directly affected thereby (whose consent shall be sufficient therefor without the consent of the Required Lenders) to:
(i)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02), without the written consent of such Lender (it being understood and agreed that amendment or waiver of any condition precedent set forth in Section 5.02 or of any Default or Event of Default or a mandatory reduction in Commitments shall not be considered an extension or increase in Commitments for purposes hereof);
(ii)    waive non-payment or postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amount due to the Lenders (or any of them) or any scheduled reduction of Commitments hereunder or under any other Credit Document without the written consent of each Lender entitled to receive such payment or whose Commitments are to be reduced;
(iii)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the last proviso of this Section 11.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender entitled to receive such amount; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(iv)    amend Section 1.06 or the definition of “Alternative Currency”;
(v)    change any provision of this Section 11.01(a) or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder,
(vi)    release all or substantially all of the Guarantors from their obligations under the Credit Documents (other than as provided herein or as appropriate in connection with transactions permitted hereunder), or
(vii)    except in connection with a Disposition permitted under Section 8.05 or as permitted by Section 10.10, release all or substantially all of the Collateral without the written consent of each Lender directly affected thereby;

CHAR1\1346423v~~1~~12

(b)    unless also signed by the Required USD Revolving Lenders, no such amendment, waiver or consent shall:
(i)    waive any Default or Event of Default for purposes of Section 5.02,
(ii)    amend or waive any mandatory prepayment on Master Revolving Loan Obligations under Section 2.06(b) or the manner of application thereof to the Master Revolving Loan Obligations under Section 2.06(c), or
(iii)    amend or waive the provisions of Section 5.02 (Conditions to all Credit Extensions), Section 7.13 (Joinder of Subsidiaries as Guarantors), Article VIII (Negative Covenants), Article IX (Events of Default and Remedies), this Section 11.01(b) or the definition of “Required USD Revolving Lenders”;
(c)    unless also consented to in writing by the affected L/C Issuer, no such amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(d)    unless also consented to in writing by the affected Swingline Lender, no such amendment, waiver or consent shall affect the rights or duties of such Swingline Lender under this Credit Agreement;
(e)    unless also consented to in writing by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document; and
(f)    unless also consented to in writing by the Domestic Collateral Agent or the Foreign Collateral Agent, respectively, no such amendment, waiver or consent shall affect the rights or duties of the Domestic Collateral Agent or the Foreign Collateral Agent, respectively, under this Credit Agreement or any other Credit Document;
provided however, that notwithstanding anything to the contrary contained herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, (iii) each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein, (iv) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and any such determination shall be binding on all the Lenders, and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

CHAR1\1346423v~~1~~12

Notwithstanding any provision herein to the contrary, this Credit Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Administrative Agent for the Incremental Credit Facilities contemplated in subsection (d) and (e) of Section 2.01, and otherwise, with the written consent of the Required Lenders, the Administrative Agent and the Credit Parties (i) to add one or more additional revolving credit or term loan facilities to this Credit Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Credit Agreement and the other Credit Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
Further, notwithstanding anything herein to the contrary, if following the Closing Date, the Administrative Agent and EWI shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and EWI shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within ten Business Days following receipt of notice thereof (it being understood that the Administrative Agent has no obligation to agree to any such amendment).
11.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Credit Party, the Administrative Agent, any L/C Issuer or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02 (as such schedule may be updated from time to time); and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Credit Parties).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next

CHAR1\1346423v~~1~~12

Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE CREDIT PARTY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE CREDIT PARTY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON‑INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE CREDIT PARTY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower or any other Credit Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or any other Credit Party’s or the Administrative Agent’s transmission of Credit Party Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower or any other Credit Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

CHAR1\1346423v~~1~~12

(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuers and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Credit Party Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non‑public information with respect to any Credit Party or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swingline Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer, Swingline Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each of the other Credit Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuers; provided,

CHAR1\1346423v~~1~~12

however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the L/C Issuers or the Swingline Lenders from exercising the rights and remedies that inure to their benefit (solely in their capacity as L/C Issuer or Swingline Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of Moore & Van Allen, PLLC, as counsel to the Administrative Agent, the Collateral Agent and the Lenders and of special and local counsel to the Administrative Agent, the Collateral Agent and the Lenders; provided that the Administrative Agent, the Collateral Agent and the Lenders will not engage more than one counsel in each sovereign jurisdiction without EWI’s prior written consent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out‑of‑pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer (but limited to the reasonable fees and expenses of one outside law firm for the Administrative Agent, the Collateral Agent and the Lenders taken as a whole, and, if necessary and appropriate, one local counsel and one regulatory counsel for the Administrative Agent, the Collateral Agent and the Lenders taken as a whole in each appropriate jurisdiction, unless (x) the interests of the Administrative Agent, the Collateral Agent and the Lenders are sufficiently divergent, in which case additional counsel may be appointed, as necessary and appropriate, and (y) if the interests of any Lender or group of Lenders are distinctly or disproportionately affected, one additional counsel for each such Lender or group of Lenders)), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Loans or Letters of Credit.

CHAR1\1346423v~~1~~12

(b)    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, the Collateral Agent, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, but limited to the reasonable fees and expenses of one outside law firm for the Administrative Agent, the Collateral Agent and the Lenders taken as a whole, and, if necessary and appropriate, one local counsel and one regulatory counsel for the Administrative Agent, the Collateral Agent and the Lenders taken as a whole in each appropriate jurisdiction, unless (i) the interests of the Administrative Agent, the Collateral Agent and the Lenders are sufficiently divergent, in which case additional counsel may be appointed, as necessary and appropriate, and (y) if the interests of any Lender or group of Lenders are distinctly or disproportionately affected, one additional counsel for each such Lender or group of Lenders), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of, or material breach of a Credit Document by, such Indemnitee or (y) arise from disputes solely among Indemnitees, and in such event solely to the extent that the underlying dispute does not (1) arise as a result of an action, inaction or representation of, or information provided by or on behalf of the Consolidated Group or (2) relate to any such action by such Indemnitee in its capacity as Administrative Agent or Arrangers.
(c)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), an L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata

CHAR1\1346423v~~1~~12

share (determined in each case as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent or an L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).
(d)    Waiver of Consequential Damages, Etc. Except as set forth in the last sentence of this Section, to the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. Except as set forth in the last sentence of this Section, no Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of or material breach of any Credit Document by, such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other obligations hereunder or under any of the other Credit Documents.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent on demand its applicable share

CHAR1\1346423v~~1~~12

(without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Credit Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with

CHAR1\1346423v~~1~~12

respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5 million, in the case of an assignment of revolving commitments (and the revolving loans relating thereto), and $5 million, in the case of an assignment of a term loan, unless (x) the revolving commitments (and the revolving loans relating thereto) and the term loan subject to such assignment is the full amount of the assignor’s interest therein, as applicable, or (y) each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, EWI otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; and
(C)    The value of the rights assigned or transferred must at least be EUR 50,000 (or its equivalent in other currencies) or, if the value is lower, the assignee or transferee qualifies as a professional market party under the terms of the Dutch Financial Supervision Act (Wet op het Financieel Toezicht).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among its separate revolving commitments (and the revolving loans relating thereto) and term loans (and the commitments relating thereto) on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of EWI (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that EWI shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a

CHAR1\1346423v~~1~~12

Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)    the consent of the applicable L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of the applicable Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment relating thereto.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 (other than an assignment pursuant to Section 11.13); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Borrower or any of their Affiliates or Subsidiaries, (B) any Defaulting Lender or an of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall

CHAR1\1346423v~~1~~12

be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by any of the Borrowers, the L/C Issuers and the Lenders, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, EWI or the other Credit Parties or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, any Borrower or any of their respective Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.

CHAR1\1346423v~~1~~12

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.
(e)    Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each applicable Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless each applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each such Borrower, to comply with Sections 3.01(e) and 3.06 as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h)    Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its revolving commitments (and the revolving loans relating thereto) pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrowers, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender,

CHAR1\1346423v~~1~~12

as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in L/C Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (b) any successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee or pledgee under Section 11.06(f) of or Participant in, or any prospective assignee or pledgee under Section 11.06(f) of or Participant in, any of its rights or obligations under this Credit Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.01(d), or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the applicable Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.
For purposes of this Section, “Information” means all information received from EWI or any Subsidiary relating to EWI or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by EWI or any Subsidiary, provided that, in the case of information received from EWI or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if

CHAR1\1346423v~~1~~12

such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non‑public information concerning EWI or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non‑public information and (c) it will handle such material non‑public information in accordance with applicable Law, including federal and state securities Laws.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Credit Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer or Affiliate shall have made any demand under this Credit Agreement or any other Credit Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured, secured or unsecured, or are owed to a branch ~~or~~, office or Affiliate of such Lender or such L/C Issuer different from the branch ~~or~~, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, ~~each~~ L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify each applicable Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c)

CHAR1\1346423v~~1~~12

amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12    Severability. If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, an L/C Issuer or a Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If ~~(a) any Lender requests compensation under Section 3.04, (b) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) a Lender (a “Non-Consenting Lender”) does not consent to a proposed amendment, consent, change, waiver, discharge or termination with respect to any Credit Document that has been approved by the Required Lenders (including, without limitation, by a failure to respond in writing to a proposed amendment by the date and time specified by the~~

CHAR1\1346423v~~1~~12

~~Administrative Agent) as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders of a particular class of loans, or (d)~~the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06 or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then ~~such Borrower~~the Borrowers may, at ~~its~~their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, at par without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments, pursuant to Sections 3.01 and 3.04) and obligations under this Credit Agreement and the related Credit Documents to an ~~assignee~~Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
~~(i)~~ (a) the ~~respective Borrower~~Borrowers shall have paid to the Administrative Agent the assignment fee, if any, specified in Section 11.06(b)~~(iv)~~, unless waived by the Administrative Agent in its discretion;

~~(ii)~~ (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and~~, with respect to Revolving Lenders,~~ L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the ~~applicable Borrower~~Borrowers (in the case of all other amounts);

~~(iii)~~ (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

~~(iv)~~ (d) such assignment does not conflict with applicable Laws; ~~and~~
~~(v)    in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, consent change, waiver, discharge or termination with respect to any Credit Document, the applicable replacement bank or financial institution consents to the proposed change, waiver, discharge or termination;~~

(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Loans and~~, with respect to the Revolving Lenders,~~ participations in L/C Obligations and Swingline Loans pursuant to this Section 11.13 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the ~~respective Borrower~~Borrowers to require such assignment and delegation cease to apply.

11.14    Governing Law; Jurisdiction; Etc.

CHAR1\1346423v~~1~~12

(a)    GOVERNING LAW. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; provided however, that notwithstanding anything to the contrary contained herein, the India Obligations under this Credit Agreement shall be governed by, and construed in accordance with, the Laws of India, without reference to its conflict of laws principles, and to the extent any provisions of this Credit Agreement apply or relate to the India Obligations or any revolving credit or term loan facilities for the India Borrower or its Subsidiaries, such provisions shall be governed by, and construed in accordance with, the Laws of India, without reference to its conflict of laws principles.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE BORROWERS AND OTHER CREDIT PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS/TRIBUNALS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE BORROWERS AND OTHER CREDIT PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

CHAR1\1346423v~~1~~12

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent and the Arranger are arm’s‑length commercial transactions between such Borrower, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) each of such Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to such Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to any Borrower, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Credit Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect

CHAR1\1346423v~~1~~12

to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Act. The Credit Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
11.18    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
11.19    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

CHAR1\1346423v~~1~~12

11.20    Designation as Senior Debt. All Obligations shall be “Designated Senior Debt” for purposes of and as defined in that certain Indenture dated as of October 4, 2005, between EWI and U.S. Bank National Association, as trustee, and all supplemental indentures thereto.
11.21    Limitations of the German Obligors’ Liability (Preservation of German Obligors’ share capital - Stammkapital). To the extent a German Obligor is jointly and severally liable under this Credit Agreement and the Credit Documents for liabilities of other Borrowers which are direct or indirect shareholders of the respective German Obligor (“German Obligor Shareholder”) or for liabilities of a German Obligor Shareholder’s affiliate within the meaning of §§ 15 et seq. German Stock Corporation Act (Aktiengesetz) (other than subsidiaries of the respective German Obligor) (such liability being referred to as “Up-Stream Liabilities”) the respective German Obligor’s liability shall be subject to the following restrictions.
(a)    Limitation of Liability. The Administrative Agent and the Lenders agree not to assert and enforce any Up-Stream Liabilities against the respective German Obligor to the extent that the enforcement of such liabilities against the respective German Obligor would result in (i) a reduction of the respective German Obligor’s Net Assets (Nettovermögen) (as defined in (b) below) to an amount less than its registered share capital (Stammkapital), or (ii) if the Net Assets had prior to such enforcement already fallen below the amount of the registered share capital, a further reduction of the Net Assets, and thereby affect the assets required for the statutory preservation of the German Obligor’s registered share capital according to §§ 30, 31 of the German Act on Limited Liability Companies (GmbHG). For the purpose of determining whether an enforcement of Up-Stream Liabilities results in one of the effects set out in this paragraph (a), any recourse claim (Rückgriffsanspruch) which the respective German Obligor has, or would acquire as a result of such enforcement, shall be taken into account to the extent that such recourse claim is valuable (werthaltig). To the extent that there is such valuable recourse claim, the restrictions on the assertion and enforcement of any Up-Stream Liability against the respective German Obligor set forth in this Section 11.21 shall not apply.
(b)    Determination of Net Asset’s Value. The value of the Net Assets (the “Net Assets”) shall be determined by a balance sheet prepared in accordance with generally accepted accounting principles in Germany and with the principles for ordinary bookkeeping and the preparation of balance sheets as they were consistently applied by the respective German Obligor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 German Act on Limited Liability Companies, §§ 242, 264 of the German Commercial Code in previous years, save that for the determination of Net Assets the lower of the book value (Buchwert) and realization value (Liquidationswert) shall be relevant.
(c)    Realization of Assets. If the respective German Obligor is of the opinion that an enforcement of Up-Stream Liabilities against the respective German Obligor results in one of the effects described in (a) above, the respective German Obligor shall notify promptly, however, no later than one week after the Administrative Agent claims payment on any such liability against the respective German Obligor, the amount of the Net Assets to the Administrative Agent. If the

CHAR1\1346423v~~1~~12

Administrative Agent disagrees with the amount of the Net Assets notified by the respective German Obligor, the Administrative Agent shall so notify the respective German Obligor within one week after receipt of the respective German Obligor’s notification of the Net Assets pursuant to the preceding sentence. In this case the Administrative Agent shall engage a firm of auditors of international standard and repute which shall proceed to review the accounts of the respective German Obligor in order to prepare an up to date balance sheet and to determine the Net Assets. Such balance sheet and determination of Net Assets shall be prepared in accordance with the principles set forth in (b) above. The Administrative Agent shall immediately notify the respective German Obligor of the engagement of the auditor. The cost of such engagement of the auditor shall be borne by the respective German Obligor. The Administrative Agent shall be entitled to request advance payment from the respective German Obligor for the cost of such engagement of the auditor. The respective German Obligor shall render the assistance required to facilitate the aforementioned review of accounts and shall allow full access to its books, accounts and other necessary company records. The Administrative Agent shall procure that the auditors forward the balance sheet and the determination of the Net Assets to the respective German Obligor and the Administrative Agent with a copy to EWI, immediately after their preparation. The Administrative Agent shall refrain from enforcing any Up-Stream Liabilities until the respective German Obligor has received the auditor’s balance sheet and the determination of the Net Assets, such determination being final and binding on the respective German Obligor, the Administrative Agent and the Lenders.
(d)    Realization of Assets. If the respective German Obligor is of the opinion that an enforcement of an Up-Stream Liability results in one of the effects described in (a) above, the respective German Obligor shall, to the extent legally permitted and commercially justifiable, first realize any and all of its assets that are shown in its balance sheet with a book value that is significantly lower than its market value if such assets are not necessary for operating the respective German Obligor’s business (nicht betriebsnotwendig).
(e)    No Prejudice for Future Enforcement. No restriction of the assertion and enforcement of any Up-Stream Liability against the respective German Obligor will prejudice the rights of the Administrative Agent to enforce any still outstanding Up-Stream Liability against the respective German Obligor in accordance with the terms of this Credit Agreement and the Credit Documents, to the extent a situation having the effects described in (a) above subsequently ceases to exist.
(f)    No Limitation in Case of Passed on Loan Proceeds. The restrictions on the assertion and enforcement of any Up-Stream Liability against the respective German Obligor set forth in this Section 11.21 shall not apply as far as the assertion and enforcement of such Up-Stream Liability pertains to proceeds of the Loans which were loaned or otherwise passed on to the respective German Obligor to the extent that such proceeds are still outstanding at the time of the enforcement of any Up-Stream Liability against the respective German Obligor.

CHAR1\1346423v~~1~~12

(g)    No limitation in case of the existence of a profit and loss transfer agreement. The restrictions on the assertion and enforcement of any Up-Stream Liability against the respective German Obligor set forth in this Section 11.21 shall not apply if and as long as a domination and/or profit and loss agreement in accordance with § 291 of the German Stock Corporation Act (Aktiengesetz) exists with the respective German Obligor being the dominated entity (beherrschtes Unternehmen). For the avoidance of doubt, Section 11.22 shall remain unaffected.
(h)    Adjustment of Registered Share Capital. For the purposes of this Section 11.21 the registered share capital of the respective German Obligor shall be adjusted by deducting the amount of (a) any increase in the respective German Obligor’s registered share capital, resolved after the date of this Credit Agreement that (i) is made out of retained earnings (nominal capital increase — Kapitalerhöhung aus Gesellschaftmitteln) or (ii) is not fully paid up and (b) any loans provided to the respective German Obligor by a shareholder or a subsidiary of a shareholder if they are subordinated by an agreement in the sense of § 19 subsection 2 of the German Insolvency Code (Insolvenzordnung).
11.22    Limitations of the German Obligors’ Liability (Compliance with Regulatory Requirements). This Section applies to transact Elektronische Zahlungssysteme GmbH and any other German Obligor which is in possession of a German payment institution license that is specifically subject to the limitations referenced herein. Any such German Obligor is obliged to maintain and to prove to the German Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht - BaFin) a certain mandatory minimum regulatory equity according to sec. 12 and sec. 9 No. 3c) of the Act Regarding the Supervision of Payment Services (Gesetz über die Beaufsichtigung von Zahlungsdiensten – ZAG). The liability of any such German Obligor shall be subject to the following restrictions:
The Administrative Agent and the Lenders agree not to assert and enforce any claims against such German Obligor, if and to the extent that the assertion or enforcement of such claims would lead to a non-conformance of the German Obligor with the capital maintenance requirements according to Sect. 12 ZAG in connection with the respective equity maintenance ordinance (ZAG-Instituts-Eigenkapitalverordnung – ZIEV) or the initial capital requirements according to Sect. 9 No. 3c ZAG, which such German Obligor is subject to by law.

[SIGNATURES ON FOLLOWING PAGES]

CHAR1\1346423v~~1~~12

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.
DOMESTIC BORROWERS:            EURONET WORLDWIDE, INC.
By:    /s/ Michael J. Brown
Name:    Michael J. Brown
Title:    Chief Executive Officer
CONTINENTAL EXCHANGE SOLUTIONS, INC.
By:    /s/ Medhi Mahdavi
Name:    Medhi Mahdavi
Title:    Chief Financial Officer
RIA ENVIA, INC.
By:    /s/ Medhi Mahdavi
Name:    Medhi Mahdavi
Title:    Chief Financial Officer
DOMESTIC GUARANTORS:        EURONET WORLDWIDE, INC.
By:    /s/ Michael J. Brown
Name:    Michael J. Brown
Title:    Chief Executive Officer
CONTINENTAL EXCHANGE SOLUTIONS, INC.
By:    /s/ Medhi Mahdavi
Name:    Medhi Mahdavi
Title:    Chief Financial Officer
EURONET USA, INC.
By:    /s/ Rick L. Weller
Name:    Rick L. Weller
Title:    Executive Vice President
PAYSPOT, INC.
By:    /s/ Eric Mettemeyer
Name:    Eric Mettemeyer
Title:    President
RIA ENVIA, INC.
By:    /s/ Medhi Mahdavi
Name:    Medhi Mahdavi

CHAR1\1346423v~~1~~12

Title:    Chief Financial Officer

FOREIGN BORROWERS:            EFT SERVICES HOLDINGS BV
By:    EURONET WORLDWIDE, INC., its
Managing Director
By:    /s. Jeffrey B. Newman
Name:    Jeffrey B. Newman
Title:    Executive Vice President
DELTA EURONET GmbH1
By:    /s/ Rick L. Weller
Name:    Rick L. Weller
Title:    Director
E-PAY AUSTRALIA HOLDINGS PTY. LTD.
By:    /s/ Eric Mettemeyer
Name:    Eric Mettemeyer
Title:    Authorized under Power of Attorney
E-PAY HOLDINGS LTD2
By:    /s/ Jeffrey B. Newman
Name:    Jeffrey B. Newman
Title:    Director
RIA NETHERLANDS HOLDING B.V.
By:    /s/ Sebastian Plubins
Name:    Sebastian Plubins
Title:    Director
By:    EQUITY TRUST CO. N.V.
By:    /s/ J.P. Everwijn
Name:    J.P. Everwijn
Title:    Proxyholder A
By:    /s/ R.J. van Hiedel
Name:    R.J. van Hiedel
Title:    Proxyholder B
INDIA BORROWER:                EURONET SERVICES INDIA PVT LTD.

CHAR1\1346423v~~1~~12

By:    /s/ Jeffrey B. Newman
Name:    Jeffrey B. Newman
Title:    Director
ADMINISTRATIVE AGENT
(FOR MASTER REVOLVING
LOAN OBLIGATIONS AND
TERM LOAN A)    :            BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent
By:    /s/ Paley Chen
Name:    Paley Chen
Title:    Assistant Vice President
ADMINISTRATIVE AGENT

(FOR INDIA OBLIGATIONS):	BANK OF AMERICA, N.A., acting through its Mumbai Branch, as Administrative Agent for all India related credit facilities
By:    /s/ Vineet Anurag
Name:    Vineet Anurag
Title:    Managing Director
LENDERS:                    BANK OF AMERICA, N.A.,
as USD L/C Issuer, USD Swingline Lender, European Swingline Lender and as a Lender
By:    /s/ Jeffrey P. Yoakum
Name:    Jeffrey P. Yoakum
Title:    Senior Vice President
BANK OF AMERICA, N.A., acting through its Mumbai Branch, as India Revolving Lender and India L/C Issuer
By:    /s/ Vineet Anurag
Name:    Vineet Anurag
Title:    Managing Director

CHAR1\1346423v~~1~~12

U.S. BANK NATIONAL ASSOCIATION
By:    /s/ Gaylen J. Frazier
Name:    Gaylen J. Frazier
Title:    A.V.P.
BANK OF MONTREAL – LONDON BRANCH
By:    /s/ A.L. Ebow
Name:    A. L. Ebow
Title:    Director
By:    /s/ C. Sarillard
Name:    C. Sarillard
Title:    Managing Director
BMO HARRIS BANK N.A.
By:    /s/ Catherin Blessing
Name:    Catherine Blessing
Title:    Vice President
COMPASS BANK
By:    /s/ Darren Abrams
Name:    Darren Abrams
Title:    Vice President
KEYBANK NATIONAL ASSOCIATION
By:    /s/ Matthew A. Lambes
Name:    Matthew A. Lambes
Title:    Vice President

CHAR1\1346423v~~1~~12

LLOYDS TSB BANK PLC
By:    /s/ Christian Hammerbeck
Name:    Christian Hammerbeck
Title:    Vice President
LLOYDS TSB BANK PLC
By:    /s/ Jonathan Eng
Name:    Jonathan Eng
Title:    Vice President
BOKF, NA (the Bank of Kansas City)
By:    /s/ Dennis Nicely
Name:    Dennis Nicely
Title:    Senior Vice President
CITIZENS BANK & TRUST COMPANY
By:    /s/ Kelley Wilcox
Name:    Kelley Wilcox
Title:    Senior Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    /s/ Ariana Fahrney
Name:    Ariana Fahrney
Title:    Assistant Vice President

CHAR1\1346423v~~1~~12

~~Schedule 1.01~~
~~MANDATORY COST FORMULAE~~

~~1.~~	~~The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:~~

~~(a)~~	~~the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or~~

~~(b)~~	~~the requirements of the European Central Bank.~~

~~2.~~
~~On the first day of each Interest Period (or as soon as practicable thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Borrowers or any Lender, deliver to the Borrowers or such Lender as the case may be, a statement setting forth in reasonable detail the calculation of any Mandatory Cost.~~

~~3.~~
~~The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent as the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.~~

~~4.~~	~~The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:~~
~~(a)    in relation to any Loan in the lawful currency of the United Kingdom (“Sterling” or “£”):~~

~~AB+C(B‑D)+E x 0.01~~	~~per cent per annum~~
~~100 ‑ (A+C)~~

~~(b)    in relation to any Loan in any currency other than Sterling:~~

~~E x 0.01~~	~~per cent per annum~~
~~300~~
~~Where:~~

~~“A”~~
~~is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.~~

~~“B”~~
~~is the percentage rate of interest (excluding the Applicable Percentage, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.~~

~~“C”~~	~~is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.~~

~~“D”~~	~~is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.~~

~~“E”~~
~~is designed to compensate Lenders for amounts payable under the Fees Regulations and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.~~

~~5.    For the purposes of this Schedule:~~

~~(a)~~	~~“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;~~

~~(b)~~	~~“Fees Regulations” means the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;~~

~~(c)~~
~~“Fee Tariffs” means the fee tariffs specified in the Fees Regulations under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Regulations but taking into account any applicable discount rate); and~~

~~(d)~~	~~“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.~~

~~6.~~
~~In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.~~

~~7.~~
~~If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and the Borrowers, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.~~

~~8.~~
~~Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:~~

~~(a)~~	~~its jurisdiction of incorporation and the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and~~

~~(b)~~	~~any other information that the Administrative Agent may reasonably require for such purpose.~~
~~Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.~~

~~9.~~
~~The percentages or rates of charge of each Lender for the purpose of A, C and E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Office in the same jurisdiction as such Lender’s Lending Office.~~

~~10.~~
~~The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over‑ or under‑compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.~~

~~11.~~
~~The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.~~

~~12.~~
~~Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.~~

~~13.    The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.~~

Schedule 2.01 - Lenders and Commitments

Euronet - After Giving Effect to Establishment of Incremental Revolving and Term Loan Commitments Pursuant to Amendment No. 1 dated April 2014

	USD Revolving		European Revolving		Australian Revolving		Master Revolving
	Commitments	Percent	Commitments	Percent	Commitments	Percent	Commitments	Percent
Bank of America, N.A.	$ 65,000,000.00	11.016949153%	$ 57,500,000.00	12.486427796%	$ 57,500,000.00	13.068181818%	$ 65,000,000.00	11.016949153%
U.S. Bank National Association	65,000,000.00	11.016949153%	57,500,000.00	12.486427796%	57,500,000.00	13.068181818%	$ 65,000,000.00	11.016949153%
BMO Harris Bank N.A.	65,000,000.00	11.016949153%					$ 65,000,000.00	11.016949153%
Bank of Montreal - London			57,500,000.00	12.486427796%	57,500,000.00	13.068181818%
Wells Fargo Bank, N.A.	62,700,000.00	10.627118644%	52,500,000.00	11.400651466%	52,500,000.00	11.931818182%	$ 62,700,000.00	10.627118644%
Compass Bank	65,000,000.00	11.016949153%	57,500,000.00	12.486427796%	57,500,000.00	13.068181818%	$ 65,000,000.00	11.016949153%

KeyBank National Association	59,100,000.00	10.016949153%	34,500,000.00	7.491856678%	34,000,000.00	7.727272727%	$ 59,100,000.00	10.016949153%
Regions Bank	59,100,000.00	10.016949153%	34,500,000.00	7.491856678%	34,000,000.00	7.727272727%	$ 59,100,000.00	10.016949153%
Barclays Bank	45,000,000.00	7.627118644%	35,000,000.00	7.600434311%	35,000,000.00	7.954545455%	$ 45,000,000.00	7.627118644%
Fifth Third Bank	22,500,000.00	3.813559322%	20,000,000.00	4.343105320%	20,000,000.00	4.545454545%	$ 22,500,000.00	3.813559322%
Lloyds Bank	25,000,000.00	4.237288136%	25,000,000.00	5.428881650%	22,500,000.00	5.113636364%	$ 25,000,000.00	4.237288136%
BOKF, NA (dba Bank of Kansas City)	32,500,000.00	5.508474576%	15,000,000.00	3.257328990%			$ 32,500,000.00	5.508474576%
The Bank of Nova Scotia	19,600,000.00	3.322033898%	14,000,000.00	3.040173724%	12,000,000.00	2.727272727%	$ 19,600,000.00	3.322033898%
Citizens Bank & Trust Co.	4,500,000.00	0.762711864%					$ 4,500,000.00	0.762711864%
	$ 590,000,000.00	100.000000000%	$ 460,500,000.00	100.000000000%	$ 440,000,000.00	100.000000000%	$ 590,000,000.00	100.000000000%

			Original Principal		Original Term Loan	Increase in Term	Term Loan Balance
	India Revolving		Amount of		Balance on	Loan Commitments	After Giving Effect
	Commitments	Percent	Term Loan A	Percent	Amendment Date	Per Amendment	to Increase	Percent
Bank of America, N.A.	$ 10,000,000.00	100.000000000%	$ 15,000,000.00	18.750000000%	$ 12,375,000.00	$ (375,000.00)	$ 12,000,000.00	16.000000000%
U.S. Bank National Association			14,000,000.00	17.500000000%	11,550,000.00	450,000.00	12,000,000.00	16.000000000%
BMO Harris Bank N.A.			11,500,000.00	14.375000000%	9,487,500.00	2,512,500.00	12,000,000.00	16.000000000%
Bank of Montreal - London
Wells Fargo Bank, N.A.			5,500,000.00	6.875000000%	4,537,500.00	2,762,500.00	7,300,000.00	9.733333333%
Compass Bank			11,500,000.00	14.375000000%	9,487,500.00	2,512,500.00	12,000,000.00	16.000000000%
KeyBank National Association			9,500,000.00	11.875000000%	7,837,500.00	(1,937,500.00)	5,900,000.00	7.866666667%
Regions Bank						5,900,000.00	5,900,000.00	7.866666667%
Barclays Bank
Fifth Third Bank						2,500,000.00	2,500,000.00	3.333333333%
Lloyds Bank			5,500,000.00	6.875000000%	4,537,500.00	(4,537,500.00)
BOKF, NA (dba Bank of Kansas City)			5,000,000.00	6.250000000%	4,125,000.00	(1,625,000.00)	2,500,000.00	3.333333333%
The Bank of Nova Scotia						2,400,000.00	2,400,000.00	3.200000000%
Citizens Bank & Trust Co.			2,500,000.00	3.125000000%	2,062,500.00	(1,562,500.00)	500,000.00	0.666666667%
	$ 10,000,000.00	100.000000000%	$ 80,000,000.00	100.000000000%	$ 66,000,000.00	$ 9,000,000.00	$ 75,000,000.00	100.000000000%

Schedule 2.03 - Existing Letters of Credit
			Bank Guarantees			Letters of Credit			Total Bank Guarantee & LOC (USD)
Bank	Entity	Beneficiary	Bank Guar #	Expiration Date	Bank Guarantee Amount	LOC #	Expiration Date	LOC Amount

Bank of America	Euronet Services India Pvt. Ltd.	BSNL-Karnataka	GT/107165/07	Open Ended GT	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL-Uttarpradesh East	GT/107167/07	Open Ended GT	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL-Madhyapradesh	GT/107172/07	Open Ended GT	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL-Gujarat	GT/109261/12	03/31/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL Tamilnadu	GT/109267/12	03/31/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL Lucknow	GT/109268/12	03/31/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL Kerala	GT/109269/12	03/31/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL Hyderabad	GT/109270/12	03/31/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL Maharashtra	GT/109303/12	03/31/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	E-Suvidha, Govt of Uttar Pradesh	GT/109284/12	11/22/14	INR 1,500,000	0	0	0	23,931
Bank of America	Euronet Services India Pvt. Ltd.	BSNL UP West	GT/109260/12	03/31/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	Deputy Commissioner - Commercial Taxes, Ghaziabad	GT/109318/12	12/09/17	INR 30,000	0	0	0	479
Bank of America	Euronet Services India Pvt. Ltd.	The Assessing Authority, Sales Tax Dept - Gurgaon	GT/109314/12	12/05/14	INR 50,000	0	0	0	798
Bank of America	Euronet Services India Pvt. Ltd.	The Assessing Authority, Sales Tax Dept - Gurgaon	GT/109350/12	12/05/14	INR 50,000	0	0	0	798
Bank of America	Euronet Services India Pvt. Ltd.	Wipro Airport IT Services Limited	GT/108071/12	04/04/14	INR 41,700	0	0	0	665
Bank of America	Euronet Services India Pvt. Ltd.	BSNL Punjab	GT/109603/13	04/30/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	BSNL Madhya Pradesh	GT/109604/13	12/31/16	INR 100,000	0	0	0	1,595
Bank of America	Euronet Services India Pvt. Ltd.	Corporation Bank	GT/109696/13	10/31/14	INR 5,000,000	0	0	0	79,770
Bank of America	Euronet Services India Pvt. Ltd.	Oriental Bank of Commerce	GT110159/14	10/15/14	INR 5,000,000	0	0	0	79,770
Bank of America	Euronet Services India Pvt. Ltd.	Delhi International Airport Private Limited	GT109951/13	10/31/16	INR 5,185,667	0	0	0	82,732
Bank of America	Euronet Services India Pvt. Ltd.	State Bank of India	GT110081/14	09/15/14	INR 1,000,000	0	0	0	15,954
Bank of America	Euronet Services India Pvt. Ltd.	Wipro Airport IT Services Limited	GT110031/13	12/06/14	INR 63,500	0	0	0	1,013
Bank of America	Euronet Services India Pvt. Ltd.	National Payment Corporation of India	GT110046/13	06/30/14	INR 1,350,000	0	0	0	21,538
	Total Existing India LC								326,593

Bank of America	Euronet TeleRecarga, S.L.U.	Vodafone España, S.A.U.	0	12/31/14	EUR 700,000	3113767	02/28/15	EUR 700,000	945,910
Bank of America	Euronet TeleRecarga, S.L.U.	Telefonica Móviles España, S.A. (a.k.a. Movistar)	0	05/01/14	EUR 3,250,000	3088844	06/01/14	EUR 3,250,000	4,391,725
Bank of America	Euronet TeleRecarga, S.L.U.	France Telecom España, S.A.U. (a.k.a. Orange Espagne, S.A.U.)	0	04/25/14	EUR 1,000,000	3102189	05/25/15	EUR 1,000,000	1,351,300
Bank of America	Euronet TeleRecarga, S.L.U.	Lebara Limited, Sucursal en España	0	12/31/14	EUR 400,000	3104159	02/28/15	EUR 400,000	540,520
Bank of America	Euronet TeleRecarga, S.L.U.	Digi Telecom Spain, SLU	0	09/30/14	EUR 500,000	3120399	10/30/14	EUR 500,000	675,650
Bank of America	Euronet 360 Finance Limited	ADIF	0	0	0	3104161	02/07/15	EUR 16,200	21,891
Bank of America	Euronet 360 Finance Limited	Aena Aeropuertos, S.A.	0	0	0	3104164	01/28/15	EUR 4,200	5,675
Bank of America	Euronet 360 Finance Limited	Aena Aeropuertos, S.A.	0	0	0	3104165	01/28/15	EUR 8,400	11,351
Bank of America	Euronet Services S.R.L.	Citibank Romania	0	0	0	3062412	12/10/14	EUR 92,000	124,320
Bank of America	Euronet Prepaid Hellas Ltd.	Wind	0	0	0	3095776	08/24/14	EUR 90,000	121,617
Bank of America	Euronet Prepaid Hellas Ltd.	Vodafone	0	0	0	3095774	08/24/14	EUR 90,000	121,617
Bank of America	Euronet Prepaid Hellas Ltd.	Cosmote	0	0	0	3095775	08/24/14	EUR 120,000	162,156
Bank of America	Euronet Pay & Transaction Services S.R.L.	Reti Televisive Italiane S.p.A.	000850/13	12/31/14	EUR 350,000	3127075	01/31/15	EUR 350,000	472,955
Bank of America	epay Australia Pty Ltd	Optus Mobile Pty Ltd	0	0	0	3095918	09/25/14	AUD 20,000,000	17,412,000
Bank of America	epay Australia Pty Ltd	Telstra Corporation Ltd	0	0	0	3120397	10/01/14	AUD 10,000,000	8,706,000
Bank of America	RIA Italia S.R.L.	Ares 2002 Spa	0	07/23/14	EUR 108,000	3113705	07/23/14	EUR 108,000	145,940
Bank of America	Gescoro Inc.	TD Bank	0	0	0	3099681	05/25/14	CAD 250,000	222,975
Bank of America	transact Elektronische Zahlungssysteme GmbH	Amazon EU S.A.R.L. (non-peak)	0	0	0	3104150	11/21/14	EUR 3,820,000	5,161,966
Bank of America	cadooz GmbH	Amazon EU S.A.R.L.	0	0	0	3120392	06/13/14	EUR 385,000	520,251
Bank of America	Continental Exchange Solutions, Inc.	Banco Bolivariano	0	0	0	3087748	04/26/14	USD 100,000	100,000
Bank of America	Continental Exchange Solutions, Inc.	Financiera Familiar S.A.E.C.A	0	0	0	3097392	10/21/14	USD 200,000	200,000
Bank of America	Continental Exchange Solutions, Inc.	Allied Bank Limited	0	0	0	3099026	03/19/14	USD 30,000	30,000

Bank of America	Continental Exchange Solutions, Inc.	Jyske Bank	0	0	0	3104148	01/11/15	USD 40,000	40,000
Bank of America	Continental Exchange Solutions, Inc.	Standard Chartered Bank	0	0	0	3104160	12/09/14	USD 25,000	25,000
Bank of America	Continental Exchange Solutions, Inc.	Nations Trust Bank PLC	0	0	0	3104151	03/08/14	USD 10,000	10,000
Bank of America	Continental Exchange Solutions, Inc.	Janata Bank	0	0	0	3104152	03/19/15	USD 25,000	25,000
Bank of America	Continental Exchange Solutions, Inc.	Kotak Mahindra Bank	0	0	0	3120393	09/11/14	USD 100,000	100,000
Bank of America	Continental Exchange Solutions, Inc.	Standard Chartered Bank	0	0	0	3120394	05/30/14	USD 25,000	25,000
Bank of America	Continental Exchange Solutions, Inc.	Uttara Bank	0	0	0	3120395	08/18/14	USD 25,000	25,000
Bank of America	Continental Exchange Solutions, Inc.	Brac Bank	0	0	0	3120396	08/18/14	USD 25,000	25,000
Bank of America	Continental Exchange Solutions, Inc.	National Bank Limited	0	0	0	3120400	10/17/14	USD 25,000	25,000
Bank of America	Continental Exchange Solutions, Inc.	National Credit & Commerce Bank	0	0	0	3120402	11/17/14	USD 25,000	25,000
Bank of America	Continental Exchange Solutions, Inc.	Cotacao Distribuidora De Titulos	0	0	0	68100962	12/20/14	USD 350,000	350,000
Bank of America	EFT Americas, Inc.	DFS Group L.P.	0	0	0	3120398	09/30/14	USD 3,000,000	3,000,000
	Total Existing USD LCs								45,120,819

Grand Total									$ 45,447,413

Schedule 2.14 - Designated Borrowers
Designated Borrowers for Revolving Loans
Entity	Jurisdiction	USD Revolving Loan Limit	European Revolving Loan Limit	Australian Revolving Loan Limit	India Revolving Loan Limit
Euronet Worldwide, Inc.	Delaware, USA	590,000,000	460,500,000	440,000,000	0

Continental Exchange Solutions, Inc.	Delaware, USA	590,000,000	460,500,000	440,000,000	0
RIA Envia, Inc.	Delaware, USA	590,000,000	460,500,000	440,000,000	0
EFT Services Holding B.V.	Netherlands	590,000,000	460,500,000	440,000,000	0
Ria Netherlands Holding B.V.	Netherlands	590,000,000	460,500,000	440,000,000
epay Australia Holdings Pty. Ltd.	Australia	590,000,000	460,500,000	440,000,000	0
Euronet Services India Pvt. Ltd.	India	0	0	0	10,000,000

Designated Borrowers for Swingline Loans:
Entity	Jurisdiction	USD Swingline Loan Limit	European Swingline Loan Limit
Euronet Worldwide, Inc.	Delaware, USA	25,000,000	25,000,000
Continental Exchange Solutions, Inc.	Delaware, USA	25,000,000	25,000,000
RIA Envia, Inc.	Delaware, USA	25,000,000	25,000,000
EFT Services Holding B.V.	Netherlands	25,000,000	25,000,000
Ria Netherlands Holding B.V.	Netherlands	25,000,000	25,000,000
epay Australia Holdings Pty. Ltd.	Australia	25,000,000	25,000,000

Designated Borrowers for Letters of Credit:

Entity	Jurisdiction	USD LC Limit	India LC Limit
Euronet Worldwide, Inc.	Delaware, USA	200,000,000	0
Continental Exchange Solutions, Inc.	Delaware, USA	200,000,000	0
RIA Envia, Inc.	Delaware, USA	200,000,000	0
EFT Services Holding B.V.	Netherlands	200,000,000	0
Ria Netherlands Holding B.V.	Netherlands	200,000,000	0
epay Australia Holdings Pty Ltd	Australia	200,000,000	0
Euronet Services India Pvt. Ltd.	India	0	10,000,000

*All limits presented in USD

Schedule 5.01 - Schedule of Closing Deliverables

Not Applicable to Amended and Restated Agreement

Schedule 6.14 - Subsidiaries
Name of Subsidiary	Jurisdiction of Organization	Classes of Capital Stock	Ownership Shares	Ownership Percentage
EFT Services Holding B.V.	Netherlands	Common Stock	402	100%
epay Australia Holdings Pty Ltd	Australia	Common Stock	1	100%
epay Australia Pty Ltd	Australia	Common Stock	738,227	100%
epay New Zealand Limited	New Zealand	Common Stock	1	100%
RIA Financial Services New Zealand Limited	New Zealand	Common Stock	100	100%
RIA Financial Services Australia Pty. Ltd.	Australia	Common Stock	450,000	100%
Pure Commerce Pty Limited	Australia	Cumulative Preferred/Common	552,339/6,162,352	100%
Pure Commerce (S) Pte. Ltd.	Singapore	Common Stock	2	100%
Pure Commerce Shared Service Pte. Ltd.	Singapore	Common Stock	2	100%
Pure Commerce Korea YH	South Korea	Common Stock	5,000	100%
PFX Pty Ltd	Australia	Common Stock	2	100%
Pure-Commerce Ltd	Isle of Man	Common Stock	1	100%
Pure Processing Pte. Ltd.	Singapore	Common Stock	2	100%
Pure Commerce Japan Pty Ltd	Australia	Common Stock	2,500,100	100%
Telecomnet LLC	Delaware, USA	Member Interests	0	100%
Telecom Net S.A. Logistica Digital	Brazil	Common Stock	9,739,230	100%
Euronet Business Holdings S.L.U.	Spain	Common Stock	501	100%
Euronet Telerecarga S.L.U.	Spain	Common Stock	15,175,513	100%
Euronet Movilcarga S.L.	Spain	Common Stock	5,000	80%
Ria Chile Servicios Financieros SpA	Chile	Common Stock	10	100%
RIA Spain Holdings S.L.U.	Spain	Common Stock	502	100%
RIA Payment Institution EP, S.A.U.	Spain	0	0	100%
Delta Euronet GmbH	Germany	Common Stock	1	100%
transact Elektronische Zahlungssysteme GmbH	Germany	Common Stock	125,000	100%
Ria Deutschland GmbH	Germany	Common Stock	25,000	100%
cadooz GmbH	Germany	0	0	100%
cadooz rewards GmbH	Germany	0	0	100%
cadooz GmbH	Austria	0	0	100%
ATX Middle East FZC	United Arab Emirates	Common Stock	765	51%
e-pay Holdings Ltd	United Kingdom	Common Stock	1,000	100%

Euronet Software UK Ltd	United Kingdom	Common Stock	1	100%
epay Ltd	United Kingdom	Common Stock	738,227	100%
Omega Logic Ltd	United Kingdom	Common Stock	40,469	100%
ATX Software Ltd	United Kingdom	Class A and B	98 A, 102 B	100%
ATX Software Middle East FZ-LLC	United Arab Emirates	0	0	100%
Euronet Payment Services Ltd	United Kingdom	Common Stock	1	100%
Euronet 360 Finance Limited	United Kingdom	Common Stock	1	100%
Universal Solution Providers FZ-LLC	United Arab Emirates	Common Stock	100	51%
Euronet Services, Spol. s.r.o.	Czech Republic	Common Stock	1	100%
epay Digital SAS	France	Common Stock	500	100%
Euronet Services O.O.O.	Russia	Common Stock	2	95%
Euronet Elektronik İşlem Hizmetleri Limited Şirketi	Turkey	Common Stock	200	100%
Euronet Middle East W.L.L.	Bahrain	0	0	100%
Euronet Services d.o.o.	Serbia	Member Interests	1	100%
EFT-Usluge d.o.o.	Croatia	Common Stock	1	100%
Euronet Services Slovakia, spol. s r.o.	Slovak Republic	Common Stock	1	100%
Euronet Bulgaria EOOD	Bulgaria	Equity Interest	1	100%
Euronet Polska Spółka z o.o.	Poland	Member Interests	1	100%
Euronet Services Schweiz GmbH	Switzerland	Common Stock	100	100%
Euronet Services India Pvt. Ltd.	India	Common Stock	2,127,320	100%
RIA Money Transfer Services Pvt. Ltd.	India	Common Stock	30,000,000	100%
Euronet Services Malaysia Sdn. Bhd.	Malaysia	0	0	100%
Euronet Banktechnikai Szolgaltato Kft.	Hungary	Equity Interest	1	100%
Euronet Services Kft.	Hungary	Equity Interest	1	100%
XBA Szolgaltato Kft.	Hungary	Equity Interest	1	100%
Euronet Services S.R.L.	Romania	Common Stock	100	100%
Smart PayNetWork SA	Romania	Common Stock	313,030	100%
Euronet Pay and Transaction Services S.R.L.	Italy	Member Interests	1	100%
RIA Italia S.R.L.	Italy	Member Interests	1	100%
Euronet Card Services S.A.	Greece	Common Stock	6,000	100%
Euronet Prepaid Hellas Ltd.	Greece	Common Stock	600	100%
Euronet Middle East, Africa & Pakistan LLC	Egypt	Common Stock	200	100%
Euronet Asia Holdings Limited	Hong Kong SAR, China	Ordinary Shares	5,850,001	100%
Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China	Peoples Republic of China	Equity Interest	2	75%
epay (Shanghai) Technology Development Co., Ltd. d.b.a. epay China	Peoples Republic of China	Equity Interest	1	100%
"Euronet Ukraine" Limited Liability Company	Ukraine	0	0	100%
EFT Americas Inc.	Delaware, USA	Common Stock	100	100%

EWI Foreign Holdings Limited	Cyprus	Common Stock	65,000	100%
Euronet USA Inc.	Arkansas, U.S.A.	Common Stock	100	100%
Euronet Pakistan Holdings, Inc.	Delaware, USA	Common Stock	100	100%
Euronet Pakistan (Pvt.) Limited	Pakistan	Common Stock	0	70%
PaySpot, Inc.	Delaware, USA	Common Stock	1	100%
RIA Envia Financial Services Belgium SPRL	Belgium	Registered Capital	3,560	100%
RIA Envia, Inc.	Delaware, USA	Common Stock	10,000	100%
Ria Netherlands Holding B.V.	Netherlands	Ordinary Shares	18,000	100%
RIA Financial Services Norway AS	Norway	Ordinary Shares	1,000	100%
RIA Financial Services, Denmark ApS	Denmark	Common Stock	80,000	100%
RIA Financial Services Netherlands B.V.	Netherlands	Common Stock	0	100%
Continental Exchange Solutions, Inc.	Delaware, USA	Common Stock	200	100%
Continental Payment Solutions, Inc.	California, USA	Common Stock	200	100%
RIA Telecommunications of Canada Inc.	Canada	Common Stock	4,500,100	100%
Gescoro Inc.	Canada	Common Stock	1,000	100%
RIA Telecommunications of New York, Inc.	New York, USA	Common Stock	400	100%
RIA Financial Services Ltd	United Kingdom	Common Stock	1,000	100%
RIA Financial Services Ireland Limited	Ireland	—	—	100%
RIA Financial Services Sweden AB	Sweden	—	—	100%
RIA France SAS	France	Common Stock	2,900	100%
RIA Financial Services AG	Switzerland	Common Stock	1,000	100%
RIA Envia Financial Services GmbH	Germany	Common Stock	1	100%
Ria Money Transfer, S.A. de C.V.	Mexico	Common Stock	50	100%
RIA de la Hispaniola, C.porA	Dominican Republic	Common Stock Class A	130,318	100%
RIA Financial Services Puerto Rico, Inc.	Puerto Rico	Common Stock	100	100%
RIA de Centroamérica, S.A. de C.V.	El Salvador	Common Stock	1,000	100%

Schedule 6.18 - Taxpayer Identification Numbers
Credit Party	U.S. Taxpayer Identification Number
Continental Exchange Solutions, Inc.	22-2829900
EFT Services Holding B.V.	98-1119152
epay Australia Holdings Pty. Ltd.	98-0588229
Euronet Services India Pvt. Ltd.	98-1042731
Euronet Worldwide, Inc.	74-2806888
RIA Envia, Inc.	56-1241779
Ria Netherlands Holding B.V.	NONE

Schedule 8.01 - Existing Liens
Debtor Name	Creditor Name	Type of Credit	Property Subject to Lien	Amount Secured (Local Currency)	Amount Secured (USD)
Bank Guarantee Cash Collateral:

transact Elektronische Zahlungssysteme GmbH	Commerzbank	Bank Guarantee/LC	Cash Collateral	EUR 28,000	37,836
transact Elektronische Zahlungssysteme GmbH	Commerzbank	Bank Guarantee/LC	Cash Collateral	EUR 249,158	336,687
transact Elektronische Zahlungssysteme GmbH	Commerzbank	Bank Guarantee/LC	Cash Collateral	EUR 49,742	67,216
transact Elektronische Zahlungssysteme GmbH	Kreissparkasse München-Starnberg	Bank Guarantee/LC	Cash Collateral	EUR 65,211	88,120
transact Elektronische Zahlungssysteme GmbH	Kreissparkasse München-Starnberg	Bank Guarantee/LC	Cash Collateral	EUR 13,479	18,214
epay New Zealand Limited	Westpac	Bank Guarantee/LC	Cash Collateral	NZD 2,000,000	1,614,800
epay Australia Pty Ltd	Westpac	Bank Guarantee/LC	Cash Collateral	AUD 156,375	136,140
RIA Financial Services Australia Pty. Ltd.	Westpac	Bank Guarantee/LC	Cash Collateral	AUD 9,075	7,901
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Cash Collateral	EUR 240,000	324,312
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Cash Collateral	EUR 1,090,000	1,472,917
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Cash Collateral	EUR 175,000	236,478
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Cash Collateral	EUR 175,000	236,478
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Cash Collateral	EUR 30,000	40,539
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Cash Collateral	EUR 30,000	40,539
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Cash Collateral	EUR 60,000	81,078
RIA Payment Institution EP, S.A.U.	Catalunya Banc, S.A.	Bank Guarantee/LC	Cash Collateral	EUR 79,200	107,023

RIA Payment Institution EP, S.A.U.	Catalunya Banc, S.A.	Bank Guarantee/LC	Cash Collateral	EUR 30,000	40,539
RIA Payment Institution EP, S.A.U.	Catalunya Banc, S.A.	Bank Guarantee/LC	Cash Collateral	EUR 21,000	28,377
Pure Commerce Pty Ltd	Australia and New Zealand Banking	Bank Guarantee/LC	Cash Collateral	AUD 38,016	33,097
RIA Financial Services AG	Luzerner Kantonalbank	Bank Guarantee/LC	Cash Collateral	CHF 10,000	11,061

Total Cash Collateral					$ 4,959,352

Other Cash Collateral:

Bankomat 24/Euronet sp. z o.o.	Various locations	Other	Cash Collateral	PLN 2,663,261	846,501
Euronet 360 Finance Limited	Deutsche Bank	Other	Cash Collateral	EUR 3,000,000	4,053,900
Euronet Banktechnikai Kft	ECE Project Management Kft	Other	Cash Collateral	EUR 1,620	2,189
Euronet Banktechnikai Kft	ECE Project Management Kft	Other	Cash Collateral	EUR 1,620	2,189
Euronet Banktechnikai Kft	Fusion Befektetési ZRt.	Other	Cash Collateral	HUF 780,000	3,362
Euronet Banktechnikai Kft	Múzeum krt - Társasház	Other	Cash Collateral	HUF 75,000	323
Euronet Banktechnikai Kft	Budai Arany-Sas Gyógyszerész Bt	Other	Cash Collateral	HUF 127,000	547
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd.	Other	Cash Collateral	INR 386,677	6,169
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd.	Other	Cash Collateral	INR 1,543,177	24,620
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd.	Other	Cash Collateral	INR 145,508	2,321
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd.	Other	Cash Collateral	INR 1,434,832	22,891

Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd.	Other	Cash Collateral	INR 202,379	3,229
Pure Commerce PTY LTD	ANZ	Other	Cash Collateral	AUD 38,016	33,097
Ria Deutschland GmbH	Stadt Art Hausverwaltung GmbH/J.-P. Heinrichs	Other	Cash Collateral	EUR 4,041	5,460
Ria Deutschland GmbH	Stadt Art Hausverwaltung GmbH/J.-P. Heinrichs	Other	Cash Collateral	EUR 1,000	1,351
Ria Deutschland GmbH	Nestle Pensionskasse/Wexford Immobilien mbH	Other	Cash Collateral	EUR 11,040	14,918
Ria Deutschland GmbH	Grundstücksgemeinschaft Stegmann	Other	Cash Collateral	EUR 14,700	19,864
Ria Deutschland GmbH	Goldbeck & Uhde Immobilienfonds	Other	Cash Collateral	EUR 5,355	7,236
Ria Deutschland GmbH	Rheinbahn AG	Other	Cash Collateral	EUR 8,484	11,464
Ria Deutschland GmbH	DIAG GmbH & Co. KG II	Other	Cash Collateral	EUR 6,825	9,222
Ria Deutschland GmbH	Elisabeth Haag	Other	Cash Collateral	EUR 4,500	6,081
Ria Deutschland GmbH	Rokeach & Suesskind Immobilien KG	Other	Cash Collateral	EUR 8,400	11,351
Ria Deutschland GmbH	Erbengemeinschaft Graebner	Other	Cash Collateral	EUR 4,050	5,473
Ria Deutschland GmbH	Toni Schenkel	Other	Cash Collateral	EUR 3,500	4,730
Ria Deutschland GmbH	Aachener Grundvermoegen	Other	Cash Collateral	EUR 6,426	8,683
Ria Deutschland GmbH	Real,- SB-Warenhaus GmbH	Other	Cash Collateral	EUR 2,000	2,703
Ria Deutschland GmbH	Internet Cafe Muensterplatz	Other	Cash Collateral	EUR 2,400	3,243
Ria Deutschland GmbH	Eike Land-Reinhard	Other	Cash Collateral	EUR 4,920	6,648
Ria Deutschland GmbH	Eike Land-Reinhard	Other	Cash Collateral	EUR 100	135
Ria Deutschland GmbH	Contact Point Internet Cafe	Other	Cash Collateral	EUR 800	1,081
Ria Deutschland GmbH	Neues Kreuzberger Zentrum KG (Kremer Hausverwaltungen GmbH)	Other	Cash Collateral	EUR 4,680	6,325

Ria Deutschland GmbH	SelfStorage-Dein Lagerraum GmbH	Other	Cash Collateral	EUR 178	241
Ria Deutschland GmbH	SelfStorage-Dein Lagerraum GmbH	Other	Cash Collateral	EUR 383	517
Total Other Cash Collateral					$ 5,128,067

Capital Leases:

Euronet Worldwide, Inc.	Ikon Financial Services	Capital Lease	Copier	USD 34,088	34,088
Euronet Worldwide, Inc. Total				USD 34,088	34,088

Payspot, Inc.	Ikon Financial Services	Capital Lease	Copier	USD 36,220	36,220
Payspot, Inc. Total				USD 36,220	36,220

Continental Exchange Solutions, Inc.	Enterprise Fleet Services	Capital Lease	Cars	USD 438,214	438,214
Continental Exchange Solutions, Inc. Total				USD 438,214	438,214

Euronet Services d.o.o.	S-Leasing	Capital Lease	Car	RSD 1,276,540	14,918
Euronet Services d.o.o.	S-Leasing	Capital Lease	Car	RSD 2,270,761	26,536
Euronet Services d.o.o.	S-Leasing	Capital Lease	Car	RSD 462,543	5,405
Euronet Services d.o.o.	S-Leasing	Capital Lease	Car	RSD 462,543	5,405
Euronet Services d.o.o. Total				RSD 4,472,388	52,265

Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 1,107	18
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 16,862	269
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 53,618	855
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 7,712	123
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 37,459	598
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 118,105	1,884
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 10,957	175
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 66,390	1,059
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 6,678	107
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 45,071	719
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 53,589	855
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 76,685	1,223
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 161,304	2,573
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 71,578	1,142
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 94,714	1,511
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 15,238	243
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 11,285	180
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 21,912,142	349,587
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 46,784,726	746,406

Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 9,150,795	145,992
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 10,635,717	169,683
Euronet Services India Pvt. Ltd.	ICICI bank	Capital Lease	Car	INR 3,313,710	52,867
Euronet Services India Pvt. Ltd.	ICICI bank	Capital Lease	Car	INR 3,313,710	52,867
Euronet Services India Pvt. Ltd. Total				INR 95,959,150	1,530,937

Euronet Polska Spółka z o.o.	Pekao Leasing S.A.	Capital Lease	ATMs	PLN 49	16
Euronet Polska Spółka z o.o. Total				PLN 49	16

transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 14,466	19,548
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 42,265	57,113
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 94,663	127,918
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 68,303	92,298
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 152,571	206,170
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 1,404,421	1,897,794
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 205,336	277,471

transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 38,101	51,486
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 120,279	162,533
transact Elektronische Zahlungssysteme GmbH Total				EUR 2,140,406	2,892,331

Pure Commerce Pty Limited	IBM	Capital Lease	Accounting Software	AUD 59,715	51,988
Pure Commerce Pty Limited	Microsoft	Capital Lease	Copier/Printer	AUD 16,688	14,529
Pure Commerce Pty Limited Total				AUD 76,404	66,517

RIA de Centroamérica, S.A. de C.V.	Ricoh El Salvador, S.A. de C.V.	Capital Lease	Copier/Printer	USD 4,242	4,242
RIA de Centroamérica, S.A. de C.V. Total				USD 4,242	4,242

Total Capital Lease					$ 5,054,829

Other:

epay New Zealand Ltd	Sektor Distributors Ltd.	Other Lien	Terminals	NZD Unspecified	Unspecified
Telecom Net S.A. Logistica Digital	Anderson Ignacio Escobar	Legal Contingency	Cash deposit	BRL 6,598	2,720
Telecom Net S.A. Logistica Digital	Ronaldo Ribeiro da Costa	Legal Contingency	Cash deposit	BRL 1,361	561
Telecom Net S.A. Logistica Digital	Regina de Cassia Coelho Caldas	Legal Contingency	Cash deposit	BRL 5,806	2,393

Telecom Net S.A. Logistica Digital	Rosinei Santos silva	Legal Contingency	Cash deposit	BRL 21,581	8,896
Telecom Net S.A. Logistica Digital	Jose Vinicius Rodrigues Figueiredo	Legal Contingency	Cash deposit	BRL 1,629	671
Telecom Net S.A. Logistica Digital	Francisco Alves Dos Santos Junior	Legal Contingency	Cash deposit	BRL 7,058	2,909
Telecom Net S.A. Logistica Digital	Anderson Bueno Da Silva	Legal Contingency	Cash deposit	BRL 14,116	5,819
Telecom Net S.A. Logistica Digital	Lucivan Henrique Bezerra Gurgel	Legal Contingency	Cash deposit	BRL 7,058	2,909
Telecom Net S.A. Logistica Digital	Richard de Oliveira Ribas	Legal Contingency	Cash deposit	BRL 7,058	2,909
Telecom Net S.A. Logistica Digital	Mauro Nei Guiot	Legal Contingency	Cash deposit	BRL 7,058	2,909
Total Other					$ 32,697

Total Existing Liens					$ 15,174,945

Schedule 8.02 - Existing Investments
Lender	Borrower	Type of Investment	Amount of Investment (USD)
Intercompany Loans:

cadooz GmbH	cadooz rewards GmbH	Intercompany Loan	3,904,461
cadooz GmbH	Delta Euronet GmbH	Intercompany Loan	2,454,896
Continental Exchange Solutions, Inc.	RIA Telecommunications of Canada Inc.	Intercompany Loan	1,485,741
Delta Euronet GmbH	cadooz GmbH	Intercompany Loan	133,063
EFT Services Holding B.V.	"Euronet Ukraine" Limited Liability Company	Intercompany Loan	3,008,000
EFT Services Holding B.V.	ATX Middle East FZC	Intercompany Loan	78,788
EFT Services Holding B.V.	Delta Euronet GmbH	Intercompany Loan	12,623,148
EFT Services Holding B.V.	epay Australia Holdings Pty Ltd	Intercompany Loan	17,103,278
EFT Services Holding B.V.	e-pay Holdings Limited	Intercompany Loan	10,861,597
EFT Services Holding B.V.	epay New Zealand Limited	Intercompany Loan	19,301,372
EFT Services Holding B.V.	Euronet 360 Finance Limited	Intercompany Loan	7,850,075
EFT Services Holding B.V.	Euronet Asia Holdings Limited	Intercompany Loan	1,807,100
EFT Services Holding B.V.	Euronet Banktechnikai Szolgaltato Kft.	Intercompany Loan	2,551,380

EFT Services Holding B.V.	Euronet Business Holdings, S.L.U.	Intercompany Loan	97,951,914
EFT Services Holding B.V.	Euronet Pay & Transaction Services S.R.L.	Intercompany Loan	14,955,008
EFT Services Holding B.V.	Euronet Polska Spółka z o.o.	Intercompany Loan	3,178,400
EFT Services Holding B.V.	Euronet Services Kft.	Intercompany Loan	2,000,000
EFT Services Holding B.V.	Euronet Services O.O.O.	Intercompany Loan	507,941
EFT Services Holding B.V.	Euronet Services S.R.L.	Intercompany Loan	1,166,369
EFT Services Holding B.V.	Euronet Services Schweiz GmbH	Intercompany Loan	81,849
EFT Services Holding B.V.	Pure Commerce (S) Pte. Ltd.	Intercompany Loan	430,751
EFT Services Holding B.V.	Smart PayNetwork SA	Intercompany Loan	1,081,040
EFT Services Holding B.V.	Telecomnet LLC	Intercompany Loan	5,670,032
e-pay Holdings Ltd	Euronet Software UK Ltd	Intercompany Loan	(5)
epay Ltd	EFT Services Holding B.V.	Intercompany Loan	1,479
Euronet Asia Holdings Limited	Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China	Intercompany Loan	1,500,000
Euronet Business Holdings, S.L.U.	Euronet Telerecarga, S.L.U.	Intercompany Loan	22,296,450
Euronet Business Holdings, S.L.U.	RIA Spain Holdings S.L.U.	Intercompany Loan	56,661,888
Euronet Card Services S.A.	EFT Services Holding B.V.	Intercompany Loan	1,083,388
Euronet Card Services S.A.	Euronet Prepaid Hellas Ltd.	Intercompany Loan	314,004
Euronet Middle East W.L.L.	EFT Services Holding B.V.	Intercompany Loan	3,300,000
Euronet Software UK Ltd	e-pay Holdings Ltd	Intercompany Loan	4,946,678
Euronet Telerecarga, S.L.U.	Euronet Movilcarga S.L.	Intercompany Loan	6,993,623
Euronet Worldwide, Inc.	EFT Americas, Inc.	Intercompany Loan	240,016
Euronet Worldwide, Inc.	EFT Services Holding B.V.	Intercompany Loan	99,498,150
Euronet Worldwide, Inc.	epay Australia Holdings Pty Ltd	Intercompany Loan	3,515
Euronet Worldwide, Inc.	Ria Netherlands Holding B.V.	Intercompany Loan	1,888,286
PaySpot, Inc.	Euronet Worldwide, Inc.	Intercompany Loan	35,727,875
Pure-Commerce Ltd	Pure Commerce (S) Pte. Ltd.	Intercompany Loan	518,602
RIA Envia, Inc.	RIA France SAS	Intercompany Loan	554,742
RIA Envia, Inc.	Ria Netherlands Holding B.V.	Intercompany Loan	5,600,031
RIA Italia S.R.L.	Euronet Payment Services Ltd	Intercompany Loan	2,710,089
Ria Netherlands Holding B.V.	Euronet Payment Services Ltd	Intercompany Loan	4,640,701
Ria Netherlands Holding B.V.	RIA Financial Services Netherlands B.V.	Intercompany Loan	785,484
Ria Netherlands Holding B.V.	RIA Financial Services Norway AS	Intercompany Loan	687,030
Ria Netherlands Holding B.V.	Ria Financial Services, Denmark ApS	Intercompany Loan	408,066
XBA Szolgaltato Kft.	EFT Services Holding B.V.	Intercompany Loan	3,716,869

Total Intercompany Loans			$ 464,263,164

Investor	Investment In	Type of Investment	Amount of Investment (USD)

Intercompany Investments:

ATX Software Ltd	ATX Software Middle East FZ-LLC	Intercompany Investment	54,459
Continental Exchange Solutions, Inc.	Continental Payment Solutions, Inc.	Intercompany Investment	105,000
Continental Exchange Solutions, Inc.	RIA Envia Financial Services Belgium SPRL	Intercompany Investment	114
Continental Exchange Solutions, Inc.	RIA Telecommunications of Canada Inc.	Intercompany Investment	3,833,020
Delta Euronet GmbH	cadooz GmbH	Intercompany Investment	54,659,999
Delta Euronet GmbH	RIA Deutschland GmbH	Intercompany Investment	2,080,063
Delta Euronet GmbH	transact Elektronische Zahlungssysteme GmbH	Intercompany Investment	2,217,256
EFT Services Holding B.V.	"Euronet Ukraine" Limited Liability Company	Intercompany Investment	1
EFT Services Holding B.V.	ATX Middle East FZC	Intercompany Investment	20,949
EFT Services Holding B.V.	ATX Software Ltd	Intercompany Investment	970,800
EFT Services Holding B.V.	Delta Euronet GmbH	Intercompany Investment	12,684,371
EFT Services Holding B.V.	EFT-Usluge d.o.o.	Intercompany Investment	3,500
EFT Services Holding B.V.	epay Australia Holdings Pty Ltd	Intercompany Investment	17,698,855
EFT Services Holding B.V.	epay Digital SAS	Intercompany Investment	222,024
EFT Services Holding B.V.	Euronet 360 Finance Limited	Intercompany Investment	10,894,618
EFT Services Holding B.V.	Euronet Asia Holdings Limited	Intercompany Investment	5,095,907
EFT Services Holding B.V.	Euronet Banktechnikai Szolgaltato Kft.	Intercompany Investment	16,327,100
EFT Services Holding B.V.	Euronet Bulgaria EOOD	Intercompany Investment	5,755,785

EFT Services Holding B.V.	Euronet Business Holdings, S.L.U.	Intercompany Investment	81,799,023
EFT Services Holding B.V.	Euronet Card Services S.A.	Intercompany Investment	881,864
EFT Services Holding B.V.	Euronet Elektronik İşlem Hizmetleri Limited Şirketi	Intercompany Investment	320,071
EFT Services Holding B.V.	Euronet Middle East, Africa & Pakistan LLC	Intercompany Investment	3,746
EFT Services Holding B.V.	Euronet Middle East W.L.L.	Intercompany Investment	12,500,000
EFT Services Holding B.V.	Euronet Pay & Transaction Services S.R.L.	Intercompany Investment	26,581,200
EFT Services Holding B.V.	Euronet Payment Services Ltd	Intercompany Investment	6,256,574
EFT Services Holding B.V.	Euronet Polska Spółka z o.o.	Intercompany Investment	15,000,000
EFT Services Holding B.V.	Euronet Prepaid Hellas Ltd.	Intercompany Investment	219,330
EFT Services Holding B.V.	Euronet Servcies Schweiz GmbH	Intercompany Investment	107,382
EFT Services Holding B.V.	Euronet Services India Pvt. Ltd.	Intercompany Investment	10,292,315
EFT Services Holding B.V.	Euronet Services Kft.	Intercompany Investment	13,541,817
EFT Services Holding B.V.	Euronet Services O.O.O.	Intercompany Investment	209,619
EFT Services Holding B.V.	Euronet Services S.R.L	Intercompany Investment	405,844
EFT Services Holding B.V.	Euronet Services Slovakia, spol. s.r.o.	Intercompany Investment	2,556,466
EFT Services Holding B.V.	Euronet Services, Spol. s.r.o.	Intercompany Investment	5,560,561
EFT Services Holding B.V.	Euronet Services d.o.o.	Intercompany Investment	6,082,935
EFT Services Holding B.V.	Ria Money Transfer Services Pvt. Ltd.	Intercompany Investment	500,000
EFT Services Holding B.V.	Smart PayNetwork SA	Intercompany Investment	18,299,736
EFT Services Holding B.V.	Universal Solution Providers FZ-LLC	Intercompany Investment	13,949
EFT Services Holding B.V.	XBA Szolgaltato Kft.	Intercompany Investment	4,894,430

epay Australia Holdings Pty Ltd	epay Australia Pty Ltd	Intercompany Investment	14,371,525
epay Australia Holdings Pty Ltd	Pure Commerce Pty Limited	Intercompany Investment	58,268,314
epay Australia Holdings Pty Ltd	RIA Financial Services Australia Pty. Ltd.	Intercompany Investment	7,071,789
epay Australia Holdings Pty Ltd	Telecomnet LLC	Intercompany Investment	40,870,000
epay Australia Pty Ltd	epay New Zealand Limited	Intercompany Investment	1
e-pay Holdings Ltd	epay Australia Pty Ltd	Intercompany Investment	382,823
e-pay Holdings Ltd	epay Ltd	Intercompany Investment	69,101,636
e-pay Holdings Ltd	Euronet Software UK Ltd	Intercompany Investment	4,344,853
e-pay Holdings Ltd	Omega Logic Ltd	Intercompany Investment	739,168
epay Ltd	epay Australia Pty Ltd	Intercompany Investment	10,129,277
Euronet Asia Holdings Limited	epay (Shanghai) Technology Development Co., Ltd. d.b.a. epay China	Intercompany Investment	150,000
Euronet Asia Holdings Limited	Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China	Intercompany Investment	4,894,381
Euronet Business Holdings, S.L.U.	Euronet Telerecarga, S.L.U.	Intercompany Investment	69,086,582
Euronet Business Holdings, S.L.U.	Ria Chile Servicios Financieros SpA	Intercompany Investment	220,688
Euronet Business Holdings, S.L.U.	RIA Spain Holdings S.L.U.	Intercompany Investment	42,241,768
Euronet Pakistan Holdings Inc.	Euronet Pakistan (Pvt.) Limited	Intercompany Investment	1,439,200
Euronet Payment & Transaction Services S.R.L.	RIA Italia S.R.L.	Intercompany Investment	50,685,000
Euronet Services Kft.	Euronet Services S.R.L	Intercompany Investment	36,309
Euronet Services Kft.	Smart PayNetwork SA	Intercompany Investment	117
Euronet Telerecarga, S.L.U.	Euronet Movilcarga S.L.	Intercompany Investment	13,490,925
Euronet Worldwide, Inc.	"Euronet Ukraine" Limited Liability Company	Intercompany Investment	857

Euronet Worldwide, Inc.	EFT Services Holding B.V.	Intercompany Investment	206,084,597
Euronet Worldwide, Inc.	Euronet Card Services S.A.	Intercompany Investment	1,415
Euronet Worldwide, Inc.	Euronet Middle East, Africa & Pakistan LLC	Intercompany Investment	19
Euronet Worldwide, Inc.	Euronet Pakistan Holdings Inc.	Intercompany Investment	1,439,200
Euronet Worldwide, Inc.	Euronet Prepaid Hellas Ltd.	Intercompany Investment	134
Euronet Worldwide, Inc.	Euronet Services S.R.L.	Intercompany Investment	7,969,929
Euronet Worldwide, Inc.	Euronet USA, LLC	Intercompany Investment	28,004,939
Euronet Worldwide, Inc.	EWI Foreign Holdings Limited	Intercompany Investment	3,445,066
Euronet Worldwide, Inc.	Payspot, Inc.	Intercompany Investment	28,241,168
Euronet Worldwide, Inc.	RIA Envia Financial Services Belgium SPRL	Intercompany Investment	1,818,883
Euronet Worldwide, Inc.	Ria Envia, Inc	Intercompany Investment	420,031,133
Euronet Worldwide, Inc.	Telecomnet LLC	Intercompany Investment	5,897,196
Pure Commerce (S) Pte. Ltd.	Pure Commerce Korea YH	Intercompany Investment	60,649
Pure Commerce Pty Limited	Pure Commerce (S) Pte. Ltd.	Intercompany Investment	2
Pure Commerce Pty Limited	Pure-Commerce Ltd	Intercompany Investment	5,015
RIA Envia, Inc.	Continental Exchange Solutions, Inc.	Intercompany Investment	301,147,839
RIA Envia, Inc.	RIA de Centroamérica, S.A. de C.V.	Intercompany Investment	53,886
RIA Envia, Inc.	RIA de la Hispaniola C.porA	Intercompany Investment	1,777,328
RIA Envia, Inc.	RIA Envia Financial Services Belgium SPRL	Intercompany Investment	6,251
RIA Envia, Inc.	RIA Envia Financial Services GmbH	Intercompany Investment	33,406,332
RIA Envia, Inc.	RIA Financial Services AG	Intercompany Investment	6,094,874

RIA Envia, Inc.	RIA Financial Services Ltd	Intercompany Investment	21,389,075
RIA Envia, Inc.	RIA Financial Services Puerto Rico, Inc.	Intercompany Investment	3,807,332
RIA Envia, Inc.	RIA France SAS	Intercompany Investment	46,964,999
RIA Envia, Inc.	Ria Netherlands Holding B.V.	Intercompany Investment	775,742
RIA Financial Services Ltd.	RIA Financial Services Sweden AB	Intercompany Investment	243,487
Ria Netherlands Holding B.V.	Ria Financial Services Netherlands B.V.	Intercompany Investment	23,832
Ria Netherlands Holding B.V.	Ria Financial Services Norway AS	Intercompany Investment	1,062,108
Ria Netherlands Holding B.V.	Ria Financial Services, Denmark ApS	Intercompany Investment	235,861
RIA Spain Holdings S.L.U.	RIA Payment Institution EP, S.A.U.	Intercompany Investment	98,033,000
RIA Telecommunications of Canada Inc.	Gescoro Inc.	Intercompany Investment	10,031,938
Telecomnet LLC	Telecom Net S.A. Logistica Digital	Intercompany Investment	13,657,402
Total Intercompany Investment			$ 1,967,886,526

Intercompany Investments - Minority Owned
Euronet Asia Holdings Limited	Euronet ETT (China) Co. Ltd.	Intercompany Investment - Minority Owned	200,150
EFT Services Holding B.V.	Cashlink Bangladesh Ltd.	Intercompany Investment - Minority Owned	412,023
EFT Services Holding B.V.	PT G4S Euronet Nusantara	Intercompany Investment - Minority Owned	2,667,890

Total Intercompany Investment - Minority Owned			$ 3,280,063

Other Investments:
Payspot, Inc.	Wipit, Inc.	Convertible Note	1,000,000
Total Other Investment			$ 1,000,000

Total Existing Investments	$ 2,436,429,753

Schedule 8.03 - Existing Indebtedness
Debtor Name	Creditor Name	Type of Indebtedness	Description	Local Currency Amount	USD Amount

Bank Guarantees:

EWI (on behalf of cadooz GmbH)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 385,000	520,251
cadooz GmbH Total					520,251

EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 200,000	200,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 100,000	100,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 100,000	100,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Bank credit card guarantee	USD 40,000	40,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 30,000	30,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 25,000	25,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 25,000	25,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 25,000	25,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 25,000	25,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 25,000	25,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 25,000	25,000
EWI (on behalf of Continental Exchange Solutions, Inc.)	Bank of America	Bank Guarantee/LC	Correspondent bank money guar	USD 10,000	10,000
Continental Exchange Solutions, Inc. Total					630,000

EWI (on behalf of EFT Americas, Inc.)	Bank of America	Bank Guarantee/LC	Performance guarantee	USD 3,000,000	3,000,000
EFT Americas, Inc. Total					3,000,000

epay Australia Pty Ltd	Westpac	Bank Guarantee/LC	Office Lease	AUD 156,375	136,140
epay Australia Pty Ltd Total					136,140

epay New Zealand Limited	Westpac	Bank Guarantee/LC	Performance guarantee	NZD 2,000,000	1,614,800
epay New Zealand Limited Total					1,614,800

EWI (on behalf of Euronet 360 Finance Limited)	Bank of America	Bank Guarantee/LC	ATM Lease/Funding	EUR 16,200	21,891
EWI (on behalf of Euronet 360 Finance Limited)	Bank of America	Bank Guarantee/LC	ATM Lease/Funding	EUR 8,400	11,351
EWI (on behalf of Euronet 360 Finance Limited)	Bank of America	Bank Guarantee/LC	ATM Lease/Funding	EUR 4,200	5,675

Euronet 360 Finance Limited Total					38,917

EWI (on behalf of Euronet Pay & Transaction Services S.R.L.)	Bank of America	Bank Guarantee/LC	Top ups	EUR 350,000	472,955
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 3,700,000	4,999,810
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 1,500,000	2,026,950
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 1,200,000	1,621,560
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 500,000	675,650
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 300,000	405,390
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 250,000	337,825
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 200,000	270,260
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 200,000	270,260
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 150,000	202,695
Euronet Pay & Transaction Services S.R.L.	UniCredit	Bank Guarantee/LC	Top ups	EUR 150,000	202,695
Euronet Pay & Transaction Services S.R.L. Total					11,486,050

Euronet Polska Spółka z o.o.	Raiffeisen Bank	Bank Guarantee/LC	PIN Purchases	PLN 3,750,000	1,191,914
Euronet Polska Spółka z o.o.	Raiffeisen Bank	Bank Guarantee/LC	PIN Purchases	PLN 2,400,000	762,825
Euronet Polska Spółka z o.o.	Raiffeisen Bank	Bank Guarantee/LC	PIN Purchases	PLN 2,200,000	699,256
Euronet Polska Spółka z o.o.	Raiffeisen Bank	Bank Guarantee/LC	Office Rent	EUR 350,000	472,955
Euronet Polska Spółka z o.o. Total					3,126,950

EWI (on behalf of Euronet Prepaid Hellas Ltd.)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 120,000	162,156
EWI (on behalf of Euronet Prepaid Hellas Ltd.)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 90,000	121,617
EWI (on behalf of Euronet Prepaid Hellas Ltd.)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 90,000	121,617
Euronet Prepaid Hellas Ltd. Total					405,390

Euronet Services d.o.o	Credit Agricole Banka	Bank Guarantee/LC	Bank Guarantee	EUR 72,777	98,343
Euronet Services d.o.o Total					98,343

Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 5,185,667	82,732
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 5,000,000	79,770
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	EMD Guarantee	INR 5,000,000	79,770
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 1,500,000	23,931
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 1,350,000	21,538
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	BID Security	INR 1,000,000	15,954
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595

Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 100,000	1,595
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 63,500	1,013
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Bank Guarantee	INR 50,000	798
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Bank Guarantee	INR 50,000	798
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Performance Guarantee	INR 41,700	665
Euronet Services India Pvt. Ltd.	Bank of America	Bank Guarantee/LC	Bank Guarantee	INR 30,000	479
Euronet Services India Pvt. Ltd.	HDFC Bank	Bank Guarantee/LC	Performance Guarantee	INR 10,000,000	159,541
Euronet Services India Pvt. Ltd.	HDFC Bank	Bank Guarantee/LC	Performance Guarantee	INR 10,000,000	159,541
Euronet Services India Pvt. Ltd. Total					645,674

Euronet Services Kft.	K&H Bank Zrt.	Bank Guarantee/LC	Payment guarantee	EUR 37,500	50,674
Euronet Services Kft. Total					50,674

EWI (on behalf of Euronet Services S.R.L.)	Bank of America	Bank Guarantee/LC	Office Rent/Oper. Lease Agmt & Visa Card Facility	EUR 92,000	124,320
Euronet Services S.R.L. Total					124,320

EWI (on behalf of Euronet Telerecarga, S.L.U.)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 3,250,000	4,391,725
EWI (on behalf of Euronet Telerecarga, S.L.U.)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 1,000,000	1,351,300
EWI (on behalf of Euronet Telerecarga, S.L.U.)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 700,000	945,910
EWI (on behalf of Euronet Telerecarga, S.L.U.)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 500,000	675,650
EWI (on behalf of Euronet Telerecarga, S.L.U.)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 400,000	540,520
Euronet Telerecarga, S.L.U. Total					7,905,105

Gescoro Inc.	Bank of America	Bank Guarantee/LC	Performance guarantee	CAD 250,000	222,975
Gescoro Inc. Total					222,975

Pure Commerce Pty Ltd	Australia and New Zealand Banking	Bank Guarantee/LC	Collateral for office rent in Sydney	AUD 38,016	33,097
Pure Commerce Pty Ltd	HSBC	Bank Guarantee/LC	Performance Guarantee	USD 50,000	50,000
Pure Commerce Pty Ltd Total					83,097

Ria Deutschland GmbH	Commerzbank	Bank Guarantee/LC	Store Rent	EUR 30,766	41,574
Ria Deutschland GmbH	Commerzbank	Bank Guarantee/LC	Office Rent	EUR 27,082	36,596
Ria Deutschland GmbH	Commerzbank	Bank Guarantee/LC	Store Rent	EUR 9,275	12,533
Ria Deutschland GmbH	Commerzbank	Bank Guarantee/LC	Store Rent	EUR 7,041	9,515

Ria Deutschland GmbH	Commerzbank	Bank Guarantee/LC	Office Rent	EUR 4,050	5,473
Ria Deutschland GmbH Total					105,691

RIA Envia Financial Services Belgium SPRL	ING Bank	Bank Guarantee/LC	Bank Guarantee	EUR 14,835	20,047
RIA Envia Financial Services Belgium SPRL Total					20,047

RIA Financial Services AG	Luzerner Kantonalbank	Bank Guarantee/LC	Store Rent	CHF 10,000	11,061
RIA Financial Services AG Total					11,061

RIA Financial Services Australia Pty. Ltd.	Westpac	Bank Guarantee/LC	Store Lease	AUD 9,075	7,901
RIA Financial Services Australia Pty. Ltd. Total					7,901

Ria France SAS	Societe Generale, S.A.	Bank Guarantee/LC	Store Rent	EUR 7,200	9,729
Ria France SAS Total					9,729

EWI (on behalf of RIA Italia S.R.L.)	Bank of America	Bank Guarantee/LC	Office rent	EUR 108,000	145,940
RIA Italia S.R.L. Total					145,940

RIA Payment Institution EP, S.A.U.	Catalunya Banc, S.A.	Bank Guarantee/LC	Store Rent	EUR 79,200	107,023
RIA Payment Institution EP, S.A.U.	Catalunya Banc, S.A.	Bank Guarantee/LC	Store Rent	EUR 30,000	40,539
RIA Payment Institution EP, S.A.U.	Catalunya Banc, S.A.	Bank Guarantee/LC	Store Rent	EUR 21,000	28,377
RIA Payment Institution EP, S.A.U. Total					175,939

Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Trade Credit	BRL 36,900,000	15,210,223
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Trade Credit	BRL 17,800,000	7,337,181
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Trade Credit	BRL 8,000,000	3,297,609
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Trade Credit	BRL 4,500,000	1,854,905
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Office Rent	BRL 411,000	169,415
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Office Rent	BRL 338,000	139,324
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Trade Credit	BRL 300,000	123,660
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Office Rent	BRL 130,000	53,586
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Trade Credit	BRL 100,000	41,220
Telecom Net S.A. Logistica Digital	Itau BBA	Bank Guarantee/LC	Office Rent	BRL 26,500	10,923
Telecom Net S.A. Logistica Digital Total					28,238,046

EWI (on behalf of transact Elektronische Zahlungssysteme GmbH)	Bank of America	Bank Guarantee/LC	Trade Credit	EUR 3,820,000	5,161,966
transact Elektronische Zahlungssysteme GmbH	Commerzbank	Bank Guarantee/LC	ATM site rents	EUR 249,158	336,687
transact Elektronische Zahlungssysteme GmbH	Commerzbank	Bank Guarantee/LC	ATM site rents	EUR 49,742	67,216
transact Elektronische Zahlungssysteme GmbH	Commerzbank	Bank Guarantee/LC	Office Rent	EUR 28,000	37,836

transact Elektronische Zahlungssysteme GmbH	Kreissparkasse München-Starnberg	Bank Guarantee/LC	Office Rent	EUR 65,211	88,120
transact Elektronische Zahlungssysteme GmbH	Kreissparkasse München-Starnberg	Bank Guarantee/LC	Office Rent ATM	EUR 13,479	18,214
transact Elektronische Zahlungssysteme GmbH Total					5,710,040

Total Bank Guarantee/LC					$ 64,513,080

Capital Leases:

Euronet Worldwide, Inc.	Ikon Financial Services	Capital Lease	Copier	USD 34,088	34,088
Euronet Worldwide, Inc. Total				USD 34,088	34,088

Payspot, Inc.	Ikon Financial Services	Capital Lease	Copier	USD 36,220	36,220
Payspot, Inc. Total				USD 36,220	36,220

Continental Exchange Solutions, Inc.	Enterprise Fleet Services	Capital Lease	Cars	USD 438,214	438,214
Continental Exchange Solutions, Inc. Total				USD 438,214	438,214

Euronet Services d.o.o.	S-Leasing	Capital Lease	Car	RSD 1,276,540	14,918
Euronet Services d.o.o.	S-Leasing	Capital Lease	Car	RSD 2,270,761	26,536
Euronet Services d.o.o.	S-Leasing	Capital Lease	Car	RSD 462,543	5,405
Euronet Services d.o.o.	S-Leasing	Capital Lease	Car	RSD 462,543	5,405
Euronet Services d.o.o. Total				RSD 4,472,388	52,265

Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 1,107	18
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 16,862	269
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 53,618	855
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 7,712	123
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 37,459	598
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 118,105	1,884
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 10,957	175
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 66,390	1,059

Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 6,678	107
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 45,071	719
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 53,589	855
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 76,685	1,223
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 161,304	2,573
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 71,578	1,142
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 94,714	1,511
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 15,238	243
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 11,285	180
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 21,912,142	349,587
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 46,784,726	746,406
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 9,150,795	145,992
Euronet Services India Pvt. Ltd.	OPC Asset Solutions Pvt. Ltd	Capital Lease	ATM/other related assets	INR 10,635,717	169,683
Euronet Services India Pvt. Ltd.	ICICI bank	Capital Lease	Car	INR 3,313,710	52,867
Euronet Services India Pvt. Ltd.	ICICI bank	Capital Lease	Car	INR 3,313,710	52,867
Euronet Services India Pvt. Ltd. Total				INR 95,959,150	1,530,937

Euronet Polska Spółka z o.o.	Pekao Leasing S.A.	Capital Lease	ATMs	PLN 49	16
Euronet Polska Spółka z o.o. Total				PLN 49	16

transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 14,466	19,548
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 42,265	57,113

transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 94,663	127,918
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 68,303	92,298
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 152,571	206,170
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 1,404,421	1,897,794
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 205,336	277,471
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 38,101	51,486
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Info. Technology GmbH	Capital Lease	ATMs	EUR 120,279	162,533
transact Elektronische Zahlungssysteme GmbH Total				EUR 2,140,406	2,892,331

Pure Commerce Pty Limited	IBM	Capital Lease	Accounting Software	AUD 59,715	51,988
Pure Commerce Pty Limited	Microsoft	Capital Lease	Copier/Printer	AUD 16,688	14,529
Pure Commerce Pty Limited Total				AUD 76,404	66,517

RIA de Centroamérica, S.A. de C.V.	Ricoh El Salvador, S.A. de C.V.	Capital Lease	Copier/Printer	USD 4,242	4,242
RIA de Centroamérica, S.A. de C.V. Total				USD 4,242	4,242

Total Capital Leases					$ 5,054,829

Intercompany Loans:

cadooz GmbH	cadooz rewards GmbH	Intercompany Loan			3,904,461
cadooz GmbH	Delta Euronet GmbH	Intercompany Loan			2,454,896

Continental Exchange Solutions, Inc.	RIA Telecommunications of Canada Inc.	Intercompany Loan	1,485,741
Delta Euronet GmbH	cadooz GmbH	Intercompany Loan	133,063
EFT Services Holding B.V.	"Euronet Ukraine" Limited Liability Company	Intercompany Loan	3,008,000
EFT Services Holding B.V.	ATX Middle East FZC	Intercompany Loan	78,788
EFT Services Holding B.V.	Delta Euronet GmbH	Intercompany Loan	12,623,148
EFT Services Holding B.V.	epay Australia Holdings Pty Ltd	Intercompany Loan	17,103,278
EFT Services Holding B.V.	e-pay Holdings Limited	Intercompany Loan	10,861,597
EFT Services Holding B.V.	epay New Zealand Limited	Intercompany Loan	19,301,372
EFT Services Holding B.V.	Euronet 360 Finance Limited	Intercompany Loan	7,850,075
EFT Services Holding B.V.	Euronet Asia Holdings Limited	Intercompany Loan	1,807,100
EFT Services Holding B.V.	Euronet Banktechnikai Szolgaltato Kft.	Intercompany Loan	2,551,380
EFT Services Holding B.V.	Euronet Business Holdings, S.L.U.	Intercompany Loan	97,951,914
EFT Services Holding B.V.	Euronet Pay & Transaction Services S.R.L.	Intercompany Loan	14,955,008
EFT Services Holding B.V.	Euronet Polska Spółka z o.o.	Intercompany Loan	3,178,400
EFT Services Holding B.V.	Euronet Services Kft.	Intercompany Loan	2,000,000
EFT Services Holding B.V.	Euronet Services O.O.O.	Intercompany Loan	507,941
EFT Services Holding B.V.	Euronet Services S.R.L.	Intercompany Loan	1,166,369
EFT Services Holding B.V.	Euronet Services Schweiz GmbH	Intercompany Loan	81,849
EFT Services Holding B.V.	Pure Commerce (S) Pte. Ltd.	Intercompany Loan	430,751

EFT Services Holding B.V.	Smart PayNetwork SA	Intercompany Loan	1,081,040
EFT Services Holding B.V.	Telecomnet LLC	Intercompany Loan	5,670,032
e-pay Holdings Ltd	Euronet Software UK Ltd	Intercompany Loan	(5)
epay Ltd	EFT Services Holding B.V.	Intercompany Loan	1,479
Euronet Asia Holdings Limited	Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China	Intercompany Loan	1,500,000
Euronet Business Holdings, S.L.U.	Euronet Telerecarga, S.L.U.	Intercompany Loan	22,296,450
Euronet Business Holdings, S.L.U.	RIA Spain Holdings S.L.U.	Intercompany Loan	56,661,888
Euronet Card Services S.A.	EFT Services Holding B.V.	Intercompany Loan	1,083,388
Euronet Card Services S.A.	Euronet Prepaid Hellas Ltd.	Intercompany Loan	314,004
Euronet Middle East W.L.L.	EFT Services Holding B.V.	Intercompany Loan	3,300,000
Euronet Software UK Ltd	e-pay Holdings Ltd	Intercompany Loan	4,946,678
Euronet Telerecarga, S.L.U.	Euronet Movilcarga S.L.	Intercompany Loan	6,993,623
Euronet Worldwide, Inc.	EFT Americas, Inc.	Intercompany Loan	240,016
Euronet Worldwide, Inc.	EFT Services Holding B.V.	Intercompany Loan	99,498,150
Euronet Worldwide, Inc.	epay Australia Holdings Pty Ltd	Intercompany Loan	3,515
Euronet Worldwide, Inc.	Ria Netherlands Holding B.V.	Intercompany Loan	1,888,286
PaySpot, Inc.	Euronet Worldwide, Inc.	Intercompany Loan	35,727,875
Pure-Commerce Ltd	Pure Commerce (S) Pte. Ltd.	Intercompany Loan	518,602
RIA Envia, Inc.	RIA France SAS	Intercompany Loan	554,742
RIA Envia, Inc.	Ria Netherlands Holding B.V.	Intercompany Loan	5,600,031

RIA Italia S.R.L.	Euronet Payment Services Ltd	Intercompany Loan			2,710,089
Ria Netherlands Holding B.V.	Euronet Payment Services Ltd	Intercompany Loan			4,640,701
Ria Netherlands Holding B.V.	RIA Financial Services Netherlands B.V.	Intercompany Loan			785,484
Ria Netherlands Holding B.V.	RIA Financial Services Norway AS	Intercompany Loan			687,030
Ria Netherlands Holding B.V.	Ria Financial Services, Denmark ApS	Intercompany Loan			408,066
XBA Szolgaltato Kft.	EFT Services Holding B.V.	Intercompany Loan			3,716,869

Total Intercompany Loans					$ 464,263,164

Other:

Euronet Services, Spol. s r.o.	UniCredit	Overdraft Facility	Bank Overdraft Facility	CZK 40,000,000	1,965,988
Euronet Polska Spółka z o.o.	Raiffeisen Bank	Overdraft Facility	Bank Overdraft Facility	PLN 12,000,000	3,814,125
Euronet Polska Spółka z o.o.	mBank	Overdraft Facility	Bank Overdraft Facility	PLN 90,000,000	28,605,937
Euronet Polska Spółka z o.o.	Pekao	Overdraft Facility	Bank Overdraft Facility	PLN 1,000,000	317,844
Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China
& epay (Shanghai) Technology Development Co., Ltd. d.b.a. epay China	Bank of America	Credit Loan Facility	Credit Facility Guarantee	CNY 6,300,000	1,039,604
Jiayintong (Beijing) Technology Development Co. Ltd. d.b.a. Euronet China
& epay (Shanghai) Technology Development Co., Ltd. d.b.a. epay China	Bank of America	Parent Guarantee	Credit Facility Guarantee	USD 5,000,000	5,000,000
transact Elektronische Zahlungssysteme GmbH	Deutsche Leasing Company	Parent Guarantee	ATM Capital Leases	EUR 441,500	596,599
Total Other					$ 41,340,097

Total Indebtedness					$ 575,171,170

Schedule 8.08 - Transactions with Affiliates

Entity providing product or service	Description of products/services being provided and Entities benefitting

ATX Software Ltd	Provides a transaction processing platform for ATX Software Middle East FZ-LLC.
ATX Software Middle East FZ-LLC	Performs marketing and support services for ATX Software Ltd.
Continental Exchange Solutions, Inc.
Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment, provides software development for affiliates in the money transfer segment's operating platform, provides management, accounting, compliance, cash reconciliation, and other services for affiliates in such money transfer segment, provides development services for Euronet Polska Spółka z o.o. related to money remittance and bill payment solutions in Poland.

epay Australia Pty Ltd	Performs transaction processing, development solutions, and management, accounting, and support services for affiliates in Euronet Worldwide, Inc.'s epay segment.
epay Digital SAS	Performs development solutions for ATX Software Ltd.
epay Ltd
Performs transaction processing, development solutions, and management, accounting, and support services for affiliates in Euronet Worldwide, Inc.'s epay segment, performs sales services (recharge of personnel costs) to Pure-Commerce Ltd, and provides legal services (recharge of personnel costs) to Euronet Worldwide, Inc.

epay New Zealand Ltd	Performs sales services (recharge of personnel costs) to Pure-Commerce Ltd.
Euronet Banktechnikai Szolgaltato Kft.	Provides cash dispensing for transactions made through Euronet 360 Finance Limited as acquirer.
Euronet Business Holdings SLU	Provides management services to RIA Payment Institution EP, S.A.U.
Euronet Card Services S.A.
Provides cash dispensing services for transactions made through Euronet 360 Finance Limited as acquirer, and performs platform, card management services, and management services for affiliates in Euronet Worldwide, Inc.'s EFT segment.

Euronet Payment Services Ltd	Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
Euronet Polska Spółka z o.o.
Acts as an agent for money remittance payout and bill payment services on behalf of Euronet Payment Services Ltd and provides technical solutions for such payout in Poland for Euronet Payment Services Ltd, performs e-money payout at retail locations and ATMs for Euronet 360 Finance Limited and provides technical solutions for such payout in Poland for Euronet 360 Finance Limited.

Euronet Services Kft.
Performs transaction switching between ATMs and point-of-sale devices operated by affiliates in Euronet Worldwide, Inc.'s EFT segment and financial institutions to approve or decline ATM cash withdrawals (a process which includes monitoring of ATMs operated by such affiliates), develops software and network solutions for such affiliates, licenses the "EFTS" branded software to Euronet USA Inc. for redistribution to Euronet USA LLC's unaffiliated customers, licenses the "Renaissance" branded software developed and legally owned by Euronet USA, LLC to several affiliates in Euronet Worldwide, Inc.'s EFT segment, and provides software implementation and processing services for Euronet Worldwide, Inc.'s "Pure Commerce Group" (including Pure Commerce Pty Limited, Pure Commerce Korea YH, Pure Commerce (S) Pte. Ltd., Pure-Commerce Ltd, PFX Pty Ltd, Pure Commerce Japan Pty Ltd, Pure Commerce Shared Service Ptd. Ltd., Pure Processing Pte. Ltd.).

Euronet Services S.R.L.	Provides cash dispensing services for transactions made through Euronet 360 Finance Limited as acquirer.
Euronet Services, Spol. s r.o.	Provides cash dispensing services for transactions made through Euronet 360 Finance Limited as acquirer.
Euronet USA, LLC
Licenses software and provides maintenance services to several affiliates in the EFT segment of Euronet Worldwide, Inc., transfers a portion of its economic rights of its "Renaissance" software to Euronet Services Kft., provides accounting and management services (a recharge of personnel costs) to EFT Americas, Inc., and acts as "common paymaster" (as defined under U.S. tax law) for employees of both itself, Euronet Worldwide, Inc., and other affiliates of Euronet Worldwide, Inc.

Euronet Worldwide, Inc.	Provides management, accounting, finance, treasury, legal, audit, IT support, human resources, and other miscellaneous services for all of its affiliates.
Gescoro Inc.	Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
PaySpot, Inc.
Performs transaction processing, software development solutions, and management, accounting, and support services for affiliates in Euronet Worldwide, Inc.'s epay segment, acts as agent for bill payment under such licenses held by Continental Exchange Solutions, Inc., provides management services to affiliates in the epay division of Euronet Worldwide, Inc., and provides accounting and management services (a recharge of personnel costs) to EFT Americas, Inc.

Pure Commerce (S) Pte. Ltd.
Provides support services and ATM DCC software licensing to Pure Commerce Korea YH, software development services for Pure Commerce Pty Ltd, support services for EFT Americas, Inc., and management services for the Pure Commerce Group.

Pure Commerce Korea YH	Provides software development services for Pure Commerce Pty Ltd.
Pure Commerce Pty Limited	Provides various platform and server hosting fees, DCC software licensing, support services, and software development services to companies in the Pure Commerce Group.
Ria Chile Servicios Financieros SpA	Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA de Centroamérica, S.A. de C.V.
Performs customer service, accounts receivable collection services, low level IT support, and compliance review for affiliates in Euronet Worldwide, Inc.'s money transfer segment, performs customer service, accounts receivable collection services, and low level IT support for affiliates in Euronet Worldwide, Inc.'s epay segment and Pure Commerce Group.

RIA Deutschland GmbH	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Envia Financial Services Belgium SPRL	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Financial Services AG	Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment, and performs operations services (recharge of personnel costs) to Pure-Commerce Ltd.
RIA Financial Services Australia Pty. Ltd.
Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment, and performs management and support services for RIA Financial Services New Zealand Limited.

RIA Financial Services Ireland Ltd	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Financial Services Ltd	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Financial Services Netherlands B.V.	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Financial Services Norway AS	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Financial Services Puerto Rico, Inc.	Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Financial Services Sweden AB	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Financial Services, Denmark ApS	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA France SAS	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Italia SRL	Acts as an agent for money remittance on behalf of Euronet Payment Services Ltd, and performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Money Transfer Services Pvt. Ltd.	Performs customer service, low level IT support, and FX trading support services for Continental Exchange Solutions, Inc.
Ria Money Transfer, S.A. de C.V.	Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
RIA Payment Institution EP, S.A.U.
Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment, provides payroll services to Euronet Business Holdings SLU, provides FX trading support services, provides marketing products and services, software licenses and other miscellaneous items to Euronet Worldwide, Inc.'s money transfer segment.

RIA Telecommunications of Canada Inc.	Performs payout of money remittance orders for affiliates in Euronet Worldwide, Inc.'s money transfer segment.
Telecom Net S.A. Logistica Digital	Performs development services for PaySpot, Inc.
transact Elektronische Zahlungssysteme GmbH
Performs transaction processing, development solutions, and management, accounting, and support services for affiliates in Euronet Worldwide, Inc.'s epay segment, partners in the ownership of software developed jointly developed with Euronet Services Kft. referred to internally as "Euronet Financial Transaction Software" or "EFTS", and performs ePOS routing and Interbank Gateway Transactions for Euronet Card Services, S.A.

Various Euronet Entities	Lending funds on an as needed basis to other Euronet Entities, as provided in Schedule 8.02.

Schedule 11.02 - Notice and Addresses

Not Applicable to Amended and Restated Agreement

Exhibit 2.01

Form of Lender Joinder Agreement

THIS LENDER JOINDER AGREEMENT (this “Agreement”) dated as of __________, 201__ to the Credit Agreement referenced below is by and among [NEW LENDER] (the “New Lender”), Euronet Worldwide, Inc., a Delaware corporation ("Euronet") and the Administrative Agent under the Credit Agreement referenced below. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement referenced below.

W I T N E S S E T H

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Lenders have agreed to provide the Borrower with revolving credit and term loan facilities;

WHEREAS, pursuant to Section 2.01(f) of the Credit Agreement, the Company has requested that the New Lender provide an additional [Australian] [USD] [European] [India] [Revolving] [Term Loan A] [Commitment] under the Credit Agreement; and

WHEREAS, the New Lender has agreed to provide the additional [Australian] [USD] [European] [India] [Revolving] [Term Loan A] [Commitment] on the terms and conditions set forth herein and to become a “Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    The New Lender hereby agrees to provide [Australian] [USD] [European] [India] [Revolving] [Term Loan A] Commitments to the applicable Borrowers during the Commitment Period in an amount up to its [Australian] [USD] [European] [India] [Revolving] [Term Loan A] Committed Amount set forth on Schedule 2.01 attached hereto. The New Lender's [Australian] [USD] [European] [India] [Revolving] [Term Loan A] Commitment Percentage shall be as set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.

[2.    The New Lender shall be deemed to have purchased, without recourse, a risk participation from the [USD] [India] L/C Issuer in all [USD] [India] Letters of Credit issued or existing under the Credit Agreement (including Existing [USD] [India] Letters of Credit) and the obligations arising thereunder in an amount equal to its [USD] [India] [Revolving] Commitment Percentage of the obligations under such [USD] [India] Letters of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the [USD] [India] L/C Issuer and discharge when due, its [USD] [India] [Revolving] Commitment Percentage of the obligations arising under such [USD] [India] Letters of Credit.]

3.    The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a [Australian] [USD] [European] [India] [Revolving] [Term Loan A] Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a [Australian] [USD] [European] [India] [Revolving] [Term Loan A] Lender thereunder and shall have the obligations of a [Australian] [USD] [European] [India] [Revolving] [Term Loan A] Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and, based on such information, has made such analysis and decision independently and without reliance on either Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on either Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a [Australian] [USD] [European] [India] [Revolving] [Term Loan A] Lender. If so required at the date hereof for EFT Services Holding B.V. or RIA Netherlands Holding B.V. to comply with its obligations under the Dutch Banking Act or the regulations or policies promulgated thereunder, the New Lender explicitly declares and represents that (x) it a professional market party (professionele marktpartif) within the meaning of Dutch Banking Act (Vrijstellingsregeling Wtk 1992), (y) it is aware that it does not benefit from creditor protection under the Dutch Banking Act and (z) it has made its own appraisal of EFT Services Holding B.V. and RIA Netherlands Holding B.V., as applicable.

4.    Each of the undersigned Borrowers and the Guarantors agrees that, as of the date hereof, the New Lender shall (a) be a party to the Credit Agreement, (b) be a “[Australian] [USD] [European] [India] [Revolving] [Term Loan A] Lender” for all purposes of the Credit Agreement and the other Credit Documents and (c) have the rights and obligations of a [Australian] [USD] [European] [India] [Revolving] [Term Loan A] Lender under the Credit Agreement and the other Credit Documents.

5.    The address of the New Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by the New Lender to the Administrative Agent.

6.    This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract.

7.    This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:    [NEW LENDER],
as New Lender

By:
Name:

Title:

EURONET:                    Euronet Worldwide, Inc.

By:
Name:
Title:

Accepted and Agreed:

[administrative agent
(For AUSTRALIAN, USD AND
eUROPEAN Loan Obligations):        bank of america, n.a.,
as Administrative Agent and Collateral Agent

By:
Name:
Title:]

[administrative agent

(For India Obligations):	bank of america, n.a., acting through its Mumbai Branch, as Administrative Agent for all India related credit facilities

By:
Name:
Title:]

Exhibit 2.02

FORM OF LOAN NOTICE

Date:

To:	Bank of America, N.A.[, acting through its Mumbai Branch], as Administrative Agent

Re:
Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

1.    The undersigned hereby requests the following:

a USD Swingline Loan Borrowing         a USD Revolving Loan Borrowing

a USD Revolving Loan continuation         a USD Revolving Loan conversion

a European Swingline Loan Borrowing     a European Revolving Loan Borrowing

a European Revolving Loan continuation     a European Revolving Loan conversion

an Australian Revolving Loan Borrowing     an Australian Revolving Loan continuation

an Australian Revolving Loan conversion     an India Revolving Loan Borrowing

an India Revolving Loan continuation     an India Revolving Loan conversion

a Term Loan A Borrowing             a Term Loan A continuation

a Term Loan A conversion

2.    Date of Borrowing (which shall be a Business Day):

3.    Amount and Currency of Borrowing:

4.    Type of Loan requested (select one):     Base Rate Loan (required for USD Swingline                              Loans and not available for India Revolving Loans)

Fixed LIBOR Rate Loan

Floating LIBOR Rate Loans

Overnight Rate Loans (required for European Swingline Loans and not available for other Loans)

5.    Interest Period for Fixed LIBOR Rate Loans (select one):

One Month         Two Months     Three Months     Six Months

The undersigned hereby represents and warrants that (a) this Request for Credit Extension complies with the requirements of Section 2.01(a), with respect to USD Swingline Loans and USD Revolving Loans, Section 2.01(b), with respect to European Swingline Loans and European Revolving Loans, Section 2.01(c), with respect to Australian Revolving Loans, Section 2.01(d), with respect to India Revolving Loans, and Section 2.01(e), with respect to Term Loan A, and with the requirements of Section 2.02 of the Credit Agreement and (b) the representations and warranties contained in Section 5.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of the requested Credit Extension.

BORROWER:                    [APPLICABLE BORROWER]

By:
Name:
Title:

Exhibit 2.13-1

FORM OF USD REVOLVING NOTE
____________ __, 20__

FOR VALUE RECEIVED, each of the undersigned (the “USD Borrowers”), hereby promises to pay to _____________________, its successors or registered assigns (the “USD Revolving Lender”), the USD Revolving Lender's USD Revolving Committed Amount, or if less, the aggregate unpaid principal amount of all USD Revolving Loans owing by such USD Borrower to the USD Revolving Lender under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each USD Borrower promises to pay interest on the unpaid principal amount of each USD Revolving Loan owing by such USD Borrower from the date of such USD Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the USD Revolving Lender, at the Administrative Agent's Office, in Dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This USD Revolving Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided in the Credit Agreement. USD Revolving Loans made by the USD Revolving Lender may be evidenced by one or more loan accounts or records maintained by the USD Revolving Lender in the ordinary course of business. The USD Revolving Lender may also attach schedules to this USD Revolving Note and endorse thereon the date, amount and maturity of its USD Revolving Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this USD Revolving Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non‑payment of this USD Revolving Note, all of which are hereby waived by the USD Borrowers, for themselves and their successors and assigns.

The obligations of each USD Borrower that is a Domestic Borrower under this USD Revolving Note are joint and several. The obligations of each USD Borrower that is a Foreign Borrower under this USD Revolving Note are several, and not joint and several. Under no circumstances shall any USD

Borrower that is a Foreign Borrower be liable for any obligation of a USD Borrower that is a Domestic Borrower under this USD Revolving Note.

THIS USD REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

DOMESTIC BORROWERS:            Euronet Worldwide, Inc.

By:
Name:
Title:

continental exchange solutions, inc.

By:
Name:
Title:

RIA Envia, Inc.

By:
Name:
Title:

FOREIGN BORROWERS:            EFT SErviceS Holdings BV

By:
Name:
Title:

Delta Euronet GmbH

By:
Name:
Title:

E-PAY Australia HOldings pty. ltd.

By:
Name:
Title:

e-Pay Holdings LTD

By:
Name:
Title:

RIA NETHERLANDS HOLDING B.V.

By:
Name:
Title:

Exhibit 2.13-2

FORM OF USD SWINGLINE NOTE
____________ __, 20__

FOR VALUE RECEIVED, each of the undersigned (the “USD Borrowers”), hereby promises to pay to BANK OF AMERICA, N.A., its successors or registered assigns (the “USD Swingline Lender”), the aggregate unpaid principal amount of all USD Swingline Loans owing by such USD Borrower to the USD Swingline Lender under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each USD Borrower promises to pay interest on the unpaid principal amount of each USD Swingline Loan owing by such USD Borrower from the date of such USD Swingline Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the USD Swingline Lender in Dollars immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This USD Swingline Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. USD Swingline Loans made by the USD Swingline Lender may be evidenced by one or more loan accounts or records maintained by the USD Swingline Lender in the ordinary course of business. The USD Swingline Lender may also attach schedules to this USD Swingline Note and endorse thereon the date, amount and maturity of its USD Swingline Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this USD Swingline Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non‑payment of this USD Swingline Note, all of which are hereby waived by the USD Borrowers, for themselves and their successors and assigns.

The obligations of each USD Borrower that is a Domestic Borrower under this USD Swingline Note are joint and several. The obligations of each USD Borrower that is a Foreign Borrower under this USD Swingline Note are several, and not joint and several. Under no circumstances shall any USD Borrower that is a Foreign Borrower be liable for any obligation of a USD Borrower that is a Domestic Borrower under this USD Swingline Note.

THIS USD SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

DOMESTIC BORROWERS:            Euronet Worldwide, Inc.

By:
Name:
Title:

continental exchange solutions, inc.

By:
Name:
Title:

RIA Envia, Inc.

By:
Name:
Title:

FOREIGN BORROWERS:            EFT SErviceS Holdings BV

By:
Name:
Title:

Delta Euronet GmbH

By:
Name:

Title:

E-PAY Australia HOldings pty. ltd.

By:
Name:
Title:

e-Pay Holdings LTD

By:
Name:
Title:

RIA NETHERLANDS HOLDING B.V.

By:
Name:
Title:

Exhibit 2.13-3

FORM OF EUROPEAN REVOLVING NOTE
____________ __, 20__

FOR VALUE RECEIVED, each of the undersigned (the “European Borrowers”), hereby promises to pay to _____________________, its successors or registered assigns (the “European Revolving Lender”), the European Revolving Lender's European Revolving Committed Amount, or if less, the aggregate unpaid principal amount of all European Revolving Loans owing by such European Borrower to the European Revolving Lender under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each European Borrower promises to pay interest on the unpaid principal amount of each European Revolving Loan owing by such European Borrower from the date of such European Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the European Revolving Lender, at the Administrative Agent's Office, in the applicable currency in Same Day Funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This European Revolving Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. European Revolving Loans made by the European Revolving Lender may be evidenced by one or more loan accounts or records maintained by the European Revolving Lender in the ordinary course of business. The European Revolving Lender may also attach schedules to this European Revolving Note and endorse thereon the date, amount and maturity of its European Revolving Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this European Revolving Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non‑payment of this European Revolving Note, all of which are hereby waived by the European Borrowers, for themselves and their successors and assigns.

The obligations of each European Borrower that is a Domestic Borrower under this European Revolving Note are joint and several. The obligations of each European Borrower that is a Foreign Borrower under this European Revolving Note are several, and not joint and several. Under no circumstances shall any European Borrower that is a Foreign Borrower be liable for any obligation of a European Borrower that is a Domestic Borrower under this European Revolving Note.

THIS EUROPEAN Revolving NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

DOMESTIC BORROWERS:            Euronet Worldwide, Inc.

By:
Name:
Title:

continental exchange solutions, inc.

By:
Name:
Title:

RIA Envia, Inc.

By:
Name:
Title:

FOREIGN BORROWERS:            EFT SErviceS Holdings BV

By:
Name:
Title:

Delta Euronet GmbH

By:
Name:
Title:

E-PAY Australia HOldings pty. ltd.

By:
Name:
Title:

e-Pay Holdings LTD

By:
Name:
Title:

RIA NETHERLANDS HOLDING B.V.

By:
Name:
Title:

Exhibit 2.13-4

FORM OF EUROPEAN SWINGLINE NOTE
____________ __, 20__

FOR VALUE RECEIVED, each of the undersigned (the “European Borrowers”), hereby promises to pay to BANK OF AMERICA, N.A., its successors or registered assigns (the “European Swingline Lender”), the aggregate unpaid principal amount of all European Swingline Loans owing by such European Borrower to the European Swingline Lender under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each European Borrower promises to pay interest on the unpaid principal amount of each European Swingline Loan owing by such European Borrower from the date of such European Swingline Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the European Swingline Lender in Dollars immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This European Swingline Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. European Swingline Loans made by the European Swingline Lender may be evidenced by one or more loan accounts or records maintained by the European Swingline Lender in the ordinary course of business. The European Swingline Lender may also attach schedules to this European Swingline Note and endorse thereon the date, amount and maturity of its European Swingline Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this European Swingline Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non‑payment of this European Swingline Note, all of which are hereby waived by the European Borrowers, for themselves and their successors and assigns.

The obligations of each European Borrower that is a Domestic Borrower under this European Swingline Note are joint and several. The obligations of each European Borrower that is a Foreign Borrower under this European Swingline Note are several, and not joint and several. Under no circumstances shall any European Borrower that is a Foreign Borrower be liable for any obligation of a European Borrower that is a Domestic Borrower under this European Swingline Note.

THIS EUROPEAN SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

DOMESTIC BORROWERS:            Euronet Worldwide, Inc.

By:
Name:
Title:

continental exchange solutions, inc.

By:
Name:
Title:

RIA Envia, Inc.

By:
Name:
Title:

FOREIGN BORROWERS:            EFT SErviceS Holdings BV

By:
Name:
Title:

Delta Euronet GmbH

By:
Name:
Title:

E-PAY Australia HOldings pty. ltd.

By:
Name:
Title:

e-Pay Holdings LTD

By:
Name:
Title:

RIA NETHERLANDS HOLDING B.V.

By:
Name:
Title:

Exhibit 2.13-5

FORM OF AUSTRALIAN REVOLVING NOTE

____________ __, 20__

FOR VALUE RECEIVED, each of the undersigned (the “Australian Borrowers”), hereby promise to pay to _____________________, its successors or registered assigns (the “Australian Revolving Lender”), the Australian Revolving Lender's Australian Revolving Committed Amount, or if less, the aggregate unpaid principal amount of all Australian Revolving Loans owing by such Australian Borrower to the Australian Revolving Lender under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Each Australian Borrower promises to pay interest on the unpaid principal amount of each Australian Revolving Loan owing by such Australian Borrower from the date of such Australian Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Australian Revolving Lender, at the Administrative Agent's Office, in the applicable currency in Same Day Funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This Australian Revolving Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Australian Revolving Loans made by the Australian Revolving Lender may be evidenced by one or more loan accounts or records maintained by the European Revolving Lender in the ordinary course of business. The Australian Revolving Lender may also attach schedules to this Australian Revolving Note and endorse thereon the date, amount and maturity of its Australian Revolving Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this Australian Revolving Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non‑payment of this Australian Revolving Note, all of which are hereby waived by the Australian Borrowers, for themselves and their successors and assigns.

The obligations of each Australian Borrower that is a Domestic Borrower under this Australian Revolving Note are joint and several. The obligations of each Australian Borrower that is a Foreign Borrower under this Australian Revolving Note are several, and not joint and several. Under no circumstances shall any Australian Borrower that is a Foreign Borrower be liable for any obligation of an Australian Borrower that is a Domestic Borrower under this Australian Revolving Note.

THIS AUSTRALIAN Revolving NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

DOMESTIC BORROWERS:            Euronet Worldwide, Inc.

By:
Name:
Title:

continental exchange solutions, inc.

By:
Name:
Title:

RIA Envia, Inc.

By:
Name:
Title:

FOREIGN BORROWERS:            EFT SErviceS Holdings BV

By:
Name:
Title:

Delta Euronet GmbH

By:
Name:
Title:

E-PAY Australia HOldings pty. ltd.

By:
Name:
Title:

e-Pay Holdings LTD

By:
Name:
Title:

RIA NETHERLANDS HOLDING B.V.

By:
Name:
Title:

Exhibit 2.13-6

FORM OF INDIA REVOLVING NOTE
____________ __, 20__

FOR VALUE RECEIVED, the undersigned (the “India Borrowers”), hereby promise to pay to _____________________, its successors or registered assigns (the “India Revolving Lender”), the India Revolving Lender's India Revolving Committed Amount, or if less, the aggregate unpaid principal amount of all India Revolving Loans owing to the India Revolving Lender under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The India Borrowers promise to pay interest on the unpaid principal amount of each India Revolving Loan from the date of such India Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the India Revolving Lender, at the Applicable Administrative Agent's Office, in Rupee in Same Day Funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This India Revolving Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. India Revolving Loans made by the India Revolving Lender may be evidenced by one or more loan accounts or records maintained by the India Revolving Lender in the ordinary course of business. The India Revolving Lender may also attach schedules to this India Revolving Note and endorse thereon the date, amount and maturity of its India Revolving Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this India Revolving Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non‑payment of this India Revolving Note, all of which are hereby waived by the India Borrower, for itself and its successors and assigns.

THIS India Revolving NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

India Borrower:                Euronet services India PVT LTD.

By:
Name:
Title:

Exhibit 2.13-7

FORM OF TERM LOAN A NOTE

____________ __, 20__

FOR VALUE RECEIVED, EFT Services Holdings B.V., a corporation organized and existing under the laws of the Netherlands (the “Term Loan A Borrower”), hereby promise to _____________________, its successors or registered assigns (the “Term Loan A Lender”) the aggregate unpaid principal amount of the Term Loan A made by the Term Loan A Lender under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Term Loan A Borrower promises to pay interest on the unpaid principal amount of the Term Loan A made by the Term Loan A Lender from the date of such Term Loan A until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term Loan A Lender, at the Administrative Agent's Office, in Dollars in immediately available funds. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This Term Loan A Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. The Term Loan A made by the Term Loan A Lender may be evidenced by one or more loan accounts or records maintained by the Term Loan A Lender in the ordinary course of business. The Term Loan A Lender may also attach schedules to this Term Loan A Note and endorse thereon the date, amount and maturity of its Term Loan A and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this Term Loan A Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non‑payment of this Term Loan A Note, all of which are hereby waived by the Term Loan A Borrower, for itself and its successors and assigns.

THIS Tranche B Term Loan NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

Borrower:                    EFT SERVICES HOLDINGS B.V., a corporation
organized and existing under the laws of the Netherlands

By:
Name:
Title:

Exhibit 2.14-1

Form OF Designated Borrower Request and Assumption Agreement

THIS Designated Borrower Request and Assumption Agreement (this “Agreement”) dated as of ______________ is by and between _____________________, a ___________________ (the “Applicant Borrower”), and Bank of America, N.A., in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation (the “Company”), and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Applicant Borrower has indicated its desire to become a Designated Borrower pursuant to Section 2.14 of the Credit Agreement. Accordingly, the Applicant Borrower hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

1.    Each of the Applicant Borrower and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Applicant Borrower is a Subsidiary of _________________.

2.    The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Applicant Borrower will be deemed to be a party to the Credit Agreement as a “Designated Borrower” and a Designated Borrower for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a [Domestic] [Foreign] [India] Borrower thereunder as if it has executed the Credit Agreement and the other Credit Documents. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including

(i) all of the representations and warranties of the Credit Parties set forth in Article VI of the Credit Agreement, and (ii) all of the affirmative and negative covenants set forth in Articles VII and VIII of the Credit Agreement.

3.    The Applicant Borrower requests a Designated Borrower Limit of [$][€] [£][Rs][A$]__________.

4.    The Applicant Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto.

5.    The Company confirms on behalf of the Borrowers that all of the Obligations under the Credit Agreement are, and upon the Applicant Borrower becoming a Designated Borrower shall continue to be, in full force and effect. The Company further confirms on behalf of the Borrowers that immediately upon the Applicant Borrower becoming a Designated Borrower, the term “[USD][India] Obligations,” as used in the Credit Agreement, shall include all [USD][India] Obligations of such Designated Borrower under the Credit Agreement and under each other Credit Document.

6.    The Applicant Borrower hereby agrees that upon becoming a Designated Borrower it will assume all of the [USD][India] Obligations of a [USD][India] Borrower as set forth in the Credit Agreement.

7.    The Company, on behalf of the Borrowers, and the Applicant Borrower agree that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver, or cause to be executed and delivered, such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

8.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

9.    This Agreement shall constitute a Credit Document under the Credit Agreement.

10.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]
IN WITNESS WHEREOF, the Applicant Borrower has caused this Agreement to be duly executed by its authorized officers. Following receipt of the consent of the Required [USD] [European] [India] Revolving Lenders, the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

APPLICANT BORROWER:            [Applicant Borrower],
a ___________ ____________

By:
Name:
Title:

COMPANY:                    Euronet Worldwide, Inc.

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit 2.14-2

FORM OF DESIGNATED BORROWER NOTICE

Date: ___________, _____

To:    The Borrowers (as defined below) and the [Australian] [USD] [European] [India] Revolving Lenders

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Administrative Agent hereby notifies Borrowers and the [Australian] [USD] [European] [India] Revolving Lenders that effective as of the date hereof _______________________ shall be a Designated Borrower and may receive [Australian] [USD] [European] [India] Revolving Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Credit Document under the Credit Agreement.

BANK OF AMERICA, N.A.,
as Administrative Agent

By: _________________________________
Name:
Title:

Exhibit 7.02(b)

FORM OF COMPLIANCE CERTIFICATE

[date]

Financial Statement Date:

To:    Bank of America, N.A., as Administrative Agent

Re:
Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Euronet Worldwide, Inc., a Delaware corporation, and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                              of Euronet Worldwide, Inc., a Delaware corporation ( “EWI”), and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of EWI, and that:

[Use following paragraph 1 for fiscal year‑end financial statements:]

[1.    [Attached hereto as Schedule 1 are the] [The] year‑end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of EWI ended as of the above date, together with the report and opinion of an independent certified public accountant of nationally recognized standing required by such section [have been electronically delivered to the Administrative Agent pursuant to the conditions set forth in Section 7.02 of the Credit Agreement].]

[Use following paragraph 1 for fiscal quarter‑end financial statements:]

[1.    [Attached hereto as Schedule 1 are the] [The] unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of EWI ended as of the above date [have been electronically delivered to the Administrative Agent pursuant to the conditions set forth in Section 7.02 of the Credit Agreement]. Such financial statements fairly present in all material respects the financial condition, results of income or operations, shareholders' equity and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to normal year‑end audit adjustments and the absence of footnotes.]

2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Consolidated Group during the accounting period covered by the attached financial statements.

3.    A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each of the Credit Parties performed and observed all of the covenants applicable to it under the Credit Documents, and

[select one:]

[to the best knowledge of the undersigned, no Default or Event of Default exists as of the date hereof.]

‑‑or‑‑

[the following is a list of each Default or Event of Default that exists as of the date hereof and its nature and the extent thereof and proposed actions with respect thereto: [DESCRIBE].]

4.    The representations and warranties of the Credit Parties contained in Article VI of the Credit Agreement, or that are contained in any document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.    The financial covenant and other covenant compliance analyses and information set forth on Schedule [1][2] attached hereto are true and accurate on and as of the date of this Compliance Certificate. The Borrowers are [not] in compliance with each of the financial covenants contained in Section 8.12 of the Credit Agreement.

[6.    Set forth below is a summary of all material changes in GAAP or in the consistent application thereof and material changes in accounting policies or financial reporting practices during the most recent fiscal quarter ending prior to the date hereof and a reconciliation between calculation of the financial covenants (and determination of the applicable pricing level under the definition of “Applicable Percentage”) before and after giving effect to such changes:]

Euronet Worldwide, Inc.,
a Delaware corporation

By:
Name:
Title:

[Schedule 1
to Compliance Certificate

FINANCIAL STATEMENTS AND RELATED DELIVERIES

(attached)]Schedule [1][2]
to Compliance Certificate

COVENANT CALCULATIONS

Exhibit 7.13

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of _________ __, 20__, is by and among Euronet Worldwide, Inc., a Delaware corporation (the “Company”), ______________, a _________ ________ (the “New Subsidiary”), and Bank of America, N.A., in its capacity as Administrative Agent and [Domestic] [Foreign] [India] Collateral Agent under that certain Amended and Restated Credit Agreement, dated as of August 18, 2011 (as amended, restated, increased, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company and certain other Subsidiaries and Affiliates, as Borrowers, certain Subsidiaries and Affiliates, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Pursuant to the terms and conditions of Section 7.13 of the Credit Agreement, the New Subsidiary is required to become a [Domestic][Foreign][India] Guarantor.

Accordingly, the New Subsidiary and the Company hereby agree with the Administrative Agent, for the benefit of the Lenders, as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a [Domestic] [Foreign] [India] Guarantor for all purposes of the Credit Agreement, and shall have all of the obligations of a [Domestic] [Foreign] [India] Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the [Domestic] [Foreign] [India] Guarantor contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby (i) [jointly and severally] [severally, and not jointly and severally] together with the other [Domestic] [Foreign] [India] Guarantor(s), guarantees to each holder of the [Obligations] [Foreign Obligations] [India Obligations], as provided in the applicable Guaranty, the prompt payment and performance of the [Obligations] [Foreign Obligations] [India Obligations] in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

[2.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the [Domestic] [Foreign] [India] Security Agreement, and shall have all the obligations of a [“Grantor”] (as such term is defined in the

[Domestic] [Foreign] [India] Security Agreement) thereunder as if it had executed the [Domestic] [Foreign] [India] Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the [Domestic] [Foreign] [India] Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the New Subsidiary hereby grants to the [Domestic] [Foreign] [India] Collateral Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the New Subsidiary in and to the [Collateral] (as such term is defined in Section __ of the [Domestic] [Foreign] [India] Security Agreement) of the New Subsidiary. The New Subsidiary hereby represents and warrants to the Administrative Agent and each Lender that:

(a)    The New Subsidiary's chief executive office and chief place of business are (and for the prior four (4) months have been) located at the locations set forth on Schedule 2(a) attached hereto and the New Subsidiary keeps its books and records at such locations.

(b)    The type of [Collateral] (as such term is defined in Section __ of the [Domestic] [Foreign] [India] Security Agreement) owned by the New Subsidiary owned by the New Subsidiary is as shown on Schedule 2(b) attached hereto.

(c)    The New Subsidiary's legal name is as shown in this Agreement and the New Subsidiary has not in the past four (4) months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 2(c) attached hereto.

(d)    The patents and trademarks listed on Schedule 2(d) attached hereto constitute all of the registrations and applications for the patents and trademarks owned by the New Subsidiary.]

[3.    To the extent required pursuant to Section 7.14 of the Credit Agreement, the New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the [Domestic] [Foreign] [India] Pledge Agreement, and shall have all the obligations of a “Pledgor” thereunder as if it had executed the [Domestic] [Foreign] [India] Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the [Domestic] [Foreign] [India] Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph [3], the New Subsidiary hereby pledges and assigns to the [Domestic] [Foreign] [India] Collateral Agent, for the benefit of the Lenders, and grants to the [Domestic] [Foreign] [India] Collateral Agent, for the benefit of the [USD] [Foreign] [India] Revolving Lenders, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to [Pledged Shares] (hereinafter, as such term is defined in Section __ of the [Domestic] [Foreign] [India] Pledge Agreement) listed on Schedule 3 attached hereto and the other [Pledged Collateral ] (hereinafter, as such term is defined in Section __ of the Pledge Agreement).]

[4.    _______________ hereby agrees that the [Pledged Shares] representing the applicable Borrower's ownership interest in the New Subsidiary and as set forth on Schedule 4 hereto shall be deemed to be part of the [Pledged Shares] within the meaning of the [Domestic] [Foreign] [India] Pledge Agreement, shall become part of the [Pledged Collateral] and shall secure all of the [Secured Obligations] (hereinafter, as defined in the [Domestic] [Foreign] [India] Pledge Agreement) as provided in the [Domestic] [Foreign] [India] Pledge Agreement. In furtherance of the foregoing, ______________ hereby grants, pledges and assigns to the [Domestic] [Foreign] [India] Collateral Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against, any and all right, title and interest of ____________ in and to such [Pledged Shares] and all other [Pledged Collateral] relating thereto to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the [Secured Obligations].]

5.    The address of the New Subsidiary for purposes of all notices and other communications is as follows:

[Address]

6.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Article IV of the Credit Agreement or any other Guaranty upon the execution of this Agreement by the New Subsidiary.

7.    This Agreement may be executed in counterparts (and by the different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

8.    This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]
IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officer, and the [Domestic] [Foreign] [India] Collateral Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

New Subsidiary:                [New subsidiary]
a ____________

By:
Name:
Title:

COMPANY:                    Euronet Worldwide, Inc.

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit 11.06

Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the [USD] [India] Letters of Credit, [the USD Swingline Loans] [and the European Swingline Loans] included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:    ______________________________

______________________________

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrower(s):    ______________________________

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Amended and Restated Credit Agreement, dated as of August 18, 2011, among Euronet Worldwide, Inc. and certain Subsidiaries and Affiliates, as Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

6.    Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned Fill in Australian Revolving Commitments, USD Revolving Commitments, Australian Revolving Commitments, India Revolving Commitments or Term Loan A, as applicable.
Aggregate
Amount of
Commitment/Loans
for all Lenders Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
				Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.	CUSIP Number

		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
[7.Trade Date:__________________] To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By: _____________________________
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By: _____________________________
Title:
[Consented to and] To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Name:
Title:

[BANK OF AMERICA, N.A., as
[USD] [European] [India] L/C Issuer and [USD] [European] [Other] Swingline Lender

By: _________________________________
Name:
Title:]

[EURONET WORLDWIDE, INC.

By: _________________________________
Name:
Title:]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and

Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.